     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1997

                                                      REGISTRATION NO. 333-27105
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------
                          CONCENTRA MANAGED CARE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                8093                               04-3363415
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                                312 UNION WHARF
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 367-2163
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------
                                DONALD J. LARSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CONCENTRA MANAGED CARE, INC.
                                312 UNION WHARF
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 367-2163
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------
                                   COPIES TO:

      JEFFREY A. CHAPMAN               RICHARD A. PARR II                  JAMES WESTRA
    Vinson & Elkins L.L.P.          Executive Vice President            Hutchins, Wheeler &
       2001 Ross Avenue                and General Counsel                   Dittmar,
          Suite 3700                    OccuSystems, Inc.           A Professional Corporation
      Dallas, Texas 75201          3010 LBJ Freeway, 6th Floor          101 Federal Street
        (214) 220-7700                 Dallas, Texas 75234          Boston, Massachusetts 02110
                                         (972) 484-2700                   (617) 951-6600

                           --------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------
                        CALCULATION OF REGISTRATION FEE


                                                                                  PROPOSED MAXIMUM
                           TITLE OF EACH CLASS OF                                    AGGREGATE                 AMOUNT OF
                        SECURITIES TO BE REGISTERED                                OFFERING PRICE           REGISTRATION FEE
Common Stock, $.01 par value per share (4)..................................    $852,312,419 (1)(2)             $258,277
6% Convertible Subordinated Notes due 2001..................................        $97,750,000                 $29,621
Common Stock, $.01 par value per share......................................            (5)                       (5)
Total.......................................................................        $950,062,419              $287,898 (3)


(1) Based upon the registrant's estimate of the maximum number of shares that may be issued in connection with the Mergers described herein. Pursuant to Rule 416(a), this Registration Statement covers such additional number of shares of Common Stock as may be issued after the Effective Time in connection with the antidilution provisions of stock options or stock appreciation rights, the underlying securities of which are being registered hereby.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(f). Based upon (a) the product of (i) the average of the high and low sales prices of shares of common stock, par value $.01 per share ("OccuSystems Common Stock"), of OccuSystems, Inc. ("OccuSystems") on May 8, 1997 ($21.94 per share), times (ii) 22,547,177, which represents the sum of (w) the number of shares of OccuSystems Common Stock outstanding on May 8, 1997, plus (x) the maximum number of shares of OccuSystems Common Stock that are issuable upon exercise of OccuSystems stock options outstanding on May 8, 1997, plus (a) the number of shares of OccuSystems Common Stock issuable upon conversion of the 6% Convertible Promissory Note dated October 1, 1993 issued by OccuSystems to John Anderson, D.O., plus (b) the product of the average of the high and low sales prices of shares of OccuSystems Common Stock on July 9, 1997 ($27.72 per share) times 22,500, which represents additional shares of OccuSystems Common Stock issued on July 1, 1997, plus (c) the product of (i) the average of the high and low sales prices of shares of common stock, par value $.01 per share ("CRA Common Stock"), of CRA Managed Care, Inc. ("CRA") on May 8, 1997 ($39.19 per share), times (ii) 9,109,560, which represents the sum of (x) the number of shares of CRA Common Stock outstanding on May 8, 1997, plus (y) the maximum number of shares of CRA Common Stock that are issuable upon exercise of CRA stock options outstanding on May 8, 1997.


(3) $279,969 of the Registration Fee was previously paid on May 14, 1997.

(4) This Registration Statement also covers certain associated common share purchase rights (the "Rights"). Until the occurrence of certain prescribed events, the Rights will not be exercisable, will be evidenced by the certificates for the Common Stock of the Registrant and will be transferred along with and only with such certificates. Thereafter, separate certificates will be issued representing one Right for each share of Common Stock of the Registrant, subject to adjustment for dilution.

(5) Such indeterminate number of shares as shall be issuable upon conversion of the 6% Convertible Subordinated Notes due 2001. No additional consideration will be received for such shares and therefore no registration fee is required pursuant to Rule 471(i).

                         ------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                                                                   July   , 1997


To the Stockholders of OccuSystems, Inc.:


    You are cordially invited to attend a Special Meeting of Stockholders (the "OccuSystems Meeting") of OccuSystems, Inc. ("OccuSystems"), to be held on
August   , 1997, at 10:00 a.m., Dallas time, at the Holiday Inn, 4441 Highway
114 and Esters Boulevard, Irving, Texas 75063.


    At the OccuSystems Meeting, you will be asked to approve the merger (the "OccuSystems Merger") of OccuSystems with and into Concentra Managed Care, Inc., a Delaware corporation ("Concentra"), in conjunction with the merger of CRA Merger Corp., a Massachusetts corporation and wholly-owned subsidiary of Concentra, with and into CRA Managed Care, Inc., a Massachusetts corporation ("CRA"), pursuant to an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement").

    Upon completion of these mergers:

    - Concentra will be the surviving corporation of the OccuSystems Merger and the separate corporate existence of OccuSystems will cease;

    - CRA will become a wholly-owned subsidiary of Concentra;

    - each outstanding share of OccuSystems Common Stock will be converted into one share of Concentra Common Stock; and

    - each outstanding share of CRA Common Stock (other than shares held by holders who have perfected appraisal rights) will be converted into 1.786 shares of Concentra Common Stock.

    If the mergers are approved, you will also be asked to approve the Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan (the "Concentra Incentive Plan") and the Concentra Managed Care, Inc. 1997 Employee Stock Purchase Plan (the "Concentra Employee Stock Purchase Plan" and, together with the Concentra Incentive Plan, the "Concentra Benefit Plans"). The mergers contemplated by the Reorganization Agreement are not conditioned on approval of the Concentra Incentive Plan or the Concentra Employee Stock Purchase Plan.

    A detailed description of the Reorganization Agreement, the proposed mergers of OccuSystems and CRA, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan is set forth in the accompanying Joint Proxy
Statement/Prospectus, which you should read carefully.

    After careful consideration, your Board of Directors has determined that the transactions contemplated by the Reorganization Agreement are in the best interests of the stockholders of OccuSystems. Accordingly, the Board has unanimously approved the Reorganization Agreement and the OccuSystems Merger and recommends that all OccuSystems stockholders vote for approval thereof. The Board of Directors has also unanimously approved the Concentra Benefit Plans and recommends that all OccuSystems stockholders vote for their approval.

    YOUR VOTE IS IMPORTANT. FAILURE TO VOTE OR TO RETURN YOUR PROXY CARD WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION AGREEMENT AND THE OCCUSYSTEMS MERGER. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE OCCUSYSTEMS MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, I URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

You may, of course, attend the OccuSystems Meeting and vote in person, even if you have previously returned your proxy card.

                                        Sincerely yours,

                                        John K. Carlyle
                                        CHAIRMAN OF THE BOARD
                                        AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                                     [LOGO]
                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST   , 1997

                            ------------------------


    A Special Meeting of Stockholders (the "OccuSystems Meeting") of OccuSystems, Inc., a Delaware corporation ("OccuSystems"), will be held starting at 10:00 a.m., Dallas time, on August , 1997, at the Holiday Inn, 4441 Highway 114 and Esters Boulevard, Irving, Texas 75063. Attendance at the OccuSystems Meeting will be limited to stockholders of record on July 16, 1997, or their proxies, beneficial owners having evidence of ownership on such date and invited guests of OccuSystems.


    The purposes of the OccuSystems Meeting are:

        1. To consider and vote upon a proposal (the "OccuSystems Proposal") to approve and adopt (i) an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement"), by and among OccuSystems, CRA Managed Care, Inc., a Massachusetts corporation ("CRA"), and Concentra Managed Care, Inc., a Delaware corporation ("Concentra"), and (ii) the merger of OccuSystems with and into Concentra pursuant to the Reorganization Agreement (the "OccuSystems Merger"). The Reorganization Agreement contemplates, among other things, that (a) OccuSystems will be merged with and into Concentra and a wholly-owned subsidiary of Concentra will be merged with and into CRA, resulting in CRA becoming a wholly-owned subsidiary of Concentra, (b) each outstanding share of common stock, par value $.01 per share ("OccuSystems Common Stock"), of OccuSystems will be converted into one share of common stock, par value $.01 per share ("Concentra Common Stock"), of Concentra, and (c) each outstanding share of common stock, par value $.01 per share, of CRA (other than shares held by holders who have perfected appraisal rights) will be converted into 1.786 shares of Concentra Common Stock.

        2. To consider and vote upon a proposal to approve the adoption of the Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan (the "Concentra Incentive Plan"), the terms of which are described in the accompanying Joint Proxy Statement/Prospectus. The full text of the Concentra Incentive Plan is included as Appendix G to the Joint Proxy Statement/Prospectus.

        3. To consider and vote upon a proposal to approve the adoption of the Concentra Managed Care, Inc. 1997 Employee Stock Purchase Plan (the "Concentra Employee Stock Purchase Plan"), the terms of which are described in the accompanying Joint Proxy Statement/Prospectus. The full text of the Concentra Employee Stock Purchase Plan is included as Appendix H to the Joint Proxy Statement/Prospectus.

        4. To transact such other business as may properly come before the OccuSystems Meeting or at any adjournments or postponements thereof.

    The terms of the OccuSystems Proposal, the Concentra Common Stock to be issued in connection therewith, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan are described in detail in the accompanying Joint Proxy Statement/Prospectus. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the OccuSystems Meeting. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the OccuSystems Meeting.

    In the event that there are not sufficient votes to approve the OccuSystems Proposal, the Concentra Incentive Plan or the Concentra Employee Stock Purchase Plan, it is expected that the OccuSystems Meeting will be postponed or adjourned in order to permit further solicitation of proxies by OccuSystems.


    Holders of record of shares of OccuSystems Common Stock at the close of business on July 16, 1997, the record date for the OccuSystems Meeting, are entitled to notice of and to vote at the OccuSystems Meeting or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of OccuSystems Common Stock is required to approve the OccuSystems Proposal. The affirmative vote of the holders of a majority of the total combined shares present and eligible to vote at the OccuSystems Meeting and a meeting of CRA stockholders (after giving effect to the exchange ratio to be applied in the Mergers) is required to approve the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan.


                                          By order of the Board of Directors
                                          Richard A. Parr II
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

Dallas, Texas


July   , 1997


                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE OCCUSYSTEMS MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. A RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF OCCUSYSTEMS AT 3010 LBJ FREEWAY, SUITE 400, DALLAS, TEXAS 75234, A SIGNED NOTICE OF REVOCATION OR A LATER DATED SIGNED PROXY CARD OR BY ATTENDING THE OCCUSYSTEMS MEETING AND VOTING IN PERSON.

          DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

                                     [Logo]


                                                                   July   , 1997


To the Stockholders of CRA Managed Care, Inc.:


    You are cordially invited to attend a Special Meeting of Stockholders (the
"CRA Meeting") of CRA Managed Care, Inc. ("CRA"), to be held on August   , 1997,
at 10:00 a.m., Boston time, at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110.


    At the CRA Meeting, you will be asked to approve the merger (the "CRA Merger") of CRA Merger Corp., a Massachusetts corporation ("CRA Merger Corp.") and a wholly-owned subsidiary of Concentra Managed Care, Inc., a Delaware corporation ("Concentra"), with and into CRA in conjunction with the merger of OccuSystems, Inc., a Delaware corporation ("OccuSystems"), with and into Concentra pursuant to an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement").

    Upon completion of these mergers:

    - CRA will become a wholly-owned subsidiary of Concentra;

    - Concentra will be the surviving corporation of the merger with OccuSystems and the separate corporate existence of OccuSystems will cease;

    - each outstanding share of CRA Common Stock (other than shares held by holders who have perfected appraisal rights) will be converted into 1.786 shares of Concentra Common Stock; and

    - each outstanding share of OccuSystems Common Stock will be converted into one share of Concentra Common Stock.

    If the mergers are approved, you will also be asked to approve the Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan (the "Concentra Incentive Plan") and the Concentra Managed Care, Inc. 1997 Employee Stock Purchase Plan (the "Concentra Employee Stock Purchase Plan" and, together with the Concentra Incentive Plan, the "Concentra Benefit Plans"). The mergers contemplated by the Reorganization Agreement are not conditioned on approval of the Concentra Incentive Plan or the Concentra Employee Stock Purchase Plan.

    A detailed description of the Reorganization Agreement, the proposed mergers of CRA and OccuSystems, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan is set forth in the accompanying Joint Proxy
Statement/Prospectus, which you should read carefully.

    After careful consideration, CRA's Board of Directors has determined that the transactions contemplated by the Reorganization Agreement are in the best interests of the stockholders of CRA. Accordingly, the Board has unanimously approved the Reorganization Agreement and the CRA Merger and recommends that all CRA stockholders vote for approval thereof. The Board of Directors also unanimously approved the Concentra Benefit Plans and recommends that all CRA stockholders vote for their approval.

    YOUR VOTE IS IMPORTANT. FAILURE TO VOTE OR TO RETURN YOUR PROXY CARD WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE CRA MERGER. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE CRA MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, I URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. You may, of course, attend the CRA Meeting and vote in person, even if you have previously returned your proxy card.

                                  Sincerely yours,

                                  Donald J. Larson

                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                                     [Logo]
                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST   , 1997

                            ------------------------


    A Special Meeting of Stockholders (the "CRA Meeting") of CRA Managed Care, Inc., a Massachusetts corporation ("CRA"), will be held starting at 10:00 a.m.,
Boston time, on       , 1997, at the offices of Hutchins, Wheeler & Dittmar, 101
Federal Street, Boston, Massachusetts 02110. Attendance at the CRA Meeting will be limited to stockholders of record on July 16, 1997, or their proxies, beneficial owners having evidence of ownership on such date and invited guests of CRA.


    The purposes of the CRA Meeting are:

        1. To consider and vote upon a proposal (the "CRA Proposal") to approve and adopt (i) an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement"), by and among CRA, OccuSystems, Inc., a Delaware corporation ("OccuSystems"), and Concentra Managed Care, Inc., a Delaware corporation ("Concentra"), (ii) the merger of a wholly-owned subsidiary of Concentra into CRA (the "CRA Merger") and (iii) the Agreement and Plan of Merger to be entered into by CRA and such subsidiary of Concentra in order to effect the CRA Merger. The Reorganization Agreement contemplates, among other things, that (a) OccuSystems will be merged with and into Concentra and a wholly-owned subsidiary of Concentra will be merged with and into CRA, resulting in CRA becoming a wholly-owned subsidiary of Concentra, (b) each outstanding share of common stock, par value $.01 per share, of OccuSystems will be converted into one share of common stock, par value $.01 per share ("Concentra Common Stock"), of Concentra, and (c) each outstanding share of common stock, par value $.01 per share, of CRA (other than shares held by holders who have perfected appraisal rights) will be converted into 1.786 shares of Concentra Common Stock.

        2. To consider and vote upon a proposal to approve the adoption of the Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan (the "Concentra Incentive Plan"), the terms of which are described in the accompanying Joint Proxy Statement/Prospectus. The full text of the Concentra Incentive Plan is included as Appendix G to the Joint Proxy Statement/Prospectus.

        3. To consider and vote upon a proposal to approve the adoption of the Concentra Managed Care, Inc. 1997 Employee Stock Purchase Plan (the "Concentra Employee Stock Purchase Plan"), the terms of which are described in the accompanying Joint Proxy Statement/Prospectus. The full text of the Concentra Employee Stock Purchase Plan is included as Appendix H to the Joint Proxy Statement/Prospectus.

        4. To transact such other business as may properly come before the CRA Meeting or at any adjournments or postponements thereof.

    The terms of the CRA Proposal, the Concentra Common Stock to be issued in connection therewith, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan are described in detail in the accompanying Joint Proxy Statement/Prospectus. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the CRA Meeting. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the CRA Meeting.

    In the event that there are not sufficient votes to approve the CRA Proposal, the Concentra Incentive Plan or the Concentra Employee Stock Purchase Plan, it is expected that the CRA Meeting will be postponed or adjourned in order to permit further solicitation of proxies by CRA.

    If the CRA Proposal is approved by the CRA stockholders at the CRA Meeting and the CRA Merger is effected by CRA, any stockholder (1) who files with the corporation, before the taking of the vote on the CRA Proposal, written objection to the proposed action stating that such stockholder intends to demand payment for such stockholder's shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from CRA, within twenty days after the date of mailing to such stockholder of notice in writing that the corporate action has become effective, payment for such stockholder's shares and an appraisal of the value thereof. CRA and any such stockholder shall in such case have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts.


    Holders of record of shares of CRA Common Stock at the close of business on July 16, 1997, the record date for the CRA Meeting, are entitled to notice of and to vote at the CRA Meeting or at any postponements or adjournments thereof. The affirmative vote of the holders of two-thirds of the outstanding shares of CRA Common Stock is required to approve the CRA Proposal. The affirmative vote of the holders of a majority of the total combined shares present and eligible to vote at the CRA Meeting and a meeting of OccuSystems stockholders (after giving effect to the exchange ratio to be applied in the Mergers) is required to approve the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan.


                                          By order of the Board of Directors

                                          James Westra
                                          Clerk


Boston, Massachusetts
July  , 1997


                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE CRA MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. A RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CLERK OF CRA AT 312 UNION WHARF, BOSTON, MASSACHUSETTS 02109, A SIGNED NOTICE OF REVOCATION OR A LATER DATED SIGNED PROXY CARD OR BY ATTENDING THE CRA MEETING AND VOTING IN PERSON.

          DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

OCCUSYSTEMS, INC.                                         CRA MANAGED CARE, INC.
                        JOINT PROXY STATEMENT/PROSPECTUS


                            FOR SPECIAL MEETINGS OF
                       STOCKHOLDERS OF OCCUSYSTEMS, INC.
                                      AND
                     STOCKHOLDERS OF CRA MANAGED CARE, INC.
                           TO BE HELD AUGUST   , 1997


                          CONCENTRA MANAGED CARE, INC.
                                   PROSPECTUS


    This Joint Proxy Statement/Prospectus is being furnished to holders of common stock of OccuSystems, Inc., a Delaware corporation ("OccuSystems"), in connection with the solicitation of proxies by the Board of Directors of OccuSystems (the "OccuSystems Board") for use at the special meeting of
stockholders of OccuSystems to be held on August   , 1997, or any adjournment or
postponement thereof (the "OccuSystems Meeting"), and to holders of common stock of CRA Managed Care, Inc. a Massachusetts corporation ("CRA"), in connection with the solicitation of proxies by the Board of Directors of CRA (the "CRA Board") for use at the special meeting of stockholders of CRA to be held on
August   , 1997, or any adjournment or postponement thereof (the "CRA Meeting"
and, together with the OccuSystems Meeting, the "Special Meetings").



    The OccuSystems Meeting has been called to consider and vote upon a proposal (the "OccuSystems Proposal") to approve and adopt (i) an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement"), by and among OccuSystems, CRA and Concentra Managed Care, Inc. ("Concentra"), a Delaware corporation formed by OccuSystems and CRA to consummate the Mergers (as hereinafter defined), and (ii) the merger of OccuSystems with and into Concentra pursuant to the Reorganization Agreement (the "OccuSystems Merger") resulting in the separate corporate existence of OccuSystems ceasing and each outstanding share of common stock, par value $.01 per share, of OccuSystems ("OccuSystems Common Stock") being converted into one share of common stock, par value $.01 per share, of Concentra ("Concentra Common Stock").


    The CRA Meeting has been called to consider and vote upon a proposal (the "CRA Proposal") to approve and adopt (i) the Reorganization Agreement, (ii) the merger of a wholly-owned subsidiary of Concentra with and into CRA pursuant to the Reorganization Agreement (the "CRA Merger" and, together with the OccuSystems Merger, the "Mergers") resulting in CRA becoming a wholly-owned subsidiary of Concentra and each outstanding share of common stock, par value $.01 per share, of CRA ("CRA Common Stock") being converting into 1.786 shares of Concentra Common Stock and (iii) the Agreement and Plan of Merger to be entered into to effect the CRA Merger (the "CRA Merger Agreement").


    Stockholders at the Special Meetings will also be asked to consider and vote upon separate proposals to approve the Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan (the "Concentra Incentive Plan") and the Concentra Managed Care, Inc. 1997 Employee Stock Purchase Plan (the "Concentra Employee Stock Purchase Plan" and, together with the Concentra Incentive Plan, the "Concentra Benefit Plans").



    This Joint Proxy Statement/Prospectus also serves as a prospectus of Concentra with respect to the registration under the Securities Act of 1933 (the
"Securities Act") of up to       shares of Concentra Common Stock that will be
issued to (i) the holders of outstanding shares of OccuSystems Common Stock upon consummation of the OccuSystems Merger and (ii) the holders of outstanding shares of CRA Common Stock, upon consummation of the CRA Merger. See "THE REORGANIZATION AGREEMENT -- Conversion of OccuSystems Common Stock" and "-- Conversion of CRA Common Stock."



    The OccuSystems Common Stock is listed for trading on the Nasdaq National Market under the symbol "OSYS" and OccuSystems' 6% Convertible Subordinated Notes due 2001 (the "OccuSystems Notes") are listed for trading on the Nasdaq SmallCap Market under the symbol "OSYSG." The CRA Common Stock is listed for trading on the Nasdaq National Market under the symbol "CRAA." Application has been made to list the Concentra Common Stock on the Nasdaq National Market under
the symbol "CCMC." On July   , 1997, the closing sales prices of the OccuSystems
Common Stock, the CRA Common Stock and the OccuSystems Notes were $    , $
and $    , respectively.


    SEE "RISK FACTORS AND CERTAIN CONSIDERATIONS" BEGINNING ON PAGE 18 OF THIS JOINT PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH YOUR DECISION ON WHETHER TO VOTE FOR THE MERGERS.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS
     HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
        UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


    This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the stockholders of OccuSystems and CRA on or about July
  , 1997.



      The date of this Joint Proxy Statement/Prospectus is July   , 1997.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
AVAILABLE INFORMATION..........................           3
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE....................................           4
SUMMARY........................................           5
  The Companies................................           5
  The Special Meetings.........................           5
  The Reorganization Agreement.................           6
  The Stock Option Agreements..................           9
  The Mergers..................................           9
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL
  INFORMATION..................................          13
COMPARATIVE PER SHARE DATA.....................          16
  Comparative Market Prices and Dividends......          16
  Quotation of Concentra Common Stock..........          17
RISK FACTORS AND CERTAIN CONSIDERATIONS........          18
  Concentra....................................          18
  OccuSystems..................................          20
  CRA..........................................          22
THE SPECIAL MEETINGS...........................          25
  Times and Places; Purposes...................          25
  Voting Rights, Votes Required for Approval...          25
  Proxies......................................          26
THE MERGERS....................................          29
  Background of the Mergers....................          29
  Recommendation of OccuSystems Board;
    OccuSystems' Reasons for the Mergers.......          32
  Recommendation of CRA Board; CRA's Reasons
    for the Mergers............................          34
  Opinions of Financial Advisors...............          36
  Interests of Certain Persons in the
    Mergers....................................          43
  Accounting Treatment.........................          45
  OccuSystems Notes............................          45
  Certain Federal Income Tax Consequences......          45
  Regulatory Approvals.........................          47
  Quotation of Concentra Common Stock..........          48
  Resale Restrictions..........................          48
  Dissenters' Rights...........................          49
THE REORGANIZATION AGREEMENT...................          49
  The Mergers..................................          49
  Conversion of OccuSystems Common Stock.......          50
  Conversion of CRA Common Stock...............          50
  Certain Representations and Warranties.......          51
  Certain Covenants............................          51
  Conditions to the Mergers....................          57
  Termination of the Reorganization
    Agreement..................................          57
  Termination Fees.............................          58
THE STOCK OPTION AGREEMENTS....................          58
  General......................................          58
  Certain Repurchases..........................          59
  Voting.......................................          59
  Limitation on Total Profit...................          59
  Standstill Provisions........................          60
  Restrictions on Transfer.....................          61
BUSINESS OF OCCUSYSTEMS........................          62
BUSINESS OF CRA................................          64
BUSINESS OF CONCENTRA..........................          65
  General......................................          65
  New Credit Facility..........................          65
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION..................................          66

                                                    PAGE
                                                    -----
CAPITALIZATION.................................          67
PRO FORMA FINANCIAL INFORMATION................          70
COMPARISON OF STOCKHOLDERS' RIGHTS.............          75
  Comparison of Stockholders' Rights with
    Respect to Concentra and OccuSystems.......          75
  Comparison of Stockholders' Rights with
    Respect to Concentra and CRA...............          75
DESCRIPTION OF CONCENTRA CAPITAL STOCK.........          79
  Authorized Capital Stock.....................          79
  Common Stock.................................          79
  Preferred Stock..............................          79
  Stockholder Rights Plan......................          80
  Convertible Subordinated Notes...............          82
  Transfer Agent and Registrar.................          82
  Certain Antitakeover Effects of Concentra
    Certificate, Concentra Bylaws and Delaware
    Law........................................          83
MANAGEMENT OF CONCENTRA........................          84
  Directors....................................          84
  Officers.....................................          86
  Compensation of Executive Officers...........          87
DESCRIPTION OF THE CONCENTRA 1997 LONG-TERM
  INCENTIVE PLAN...............................          88
  General......................................          88
  Awards.......................................          89
  Other Provisions.............................          90
  Tax Implications of Awards...................          91
DESCRIPTION OF THE CONCENTRA EMPLOYEE STOCK
  PURCHASE PLAN................................          93
  General......................................          93
  Offering Dates...............................          94
  Purchase Price...............................          94
  Purchase of Stock; Exercise of Option........          94
  Other Provisions.............................          95
  Federal Income Tax Consequences..............          95
SECURITY OWNERSHIP OF OCCUSYSTEMS, CRA AND
  CONCENTRA....................................          97
  OccuSystems..................................          97
  CRA..........................................          98
  Concentra....................................          99
LEGAL MATTERS..................................         100
EXPERTS........................................         100
FUTURE STOCKHOLDER PROPOSALS...................         100
The Reorganization Agreement....................  Appendix A
OccuSystems, Inc. Stock Option
  Agreement.....................................  Appendix B
CRA Managed Care, Inc. Stock Option
  Agreement.....................................  Appendix C
Opinion of Donaldson, Lufkin & Jenrette
  Securities Corporation........................  Appendix D
Opinion of Alex. Brown & Sons
  Incorporated..................................  Appendix E
The CRA Merger Agreement........................  Appendix F
The Concentra Incentive Plan....................  Appendix G
The Concentra Employee Stock
  Purchase Plan.................................  Appendix H
Sections 86 to 98 of Massachusetts Business
  Corporation Law...............................  Appendix I

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OCCUSYSTEMS OR CRA SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

    OccuSystems and CRA are each subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith each files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission that is located at http:// www.sec.gov. OccuSystems Common Stock and CRA Common Stock are quoted on The Nasdaq National Market and such material may also be inspected at the offices of The Nasdaq Stock Market, Inc., Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

    Concentra has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") relating to shares of Concentra Common Stock that are proposed to be issued in connection with the Mergers to holders of OccuSystems Common Stock and CRA Common Stock. See "THE REORGANIZATION AGREEMENT -- Conversion of OccuSystems Common Stock" and "-- Conversion of CRA Common Stock." This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement filed by Concentra with the Commission, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated into this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by OccuSystems with the Commission under the Exchange Act are incorporated herein by reference:

    (a) OccuSystems' Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "OccuSystems Form 10-K");

    (b) OccuSystems' Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (the "OccuSystems Form 10-Q"); and

    (c) OccuSystems' Current Report on Form 8-K dated April 21, 1997 (collectively with the OccuSystems Form 10-K and the OccuSystems Form 10-Q, the "OccuSystems Reports").

    The following documents previously filed by CRA with the Commission under the Exchange Act are incorporated herein by reference:

    (a) CRA's Annual Report on Form 10-K for the year ended December 31, 1996 (the "CRA Form 10-K");

    (b) CRA's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (the "CRA Form 10-Q"); and

    (c) CRA's Current Report on Form 8-K dated June 18, 1997 (collectively with the CRA Form 10-K and the CRA Form 10-Q, the "CRA Reports").

    All documents filed by OccuSystems or CRA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference into this Joint Proxy
Statement/Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this Joint Proxy
Statement/Prospectus shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as modified or superseded.

    All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to OccuSystems has been supplied by OccuSystems and all such information relating to CRA has been supplied by CRA.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO OCCUSYSTEMS, FROM OCCUSYSTEMS, 3010 LBJ FREEWAY, SUITE 400, DALLAS, TEXAS 75234, ATTENTION: RICHARD A. PARR II, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL; TELEPHONE NUMBER (972) 484-2700, AND IN THE CASE OF DOCUMENTS RELATING TO CRA, FROM CRA, 312 UNION WHARF, BOSTON, MASSACHUSETTS 02109, ATTENTION: JEFFREY R. LUBER, SENIOR COUNSEL; TELEPHONE NUMBER (617) 367-2163. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR
TO THE SPECIAL MEETINGS, ANY SUCH REQUEST SHOULD BE MADE BY            , 1997.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS INTENDED ONLY TO HIGHLIGHT CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE OR OTHERWISE REFERRED TO HEREIN. STOCKHOLDERS OF OCCUSYSTEMS AND CRA ARE URGED TO REVIEW THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY, INCLUDING THE APPENDICES HERETO AND SUCH OTHER DOCUMENTS REFERRED TO HEREIN.

THE COMPANIES

    OCCUSYSTEMS. OccuSystems is the nation's largest physician practice management company focusing on occupational healthcare. OccuSystems currently manages the practices of 215 physicians in OccuSystems' 120 occupational healthcare centers located in 32 markets in 16 states. OccuSystems provides the management, facilities, administrative and technical support, case management, physical therapy services and other ancillary services necessary to establish and maintain a fully integrated network of occupational healthcare providers. OccuSystems believes that this network of physicians and facilities combined with OccuSystems' management expertise and cost containment programs provide significant advantages to patients, employers, physicians and payors in reducing the overall costs associated with occupational healthcare. Since December 1, 1991, OccuSystems has acquired the assets of 113 physician practices and developed 28 physician practices. OccuSystems' executive offices are located at 3010 LBJ Freeway, Suite 400, Dallas, Texas 75234 and its telephone number is
(972) 484-2700. See "BUSINESS OF OCCUSYSTEMS."

    CRA. CRA provides field case management and specialized cost containment services designed to reduce workers' compensation costs. CRA operates one of the largest field case management organizations in North America, consisting of 119 field case management offices with approximately 1,200 field case managers who provide medical management and return to work services in 49 states, the District of Columbia and Canada. CRA also provides a broad range of higher margin specialized cost containment services from 78 service locations, including utilization management, specialized preferred provider organization ("PPO") network management, telephonic case management and retrospective medical bill review services, that are designed to reduce costs associated with work-related injuries and automobile accident-related injuries. Revenues from specialized cost containment services comprised approximately 33.8% of revenues for 1996, up from approximately 27.1% for 1995. CRA markets its services to workers' compensation insurers, third-party administrators ("TPAs"), self-insured employers and payors of automobile accident medical claims through a direct sales and marketing organization consisting of over 150 dedicated personnel. CRA currently has over 1,250 customers nationwide. CRA's executive offices are located at 312 Union Wharf, Boston, Massachusetts 02109 and its telephone number is (617) 367-2163. See "BUSINESS OF CRA."

    CONCENTRA. Concentra, a Delaware corporation, was formed by OccuSystems and CRA to consummate the Mergers and has not conducted any substantial business activities to date. As a result of the Mergers, OccuSystems will be merged into Concentra and CRA will become a wholly-owned subsidiary of Concentra. Accordingly, the business of Concentra will be the business currently conducted by OccuSystems and CRA. The mailing address of Concentra's principal executive office is 312 Union Wharf, Boston, Massachusetts 02109 and its telephone number is (617) 367-2163. See "BUSINESS OF CONCENTRA."

THE SPECIAL MEETINGS


    OCCUSYSTEMS.  The OccuSystems Meeting will be held at the Holiday Inn, 4441
Highway 114 and Esters Boulevard, Irving, Texas 75063 on August   , 1997,
starting at 10:00 a.m., local time. See "THE SPECIAL MEETINGS." At the OccuSystems Meeting, holders of OccuSystems Common Stock will be asked to approve and adopt the OccuSystems Proposal, the Concentra Incentive Plan and the Concentra

Employee Stock Purchase Plan. The Reorganization Agreement, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan are included herewith as Appendices A, G and H, respectively. See "THE MERGERS," "THE REORGANIZATION AGREEMENT," "DESCRIPTION OF THE CONCENTRA 1997 LONG-TERM INCENTIVE PLAN," and "DESCRIPTION OF THE CONCENTRA EMPLOYEE STOCK PURCHASE PLAN."


    Holders of record of OccuSystems Common Stock at the close of business on July 16, 1997 (the "OccuSystems Record Date") have the right to receive notice of and to vote at the OccuSystems Meeting. On July 16, 1997, there were shares of OccuSystems Common Stock outstanding and entitled to vote. Each share of OccuSystems Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the OccuSystems Meeting. Under the Delaware General Corporation Law (the "DGCL"), the affirmative vote of the holders of a majority of the outstanding shares of OccuSystems Common Stock is required to approve and adopt the OccuSystems Proposal. The affirmative vote of the holders of a majority of total combined shares present and eligible to vote at the OccuSystems Meeting and the CRA Meeting (after giving effect to the Exchange Ratio to be applied in the Mergers) is required to approve the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan.



    As of May 31, 1997, directors and executive officers of OccuSystems as a group beneficially owned 870,687 shares of OccuSystems Common Stock, or approximately 4.0% of those shares outstanding as of such date and, including shares issuable upon exercise of options that will vest at the Effective Time as a result of the Mergers, such persons beneficially owned 1,257,762 shares or approximately 5.8% of those shares outstanding as of such date.



    CRA.  The CRA Meeting will be held at the offices of Hutchins, Wheeler &
Dittmar, 101 Federal Street, Boston, Massachusetts 02110, on August   , 1997,
starting at 10:00 a.m., local time. See "THE SPECIAL MEETINGS." At the CRA Meeting, holders of CRA Common Stock will be asked to approve and adopt the CRA Proposal, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan. The Reorganization Agreement, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan are included herewith as Appendices A, G and H, respectively. See "THE MERGERS," "THE REORGANIZATION AGREEMENT," "DESCRIPTION OF THE CONCENTRA 1997 LONG-TERM INCENTIVE PLAN" and "DESCRIPTION OF THE CONCENTRA EMPLOYEE STOCK PURCHASE PLAN."



    Holders of record of CRA Common Stock at the close of business on July 16, 1997 (the "CRA Record Date") have the right to receive notice of and to vote at
the CRA Meeting. On July 16, 1997, there were       shares of CRA Common Stock
outstanding and entitled to vote. Each share of CRA Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the CRA Meeting. Under the Massachusetts Business Corporation Law (the "MBCL"), the affirmative vote of the holders of two-thirds of the outstanding shares of CRA Common Stock is required to approve and adopt the CRA Proposal. The affirmative vote of the holders of a majority of total combined shares present and eligible to vote at the CRA Meeting and the OccuSystems Meeting (after giving effect to the Exchange Ratio to be applied in the Mergers) is required to approve the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan.



    As of May 31, 1997, directors and executive officers of CRA as a group beneficially owned 1,447,347 shares of CRA Common Stock, or approximately 16.1% of those shares outstanding as of such date.


THE REORGANIZATION AGREEMENT

    GENERAL. The Reorganization Agreement provides, among other things, for the merger of OccuSystems into Concentra, with Concentra being the surviving corporation in the OccuSystems Merger, and the merger of a wholly-owned subsidiary of Concentra with and into CRA, with CRA being the surviving corporation in the CRA Merger and becoming a wholly-owned subsidiary of Concentra.

    CONVERSION OF OCCUSYSTEMS COMMON STOCK. Upon consummation of the OccuSystems Merger, each outstanding share of OccuSystems Common Stock will be converted into one share of Concentra Common Stock (the "OccuSystems Ratio"). Each share of OccuSystems Common Stock which is held in the treasury of OccuSystems ("OccuSystems Treasury Stock") will be canceled and cease to exist. In addition, Concentra will assume in the OccuSystems Merger an aggregate of $97,750,000 in principal amount of OccuSystems Notes, which will be convertible into 3,291,243 shares of Concentra Common Stock at an initial conversion price of $29.70 per share (equivalent to a conversion rate of 33.67 shares per $1,000 principal amount of OccuSystems Notes), subject to adjustment upon the occurrence of certain events (the "Concentra Notes"). See "THE REORGANIZATION AGREEMENT -- Conversion of OccuSystems Common Stock." For a description of the Concentra Common Stock, see "DESCRIPTION OF CONCENTRA CAPITAL STOCK." For a summary of the principal differences between the rights of holders of Concentra Common Stock and OccuSystems Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS -- Comparison of Stockholders' Rights with Respect to Concentra and OccuSystems."


    CONVERSION OF CRA COMMON STOCK. Upon consummation of the CRA Merger, each outstanding share of CRA Common Stock, other than shares held by holders who have perfected appraisal rights ("Dissenting Shares"), will be converted into the right to receive 1.786 shares of Concentra Common Stock (the "CRA Ratio"). See "THE REORGANIZATION AGREEMENT -- Conversion of CRA Common Stock." For a description of the Concentra Common Stock, see "DESCRIPTION OF CONCENTRA COMMON STOCK." For a summary of the principal differences between the rights of holders of Concentra Common Stock and CRA Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS -- Comparison of Stockholders' Rights with Respect to Concentra and CRA."

    FRACTIONAL SHARES. No fractional shares of Concentra Common Stock will be issued to any stockholder of OccuSystems or CRA upon consummation of the Mergers. For each fractional share that would otherwise be issued, Concentra will pay by check an amount equal to a pro rata portion of the net proceeds of the sale by ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") of shares of Concentra Common Stock, representing the aggregate of all such fractional shares and the aggregate dividends or other distributions that are payable with respect to such shares of Concentra Common Stock. Such sales will be executed by the Exchange Agent as soon as practicable after the effective time of the Mergers (the "Effective Time") at then prevailing prices on the Nasdaq National Market.

    CONDITIONS TO THE MERGERS. The obligations of OccuSystems and CRA to consummate the Mergers are subject to the fulfillment of various conditions, including, among others, (i) approval of the OccuSystems Proposal and the CRA Proposal by the stockholders of OccuSystems and CRA, respectively, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the absence of any injunction or other order preventing or making the Mergers illegal, (iv) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated by the Commission, (v) receipt of all required consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body and (vi) approval of quotation of the Concentra Common Stock on the Nasdaq National Market, subject only to official notice of issuance. See "THE REORGANIZATION AGREEMENT -- Conditions to the Mergers."

    The obligation of OccuSystems to consummate the OccuSystems Merger is subject to the satisfaction of certain additional conditions, including (i) the performance by CRA of its obligations under the Reorganization Agreement and the continued accuracy of the representations and warranties of CRA at the Closing Date (as hereinafter defined) (subject to certain materiality exceptions), (ii) the receipt by OccuSystems and Concentra of a satisfactory opinion of its special counsel that the OccuSystems Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that OccuSystems will not recognize any gain or loss in the OccuSystems Merger, (iii) no material adverse change in the financial condition, business or operations of

CRA, (iv) holders of not more than five percent of CRA Common Stock having perfected appraisal rights, (v) receipt of an opinion dated as of the Closing Date from OccuSystems' auditors that the Mergers would be properly accounted for as a pooling-of-interests and (vi) that the fairness opinion of OccuSystems' financial advisor shall not have been withdrawn or materially modified by such financial advisor in a manner adverse to OccuSystems' stockholders.

    The obligation of CRA to consummate the CRA Merger is subject to the satisfaction of certain additional conditions, including (i) the performance by OccuSystems of its obligations under the Reorganization Agreement and the continued accuracy of the representations and warranties of OccuSystems at the Closing Date (subject to certain materiality exceptions), (ii) the receipt by CRA of a satisfactory opinion of its special counsel that the CRA Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and/or the transfer of property governed by Section 351 of the Code, (iii) the receipt by OccuSystems and Concentra of the tax opinion described in the preceding paragraph, (iv) no material adverse change in the financial condition, business or operations of OccuSystems, (v) receipt of an opinion dated as of the Closing Date from CRA's auditors that the Mergers would be properly accounted for as a pooling-of-interests and (vi) that the fairness opinion of CRA's financial advisor shall not have been withdrawn or materially modified by such financial advisor in a manner adverse to CRA's stockholders.


    The Reorganization Agreement may be amended at any time before or after stockholder approval. Either OccuSystems or CRA may extend the time for performance of any of the obligations of the other party or waive compliance with any of the agreements or conditions contained in the Reorganization Agreement. Neither OccuSystems nor CRA currently has any intention to allow for such extention or make any such waiver. In the event of any material change, including any material waiver of a condition to the consummation of the Mergers by any party, the Reorganization Agreement will be amended and stockholder approval will be obtained.


    TERMINATION OF THE REORGANIZATION AGREEMENT. The Reorganization Agreement is subject to termination at the option of either OccuSystems or CRA if the Mergers are not consummated on or before October 31, 1997; prior to such time, by the mutual consent of OccuSystems and CRA; or upon the occurrence of certain events. The Reorganization Agreement may be terminated by CRA, at any time prior to the Effective Time, if (i) in the exercise of its fiduciary duties to its stockholders, the CRA Board determines that such termination is required by reason of a CRA Alternative Proposal (as hereinafter defined) being made, (ii) there has been a breach by OccuSystems of any representation or warranty in the Reorganization Agreement which would have, or which would be reasonably likely to have, a material adverse effect on OccuSystems, (iii) there has been a material breach by OccuSystems of any of its covenants or agreements in the Reorganization Agreement which is not curable or, if curable, is not cured within 30 days after written notice of the breach, or (iv) the OccuSystems Board shall have withdrawn or modified, in a manner materially adverse to CRA, its approval or recommendation of the Reorganization Agreement or the Mergers. OccuSystems may terminate the Reorganization Agreement, at any time prior to the Effective Time, if (i) in the exercise of its fiduciary duties to its stockholders, the OccuSystems Board determines that such termination is required by reason of an OccuSystems Alternative Proposal (as hereinafter defined) being made, (ii) there has been a breach by CRA of any representation or warranty in the Reorganization Agreement which would have, or which would be reasonably likely to have, a material adverse effect on CRA, (iii) there has been a material breach by CRA of any of its covenants or agreements in the Reorganization Agreement which is not curable or not cured within 30 days of written notice of the breach, or (iv) the CRA Board shall have withdrawn or modified in a manner materially adverse to OccuSystems its approval or recommendation of the Reorganization Agreement or the Mergers. See "THE REORGANIZATION AGREEMENT -- Termination of the Reorganization Agreement."

    TERMINATION FEES. If a CRA Alternative Proposal is made and thereafter the Reorganization Agreement is terminated (i) by action of the CRA Board in the exercise of its fiduciary duties by reason of such CRA Alternative Proposal or
(ii) by action of OccuSystems if the CRA Board has withdrawn or modified in a manner materially adverse to OccuSystems its approval or recommendation of the Reorganization Agreement or the Mergers, then CRA must pay OccuSystems a termination fee of $10 million. If an OccuSystems Alternative Proposal is made and thereafter the Reorganization Agreement is terminated (i) by action of the OccuSystems Board in the exercise of its fiduciary duties by reason of such OccuSystems Alternative Proposal or (ii) by action of the CRA Board if the OccuSystems Board has withdrawn or modified in a manner materially adverse to CRA its approval or recommendation of the Reorganization Agreement or the Mergers, then OccuSystems must pay CRA a termination fee of $10 million. See "THE REORGANIZATION AGREEMENT -- Termination Fees."

THE STOCK OPTION AGREEMENTS

    Pursuant to (i) the OccuSystems, Inc. Stock Option Agreement dated as of April 21, 1997 (the "OccuSystems Stock Option Agreement"), by and between OccuSystems and CRA, and (ii) the CRA Managed Care, Inc. Stock Option Agreement dated as of April 21, 1997 (the "CRA Stock Option Agreement" and, together with the OccuSystems Stock Option Agreement, the "Stock Option Agreements"), by and between CRA and OccuSystems, OccuSystems has granted to CRA the right (the "CRA Option"), and CRA has granted to OccuSystems the right (the "OccuSystems Option" and, together with the CRA Option, the "Options"), to purchase, upon the occurrence of an event that requires the corporation issuing the option (the "Issuer") to pay a termination fee as described in the previous paragraph, up to ten percent of the authorized and outstanding shares of the common stock of the Issuer as of March 31, 1997, at a price of $21.21 per share for OccuSystems Common Stock and $37.875 per share for CRA Common Stock. In addition, the Stock Option Agreements provide that the holder of an Option has the right to require the Issuer to repurchase from the holder of the Option at any time the Option is exercisable (i) all or any portion of the Option at a price equal to the difference between the Market Price (as hereinafter defined) and the exercise price of the Option, and (ii) any shares purchased pursuant to the Option. The Stock Options also provide that neither OccuSystems' nor CRA's Total Profit (as hereinafter defined) from the Option Agreements and the termination fees discussed above shall exceed $15 million. Further, the Stock Option Agreements contain certain standstill provisions and provide that any shares acquired must be voted for and against each matter subject to stockholder vote in the same proportion as the other stockholders of the Issuer voted for and against such matter. See "THE STOCK OPTION AGREEMENTS." Copies of the Stock Option Agreements are attached hereto as Appendices B and C.

THE MERGERS

    OWNERSHIP OF CONCENTRA AFTER THE MERGERS. Immediately following the Mergers, assuming that no CRA stockholders exercise dissenters rights of appraisal under the MBCL, (i) the former holders of OccuSystems Common Stock will collectively hold approximately 57.3% of the issued and outstanding shares of Concentra Common Stock and (ii) the former holders of CRA Common Stock will collectively hold approximately 42.7% of the issued and outstanding shares of Concentra Common Stock.


    RECOMMENDATION OF OCCUSYSTEMS BOARD; OCCUSYSTEMS' REASONS FOR THE
MERGERS. The OccuSystems Board, by unanimous vote, has determined that the Mergers are in the best interests of the holders of OccuSystems Common Stock and recommends that holders of OccuSystems Common Stock vote in favor of the OccuSystems Proposal. The decision of the OccuSystems Board to enter into the Reorganization Agreement and to recommend that stockholders vote in favor of the OccuSystems Proposal is based upon its evaluation of a number of factors, including those risks and potential disadvantages of the Mergers relating to the stockholders and affiliates of OccuSystems described under the heading "RISK FACTORS AND CERTAIN CONSIDERATIONS." See "THE MERGERS -- Recommendation of OccuSystems Board; OccuSystems' Reasons for the Mergers" and "-- Opinions of Financial Advisors -- Opinion of OccuSystems' Financial Advisor."


    RECOMMENDATION OF CRA BOARD; CRA'S REASONS FOR THE MERGERS. The CRA Board, by unanimous vote, has determined that the Mergers are in the best interests of the holders of CRA Common Stock and recommends that holders of CRA Common Stock vote in favor of the CRA Proposal. The decision of the CRA Board to enter into the Reorganization Agreement and to recommend that stockholders vote in favor of the CRA Proposal is based on its evaluation of a number of factors, including those risks and potential disadvantages of the Mergers relating to the stockholders and affiliates of CRA described under the heading "RISK FACTORS AND CERTAIN CONSIDERATIONS." See "THE MERGERS -- Recommendation of CRA Board; CRA's Reasons for the Mergers" and "-- Opinions of Financial Advisors -- Opinion of CRA's Financial Advisor."



    INTEREST OF CERTAIN PERSONS IN THE MERGERS; MANAGEMENT OF CONCENTRA AFTER THE MERGERS. Certain members of the management of OccuSystems and CRA and the OccuSystems Board and the CRA Board have certain interests in the Mergers that are different from, or in addition to, the interests of stockholders of OccuSystems and CRA generally. Pursuant to the Reorganization Agreement, OccuSystems and CRA will designate the directors and officers of Concentra. It is anticipated that John K. Carlyle, Robert W. O'Leary, Robert A. Ortenzio and Paul B. Queally, currently directors of OccuSystems, and Donald J. Larson, Lois
E. Silverman, George H. Conrades and Mitchell T. Rabkin, M.D., currently directors of CRA, will become directors of Concentra. These directors will all be Continuing Directors for purposes of the Indenture (as hereinafter defined) relating to OccuSystems Notes. Certain executive officers of OccuSystems and CRA will become executive officers of Concentra. The following executive officers and directors of OccuSystems will benefit from the acceleration as a result of the Mergers of unvested options to purchase in the aggregate 387,075 shares of OccuSystems Common Stock: John K. Carlyle, Thomas Fogarty, M.D., James M. Greenwood, Richard A, Parr II, Richard D. Rehm, M.D. and Daniel J. Thomas. In addition, Richard D. Rehm, M.D., an OccuSystems director, will receive a one-time cash payment of $75,000 in satisfaction of an existing employment agreement with OccuSystems and Lois E. Silverman, a CRA director, will receive a one-time cash payment of $300,000 in satisfaction of an existing employment agreement with CRA. See "THE MERGERS -- Interests of Certain Persons in the Mergers."


    REGULATORY APPROVALS. The Mergers are subject to the requirements of the HSR Act and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the requisite waiting period has expired or is terminated. The waiting period under the HSR Act expired for OccuSystems and CRA on May 28, 1997, however, the waiting period has not expired for certain filings made by Donald J. Larson and Lois E. Silverman. Other than such filings by Mr. Larson and Ms. Silverman and compliance with applicable securities laws, neither OccuSystems nor CRA is aware of any other governmental or regulatory approval required for consummation of the Mergers. See "THE MERGERS -- Regulatory Approvals."

    ACCOUNTING TREATMENT. OccuSystems and CRA have received a "pooling letter" from Arthur Andersen LLP, their independent public accountants, dated April 21, 1997, to the effect that the Mergers will be treated as a pooling of interests for accounting purposes. See "THE MERGERS -- Accounting Treatment" and "THE REORGANIZATION AGREEMENT -- Conditions to the Mergers."

    OPINIONS OF FINANCIAL ADVISORS. OCCUSYSTEMS. On April 16, 1997, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") made a presentation to the OccuSystems Board (subsequently confirmed in writing in an opinion dated April 21, 1997) to the effect that, as of the date of such opinion, and based on and subject to, the assumptions, limitations and qualifications set forth in such opinions, the quotient of the OccuSystems Ratio and the CRA Ratio (the "Exchange Ratio") is fair to the holders of OccuSystems Common Stock from a financial point of view. The full text of the written opinion of DLJ, dated April 21, 1997, which sets forth assumptions made, factors considered and limitations on the review undertaken by DLJ, is included as Appendix D to this Joint Proxy Statement/Prospectus. OccuSystems stockholders are urged to read such opinion carefully in its entirety. The opinion of DLJ is directed to the OccuSystems Board, addresses only the Exchange Ratio from a financial point of view, and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the OccuSystems Meeting. See "THE MERGERS -- Opinions of Financial Advisors -- Opinion of OccuSystems' Financial Advisor."

    CRA. On April 21, 1997, Alex. Brown & Sons Incorporated ("Alex. Brown"), financial advisor to CRA, rendered to the CRA Board an opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair to the holders of CRA Common Stock from a financial point of view. The full text of the written opinion of Alex. Brown dated as of April 21, 1997, which sets forth assumptions made, factors considered and limitations on the review undertaken by Alex. Brown, is included as Appendix E to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. The opinion of Alex. Brown is directed to the CRA Board of Directors, addresses only the fairness of the Exchange Ratio from a financial point of view, and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the CRA Meeting. See "THE MERGERS -- Opinions of Financial Advisors -- Opinion of CRA's Financial Advisor."


    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. It is a condition to OccuSystems' and CRA's obligations to consummate the Mergers that OccuSystems and Concentra receive an opinion from Vinson & Elkins L.L.P., special counsel to OccuSystems and Concentra, based upon reasonably requested representation letters, that the OccuSystems Merger will be treated as a reorganization described in Section 368(a) of the Code and that OccuSystems will not recognize any gain or loss in the OccuSystems Merger. It is a condition to CRA's obligation to consummate the CRA Merger that CRA receive an opinion from Hutchins, Wheeler & Dittmar, a Professional Corporation, special counsel to CRA, based upon reasonably requested representation letters, that the CRA Merger will be treated as a reorganization described in Section 368(a) of the Code and/or a transfer of property under Section 351 of the Code. Based on an opinion rendered to CRA by Hutchins, Wheeler & Dittmar, a Professional Corporation, and an opinion rendered to OccuSystems by Vinson & Elkins, L.L.P., no gain or loss generally will be recognized by a holder of CRA Common Stock or OccuSystems Common Stock who exchanges such stock solely for Concentra Common Stock pursuant to the Mergers. Holders of CRA Common Stock may recognize gain or loss by reason of cash received in lieu of fractional shares or by reason of exercising dissenters' rights of appraisal. See "THE MERGERS -- Certain Federal Income Tax Consequences" for a summary of such opinions.


    DISSENTERS' RIGHTS. Holders of OccuSystems Common Stock are not entitled to dissenters' or appraisal rights in connection with the OccuSystems Merger. Holders of CRA Common Stock (i) who file with CRA before the taking of the vote of the stockholders on the CRA Proposal, written objection to the proposed action stating that such holder intends to demand payment for such holder's shares if the action is taken and (ii) whose shares are not voted in favor of the proposed action, and who have otherwise properly complied with Section 86 of the MBCL, will be entitled to dissenters' rights. See "THE MERGERS -- Dissenters' Rights."

    STOCK-BASED COMPENSATION PLANS. If the Mergers and the Concentra Incentive Plan are approved by the stockholders of OccuSystems and CRA, no additional awards will be granted under any stock-based compensation plan of OccuSystems or CRA. Pursuant to the terms of the Reorganization Agreement, Concentra will assume all outstanding stock options of OccuSystems and CRA upon consummation of the Mergers. In addition, certain options to purchase shares of OccuSystems Common Stock held by certain officers and directors of OccuSystems will vest and become immediately exercisable as of the Effective Time. See "THE MERGERS -- Interests of Certain Persons in the Mergers."

    STOCKHOLDERS' RIGHTS. The rights applicable to holders of Concentra Common Stock under Concentra's Certificate of Incorporation and Bylaws will differ in certain respects from the rights currently applicable to holders of CRA Common Stock and OccuSystems Common Stock. See "COMPARISON OF STOCKHOLDERS' RIGHTS."

    RISK FACTORS. In evaluating the Mergers, stockholders of OccuSystems and CRA should take into account certain risk factors relating to the Mergers, Concentra, OccuSystems, CRA and their respective business, including the risk factors discussed below:



    - forward-looking statements are contained in this Joint Proxy Statement/Prospectus and, although OccuSystems, CRA and Concentra believe that they are based on reasonable assumptions, no assurances can be given that actual results will not differ from such forward-looking statements;


    - the merger consideration to be received by the stockholders of OccuSystems and CRA is fixed and will not be adjusted due to market conditions or in the event of any fluctuations in the price of the stock of either company;

    - Concentra's success will rely upon the successful integration of the businesses and management teams of OccuSystems and CRA;


    - Concentra Common Stock and Concentra Notes will not have a public market before the Mergers, and prices of those securities may be volatile;


    - consummation of the Mergers will result in the acceleration of certain options held by the directors and officers of OccuSystems and certain officers of OccuSystems and CRA have entered into employment agreements with Concentra which will become effective upon the Effective Time;

    - certain provisions of Concentra's charter and bylaws may discourage a change of control; and

    - a proposed change to the accounting and reporting treatment of start-up costs may require OccuSystems to write off certain deferred start-up costs.


These risk factors are discussed at greater length under the caption "RISK FACTORS AND CERTAIN CONSIDERATIONS -- Concentra." See also "RISK FACTORS AND CERTAIN CONSIDERATIONS -- OccuSystems" and "-- CRA" for risk factors concerning the business of OccuSystems and CRA.

                        SUMMARY HISTORICAL AND PRO FORMA
                             FINANCIAL INFORMATION

OCCUSYSTEMS HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The following table sets forth summary historical consolidated financial information of OccuSystems that has been derived from, and should be read in conjunction with, OccuSystems' audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. Unaudited interim data reflects, in the opinion of OccuSystems' management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of results for such interim periods. Results of operations for unaudited interim periods are not necessarily indicative of results which may be expected for any other interim or annual period.

                                                                                                         THREE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                        MARCH 31,
                                              --------------------------------------------------------  --------------------
                                                1992      1993(1)      1994        1995        1996       1996       1997
                                              ---------  ----------  ---------  ----------  ----------  ---------  ---------

                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net revenues..............................  $  14,937  $   64,185  $  85,502  $  136,986  $  170,035  $  38,331  $  46,383
  Operating income (loss) from continuing
    operations..............................        452     (17,910)     1,768      10,322      19,742      2,734      5,735
  Interest expense..........................        489       1,710      1,869       3,015       2,064        560      1,598
  Income (loss) from continuing operations
    before extraordinary charge.............        (76)    (19,538)    (1,149)      3,900      11,033      1,275      3,013
  Net income (loss).........................  $     156  $  (19,386) $    (773) $    3,220  $   11,033  $   1,275  $   3,013
  Primary income (loss) per share from
    continuing operations before
    extraordinary charge....................  $   (0.01) $    (1.58) $   (0.08) $     0.22  $     0.51  $    0.07  $    0.14
  Primary net income (loss) per share.......  $    0.03  $    (1.57) $   (0.05) $     0.19  $     0.51  $    0.07  $    0.14
  Primary weighted average number of common
    shares outstanding......................      5,317      12,358     14,333      19,115      22,029     21,662     22,316
  Basic earnings per share from continuing
    operations(2)...........................                         $   (0.08) $     0.22  $     0.50  $    0.07  $    0.14
  Basic weighted average shares
    outstanding(2)..........................                             9,616      17,474      20,766     19,451     21,575

                                                                         AS OF DECEMBER 31,                       AS OF
                                                       -------------------------------------------------------  MARCH 31,
                                                         1992       1993       1994        1995        1996        1997
                                                       ---------  ---------  ---------  ----------  ----------  ----------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital....................................  $   1,131  $   8,551  $  11,573  $   12,244  $   96,271  $   86,045
  Total assets.......................................     39,926     51,937     76,650     146,369     260,619     263,628
  Long-term debt, net of current maturities..........     11,855     15,825     20,072      18,108      99,089      98,307
  Convertible exchangeable preferred stock(3)........     --         --         15,000      --          --          --
  Stockholders' equity...............................     18,764     19,949     20,039      94,586     132,541     136,119

------------------------
(1) Operating results for the year ended December 31, 1993 include certain nonrecurring charges of approximately $20.6 million principally incurred in connection with the write-down of goodwill.


(2) The Financial Accounting Standards Board has issued Statement of Accounting Standards No. 128 ("SFAS 128"), Earnings Per Share, which establishes new accounting standards for the presentation of earnings per share for periods ending after December 15, 1997 whereby primary earnings per share is replaced with "Basic Earnings Per Share." Under SFAS 128, Basic Earnings Per Share is computed by dividing reported earnings available to common stockholders by the weighted average shares outstanding.


(3) The convertible exchangeable preferred stock was exchanged for a convertible debenture upon consummation of OccuSystems' initial public offering in May 1995 and was subsequently converted into OccuSystems Common Stock in March 1996.

CRA HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The following table sets forth summary historical consolidated financial information of CRA and has been derived from and should be read in conjunction with CRA's audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. Unaudited interim data reflects, in the opinion of CRA's management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of results for such interim periods. Results of operations for unaudited interim periods are not necessarily indicative of results which may be expected for any other interim or annual period.

                                                                                                        THREE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                        MARCH 31,
                                            ---------------------------------------------------------  --------------------
                                              1992        1993        1994        1995        1996       1996       1997
                                            ---------  ----------  ----------  ----------  ----------  ---------  ---------

                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues................................  $  80,851  $  100,546  $  121,295  $  146,055  $  179,652  $  40,225  $  54,489
  Operating income(1).....................      4,990       4,533       8,746      12,419      17,466      3,694      5,667
  Interest expense........................         66          16       4,087       2,484         770        194        166
  Income before taxes(1)..................      4,984       4,533       4,589       9,935      17,267      3,500      5,527
  Provision for income taxes(2)...........        307         355       5,302       3,974       7,166      1,453      2,432
  Net income (loss) before extraordinary
    items(1)(2)...........................  $   4,677  $    4,178  $     (713) $    5,961  $   10,101  $   2,047  $   3,095
  Primary pro forma(3) and actual net
    income per share......................                         $     0.57  $     0.91  $     1.19  $    0.27  $    0.34
  Primary weighted average shares
    outstanding...........................                              4,815       6,540       8,475      7,550      9,102
  Basic earnings per share before
    extraordinary items(3)(4).............                         $     0.59  $     0.93  $     1.22  $    0.28  $    0.35
  Basic weighted average shares
    outstanding(4)........................                              4,700       6,431       8,284      7,373      8,935

                                                                           AS OF DECEMBER 31,                      AS OF
                                                         ------------------------------------------------------  MARCH 31,
                                                           1992       1993        1994       1995       1996        1997
                                                         ---------  ---------  ----------  ---------  ---------  ----------
                                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital......................................  $   9,114  $  12,126  $    5,609  $   7,493  $  19,345  $   23,359
  Total assets.........................................     15,894     20,836      31,345     36,556     98,128     102,378
  Long-term debt, net of current maturities............     --         --          37,500     --         --          --
  Stockholders' equity (deficit).......................     11,846     15,856     (28,513)    11,660     76,578      80,787

------------------------

(1) Expenses for the period prior to the recapitalization of CRA in March 1994 (the "Recapitalization") include certain compensation and other expenses, the levels of which are not comparable to the levels of such expenses for 1994. Expenses for 1994 include increased investments in management information systems, personnel and certain other items.

(2) Prior to the Recapitalization, CRA elected to be taxed as an "S" Corporation. In connection with the Recapitalization, CRA was required to change from an "S" corporation which resulted in CRA recording an incremental tax provision of $3,772,000 in the first quarter of 1994.

(3) The pro forma net income of $2,753,000 and earnings per share for 1994 have been computed as if CRA had been subject to federal and state income taxes during the entire period based upon an effective tax rate indicative of the statutory rate in effect during the period.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(4) The Financial Accounting Standards Board has issued Statement of Accounting Standards No. 128 ("SFAS 128"), Earnings Per Share, which establishes new accounting standards for the presentation of earnings per share for periods ending after December 15, 1997 whereby primary earnings per share is replaced with "Basic Earnings Per Share." Under SFAS 128, Basic Earnings Per Share is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding.


CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma selected combined financial information presents the consolidated financial data of OccuSystems and CRA for the years ended December 31, 1994, 1995 and 1996 and as of and for the three months ended March 31, 1997. The unaudited pro forma consolidated Statement of Operations data give effect to the Mergers as if they had occurred on January 1, 1994 and the unaudited pro forma consolidated balance sheet data give effect to the Mergers as if they had occurred on March 31, 1997. Concentra will account for the Mergers as a pooling-of-interests. The unaudited pro forma selected consolidated condensed financial data have been derived from the unaudited pro forma combined condensed financial statements starting at page 58 and should be read in conjunction with those statements, the related notes thereto and the separate historical financial statements of OccuSystems and CRA incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The pro forma data are not necessarily indicative of the actual or future results of operations or financial condition that would have been reported had the Mergers occurred on the dates assumed. The unaudited pro forma selected combined financial information does not reflect certain deal fees and transition costs expected to result from the Mergers. See "PRO FORMA FINANCIAL INFORMATION."

                                                                                              THREE MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31,            MARCH 31,
                                                          ----------------------------------  -------------------
                                                             1994        1995        1996            1997
                                                          ----------  ----------  ----------  -------------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenue...............................................  $  206,797  $  283,041  $  371,860      $   103,482
  Operating income......................................      10,514      22,741      38,095           10,895
  Income before taxes...................................       4,666      17,494      30,099            8,818
  Provision for income taxes............................       3,062       7,633      11,481            3,463
  Net income(1).........................................  $    1,604  $    9,861  $   18,618      $     5,355
  Primary net income per share..........................  $     0.07  $     0.33  $     0.50      $      0.14
  Primary weighted average shares outstanding(2)........      22,933      30,795      37,165           38,572
  Basic earnings per share(3)...........................  $     0.11  $     0.41  $     0.64      $      0.18
  Basic weighted average shares outstanding(3)..........      14,316      23,905      29,050           30,510

                                                                                                      AS OF
                                                                                                 MARCH 31, 1997
                                                                                               -------------------
BALANCE SHEET:
  Working capital............................................................................      $    52,854
  Total assets...............................................................................          407,524
  Long-term debt, net of current maturities..................................................           98,307
  Stockholders' equity.......................................................................          199,733

------------------------

(1) The net income amounts presented are before any extraordinary items and discontinued operations.

(2) The weighted average shares outstanding has been adjusted to reflect the issuance of shares in accordance with the exchange ratio stated in the Reorganization Agreement, whereby each share of CRA Common Stock will be exchanged for 1.786 shares of Concentra Common Stock and each share of OccuSystems Common Stock will be exchanged for one share of Concentra Common Stock.


(3) The Financial Accounting Standards Board has issued Statement of Accounting Standards No. 128 ("SFAS 128"), Earnings Per Share, which establishes new accounting standards for the presentation of earnings per share for periods ending after December 15, 1997 whereby primary earnings per share is replaced with "Basic Earnings Per Share." Under SFAS 128, Basic Earnings Per Share is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth for the OccuSystems Common Stock and CRA Common Stock selected historical per share data and the corresponding unaudited pro forma per share amounts for the periods indicated, giving effect to the Mergers. The data presented are based upon the consolidated financial statements and related notes of each of OccuSystems and CRA incorporated herein by reference and the unaudited pro forma combined balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with, and is qualified in its entirety by, the historical and unaudited pro forma combined financial statements and related notes thereto. The assumptions used in the preparation of this table appear under "PRO FORMA FINANCIAL INFORMATION." The comparative per share data are not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Mergers had been consummated at the beginning of the periods indicated.


                                                                                                               CRA
                                                             OCCUSYSTEMS       CRA         PRO FORMA        PRO FORMA
                                                             HISTORICAL    HISTORICAL    CONCENTRA(1)     EQUIVALENT(2)
                                                            -------------  -----------  ---------------  ---------------
Book value per common share:
  March 31, 1997..........................................    $    6.31     $    9.01      $    5.31        $    9.48
Primary net income (loss) per share:
  Year ended December 31, 1994............................    $   (0.08)    $    0.57(3)    $    0.07       $    0.13
  Year ended December 31, 1995............................         0.22          0.91           0.33             0.59
  Year ended December 31, 1996............................         0.51          1.19           0.50             0.89
  Three months ended March 31, 1997.......................         0.14          0.34           0.14             0.25


------------------------

(1) See "Unaudited Pro Forma Financial Information."

(2) Represents the pro forma Concentra amounts multiplied by the CRA Ratio (1.786).

(3) The pro forma net income of $2,753,000 and earnings per share have been computed as if CRA had been subject to federal and state income taxes during the entire period based upon an effective tax rate indicative of the statutory rate in effect during the period.

COMPARATIVE MARKET PRICES AND DIVIDENDS

    OccuSystems Common Stock is listed on the Nasdaq National Market under the symbol "OSYS." CRA Common Stock is listed on the Nasdaq National Market under the symbol "CRAA."


    On April 21, 1997, the last full trading day preceding public announcement of the proposed Mergers, the closing price per share of OccuSystems Common Stock on the Nasdaq National Market was $19 1/8 and the closing price per share of CRA
Common Stock on the Nasdaq National Market was $37 7/8. On July   , 1997, the
most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price per share of OccuSystems Common Stock on the Nasdaq National Market was $ and the closing price per share of CRA Common Stock on the Nasdaq National Market was $ . See "COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION."


    Holders of OccuSystems Common Stock and CRA Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Mergers.

    Neither CRA nor OccuSystems has ever paid dividends. The payment of future dividends on Concentra Common Stock will be a business decision to be made by the Board of Directors of Concentra from time to time based upon results of operations and financial condition of Concentra and such other factors as the Concentra Board of Directors considers relevant.

QUOTATION OF CONCENTRA COMMON STOCK


    Concentra has applied for the quotation of Concentra Common Stock on the Nasdaq National Market, and it is anticipated that such shares will be quoted on the Nasdaq National Market upon official notice of issuance under the symbol "CCMC." It is a condition to OccuSystems' and CRA's obligations to consummate the Mergers that the shares of Concentra Common Stock to be issued to OccuSystems' and CRA's stockholders in connection with the Mergers shall have been approved for quotation on the Nasdaq National Market subject only to official notice of issuance. See "THE MERGERS -- Quotation of Concentra Common Stock."

                    RISK FACTORS AND CERTAIN CONSIDERATIONS


    Stockholders should carefully review the following factors together with the other information contained and incorporated by reference in this Joint Proxy Statement/Prospectus prior to voting on the proposals herein.



    Words such as "believe," "anticipate," "expect," "plan," "intend," "estimate," "project," "will," "could," "may" and words of similar import are intended to identify forward-looking statements which are used in this Joint Proxy Statement/Prospectus and the documents incorporated by reference herein. All statements other than statements of historical facts included or incorporated by reference in this Joint Proxy Statement/Prospectus, including, without limitation, statements regarding OccuSystems', CRA's or Concentra's future financial results, financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Although OccuSystems and CRA believe their expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include, among others, product and service demand and acceptance, the availability of appropriate acquisition and joint venture candidates, economic conditions, the impact of competition and pricing, changes in the availability, cost and terms of financing, the impact of present or future occupational, healthcare and insurance legislation and related legislation or rule making, the continued availability and functionality of data processing equipment and licensed software, the impact of possible litigation, and changes in operating expenses. For a more detailed discussion of the factors which could cause actual results to vary from those disclosed in forward-looking statements, reference is made to the following factors and to the cautionary language contained in each company's periodic reports that are incorporated herein by reference. All subsequent written or oral forward-looking statements attributable to CRA or OccuSystems, or persons acting on their behalf, are expressly qualified in their entirety by the foregoing cautionary statements.



CONCENTRA


    FIXED MERGER CONSIDERATION

    Stockholders of OccuSystems and CRA should consider that the merger consideration is fixed. Holders of OccuSystems Common Stock will receive one share of Concentra Common Stock for each share of OccuSystems Common Stock held. Holders of CRA Common Stock will receive 1.786 shares of Concentra Common Stock for each share of CRA Common Stock held. As a result, the merger consideration will not be adjusted in the event of an increase or decrease in the market price of OccuSystems Common Stock or CRA Common Stock. Stockholders of OccuSystems and CRA are urged to obtain current stock market quotations for OccuSystems Common Stock and CRA Common Stock. See "THE REORGANIZATION AGREEMENT."

    UNCERTAINTIES RELATING TO COMBINATION OF BUSINESSES


    OccuSystems and CRA have entered into the Reorganization Agreement with the expectation that the Mergers will benefit OccuSystems' and CRA's stockholders. See "THE MERGERS -- Recommendation of OccuSystems Board; OccuSystems' Reasons for the Mergers" and "-- Recommendation of CRA Board; CRA's Reasons for the Mergers." There can be no assurance that OccuSystems and CRA will integrate their businesses and management teams successfully or that Concentra will achieve desired synergies or cost savings. The failure to integrate the two companies' operations or management teams successfully or to achieve such synergies or cost savings would have a material adverse effect on Concentra. In addition, certain third parties who have business relationships with CRA and OccuSystems, such as customers and suppliers, may wish to terminate those relationships following the Mergers as a result of CRA's affiliation with OccuSystems or OccuSystems' affiliation with CRA. Although neither OccuSystems nor CRA believes that any material loss of such business relationships will occur as a result of the Mergers, there can be no assurance that third parties will not terminate business relationships with CRA or OccuSystems as a result of the Mergers.


    COSTS RELATING TO THE MERGERS


    In connection with the Mergers, Concentra expects to incur costs of approximately $15 to $20 million. These costs include costs, currently estimated to be $8 to $10 million, related to the transaction fees and costs incident to the Mergers, including the fees of financial advisors, attorneys and accountants. In addition, Concentra expects to incur approximately $7 to $10 million severance costs, system modification costs, the costs of termination of certain employees and the consolidation and elimination of duplicate facilities. In addition, costs related to the Mergers could increase if OccuSystems and CRA encounter difficulties in the consummation of the Mergers or in the integration of their businesses. There can be no assurance that the combined company will not incur charges in subsequent quarters to reflect additional costs, which in turn could have an adverse effect on the business, financial condition, results of operations and price of the Concentra Common Stock.


    NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

    Prior to the Mergers, there will have been no public market for Concentra Common Stock. Although OccuSystems Common Stock and CRA Common Stock have been actively traded, there can be no assurance that an active trading market will develop or be sustained for Concentra Common Stock. Following the Mergers, the market price for Concentra Common Stock may be highly volatile depending on various factors, including the general economy, stock market conditions, announcements by Concentra and its competitors and fluctuations in Concentra's overall operating results. In addition, the stock market historically has experienced volatility which has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. The trading price of Concentra Common Stock could also be subject to significant fluctuations in response to variations in quarterly results of operations, changes in earnings estimates by analysts, governmental regulatory action, general trends in the industry, overall market conditions and other factors. No assurance can be given or prediction made as to the relationship between trading prices for OccuSystems Common Stock and CRA Common Stock prior to the completion of the Mergers and future trading prices for Concentra Common Stock following the Mergers.

    MATERIAL BENEFITS TO INSIDERS


    Consummation of the Mergers will constitute a "change of control" under certain options or rights to purchase shares of OccuSystems Common Stock (each an "OccuSystems Option") held by OccuSystems' directors and executive officers. As a result, OccuSystems Options to purchase an aggregate of 387,075 shares of OccuSystems Common Stock that would not otherwise vest and become exercisable until certain dates after the Effective Time will, by virtue of consummation of the Mergers, vest and become exercisable as of the Effective Time. In addition, certain officers of OccuSystems and CRA have entered into employment agreements with Concentra which will become effective upon the Effective Time. Dr. Richard
D. Rehm, a director of OccuSystems, and Lois E. Silverman, Chairman of CRA, have entered into agreements pursuant to which they will receive lump sum payments of $75,000 and $300,000, respectively, upon termination of their employment with OccuSystems and CRA, respectively, at the Effective Time. The terms of the Reorganization Agreement and consummation of the Mergers may also provide the directors and officers of OccuSystems and CRA with indemnification and certain other benefits. See "THE MERGERS -- Interests of Certain Persons in the Mergers" and "MANAGEMENT OF CONCENTRA -- Compensation of Executive Officers."

    ANTI-TAKEOVER PROVISIONS


    Concentra's Certificate of Incorporation (i) provides for staggered terms of office for directors, (ii) prohibits stockholders from acting by written consent, (iii) prohibits stockholders from calling special meetings of stockholders and (iv) requires supermajority votes to amend provisions (ii) and
(iii). These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control of Concentra, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of Concentra Common Stock. Concentra is also subject to provisions of the DGCL that may make some business combinations more difficult. See "DESCRIPTION OF CONCENTRA CAPITAL STOCK -- Stockholder Rights Plan, Certain Anti-Takeover Effects of Concentra Certificate, Concentra Bylaws and Delaware Law."



    EFFECT OF STOCK OPTION AGREEMENTS



    OccuSystems and CRA have entered into mutual stock option agreements. The Stock Option Agreements are intended to compensate OccuSystems or CRA, as the case may be (each an "Option Holder"), upon the occurrence of an event that requires the corporation issuing the Option (the "Issuer") to pay a termination fee pursuant to the Reorganization Agreement. The Stock Option Agreements provide the Option Holder the right to purchase up to 10% of the authorized and outstanding shares of common stock of the Issuer as of March 31, 1997, at a price of $21.21 per share for OccuSystems Common Stock and $37.875 per share for CRA Common Stock. In addition, the Stock Option Agreements provide that the Option Holder has the right to require the Issuer to repurchase from the Option Holder at any time the option is exercisable (i) all or any portion of the Option at a price equal to the difference between the Market Price and the exercise price of the Option, and (ii) any shares purchased pursuant to the Option, in each case subject to certain limitations. The Stock Option Agreements could have the effect of making an acquisition of either CRA or OccuSystems by a third party more costly because of the need to acquire in any such transaction the shares of common stock of the Issuer issued under the Stock Option Agreements. In addition, the exercise of either of the Options may render more difficult or impossible the consummation by a third party of an acquisition of the Issuer of such exercised Option under the pooling-of-interests method of accounting. See "THE STOCK OPTION AGREEMENTS."


    PENDING ACCOUNTING DEVELOPMENTS

    The American Institute of Certified Public Accountants has proposed a change to the accounting and reporting treatment of start-up costs. This proposal, which is not yet final, would require that start-up costs be expensed as incurred. At March 31, 1997, OccuSystems had approximately $2.0 million of deferred start-up costs which would be required to be written off if the proposed pronouncement is adopted.

OCCUSYSTEMS

    DEPENDENCE ON FUTURE ACQUISITIONS AND JOINT VENTURES

    OccuSystems' growth in new and existing markets is dependent upon an aggressive acquisition and joint venture strategy. OccuSystems is in various stages of negotiations to acquire practices from a number of prospective selling groups. There can be no assurance that further suitable acquisition candidates can be found, that acquisitions can be financed or consummated on favorable terms or that such acquisitions, if completed, will be successful. In addition, the Emerging Issues Task Force of the Financial Accounting Standards Board is currently evaluating certain matters relating to the physician practice management industry, including a review of accounting for business combinations. OccuSystems is unable to predict the impact, if any, that this review may have on OccuSystems' acquisition strategy.

    OccuSystems has also entered into, and is in various stages of negotiations to form, joint ventures to own and operate occupational healthcare centers in selected markets. OccuSystems' strategy is to form these joint ventures with competitively positioned hospital management companies, hospital systems and other healthcare providers. There can be no assurances that OccuSystems will continue to utilize joint ventures as part of its growth strategy, that further suitable joint ventures can be formed or that such ventures will be successful.

    UNCERTAINTIES RELATED TO CHANGING HEALTHCARE ENVIRONMENT


    The healthcare industry has experienced substantial changes in recent years. Although managed care has yet to become a major factor in occupational healthcare, OccuSystems anticipates that managed care programs, including case rate and capitation plans, may play an increasing role in the delivery of occupational healthcare services, and that competition in the occupational healthcare industry may shift from individual practitioners to specialized provider groups such as those managed by OccuSystems, insurance companies, health management organizations ("HMOs") and other significant providers of managed care products. To facilitate OccuSystems' managed care strategy, OccuSystems is developing risk-sharing products for the workers' compensation industry that will be marketed to employers, insurers and managed care organizations. No assurance can be given that OccuSytems will prosper in the changing healthcare environment or that OccuSystems' strategy to develop managed care programs will succeed in meeting employers' and workers' occupational healthcare needs.


    UNCERTAINTIES REGARDING HEALTHCARE REFORM

    There have been numerous initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. OccuSystems believes that such initiatives will continue during the foreseeable future. Aspects of certain of these reforms as proposed in the past could, if adopted, adversely affect OccuSystems.

    RISKS INHERENT IN PROVISION OF MEDICAL SERVICES

    The professional associations with which OccuSystems is affiliated (the "Physician Groups") and certain employees of OccuSystems, are involved in the delivery of healthcare services to the public and, therefore, are exposed to the risk of professional liability claims. Claims of this nature, if successful, could result in substantial damage awards to the claimants which may exceed the limits of any applicable insurance coverage. Insurance against losses related to claims of this type can be expensive and varies widely from state to state. OccuSystems is indemnified under its management agreements with the Physician Groups for claims against them, maintains liability insurance for itself and negotiates liability insurance for the physicians in the Physician Groups. Successful malpractice claims asserted against the Physicians Groups or OccuSystems, however, could have a material adverse effect on OccuSystems' financial condition and profitability.


    CORPORATE PRACTICE OF MEDICINE AND OTHER LAWS



    Most states limit the practice of medicine to licensed individuals or professional organizations comprised of licensed individuals. Many states also limit the scope of business relationships between business entities such as the Company and licensed professionals and professional corporations, particularly with respect to fee-splitting between a physician and another person or entity and non-physicians exercising control over physicians engaged in the practice of medicine.



    Laws and regulations relating to the practice of medicine, fee-splitting and similar issues vary widely from state to state, are often vague, and are seldom interpreted by courts or regulatory agencies in a manner that provides guidance with respect to business operations such as those of OccuSystems. Although OccuSystems attempts to structure all of its operations so that they comply with the relevant state statutes and believes that its operations and planned activities do not violate any applicable medical practice, fee-splitting or similar law, there can be no assurance that (i) courts or governmental officials with the power to interpret or enforce these laws and regulations will not assert that OccuSystems or certain transactions in which it is involved are in violation of such laws and regulations and (ii) future interpretations of such laws and regulations will not require structural and organizational modifications of OccuSystems' business. In addition, the laws and regulations of some states could restrict expansion of OccuSystems' operations into those states.



    FRAUD AND ABUSE LAWS



    A federal law (the "Anti-Kickback Statute") prohibits the offer, payment, solicitation or receipt of any form of remuneration to induce or in return for the referral of Medicare or other governmental health program patients or patient care opportunities, or in return for the purchase, lease or order of items or services that are covered by Medicare or other governmental health programs. Violations of the statute can result in the imposition of substantial civil and criminal penalties. In addition, as of January 1, 1995, certain anti-referral provisions (the "Stark Amendments") prohibit a physician with a "financial interest" in an entity from referring a patient to that entity for the provision of any of 11 "designated health services" (some of which are provided by Physician Groups affiliated with OccuSystems).



    Four of the states in which OccuSystems conducts business (Texas, Arizona, New Jersey and Maryland) have enacted statutes similar in scope and purpose to the Anti-Kickback Statute. There is no authority interpreting these statutes in a manner directly relevant to OccuSystems' business. OccuSystems believes that regulatory authorities and state courts interpreting these statutes may regard federal law under the Anti-Kickback Statute as persuasive, and further believes that its arrangements with the Physician Groups comply with the Anti-Kickback Statute. In addition, most states have statutes, regulations or professional codes that restrict a physician from accepting various kinds of remuneration in exchange for making referrals. Several states are considering legislation that would prohibit referrals by a physician to an entity in which the physician has a specified financial interest.



    All of the foregoing laws are subject to modification and interpretation, have not often been interpreted by appropriate authorities in a manner directly relevant to OccuSystems' business, and are enforced by authorities vested with broad discretion. OccuSystems has attempted to structure all of its operations so that they comply with all applicable anti-kickback and anti-referral prohibitions. OccuSystems also continually monitors developments in this area. If these laws are interpreted in a manner contrary to OccuSystems' interpretation, are reinterpreted or amended, or if new legislation is enacted with respect to healthcare fraud and abuse or similar issues, OccuSystems will seek to restructure any affected operations so as to maintain compliance with applicable law. No assurance can be given that such restructuring will be possible, or, if possible, will not adversely affect OccuSystems' business.


    COMPETITION


    The market to provide healthcare services within the workers' compensation system is highly fragmented and competitive. OccuSystems' primary competitors have typically been independent physicians, hospital emergency departments and hospital-owned or -affiliated medical facilities. OccuSystems believes that, due to the emergence of managed care, its competitors will increasingly consist of specialized provider groups, insurance companies, HMOs and other significant providers of managed care products. Many of OccuSystems' current and potential competitors are significantly larger and have greater financial and marketing resources than OccuSystems. There can be no assurance that OccuSystems will be able to compete effectively against those competitors in the future.


CRA

    POTENTIAL ADVERSE IMPACT OF GOVERNMENT REGULATION

    Many states, including a number of those in which CRA transacts business, have licensing and other regulatory requirements applicable to CRA's business. Approximately half of the states have enacted laws that require licensing of businesses which provide medical review services, such as CRA. Some of these laws apply to medical review of care covered by workers' compensation. These laws typically establish minimum standards for qualifications of personnel, confidentiality, internal quality control, and dispute resolution procedures. These regulatory programs may result in increased costs of operation for CRA, which may have an adverse impact upon the CRA's ability to compete with other available alternatives for health care cost control. In addition, new laws regulating the operation of managed care provider networks have been adopted by a number of states. These laws may apply to managed care provider networks having contracts with the CRA or to provider networks which CRA has organized and may organize in the future. To the extent CRA is governed by these regulations, it may be subject to additional licensing requirements, financial oversight and procedural standards for beneficiaries and providers. Regulation in the health care and workers' compensation fields is constantly evolving. CRA is unable to predict what additional government regulations, if any, affecting its business may be promulgated in the future. CRA's business may be adversely affected by failure to comply with existing laws and regulations, failure to obtain necessary licenses and government approvals or failure to adapt to new or modified regulatory requirements. In addition, the automobile insurance industry, like the workers' compensation industry, is regulated on a state-by-state basis. While regulatory approval is not required for CRA to offer most of its services to the automobile insurance market, state regulatory approval is required in order to offer automobile insurers products that permit them to direct claimants into a network of medical providers.

    RELIANCE ON DATA PROCESSING AND LICENSED SOFTWARE


    Certain aspects of CRA's business are dependent upon its ability to store, retrieve, process and manage data and to maintain and upgrade its data processing capabilities. Interruption of data processing capabilities for any extended length of time, loss of stored data, programming errors or other computer problems could have a material adverse effect on CRA's business and results of operations. The software used by CRA within its medical bill review operation is licensed from an independent third party software company pursuant to a non-exclusive license with a three-year term expiring in February 1998 that may be terminated by either party upon six months' prior written notice. While CRA has historically maintained a good relationship with the licensor, there can be no assurance that this software license will not be terminated or that the licensor will renew the license upon expiration. Although management believes that alternative software would be available if the existing license were terminated, such termination could be disruptive and could have a material adverse effect on CRA's business and results of operations.


    POSSIBLE LITIGATION AND LEGAL LIABILITY


    CRA, through its utilization management services, makes recommendations concerning the appropriateness of providers' proposed medical treatment plans of patients throughout the country, and it could share in potential liabilities for adverse medical consequences. CRA does not grant or deny claims for payment of benefits and CRA does not believe that it engages in the practice of medicine or the delivery of medical services. There can be no assurance, however, that CRA will not be subject to claims or litigation related to the grant or denial of claims for payment of benefits or allegations that CRA engages in the practice of medicine or the delivery of medical services. In addition, there can be no assurance that CRA will not be subject to other litigation that may adversely affect CRA's business or results of operations. CRA maintains professional liability insurance and such other coverage as CRA believes are reasonable in light of CRA's experience to date. There can be no assurance, however, that such insurance will be sufficient or available at reasonable cost to protect CRA from liability which might adversely affect CRA's business or results of operations.


    COMPETITION


    CRA faces competition from large insurers, HMOs, preferred provider organizations ("PPOs"), third party administrators ("TPAs") and other managed health care companies. CRA believes that, as managed care techniques continue to gain acceptance in the workers' compensation marketplace, CRA's competitors will increasingly consist of nationally focused workers' compensation managed care service companies, insurance companies, HMOs and other significant providers of managed care products. Legislative reforms in some states permit employers to designate health plans such as HMOs and PPOs to cover workers' compensation claimants. Because many health plans have the ability to manage medical costs for worker's compensation claimants, such legislation may intensify competition in the market served by CRA. Many of CRA's current and potential competitors are significantly larger and have greater financial and marketing resources than those of CRA, and there can be no assurance that CRA will continue to maintain its existing performance or be successful with any new products or in any new geographic markets it may enter.


    CHANGES IN MARKET DYNAMICS

    Legislative reforms in some states permit employers to designate health plans such as HMOs and PPOs to cover workers' compensation claimants. Because many health plans have the capacity to manage health care for workers' compensation claimants, such legislation may intensify competition in the market served by CRA. Within the past few years, several states have experienced decreases in the number of workers' compensation claims and the average cost per claim which have been reflected in workers' compensation insurance premium rate reductions in those states. CRA believes that declines in workers' compensation costs in these states are due principally to intensified efforts by payors to manage and control claim costs, to improved risk management by employers and to legislative reforms. If declines in workers' compensation costs occur in many states and persist over the long-term, they may have an adverse impact on CRA's business and results of operations.

                              THE SPECIAL MEETINGS

    This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of OccuSystems Common Stock by the OccuSystems Board for use at the OccuSystems Meeting and (ii) from the holders of CRA Common Stock by the CRA Board for use at the CRA Meeting.

TIMES AND PLACES; PURPOSES


    OCCUSYSTEMS.  The OccuSystems Meeting will be held at the Holiday Inn, 4441
Highway 114 at Esters Boulevard, Irving, Texas 75063, on August   , 1997,
starting at 10:00 a.m., local time. At the OccuSystems Meeting, the stockholders of OccuSystems will be asked to consider and vote upon the OccuSystems Proposal, the Concentra Incentive Plan, the Concentra Employee Stock Purchase Plan and such other matters as may properly come before the OccuSystems Meeting. The Reorganization Agreement, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan are included herewith as Appendices A, G and H, respectively.



    CRA.  The CRA Meeting will be held at the offices of Hutchins, Wheeler &
Dittmar, 101 Federal Street, Boston, Massachusetts 02110 on August   , 1997,
starting at 10:00 a.m., local time. At the CRA Meeting, the stockholders of CRA will be asked to consider and vote upon the CRA Proposal, the Concentra Incentive Plan, the Concentra Employee Stock Purchase Plan and such other matters as may properly come before the CRA Meeting. The Reorganization Agreement, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan are included herewith as Appendices A, G and H, respectively. A copy of the CRA Merger Agreement is attached as Appendix F to this Joint Proxy Statement/Prospectus.


VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL


    OCCUSYSTEMS. The OccuSystems Board has fixed the close of business on July 16, 1997, as the OccuSystems Record Date. Only holders of record of shares of OccuSystems Common Stock on the OccuSystems Record Date are entitled to notice of and to vote at the OccuSystems Meeting. As of July 16, 1997, there were shares of OccuSystems Common Stock outstanding and entitled to vote held
by approximately       stockholders of record.


    Each holder of record, as of the OccuSystems Record Date, of OccuSystems Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of OccuSystems Common Stock entitled to vote is necessary to constitute a quorum at the OccuSystems Meeting.

    Under the DGCL, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of OccuSystems Common Stock outstanding on the OccuSystems Record Date is required to approve and adopt the OccuSystems Proposal. The affirmative vote of the holders of a majority of total combined shares present and eligible to vote at the OccuSystems Meeting and the CRA Meeting (after giving effect to the Exchange Ratio to be applied in the Mergers) is required to approve the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan.


    As of May 31, 1997, directors and executive officers of OccuSystems as a group beneficially owned 870,687 shares of OccuSystems Common Stock, or approximately 4.0% of those shares of OccuSystems Common Stock outstanding as of such date and, including shares issuable upon exercise of options that will vest at the Effective Time as a result of the Mergers, such persons beneficially owned 1,257,762 shares or approximately 5.8% of those shares outstanding as of such date.


    If fewer shares of OccuSystems Common Stock are voted in favor of the OccuSystems Proposal, the Concentra Incentive Plan or the Concentra Employee Stock Purchase Plan than the number required for their approval, it is expected that the OccuSystems Meeting will be postponed or adjourned for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the OccuSystems Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the OccuSystems Meeting, except for any proxies that have theretofore effectively been revoked or withdrawn.


    CRA. The CRA Board has fixed the close of business on July 16, 1997, as the CRA Record Date. Only holders of record of shares of CRA Common Stock on the CRA Record Date are entitled to notice of and to vote at the CRA Meeting. On July
16, 1997, there were       shares of CRA Common Stock outstanding and entitled
to vote at the CRA Meeting held by approximately       stockholders of record.


    Each holder of record, as of the CRA Record Date, of CRA Common Stock is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of CRA Common Stock entitled to vote is necessary to constitute a quorum at the CRA Meeting.

    Under the MBCL, the affirmative vote, in person or by proxy, of the holders of two-thirds of the shares of CRA Common Stock outstanding on the CRA Record Date and entitled to vote on the CRA Proposal is required to approve and adopt the CRA Proposal. The affirmative vote of the holders of a majority of total combined shares present and eligible to vote at the CRA Meeting and the OccuSystems Meeting (after giving effect to the Exchange Ratio to be applied in the Mergers) is required to approve the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan.


    As of May 31, 1997, directors and executive officers of CRA as a group beneficially owned approximately 1,447,347 shares of CRA Common Stock, or approximately 16.1% of those shares of CRA Common Stock outstanding as of such date.


    If fewer shares of CRA Common Stock are voted in favor of the CRA Proposal, the Concentra Incentive Plan or the Concentra Employee Stock Purchase Plan than the number required for their approval, it is expected that the CRA Meeting will be postponed or adjourned for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the CRA Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the CRA Meeting, except for any proxies that have theretofore effectively been revoked or withdrawn.

PROXIES

    OCCUSYSTEMS. All shares of OccuSystems Common Stock represented by properly executed proxies received prior to or at the OccuSystems Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the OccuSystems Proposal, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, since the affirmative vote of a majority of the shares of OccuSystems Common Stock outstanding on the OccuSys-tems Record Date is required for approval of the OccuSystems Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the OccuSystems Proposal. Similarly, a proxy marked "ABSTAIN" will have the effect of a vote against the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan. In accordance with the rules of the National Association of Securities Dealers, Inc. ("NASD"), brokers and nominees are precluded from exercising their voting discretion on the OccuSystems Proposal, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares. A broker non-vote (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote) will have the effect of a vote against the OccuSystems Proposal because the affirmative vote of a majority of the shares of OccuSystems Common Stock outstanding is required for approval. A broker non-vote will not be included in the number of shares voting and therefore will have no effect on the outcome of voting on the Concentra Incentive

Plan or the Concentra Employee Stock Purchase Plan. Shares represented by broker non-votes will, however, be counted for purposes of determining whether there is a quorum at the OccuSystems Meeting. The persons named as the proxies will not use discretionary authority to vote to adjourn the OccuSystems Meeting for the purpose of further soliciting proxies with respect to shares for which the related proxy card instructs the proxy to vote against approval and adoption of the OccuSystems Proposal.



    CRA. All shares of CRA Common Stock represented by properly executed proxies received prior to or at the CRA Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the CRA Proposal, the Concentra Incentive Plan, and the Concentra Employee Stock Purchase Plan. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, since the affirmative vote of two-thirds of the shares of CRA Common Stock outstanding on the CRA Record Date is required for approval of the CRA Proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the CRA Proposal. Similarly, a proxy marked "ABSTAIN" will have the effect of a vote against the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan. In accordance with the rules of the NASD, brokers and nominees are precluded from exercising their voting discretion on the CRA Proposal, the Concentra Incentive Plan and the Concentra Employee Stock Purchase Plan and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares. A broker non-vote will have the effect of a vote against the CRA Proposal because the affirmative vote of two-thirds of the shares of CRA Common Stock outstanding is required for approval. A broker non-vote will not be included in the number of shares voting and therefore will have no effect on the outcome of voting on the Concentra Incentive Plan or the Concentra Employee Stock Purchase Plan. Shares represented by broker non-votes will, however, be counted for purposes of determining whether there is a quorum at the CRA Meeting. The persons named as the proxies will not use discretionary authority to vote to adjourn the CRA Meeting for the purpose of further soliciting proxies with respect to shares for which the related proxy card instructs the proxy to vote against approval and adoption of the CRA Proposal.


    It is not expected that any matter not referred to herein will be presented for action at the OccuSystems Meeting or the CRA Meeting. If any other matters are properly brought before the OccuSystems Meeting or the CRA Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. However, shares represented by proxies that have been voted "AGAINST" the OccuSystems Proposal or the CRA Proposal, as the case may be, will not be used to vote "FOR" postponement or adjournment of the OccuSystems Meeting or the CRA Meeting, as the case may be, for the purpose of allowing additional time for soliciting additional votes "FOR" the OccuSystems Proposal or the CRA Proposal, as the case may be. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meetings, including (except as stated in the preceding sentence) adjournment for the purpose of soliciting additional votes.

    GENERAL. A stockholder of OccuSystems or CRA may revoke his or her proxy at any time prior to its use by delivering to the Secretary or Clerk of OccuSystems or CRA, as the case may be, a signed notice of revocation or a later dated signed proxy or by attending the OccuSystems Meeting or the CRA Meeting and voting in person. Attendance at the OccuSystems Meeting or the CRA Meeting will not in itself constitute the revocation of a proxy.

    The cost of solicitation of proxies will be paid by OccuSystems for the OccuSystems proxies and by CRA for the CRA proxies. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of OccuSystems or CRA, as the case may be, without additional compensation, and by telephone, telegram, teletype, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners; and OccuSystems or CRA, as the case may be, will, upon request, reimburse them for their reasonable expenses in so doing. CRA and OccuSystems have retained Georgeson & Company, Inc.

to aid in the solicitation of proxies at a fee of $15,000 plus expenses. To the extent necessary in order to ensure sufficient representation at the OccuSystems Meeting or the CRA Meeting, OccuSystems or CRA, as the case may be, may request by telephone or telegram the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned.

    HOLDERS OF OCCUSYSTEMS COMMON STOCK AND CRA COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING OCCUSYSTEMS COMMON STOCK OR CRA COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE MERGERS ARE APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING SHARES OF OCCUSYSTEMS COMMON STOCK OR CRA COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. OCCUSYSTEMS AND CRA STOCKHOLDERS SHOULD SEND CERTIFICATES REPRESENTING OCCUSYSTEMS COMMON STOCK AND CRA COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

                                  THE MERGERS

BACKGROUND OF THE MERGERS

    The terms of the Reorganization Agreement and the related agreements are the result of arm's-length negotiations between representatives, legal advisers and financial advisers of CRA and OccuSystems. The following is a brief discussion of the background of these negotiations.


    OccuSystems and CRA commenced discussions regarding a possible transaction in response to the changes that have occurred and continue to occur within the healthcare industry in general and the occupational healthcare and managed care industries in particular. Increasingly, states are expanding the ability of employers to direct care of injured workers, either directly, or indirectly through managed care organizations. Employers and insurers are demanding greater and more detailed information regarding treatment outcomes across the entire continuum of care. To maintain competitiveness and to control workers' compensation costs effectively, providers and managed care organizations must have a broad geographic scope of service coverage and an established primary care delivery network. Employers and insurers are seeking the benefits of a single source for occupational healthcare and workers' compensation managed care-related services. The combination of CRA and OccuSystems should provide the combined company with a more balanced growth opportunity by allowing it to offer to customers services designed to address workplace injuries both in terms of prevention and in terms of treatment, from point of injury through return to work. Instead of having to obtain occupational health and managed care services from at least two separate vendors, this business combination addresses increased customer demand in the industry for "one-stop shopping."


    In early January, 1996, representatives of Alex. Brown introduced CRA's Chief Executive Officer, Donald J. Larson, to OccuSystems' Chief Executive Officer, John K. Carlyle. Subsequently, the two executives had informal conversations regarding their respective companies' businesses and possible relationships that might be developed.

    On January 29, 1996, Mr. Larson and Mr. Carlyle met in Boston to discuss in greater detail a business relationship that might be developed between CRA and OccuSystems. From that time forward, the two executives occasionally held general discussions concerning the possibility of entering into complementary business relationships.

    As a result of these preliminary discussions, Mr. Carlyle telephoned Mr. Larson in June of 1996 and invited him to meet with OccuSystems' senior management. On July 8, 1996, Mr. Larson met in Dallas with Mr. Carlyle. At this meeting, the parties first discussed the possibility of a strategic business combination of CRA and OccuSystems. Mr. Carlyle and Mr. Larson determined that additional discussions regarding the respective business strengths and operational strategies of the two companies and an exchange of certain non-confidential information would be useful to facilitate discussions regarding a possible business combination. Additional discussions and information exchanges continued thereafter.

    At a regularly scheduled board meeting on July 17, 1996, Mr. Larson reviewed with the CRA Board the substance and status of negotiations with senior management of OccuSystems.


    On August 13 and 14, 1996, Mr. Carlyle, James M. Greenwood, OccuSystems' Chief Financial Officer, and Daniel J. Thomas, OccuSystems' President and Chief Operating Officer, met in Chicago with Mr. Larson, Joseph F. Pesce, CRA's Chief Financial Officer, and John A. McCarthy, Jr., CRA's Senior Vice President, to further discuss issues relating to a potential business combination, including, without limitation, the occupational healthcare and managed care industries in general, the relative strengths and weaknesses of the two companies, and an overview of the general business philosophies and strategies of the two companies. Thereafter, the senior management teams of OccuSystems and CRA discussed the businesses of the two companies in general and continued discussions concerning the possibility of various forms of a strategic transaction between CRA and OccuSystems.

    At special telephonic board meetings on August 22 and August 30, 1996, Mr. Carlyle reviewed with the OccuSystems Board the substance of discussions with senior management of CRA.

    In early September 1996, because OccuSystems and CRA were unable to reach an agreement regarding an appropriate exchange ratio, Mr. Carlyle and Mr. Larson determined that OccuSystems and CRA would not be able to reach an agreement on acceptable terms at that time.

    From September 1996 to February 1997, the parties had little contact. On February 11, 1997, Mr. Carlyle and Mr. Larson met in New York and reopened discussions with respect to a possible business combination between CRA and OccuSystems.

    On February 25, 1997, Mr. Larson met with Mr. Carlyle, Mr. Thomas and Mr. Greenwood in Dallas and discussed specific structural issues related to the proposed business combination, as well as the relative merits of the proposed business combination.

    At a regularly scheduled board meeting on February 26, 1997, and at a special board meeting on March 17, 1997, Mr. Carlyle reviewed with the OccuSystems Board the progress of the continuing discussions with CRA.

    At a regularly scheduled board meeting on March 14, 1997, Mr. Larson reviewed with the CRA Board the status and progress of negotiations with OccuSystems.

    On March 19, 1997, CRA and OccuSystems entered into a Confidentiality Agreement (the "Confidentiality Agreement") pursuant to which they agreed, among other things, that any confidential information disclosed by one party to the other would be treated as confidential and would be used solely for the purpose of evaluating a proposed transaction. Thereafter, the parties exchanged certain confidential business information for the purpose of further familiarizing each of the companies with the business and prospects of the other and facilitating CRA's and OccuSystems' respective due diligence investigations in connection with the potential business combination.

    On March 19 and 20, 1997, Mr. Greenwood, Mr. Pesce and representatives of Alex. Brown and DLJ met in Dallas to explore more fully the potential benefits of a possible business combination between CRA and OccuSystems and to conduct further due diligence regarding the business, results of operations, financial condition and prospects of OccuSystems and of the potential combined company. OccuSystems' senior management provided certain information and answered certain questions in furtherance of CRA's due diligence investigation. Senior management of CRA and OccuSystems became more fully acquainted with the capabilities of each company and learned in greater detail about the complementary attributes of their respective businesses and operations.

    On March 25 and 26, 1997, Mr. Greenwood, Mr. Pesce and representatives of Alex. Brown and DLJ met in Boston. CRA's senior management provided certain information and answered certain questions in furtherance of OccuSystems' due diligence investigation. In addition, senior management of OccuSystems and CRA continued to more fully acquaint themselves with the capabilities of each company and the complementary nature of their respective businesses. Subsequently, CRA and OccuSystems continued their exchange of information in response to each other's diligence requests.

    On April 4, 1997, at a special meeting of the CRA Board, Mr. Larson reported on the status of discussions with OccuSystems' and CRA's continuing due diligence activities. The CRA Board heard discussions regarding CRA's retention of an expert to assist in developing a long-term compensation plan for the combined company. CRA's legal counsel discussed with the CRA Board the structure of the proposed transaction, potential use of "Concentra Managed Care, Inc." as the corporate name, and the inclusion of a non-solicitation clause in the Reorganization Agreement. Mr. Larson also responded to questions regarding the rationale for the Mergers.

    During the period from March 20 through April 8, 1997, senior management of CRA and OccuSystems had telephone conferences on several occasions to discuss due diligence matters, the form of a possible transaction and related matters. Throughout this period, the parties continued their due diligence efforts and senior management and legal and financial advisers to both companies continued to discuss structural, procedural, and operational matters with respect to the proposed transaction.

    On April 8, 1997, the members of CRA's and OccuSystems' senior management and representatives of Alex. Brown and DLJ met in Atlanta to discuss the potential operational and financial structure of the proposed business combination. The parties also continued their discussions regarding the healthcare and managed care industries in general and what impact any proposed business combination would have on the combined company's ability to compete in this rapidly changing environment.


    During the period from April 8 through April 16, 1997, the members of senior management of OccuSystems and CRA, representatives of Alex. Brown and DLJ, and the parties' respective legal advisers engaged in extensive discussions and negotiations to resolve open issues and to establish the terms of a transaction that could be submitted for consideration to the Boards of Directors of CRA and OccuSystems. In particular, the senior management of OccuSystems and CRA determined to present to their respective Boards a proposed exchange ratio based on historical exchange ratios between the two companies and each company's contributions to anticipated earnings per share of Concentra.



    On April 11, 1997, Mr. Carlyle met in Boston with Lois E. Silverman, a member of the CRA Board, to familiarize Ms. Silverman with OccuSystems. In addition, Mr. Carlyle met with other members of the CRA Board and also met with members of CRA's senior management, who provided information and answered questions relevant to OccuSystems' due diligence investigation.



    On April 11, 1997, at a special meeting of the CRA Board, Mr. Larson discussed the proposed organizational chart for the combined company and, with Joseph F. Pesce, CRA's Chief Financial Officer, discussed in greater detail the potential cost savings and revenue enhancements, including administrative cost savings from redundant operations and customer cross-selling opportunities, from a combination of CRA and Occusystems. Representatives of Alex. Brown reviewed with the CRA Board the valuation methodologies to be utilized by Alex. Brown for purposes of its financial analysis of the proposed transaction and a summary of its due diligence findings. CRA's legal counsel provided an update on the status of negotiations regarding the Reorganization Agreement. It was the consensus of the CRA Board that the proposed business combination offered significant potential synergies and should be considered further. The potential synergies considered by the CRA Board were comprised of expense reduction, including a reduction in general and administrative costs, a reduction in facilities expenses, and a reduction in professional fees, and anticipated revenue increases attributable to customer cross-selling opportunities.


    On April 16, 1997, at a special meeting of the OccuSystems Board, members of OccuSystems' senior management, OccuSystems' legal counsel and representatives of DLJ made presentations to and reviewed with the OccuSystems Board the terms of the Mergers, the background of the Mergers, OccuSystems' alternatives to the Mergers, the strategic rationale for and potential benefits of the Mergers, a summary of due diligence findings, and the status of negotiations. At this meeting, DLJ made a presentation to the effect that the Exchange Ratio was fair to the holders of OccuSystems Common Stock from a financial point of view. See "-- Opinions of Financial Advisors -- Opinion of OccuSystems' Financial Advisor." After extensive consideration, the OccuSystems Board instructed OccuSystems' senior management and legal advisers to continue negotiations and deferred action regarding the Mergers until a special meeting of the OccuSystems Board to be held on April 21, 1997.

    On April 18, 1997, the CRA Board held a special meeting at which members of CRA's senior management made presentations to and reviewed with the CRA Board CRA's financial results for the quarter ended March 31, 1997, the status of continuing negotiations with OccuSystems, various compensation issues, and details regarding CRA senior management's plan for effective integration of the combined companies. CRA's legal counsel discussed the Stock Option Agreements to be signed by the companies and responded to questions from various directors. Representatives of Alex. Brown indicated that, subject to review of the final documentation for the Mergers, they believed Alex. Brown would be in a position to render a fairness opinion with respect to the proposed Exchange Ratio.

    On the afternoon of April 21, 1997, the CRA Board held a special telephonic meeting to consider and vote upon the Mergers. Following presentations by members of CRA's senior management and financial and legal advisors, including Alex. Brown's delivery of its opinion (see "-- Opinions of Financial Advisors -- Opinion of CRA's Financial Advisor"), and a summary of the results of the negotiations, the CRA Board determined by a unanimous vote of directors (i) that the transactions contemplated by the Reorganization Agreement were in the best interests of CRA, and (ii) that the Exchange Ratio is fair, from a financial point of view, to CRA. Subsequently, the CRA Board adopted and approved the Reorganization Agreement and the transactions contemplated thereby.

    Also on the afternoon of April 21, 1997, the OccuSystems Board held a special meeting to consider and vote upon the Mergers. The OccuSystems Board approved by a unanimous vote the Reorganization Agreement and the transactions contemplated thereby. See "-- Opinions of Financial Advisors -- Opinion of OccuSystems' Financial Advisor."

    On the evening of April 21, 1997, Concentra, OccuSystems, and CRA executed the Reorganization Agreement and CRA and OccuSystems entered into the Stock Option Agreements.

RECOMMENDATION OF OCCUSYSTEMS BOARD; OCCUSYSTEMS' REASONS FOR THE MERGERS

    THE OCCUSYSTEMS BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF OCCUSYSTEMS COMMON STOCK VOTE FOR THE OCCUSYSTEMS PROPOSAL.

    The OccuSystems Board believes that the terms of the Reorganization Agreement and the transactions contemplated thereby are in the best interests of OccuSystems and its stockholders. Accordingly, the OccuSystems Board has unanimously approved the Reorganization Agreement and recommends approval of the OccuSystems Proposal by the stockholders of OccuSystems.


    The OccuSystems Board considered a variety of factors in connection with its evaluation of the Mergers, including those risks and potential disadvantages of the Mergers relating to the stockholders and affiliates of OccuSystems described under the heading "RISK FACTORS AND CERTAIN CONSIDERATION." The OccuSystems Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.


    The OccuSystems Board believes that the combination of CRA and OccuSystems is a major step forward in the pursuit of OccuSystems' strategic objective of becoming the premier managed care services company for the workers' compensation and disability marketplaces. The OccuSystems Board considered the following strategic reasons for the Mergers:

    - The Mergers should establish Concentra as the premier managed care company in the workers' compensation and disability marketplace, offering the broadest spectrum of services in the industry.

    - CRA's broad geographic scope of operations throughout the United States and long-standing relationships with large insurers and self-insured employers should facilitate OccuSystems' strategy to continue to consolidate primary care physician practices specializing in occupational healthcare in new and existing markets and to develop clusters of occupational healthcare centers.

    - CRA's and OccuSystems' information systems, outcomes and cost data will provide Concentra with access to information across the entire continuum of care for work related injuries. This should strengthen Concentra's ability to market its medical services on a case rate and capitated basis.

    - CRA's PPO and expertise in case management services should strengthen OccuSystems' ability to develop vertically integrated networks of providers.

    - CRA's expertise in case management and specialized cost containment services should enhance OccuSystems' proprietary injury/illness management program.

    In connection with its approval and recommendation, the OccuSystems Board considered the following factors:


    - The OccuSystems Board considered information concerning the financial performance, financial condition, business operations and prospects of each of CRA and OccuSystems. The OccuSystems Board viewed these factors favorably and determined that they supported the Exchange Ratio and the conclusion that the Mergers are in the best interests of the stockholders of OccuSystems.



    - The OccuSystems Board considered the historical performance of the common stock of CRA and OccuSystems. The OccuSystems Board viewed this factor favorably and determined that it supported the Exchange Ratio and the conclusion that the Mergers are fair to OccuSystems' stockholders from a financial standpoint.



    - The OccuSystems Board considered the terms and conditions of the Reorganization Agreement, including the amount and form of consideration to be received by the stockholders of OccuSystems, the restrictions relating to solicitation of third party proposals including the provisions that prohibit OccuSystems, CRA and their affiliates from soliciting or encouraging alternative acquisition proposals, or subject to the fiduciary duties of their respective boards, from negotiating with any third party with respect to an alternative proposal, the termination provisions and the size, nature and events that would trigger the payment of the $10 million termination fee contained in the Reorganization Agreement (see "THE REORGANIZATION AGREEMENT -- Termination of the Reorganization Agreement" and "-- Termination Fees"). The OccuSystems Board determined that the terms of the Reorganization Agreement were favorable to the stockholders of OccuSystems. The OccuSystems Board recognized that the provisions limiting OccuSystems from soliciting or encouraging alternative proposals, and the termination fee provisions, would decrease the likelihood that a third party would offer to acquire OccuSystems. Nonetheless, the OccuSystems Board believed that such provisions were in the best interests of the CRA stockholders because they enhanced the likelihood that the Mergers would be accomplished, thereby providing the OccuSystems stockholders with the strategic benefits of the Mergers described above. The OccuSystems Board considered whether it was in the best interest of the OccuSystems stockholders to pursue other strategic alternatives, including a sale of OccuSystems, or remain an independent company. The OccuSystems Board decided that the proposed Mergers best addressed the interests of the OccuSystems stockholders because of the strategic benefits of the Mergers and because the Mergers would provide the OccuSystems stockholders with the benefits inherent in continued stock ownership.


    - The OccuSystems Board considered the terms and conditions of the Stock Option Agreements. The OccuSystems Board viewed these agreements favorably. Although the OccuSystems Board recognized that these agreements would decrease the likelihood that a third party would offer to acquire OccuSystems, the OccuSystems Board believed that the existence of these agreements would enhance the likelihood that the Mergers would be consummated and would provide OccuSystems with a significant benefit should a third party seek to acquire CRA.

    - The OccuSystems Board considered favorably that the Mergers would be tax-free for OccuSystems and its stockholders.

    - The OccuSystems Board considered favorably that the Mergers would be accounted for under the pooling of interest method of accounting.


    - The OccuSystems Board considered the possibility of achieving cost savings, operating efficiences and synergies from the Mergers that would not be available to OccuSystems on its own.

    In reaching its determination, the OccuSystems' Board consulted with OccuSystems' management, as well as OccuSystems' legal counsel and financial advisor, and considered the opinion of DLJ described below and the financial analyses performed by DLJ in connection therewith. The OccuSystems Board also considered favorably that it is a condition to OccuSystems' obligation to consummate the Mergers that the opinion of DLJ would not be withdrawn or materially modified. See "-- Opinion of Financial Advisors -- Opinion of OccuSystems' Financial Advisor."



    In considering the Reorganization Agreement, full disclosure was made to the OccuSystems Board of all benefits to insiders of OccuSystems and CRA, including the terms of employment and severance agreements, acceleration of certain OccuSystems options, and the long term incentive plans which are proposed to be adopted by Concentra. The OccuSystems Board determined that such benefits were appropriate, were necessary to attract, incentivize and retain key employees, and were in the best interests of the OccuSystems stockholders. The OccuSystems Board considered the effect on the non-affiliated stockholders of OccuSystems of the terms of the Reorganization Agreement, the risks associated with the Mergers (including the anticipated costs of the Mergers and the risks of not achieving anticipated synergies), and the benefits to the insiders of OccuSystems and CRA. After considering such factors, the OccuSystems Board concluded that the terms of the Reorganization Agreement were fair to the OccuSystems stockholders, that the potential strategic benefits arising from the Mergers outweighed any potential risks associated therewith, and the the benefits to insiders were appropriate, given their anticipated contributions and importance to the future success of Concentra.


RECOMMENDATION OF CRA BOARD; CRA'S REASONS FOR THE MERGERS

    THE CRA BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CRA COMMON STOCK VOTE FOR THE CRA PROPOSAL.

    The CRA Board believes that the terms of the Reorganization Agreement and the transactions contemplated thereby are in the best interests of CRA and its stockholders. Accordingly, the CRA Board has unanimously approved the Reorganization Agreement and recommends that the stockholders of CRA vote for the approval and adoption of the Reorganization Agreement and the transactions contemplated thereby.

    The CRA Board believes that the combination of CRA and OccuSystems is a major step forward in the pursuit of CRA's strategic objective of becoming the premier managed care services company for the workers' compensation and disability marketplaces. The CRA Board considered the following strategic reasons for the Mergers:

    - The ability to leverage OccuSystems' primary care expertise at the point of injury to influence the direction of care, as appropriate.

    - The ability to combine the strengths of national leaders in the workers' compensation and disability industries so as to create one national leader offering the broadest spectrum of services, which is increasingly being demanded by the marketplace.

    - The complementary nature of the business of CRA and OccuSystems, including the complementary nature of CRA's insurance-oriented customer base and OccuSystems' employer-oriented customer base.

    - The potential to utilize statistical information concerning the full spectrum of CRA's and OccuSystems' services made possible by both companies' investment in substantially compatible information technology.

    - The prospect of a combined company that will have a significantly larger market capitalization than CRA, and the resulting potential for greater liquidity for stockholders.

    - The potential for administrative cost savings and business synergies which the CRA Board believes could result from a combined company, including potentially better utilization or expansion of OccuSystems' network of treatment centers and a primary physician network that could be used by CRA to offer new fully integrated products to its customers.


    In connection with its approval and recommendation, the CRA Board considered the following factors:



(a) The CRA Board considered information concerning the financial performance, financial condition, business operations and prospects of each of CRA and OccuSystems. The CRA Board viewed these factors favorably and determined that they supported the Exchange Ratio and the conclusion that the Mergers are in the best interests of stockholders of CRA.



(b) The CRA Board considered the historical performance of the common stock of CRA and OccuSystems. The CRA Board viewed this factor favorably and determined that they supported the Exchange Ratio and the conclusion that the Mergers are fair to CRA stockholders from a financial standpoint.



(c) The CRA Board considered the terms and conditions of the Reorganization Agreement, including the amount and form of consideration to be received by the stockholders of CRA, the restrictions relating to solicitation of third party proposals, including the provisions that prohibit OccuSystems, CRA and their respective subsidiaries, and their respective Directors, officers, employees and representatives, from soliciting or encouraging any alternative acquisition proposals, or subject to the fiduciary duties of their respective boards, from negotiating with any third party with respect to an alternative proposal, the termination provisions and the size, nature and events that would trigger the payment of the $10 million termination fee contained in the Reorganization Agreement (see "THE REORGANIZATION AGREEMENT -- Termination of the Reorganization Agreement" and "-- Termination Fees"). The CRA Board determined that the terms of the Reorganization Agreement were favorable to the stockholders of CRA. The CRA Board recognized that the provisions limiting CRA and OccuSystems from soliciting or encouraging alternative proposals, and the termination fee provisions, would decrease the likelihood that a third party would offer to acquire CRA. Nonetheless, the CRA Board felt that such provisions were in the best interests of the CRA stockholders because they enhanced the likelihood that the Merger would be accomplished, thereby providing the CRA stockholders with the strategic benfits of the Mergers outlined above. The CRA Board considered whether it was in the best interest of the CRA stockholders to pursue other strategic alternatives, including a sale of CRA, or remain an independent company. The CRA Board decided that the proposed Mergers best addressed the interests of the CRA stockholders because of the strategic benefits of the Mergers, and because effectuation of the Mergers would provide the CRA stockholders with the benefits inherent in continued stock ownership.


(d) The CRA Board considered the terms and conditions of the Stock Option Agreements. The CRA Board viewed these Agreements favorably, because although the CRA Board recognized that these Agreements would decrease the likelihood that a third party would offer to acquire CRA, the CRA Board felt that the existence of these Agreements would enhance the likelihood that the Mergers would be consummated and would provide CRA with a significant benefit should a third party seek to acquire OccuSystems.

(e) The CRA Board considered that the transaction would be tax-free for CRA and the CRA stockholders, which the CRA Board viewed favorably because the CRA stockholders would not be currently taxed.

(f) The CRA Board considered that the Mergers would be accounted for under the pooling of interest method of accounting, which the Board viewed favorably because of the impact that such accounting treatment would have on the financial reporting and earnings per share of Concentra.

(g) The CRA Board considered that the transaction had been structured as a merger of equals, which the CRA Board viewed favorably because it concluded that the structure accurately reflected the contributions which CRA would make to the combined company and would provide the CRA stockholders with the benefit of continuity at the Board and management levels.


(h) The CRA Board considered the possibility of achieving cost savings, operating efficiences and synergies as a result of consummating the Mergers which would not be available to CRA on its own, which the CRA Board viewed favorably, because such savings, efficiencies and synergies would redound to the benefit of the stockholders of CRA and should be reflected in the future stock performance of Concentra.



    In reaching its determination, the CRA Board consulted with CRA management, as well as CRA's legal counsel and financial advisor, and considered the opinion of Alex. Brown described below and the financial analyses performed by Alex. Brown in connection therewith. The CRA Board also considered favorably that it is a condition to CRA's obligation to consummate the Mergers that the opinion of Alex. Brown not be withdrawn or materially modified. See "-- Opinion of Financial Advisors -- Opinion of CRA's Financial Advisor." In light of the variety of factors considered in connection with its evaluation of the Reorganization Agreement, the CRA Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination, and individual directors may have given different weights to different factors.



    In considering the proposed Reorganization Agreement, full disclosure was made to the CRA Board of all benefits to insiders of OccuSystems and CRA, including the terms of employment and severance agreements, acceleration of certain OccuSystems options, and the long term incentive plans which are proposed to be adopted by Concentra. The CRA Board determined that such benefits were appropriate, were necessary to attract, incent and retain key employees, and were in the best interest of the CRA stockholders. The CRA Board considered the effect on the non-affiliated stockholders of CRA of the terms of the Reorganization Agreement, the risks associated with the Mergers (including the anticipated costs of the Mergers and the risk of not achieving anticipated synergies), and the benefits to the insiders of OccuSystems and CRA. After carefully considering such factors, the CRA Board concluded that the terms of the Reorganization Agreement were fair to the CRA stockholders, that the potential strategic benefits arising from the Mergers outweighed any potential risks associated therewith, and that the benefits to insiders were appropriate, given their anticipated contributions and importance to the future success of Concentra.


OPINIONS OF FINANCIAL ADVISORS

    OPINION OF OCCUSYSTEMS' FINANCIAL ADVISOR

    On March 27, 1997, OccuSystems engaged DLJ to act as its exclusive financial advisor in connection with the Reorganization Agreement. On April 16, 1997, DLJ made a presentation to the OccuSystems Board, which DLJ confirmed by delivery of its written opinion dated April 21, 1997 (the "DLJ Opinion"), to the effect that, as of April 21, 1997, and based upon and subject to the assumptions, limitations and qualifications set forth in its opinion, the Exchange Ratio was fair to the holders of OccuSystems Common Stock from a financial point of view.

    THE FULL TEXT OF THE DLJ OPINION IS SET FORTH AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY FOR A DISCUSSION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

    The DLJ Opinion was prepared for the OccuSystems Board and addresses only the fairness of the Exchange Ratio to the holders of OccuSystems Common Stock from a financial point of view and does not constitute a recommendation to any stockholder of OccuSystems as to how such stockholder should vote at the OccuSystems Meeting. The DLJ Opinion does not constitute an opinion as to the price at which Concentra Common Stock will actually trade at any time. The type and amount of consideration for the

Mergers was determined in arms' length negotiations between OccuSystems and CRA. DLJ advised OccuSystems in the negotiations. OccuSystems did not impose any restrictions or limitations on DLJ with respect to the investigations made or procedures followed by DLJ in rendering its opinion. OccuSystems did not request DLJ to, nor did DLJ, solicit the interest of any other party in acquiring OccuSystems.

    In arriving at the DLJ Opinion, DLJ reviewed drafts of the Reorganization Agreement, the OccuSystems Stock Option Agreement and the CRA Stock Option Agreement. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by OccuSystems and CRA, including information provided during discussions with their respective managements. This information included financial projections of OccuSystems for the period beginning January 1, 1997, and ending on December 31, 2001, prepared by the management of OccuSystems, and financial projections of CRA for the period beginning January 1, 1997, and ending on December 31, 2001, prepared by the management of CRA. In addition, DLJ compared certain financial and securities data of OccuSystems and CRA with various other companies that DLJ deemed to be relevant whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of OccuSystems Common Stock and CRA Common Stock and reviewed such other financial studies and analyses, and performed such other investigations, as DLJ deemed appropriate for purposes of its opinion.

    In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available from public sources, that was provided by OccuSystems and CRA or their respective representatives, or that was otherwise reviewed by DLJ. In particular, DLJ relied upon the estimates of the management of OccuSystems of the operating synergies achievable as a result of the Mergers (the "Operating Synergies"), which DLJ discussed with the management of CRA. With respect to the financial projections supplied to DLJ, DLJ assumed that such projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of OccuSystems and CRA as to the future operating and financial performance of OccuSystems and CRA, respectively. DLJ did not assume any responsibility for making an independent evaluation of OccuSystems' assets or liabilities or for making any independent verification of any of the information reviewed by DLJ.

    The DLJ Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of the DLJ Opinion. The following is a summary of the presentation made by DLJ to the OccuSystems Board at the meeting on April 16, 1997.

    CONTRIBUTION ANALYSIS. DLJ analyzed the relative contributions of OccuSystems and CRA to revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), pre-tax income and net income, as if OccuSystems and CRA were a combined entity. Such analysis was completed for various periods of time, including among others, for calendar year 1996, after giving pro forma effect to CRA's Focus Healthcare Management, Inc., Prompt Associates, Inc. and QMC3, Inc. acquisitions, as if each acquisition had occurred on January 1, 1996 ("Pro Forma 1996"), and for the projected calendar years 1997 and 1998. Based on Pro Forma 1996, OccuSystems' revenues, EBITDA, EBIT, pre-tax income and net income represent 46.6%, 54.5%, 52.1%, 49.1% and 52.2%, respectively, of the combined entity. Based on projected 1997, OccuSystems' revenues, EBITDA, EBIT, pre-tax income and net income represent 48.6%, 58.3%, 56.4%, 52.6% and 56.3%, respectively, of the combined entity. Based on projected 1998, OccuSystems' revenues, EBITDA, EBIT, pre-tax income and net income represent 51.4%, 61.9%, 60.4%, 57.2% and 59.3%, respectively, of the combined entity. The shares of Concentra Common Stock (including shares underlying all outstanding options, calculated using the treasury method) to be issued to the holders of OccuSystems Common Stock in accordance with the Exchange Ratio represents approximately 57.8% of the outstanding shares of Concentra Common Stock pro forma for the Mergers (the "OccuSystems Ownership Percentage"), based on the number of shares of OccuSystems Common Stock and CRA Common Stock outstanding in March 1997.

    EARNINGS PER SHARE IMPACT ANALYSIS. DLJ analyzed the pro forma effects on OccuSystems' earnings per share ("EPS") of the Mergers, including the Operating Synergies as forecasted by the management of OccuSystems, for various periods of time, including among others, for Pro Forma 1996 and projected calendar years 1997 and 1998. This analysis was based on a number of assumptions, including among other things, the cost of integrating the operations of OccuSystems and CRA, estimated amounts and timing of implementation of the Operating Synergies, the projected financial performance of OccuSystems and CRA and prevailing interest rates. The analysis indicated that the Mergers, accounted for as a pooling of interests, with the benefit of the Operating Synergies but excluding one-time expenses related to the Mergers, is accretive to OccuSystems' stand-alone EPS for each of Pro Forma 1996 and projected calendar years 1997 and 1998 by 11.1%, 6.3% and 11.2%, respectively.

    HISTORICAL TRADING RELATIONSHIP. DLJ analyzed the historical trading relationship of CRA Common Stock and OccuSystems Common Stock over the time periods noted below. For each period selected, the high, low and average ratios were calculated by dividing the closing price of CRA Common Stock by the closing price of OccuSystems Common Stock for each day during such period. The time periods (each ending April 15, 1997) selected for analysis were as follows: last 12 months, last 120 trading days, last 60 trading days, last 20 trading days, last ten trading days, last five trading days and at the close of trading on April 15, 1997. The average ratios or actual ratio, as the case may be, of the closing price of CRA Common Stock to those of OccuSystems Common Stock for each of the aforementioned time periods or days were 1.6332, 1.8167, 1.8848, 1.8366, 1.9669, 2.1083 and 2.1060, respectively.

    DISCOUNTED CASH FLOW ANALYSIS. DLJ performed a discounted cash flow ("DCF") analysis for the five-year period ended December 31, 2001 on the stand-alone, unlevered free cash flows of OccuSystems and Concentra, which were based upon financial projections provided by OccuSystems' management and CRA's management and which included the Operating Synergies. The unlevered free cash flows were calculated for each of OccuSystems and Concentra based on projected EBIT minus income taxes, minus projected capital expenditures, plus or minus projected changes in working capital and plus projected depreciation and amortization expenses. DLJ calculated terminal values by applying a range of EBITDA multiples of 8.0x to 12.0x to the projected calendar year 2001 EBITDA of OccuSystems and Concentra, respectively. The equity value was determined by discounting the unlevered free cash flows and terminal values to the present using a range of discount rates of 11.0% to 15.0%, representing an estimated range of the weighted average cost of capital of each of OccuSystems and Concentra. DLJ then applied the OccuSystems Ownership Percentage to the DCF analysis of Concentra to establish the value of OccuSystems stockholders' interest in Concentra. Based on this analysis, DLJ calculated equity values of OccuSystems stand-alone ranging from $476.3 million to $883.1 million and of OccuSystems stockholders' interest in Concentra ranging from $497.5 million to $884.9 million.

    The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the principal elements of the presentation made by DLJ to the OccuSystems Board on April 16, 1997. The preparation of a fairness opinion involves various judgments as to appropriate methods of financial analysis to be applied to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not conclude whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the Exchange Ratio from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of each analysis in light of each other and ultimately reached its opinion based on the results of its analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by such analyses.

    RELATIONSHIP BETWEEN OCCUSYSTEMS, CRA AND DLJ. DLJ is a nationally recognized investment banking firm that has substantial experience in health care related businesses and is familiar with OccuSystems, CRA and their respective businesses. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    Pursuant to the letter agreement, dated March 27, 1997, between OccuSystems and DLJ (the "DLJ Engagement Letter"), DLJ received a fee of $800,000 at the time OccuSystems requested DLJ to deliver its opinion to the OccuSystems Board and is entitled to (i) an additional fee of $50,000 for each update of the DLJ Opinion delivered by DLJ to the OccuSystems Board and (ii) a transaction fee equal to $1,800,000 (less any other fees paid pursuant to the DLJ Engagement Letter) payable upon consummation of the Mergers. In addition, OccuSystems has agreed to reimburse DLJ for certain out-of-pocket expenses, and to indemnify DLJ for certain liabilities and expenses, arising out of the Mergers or the transactions in connection therewith, including liabilities under federal securities laws. The terms of the fee arrangement with DLJ, which OccuSystems and DLJ believe are customary in transactions of this nature, were negotiated at arms' length between OccuSystems and DLJ, and the OccuSystems Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Mergers.

    DLJ has performed investment banking and other services for OccuSystems in the past and has been compensated for such services. Those services have included serving as (i) lead manager of OccuSystems' initial public offering in May 1995, (ii) lead manager of a secondary equity offering in March 1996 and
(iii) lead manager of a convertible subordinated notes offering in December 1996, in each case, for which DLJ received usual and customary compensation. In addition, an affiliate of DLJ has invested an aggregate of $12.5 million in debt and equity securities of Concentra Development Corp., an entity to which OccuSystems provides certain management and administrative services.

    In the ordinary course of business, DLJ actively trades debt and equity securities of OccuSystems for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    OPINION OF CRA'S FINANCIAL ADVISOR

    CRA engaged Alex. Brown to act as its exclusive financial advisor in connection with the Mergers. On April 21, 1997, at a meeting of the CRA Board held to evaluate the proposed Mergers, Alex. Brown rendered to the CRA Board an opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair from a financial point of view to the holders of CRA Common Stock. No limitations were imposed by the CRA Board upon Alex. Brown with respect to the investigations made or the procedures followed by it in rendering its opinion.

    The full text of the written opinion of Alex. Brown dated April 21, 1997, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix E to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. Alex. Brown's opinion is directed to the CRA Board, addresses only the fairness of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the CRA Meeting. The summary of the opinion of Alex. Brown set forth in this Joint Proxy Statement/ Prospectus is qualified in its entirety by reference to the full text of such opinion.

    In connection with its opinion, Alex. Brown reviewed certain publicly available financial information and other information concerning CRA and OccuSystems and certain internal analyses and other information furnished to Alex. Brown by CRA and OccuSystems. Alex. Brown also held discussions with members of the senior managements of CRA and OccuSystems regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, Alex. Brown (i) reviewed the reported prices and trading activity for both the CRA Common Stock and OccuSystems Common Stock,
(ii) compared certain financial and stock market information for CRA and OccuSystems with similar information of certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of recent business combinations which Alex. Brown deemed comparable in whole or in part, and (iv) performed such other studies and analyses and considered such other factors as Alex. Brown deemed appropriate.

    As described in its opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with Alex. Brown for purposes of its opinion. With respect to the information relating to the prospects of CRA and OccuSystems, Alex. Brown assumed that such information reflected the best currently available judgments and estimates of the managements of CRA and OccuSystems as to the likely future financial performances of their respective companies and of the combined company. Alex. Brown did not make nor was it provided with an independent evaluation or appraisal of the assets of CRA and OccuSystems. Alex. Brown's opinion was based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion. Although Alex. Brown evaluated the Exchange Ratio from a financial point of view, the type and amount of consideration payable in the Mergers was determined through negotiation between CRA and OccuSystems. Alex. Brown's opinion does not constitute an opinion as to the price at which the Concentra Common Stock will actually trade at any time.

    The following is a summary of the material analyses and factors considered by Alex. Brown in connection with its opinion to the CRA Board dated April 21, 1997:

    STOCK TRADING HISTORY. Alex. Brown reviewed the historical trading volumes and market prices for the CRA Common Stock and the OccuSystems Common Stock and the implied historical exchange ratio of the CRA Common Stock and the OccuSystems Common Stock (the closing price of the OccuSystems Common Stock divided by the closing price of the CRA Common Stock) based on such market prices as of the 10 trading days, 20 trading days, three-month period and six-month period preceding April 18, 1997 (the last trading day prior to the execution of the Reorganization Agreement). This analysis indicated average exchange ratios for the CRA Common Stock and the OccuSystems Common Stock as of the 10 trading days, 20 trading days, three-month period and six-month period preceding April 18, 1997 of approximately 0.48, 0.53, 0.53 and 0.55, respectively, as compared to the OccuSystems Exchange Ratio divided by the CRA Exchange Ratio, which equates to 0.56.

    CONTRIBUTION ANALYSIS. Alex. Brown analyzed the relative contributions of CRA and OccuSystems to the estimated revenues, EBITDA, EBIT and net income of Concentra for the latest 12 months ended December 31, 1996, the estimated revenues, EBITDA and net income of Concentra for fiscal 1997, and the estimated net income of Concentra for fiscal 1998 and 1999, based on internal estimates of the managements of CRA and OccuSystems, and compared such contributions to the pro forma ownership of Concentra by the holders of CRA Common Stock. This analysis indicated that (i) for the latest 12 months ended December 31, 1996, CRA would have contributed approximately 51% of the revenues, 43% of EBITDA, 47% of EBIT and 48% of the net income of Concentra, (ii) in fiscal 1997, CRA would contribute approximately 51% of the revenues, 43% of EBITDA and 44% of the net income of Concentra and (iii) in fiscal 1998 and 1999, CRA would contribute approximately 41% and 39%, respectively, of the net income of Concentra. Based on the Exchange Ratio, current holders of CRA Common Stock would own approximately 42% of Concentra upon consummation of the Mergers.

    EARNINGS PER SHARE IMPACT ANALYSIS. Alex. Brown analyzed the pro forma effect of the Mergers on the EPS of CRA in fiscal 1997 (pro forma as if the Mergers had occurred on January 1, 1997), 1998 and 1999, based on internal estimates of the management of CRA and OccuSystems and assuming certain cost savings and other potential synergies anticipated by such managements to result from the Mergers, including administrative cost savings from redundant operations and customer cross-selling opportunities, in the aggregate amount of between $2.5 million and $8.8 million, were achieved. This analysis indicated that the Mergers could be slightly dilutive to CRA's EPS in 1997 (pro forma) and accretive to CRA's EPS in fiscal 1998 and 1999. The actual operating or financial results achieved by Concentra may vary from projected results and variations may be material as a result of business and market risks, the timing and amount of synergies, the costs associated with achieving such synergies and other factors.



    DISCOUNTED CASH FLOW ANALYSIS. Alex. Brown performed a discounted cash flow analysis of OccuSystems to estimate the present value of the stand-alone, unlevered, after-tax free cash flows that OccuSystems could generate over the five-year period ending December 31, 2001, based on internal estimates of the management of OccuSystems. After-tax cash flows were calculated as the after-tax EBIT of OccuSystems, plus depreciation and amortization, less net investment in non-cash working capital, capital expenditures and expenditures for acquisitions. Terminal values for OccuSystems were calculated by applying multiples ranging from 10.0x to 15.0x to the projected EBITDA of OccuSystems. The cash flow streams and terminal values were then discounted to present value utilizing discount rates ranging from 12.5% to 17.5%. This analysis yielded an equity reference range for OccuSystems of between $21.32 and $41.25 per share, as compared to the equity value implied by the Exchange Ratio of approximately $22.26 per share based on the closing price of CRA Common Stock on April 18, 1997.


    ANALYSIS OF SELECTED MERGERS OF EQUALS TRANSACTIONS. Alex. Brown reviewed certain merger of equals transactions which it deemed comparable in whole or in part to the Mergers, based on, among other things, relative market values; pro forma ownership; relative exchange ratios; historical stock price movements; and composition of management and board of directors. Specifically, Alex. Brown reviewed the following 17 transactions which resulted in equal representation of each company on the board of directors of the combined company: Morgan Stanley Group, Inc./Dean Witter, Discover & Co.; Morton International/Autoliv AB; Applied Bioscience International, Inc./Pharmaceutical Product Development, Inc.; NYNEX Corporation/Bell Atlantic Corporation; Pharmacia AB/The Upjohn Company; Scott Paper Company/Kimberly-Clark Corporation; Abbey Healthcare Group, Inc./Homedco Group, Inc.; Vestar, Inc./ Nexagen, Inc.; Dibrill Brothers, Inc./Monk-Austin, Inc.; Lockheed Corporation/Martin Marietta Corporation; Babbage's Inc./Software Etc. Stores, Inc.; Synoptics Communications/Wellfleet Communications, Inc.; Price Company/Costco Wholesale Corp.; Critical Care America, Inc./Medical Care International, Inc.; Iowa Resources, Inc./Midwest Energy Company; Morino, Inc./Duquesne Systems, Inc.; and Teleconnect, Inc./SouthernNet, Inc. (the "Selected Transactions"). Alex. Brown calculated the percentage premium or discount of the exchange ratios in the Selected Transactions relative to the stock market prices of the companies involved in the Selected Transactions 30 days prior to public announcement of the Selected Transaction. Alex. Brown compared the average premium paid by the company whose chief executive officer continued as the chief executive officer of the combined company with the implied premium payable in the Mergers. This analysis indicated a range of premiums (excluding outliers) in the Selected Transactions of approximately (15%) to 33% (with an average of 8%), as compared to a premium of approximately 2% to 16% in the Mergers based on historical exchange ratios of the CRA Common Stock and the OccuSystems Common Stock over various periods ending April 18, 1997.


    HISTORICAL AND PRO FORMA COMPARISON. In rendering its opinion, Alex. Brown also reviewed, among other things, (i) the historical and pro forma financial profile of CRA, OccuSystems and Concentra, (ii) movements in the CRA Common Stock, the OccuSystems Common Stock and the S&P 500 Index, (iii) the historical and pro forma equity values and trading multiples of CRA and OccuSystems and other physician practice management and specialty managed care companies in order to ascertain the valuations attributed to such companies by the public markets, (iv) growth rate estimates of selected investment banking firms with respect to CRA, OccuSystems and other physician practice management and specialty managed care companies and (v) the pro forma ownership of Concentra. The foregoing factors were confirmatory or informational in nature and were reviewed by Alex. Brown as points of reference to provide additional perspectives in the evaluation of the Exchange Ratio.


    The summary set forth above does not purport to be a complete description of the opinion of Alex. Brown to the CRA Board of Directors or the financial analyses performed and factors considered by Alex. Brown in connection with its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In performing its analyses, Alex. Brown made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CRA and OccuSystems. No company, transaction or business used in such analyses as a comparison is identical to CRA, OccuSystems, Concentra or the proposed Mergers, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Alex. Brown's opinion and financial analyses were only one of many factors considered by the CRA Board in its evaluation of the proposed Mergers and should not be viewed as determinative of the views of the CRA Board or management with respect to the Exchange Ratio or the Mergers.

    RELATIONSHIP BETWEEN CRA, OCCUSYSTEMS AND ALEX. BROWN. Alex. Brown is a nationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. CRA selected Alex. Brown to serve as its financial advisor based on Alex. Brown's reputation and health care expertise as well as its familiarity with CRA, OccuSystems and their respective businesses. In the past, Alex. Brown has provided financial advisory services to CRA and has acted as lead-managing underwriter with respect to CRA Common Stock offerings. Alex. Brown also has acted as co-managing underwriter with respect to OccuSystems Common Stock and OccuSystems Notes offerings. Alex. Brown maintains a market in CRA Common Stock and OccuSystems Common Stock and regularly publishes research reports regarding the health care industry and the businesses and securities of CRA and OccuSystems and other publicly-owned companies in that industry. In the ordinary course of business, Alex. Brown may actively trade the securities of both CRA and OccuSystems for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of CRA and OccuSystems.

    Pursuant to the terms of Alex. Brown's engagement, CRA has agreed to pay Alex. Brown for its financial advisory services in connection with the Mergers an aggregate fee of $3.8 million, including a fee of $750,000 payable in connection with the delivery of Alex. Brown's opinion. In addition, CRA has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Alex. Brown and certain related parties against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    In considering the respective recommendations of the OccuSystems Board and the CRA Board with respect to the Reorganization Agreement and the transactions contemplated thereby, stockholders of OccuSystems and CRA should be aware that certain members of the management of OccuSystems and CRA and the OccuSystems Board and the CRA Board have certain interests in the Mergers that are different from, or in addition to, the interests of stockholders of OccuSystems and CRA generally.

    OCCUSYSTEMS

    DIRECTORS AND EXECUTIVE OFFICERS OF CONCENTRA. John K. Carlyle, Robert W. O'Leary, Robert A. Ortenzio and Paul B. Queally, each of whom is a current director of OccuSystems, will become directors of Concentra. In addition, certain executive officers of OccuSystems, including John K. Carlyle, Daniel J. Thomas, Richard A. Parr II, W. Thomas Fogarty, M.D. and James M. Greenwood, are executive officers (or, in the case of Mr. Carlyle, Chairman) of Concentra and parties to employment agreements with Concentra that become effective upon consummation of the Mergers. In addition, Dr. Richard D. Rehm, a director of OccuSystems, has entered into an agreement to terminate his existing employment agreement upon effectiveness of the Mergers in consideration of the payment by OccuSystems to Dr. Rehm of a $74,000 lump sum amount. See "MANAGEMENT OF CONCENTRA."


    STOCK OPTION PROGRAMS. At the Effective Time, each outstanding OccuSystems Option shall be converted into an option to purchase shares of Concentra Common Stock, as provided below. Following the Effective Time, each such OccuSystems Option will be exercisable for the same number of shares, and at the same exercise price, as are in effect for such OccuSystems Option at the Effective Time. As of March 31, 1997, directors and executive officers of OccuSystems held outstanding OccuSystems Options to purchase 1,292,800 shares of OccuSystems Common Stock at exercise prices ranging from $3.00 to $25.88 per share. All of the OccuSystems Options were granted pursuant to OccuSystems' employee benefit plans except that 20,000 options were granted in 1991 prior to OccuSystems' adoption of stock based employee benefit plans. Consummation of the Mergers will constitute a "change in control" under certain OccuSystems Options held by certain of OccuSystems' directors and executive officers. As a result, OccuSystems Options to purchase an aggregate of 387,075 shares of OccuSystems Common Stock that would not otherwise vest and become exercisable until certain dates after the Effective Time will, by virtue of consummation of the Mergers, vest and become exercisable as of the Effective Time. The following OccuSystems officers and directors hold the following options which will vest as a result of the consummation of the Mergers: John K. Carlyle, options to purchase 125,000 shares Thomas Fogarty, M.D., options to purchase 30,825 shares; James M. Greenwood, options to purchase 56,250 shares; Richard A. Parr II, options to purchase 50,000 shares; Richard Rehm, M.D., options to purchase 50,000 shares; and Daniel J. Thomas, options to purchase 75,000 shares.


    EMPLOYEE BENEFIT PLANS. The Reorganization Agreement provides that, immediately following the Effective Time, Concentra will cause employee benefit plans to be in effect for the benefit of OccuSystems' employees that are reasonably comparable in the aggregate to the employee benefit plans that were in effect prior to the Effective Time.

    CRA

    DIRECTORS AND EXECUTIVE OFFICERS OF CONCENTRA. Following the Mergers, Donald J. Larson, Lois E. Silverman, George H. Conrades and Mitchell T. Rabkin, M.D., each of whom is a current director of CRA, will become members of the Concentra Board of Directors. In addition, certain executive officers of CRA, including Donald J. Larson, John A. McCarthy, Jr., Joseph F. Pesce and Peter R. Gates, are executive officers of Concentra and parties to employment agreements with Concentra that become effective upon consummation of the Mergers. See "THE MERGER -- Interests of Certain Persons in the Mergers." In addition, Ms. Lois E. Silverman, CRA's Chairman, has entered into an agreement to terminate her existing employment agreement upon effectiveness of the Mergers in consideration of the payment by CRA of a $300,000 lump sum amount. See "MANAGEMENT OF CONCENTRA."

    STOCK OPTION PROGRAMS. The Reorganization Agreement provides that, at the Effective Time, each outstanding option or right to purchase shares of CRA Common Stock (a "CRA Option") shall be converted into an option to purchase shares of Concentra Common Stock. Following the Effective Time, each such CRA Option will be exercisable upon the same terms and conditions as are in effect for such CRA Option at the Effective Time, except that (i) each such CRA Option will be exercisable for that number of shares of Concentra Common Stock equal to the product of (x) the number of shares of CRA Common Stock for which such CRA Option was exercisable and (y) the CRA Ratio and (ii) the exercise price of such CRA Option will be equal to the exercise price of such option as of the date of the Reorganization Agreement divided by the CRA Ratio. As of June 30, 1997, directors and executive officers of CRA held outstanding CRA Options to purchase 434,320 shares of CRA Common Stock at exercise prices ranging from $5.89 to $49.25 per share. Consummation of the Mergers will not accelerate the vesting or exercisability of any of the CRA Options.


    EMPLOYEE BENEFIT PLANS. The Reorganization Agreement provides that, immediately following the Effective Time, Concentra will cause employee benefit plans to be in effect for the benefit of CRA's employees that are reasonably comparable in the aggregate to the employee benefit plans that were in effect prior to the Effective Time.

    CONCENTRA

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Reorganization Agreement provides that, from and after the Effective Time, Concentra will indemnify, defend and hold harmless to the fullest extent that OccuSystems or CRA would have been permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of OccuSystems or CRA (individually an "Indemnified Party" and collectively the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. The Reorganization Agreement also provides that Concentra will maintain, and cause OccuSystems and CRA to keep in effect, provisions of their charter and bylaws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under applicable law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' rights of exculpation and indemnification. The Reorganization Agreement also provides that, for period of six years after the Effective Time, directors' and officers' liability insurance will be maintained covering the Indemnified Parties who are currently covered, in their capacities as directors and officers, by OccuSystems' and CRA's existing directors' and officers' liability insurance policies on terms no less advantageous to the Indemnified Parties than such existing insurance to the extent such coverage can be maintained or procured by the payment of an annual premium not exceeding one and one-half times the current annual premium paid by OccuSystems for its existing coverage (which current annual premium is approximately $110,000).


    EMPLOYMENT AGREEMENTS. Concentra has entered into employment agreements with its Chairman of the Board and each of its executive officers. The employment agreements provide for base salaries as follows: Mr. Carlyle, $340,000; Mr. Larson, $350,000; Mr. McCarthy, $260,000; Mr. Parr, $230,000; Mr.
Pesce, $260,000; Mr. Thomas, $260,000; Dr. Fogarty, $240,000; Mr. Gates,
$230,000; and Mr. Greenwood, $230,000 (each being an "Officer"). Each of the employment agreements also provide that bonuses, if any, will be paid at the discretion of Concentra's Board of Directors and allows participation in any employee benefit plan adopted by Concentra for its employees. The term of each of the agreements is two years. Each of the agreements entitles each such individual to receive severance payments if Concentra (i) terminates the employment agreement without Cause (as defined in the employment agreement),
(ii) the Officer terminates the agreement for Good Reason (as defined in the employment agreement, which, for Mr. Carlyle, includes ceasing to be Chairman of the Board of

Concentra for any reason) or (iii) Concentra does not renew the employment agreement other than because of death or disability of the Officer. Such severance payments shall equal two years' base salary for Messrs. Carlyle and Larson and one year's base salary for each of the other Officers. In addition, restricted stock and stock options to purchase an aggregate of 330,000 shares granted by OccuSystems to Messrs. Carlyle, Thomas, Parr, Fogarty and Greenwood will accelerate upon termination of such Officers by Concentra without Cause or by such Officers for Good Reason.

    REGISTRATION RIGHTS AGREEMENT. Lois E. Silverman, Chairman of the Board of CRA, Donald J. Larson, President and Chief Executive Officer of CRA, and CRA are parties to a Registration Rights Agreement dated March 8, 1994 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, Ms. Silverman and Mr. Larson were granted the right to require CRA to file up to three registration statements under the Securities Act on their behalf. CRA also granted Ms. Silverman and Mr. Larson the right to register the sale of their shares on any registration statement (except one on Form S-4 or S-8 or any successor thereto) filed by CRA, subject to certain limitations. Concentra has agreed to enter into an Agreement of Acceptance pursuant to which Concentra will assume the obligations of CRA under the Registration Rights Agreement and will grant Lois E. Silverman and Donald J. Larson the right to register shares of Concentra Common Stock on the same terms as in the Registration Rights Agreement.

ACCOUNTING TREATMENT

    OccuSystems and CRA have received a "pooling letter" from Arthur Andersen LLP, their independent public accountants, dated April 21, 1997, to the effect that the Mergers will be treated as a pooling-of-interests for accounting purposes. Under this method of accounting, the assets and liabilities of OccuSystems and CRA will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of OccuSystems and CRA for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for fiscal years prior to the Mergers will be combined and reported as the results of operations of the combined company.

    Consummation of the Mergers is conditioned upon OccuSystems and CRA receiving an opinion, dated the Closing Date of the Mergers, to the effect that the business combination to be effected by the Mergers would be properly accounted for as a pooling of interests for accounting purposes. See "THE REORGANIZATION AGREEMENT -- Conditions to the Mergers." Certain events, including certain transactions with respect to OccuSystems Common Stock or CRA Common Stock by affiliates of OccuSystems or CRA, respectively, may prevent the Mergers from qualifying as a pooling of interests for accounting purposes. See "THE MERGERS -- Resale Restrictions."

OCCUSYSTEMS NOTES

    Contemporaneously with the Mergers, Concentra will assume an aggregate principal amount of $97,750,000 of OccuSystems's outstanding 6% Convertible Subordinated Notes due 2001 (the "OccuSystems Notes"). The OccuSystems Notes are currently convertible into OccuSystems Common Stock and, subsequent to the Mergers, the OccuSystems Notes will be convertible into 3,291,246 shares of Concentra Common Stock, subject to adjustment in certain events. Consummation of the Mergers will not constitute a change in control under the Indenture governing the OccuSystems Notes. After the Mergers, the OccuSystems Notes will be unsecured general obligations of Concentra, subordinated in right of payment to all existing and future Senior Indebtedness (as defined in such indenture) of Concentra. See "DESCRIPTION OF CONCENTRA CAPITAL STOCK -- Convertible Subordinated Notes."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    The following is a summary of the tax opinion received by OccuSystems from Vinson & Elkins L.L.P. and the tax opinion received by CRA from Hutchins, Wheeler & Dittmar, a Professional Corporation, concerning the material federal income tax consequences of the Mergers. Such tax opinions are based upon current provisions of the Code, existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. No attempt has been made to comment on all federal income tax consequences of the Mergers that may be relevant to particular holders in light of their personal investment circumstances or to holders that are subject to special rules under the federal income tax laws such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets. The opinions also do not address any aspects of state, local or foreign taxation. Holders of OccuSystems Common Stock and CRA Common Stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Mergers in light of their personal circumstances and the consequences under state, local and foreign tax laws.



    Such opinions are subject to certain assumptions and based on certain representations of OccuSystems, CRA and Concentra including representations that the historic stockholders of OccuSystems and CRA will retain a significant continuing equity interest in Concentra and that substantially all of the assets of OccuSystems and CRA will be retained by Concentra. No ruling from the Internal Revenue Service (the "IRS") has been or will be requested in connection with the Mergers. Stockholders of OccuSystems and CRA should be aware that such opinions are not binding on the IRS and no assurance can be given that the IRS will not adopt a contrary position or that the IRS position would not be sustained by a court.



    Based upon the representation letters referenced above, which will be confirmed by OccuSystems, CRA and Concentra prior to the closing of the Mergers,
(i) it is the opinion of Vinson & Elkins L.L.P. that the OccuSystems Merger will be treated for federal income tax purposes as a reorganization described in
Section 368(a) of Code and that the federal income tax consequences to OccuSystems and to the holders of OccuSystems Common Stock will be as described below under the heading "Treatment of OccuSystems and Holders of OccuSystems Common Stock" and (ii) it is the opinion of Hutchins, Wheeler & Dittmar, a Professional Corporation, that the CRA Merger will be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code or a transfer of property to Concentra by the holders of CRA Common Stock governed by
Section 351 of the Code, or both and that the federal income tax consequences to CRA and to holders of CRA Common Stock will be as described below under the heading "Treatment of CRA and Holders of CRA Common Stock." It is a condition to the obligations of OccuSystems and CRA to consummate the Mergers that each shall have received confirmation, dated the Closing Date of the Reorganization Agreement, of the opinion of its special counsel described in this paragraph. See "THE REORGANIZATION AGREEMENT -- Conditions to the Mergers."



TREATMENT OF OCCUSYSTEMS AND HOLDERS OF OCCUSYSTEMS COMMON STOCK



    The following federal income tax consequences will occur upon a reorganization under Section 368(a) of the Code:


        (a) No gain or loss will be recognized by OccuSystems in connection with the Mergers;

        (b) No gain or loss will be recognized by a holder of OccuSystems Common Stock upon the exchange of all of such holder's shares of OccuSystems Common Stock solely for shares of Concentra Common Stock in the Mergers;

        (c) the aggregate basis of the shares of Concentra Common Stock received by an OccuSystems stockholder in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of OccuSystems Common Stock surrendered in exchange therefor; and


        (d) the holding period of the shares of Concentra Common Stock received by an OccuSystems stockholder in the Mergers will include the holding period of the shares of OccuSystems Common Stock surrendered in exchange therefor, provided that such shares of OccuSystems Common Stock are held as capital assets at the Effective Time.

TREATMENT OF CRA AND HOLDERS OF CRA COMMON STOCK



    The following federal income tax consequences will occur upon a reorganization under Section 368(a) of the Code or a transfer of property under Section 351 of the Code:


        (a) No gain or loss will be recognized by CRA in connection with the Mergers;

        (b) No gain or loss will be recognized by a holder of CRA Common Stock upon the exchange of all of such holder's shares of CRA Common Stock solely for shares of Concentra Common Stock in the Mergers;

        (c) the aggregate basis of the shares of Concentra Common Stock received by an CRA stockholder in the Merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of CRA Common Stock surrendered in exchange therefor;

        (d) the holding period of the shares of Concentra Common Stock received by a CRA stockholder in the Mergers will include the holding period of the shares of CRA Common Stock surrendered in exchange therefor, provided that such shares of CRA Common Stock are held as capital assets at the Effective Time;

        (e) a stockholder of CRA who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (as described in paragraph (c) above) and the amount of cash received; such gain or loss will be a capital gain or loss if the CRA Common Stock is held by such stockholder as a capital asset at the Effective Time; and

        (f) a stockholder of CRA who exercises dissenters' rights will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the shares of CRA Common Stock sold pursuant to the exercise of dissenters' rights and the amount of cash received. Such gain or loss will be a capital gain or loss if the CRA Common Stock is held by such stockholder as a capital asset at the time of sale.

    THIS FEDERAL INCOME TAX DISCUSSION MAY NOT APPLY TO ALL HOLDERS OF OCCUSYSTEMS COMMON STOCK OR TO ALL HOLDERS OF CRA COMMON STOCK. SUCH HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS.

REGULATORY APPROVALS


    Under the HSR Act and the rules promulgated thereunder by the FTC, the Mergers may not be consummated until notifications have been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice and the FTC and specified waiting period requirements have been satisfied. OccuSystems and CRA each filed with the Antitrust Division and the FTC a Notification and Report Form (the "Notification and Report Form") with respect to the Mergers on May 13, 1997. The required waiting period for each of these filings expired at 11:59 p.m. on May 28, 1997. Donald J. Larson and Lois
E. Silverman have also filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Mergers. The waiting period has not expired for the filings made by Mr. Larson and Ms. Silverman. Other than such filings by Mr. Larson and Ms. Silverman and compliance with applicable securities laws, neither OccuSystems nor CRA is aware of any other governmental or regulatory approval required for consummation of the Mergers.


    The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Mergers. At any time before or after the Special Meetings, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Mergers or seeking the divestiture of substantial assets of CRA or it subsidiaries or OccuSystems or its subsidiaries.

    In addition, state antitrust authorities may also bring legal action under the antitrust laws. Such action could include seeking to enjoin the consummation of the Mergers or seeking divesture of certain assets of OccuSystems or CRA. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Mergers on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

    CRA's business is regulated primarily at the state level, and it must comply with regulatory requirements which differ from state to state. CRA and CRA subsidiaries hold numerous licenses, certifications, permits and/or other approvals (collectively "Approvals") issued by regulatory agencies in various states in which CRA and its subsidiaries do business in compliance with applicable state laws. The business activities for which Approvals have been issued fall into three general categories: (i) Approvals for workers' compensation managed care programs; (ii) Approvals for medical review services; and (iii) Approvals for provider networks.

    Most of the regulatory agencies which have issued Approvals to CRA or CRA subsidiaries in connection with their business as now conducted will require notification of the CRA Merger and the other transactions contemplated by the Reorganization Agreement. The precise nature of the required notification varies by state and regulatory agency. In almost all instances, notification to state regulatory agencies may be made by letter, with documentation attached as necessary, after the Mergers are completed. With respect to several of the Approvals, the state regulatory agencies may require CRA to file a new or amended application subsequent to the notification.

QUOTATION OF CONCENTRA COMMON STOCK

    Concentra intends to apply for the quotation of the Concentra Common Stock on the Nasdaq National Market under the symbol "CCMC." It is a condition to OccuSystems' and CRA's obligations to consummate the Mergers that the shares of Concentra Common Stock to be issued to the stockholders of OccuSystems and CRA in connection with the Mergers shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

RESALE RESTRICTIONS

    All shares of Concentra Common Stock received by OccuSystems and CRA stockholders in the Mergers will be freely transferable, except that shares of Concentra Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of OccuSystems or CRA prior to the Mergers may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Concentra) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of OccuSystems, CRA or Concentra generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Reorganization Agreement requires OccuSystems and CRA to use reasonable efforts to deliver or cause to be delivered to Concentra, prior to the Closing Date, from each affiliate thereof, a letter agreement to the effect that such person will not (i) offer or sell or otherwise dispose of any of the shares of Concentra Common Stock issued to such persons in or pursuant to the Mergers in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder, (ii) sell or transfer any stock of CRA or OccuSystems 30 days prior to consummation of the Mergers or
(iii) sell, transfer or otherwise dispose of any Concentra Common Stock until Concentra publishes results covering at least 30 days of combined operations of Concentra, OccuSystems and CRA (an "Affiliate Letter"). Further, the Reorganization Agreement prohibits the issuance of Concentra Common Stock to an affiliate of OccuSystems or CRA prior to such affiliate executing an Affiliate Letter.

DISSENTERS' RIGHTS

    Under the DGCL, holders of OccuSystems Common Stock are not entitled to dissenters' rights in connection with the OccuSystems Merger because the OccuSystems Common Stock is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. Under the MBCL, holders of CRA Common Stock who comply with sections 86 through 88 of the MBCL have appraisal rights.

    Under the MBCL, CRA stockholders will have certain dissenters' rights of appraisal. If the CRA Proposal is approved by the CRA stockholders at the CRA Meeting and the CRA Merger is effected by CRA, any stockholder (1) who files with the corporation before the taking of the vote on the CRA Proposal, written objection to the proposed action stating that such stockholder intends to demand payment for such stockholder's shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from CRA, within 20 days after the date of mailing to such stockholder of notice in writing that the corporate action has become effective, payment for such stockholder's shares and an appraisal of the value thereof. CRA and any such stockholder shall in such case have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of the MBCL. Failure to vote against the CRA Proposal will constitute a waiver of such rights set forth in Appendix I. Except as set forth herein, stockholders of CRA will not be entitled to appraisal rights in connection with the CRA Merger.

    Within ten days after the date on which the CRA Merger becomes effective, CRA must notify each stockholder who, in compliance with the requirements described above, filed written objection and did not vote any shares in favor of such action, that the action approved at the meeting of CRA has become effective. If within 20 days after the date of mailing of this notice, any stockholder to whom CRA is required to give such notice demands in writing from CRA payments for such stockholder's stock, CRA will pay to such stockholder the fair value of the stock within 30 days after the expiration of the period during which such demand may be made. If during this 30 day period CRA and any such objecting stockholder fail to agree as to the value of such stock, CRA, or any such stockholder, may within four months after the expiration of such 30 day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where CRA has its principal office in Massachusetts.

    The foregoing is only a partial summary of sections 88 to 98, inclusive, of the MBCL, and is qualified in its entirety by reference to the provisions thereof, the full text of which is set forth as Appendix I to this Joint Proxy Statement/Prospectus. Each stockholder of CRA is urged to read carefully the full text of sections 88 to 98, inclusive, of the MBCL.

                          THE REORGANIZATION AGREEMENT

    The following is a brief summary of the material provisions of the Reorganization Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full and complete text of the Reorganization Agreement.

THE MERGERS

    Pursuant to the Reorganization Agreement and subject to the terms and conditions thereof, OccuSystems will be merged with and into Concentra and a wholly-owned subsidiary of Concentra will be merged with and into CRA. As a result of the Mergers, CRA will become a wholly owned subsidiary of Concentra. As part of the Mergers, stockholders of OccuSystems and CRA will receive the consideration described below.

    Subject to the terms and conditions of the Reorganization Agreement, the closing of the transactions contemplated thereby will take place on the third business day following the day on which all conditions to the Reorganization Agreement are satisfied or waived (the "Closing Date"). The Mergers will become effective upon both the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the OccuSystems Merger and the filing of articles of merger with the Secretary of State of the Commonwealth of Massachusetts relating to the CRA Merger. The time at which the Mergers become effective is referred to as the Effective Time.

CONVERSION OF OCCUSYSTEMS COMMON STOCK

    Pursuant to the Reorganization Agreement, upon consummation of the OccuSystems Merger, (i) each share of OccuSystems Common Stock, except for OccuSystems Treasury Stock, issued and outstanding at the Effective Time, will be converted into one share of Concentra Common Stock and upon such conversion all shares of OccuSystems Common Stock will be canceled and cease to exist, and
(ii) all shares of OccuSystems Treasury Stock will be canceled and retired without payment of any consideration therefor.

    HOLDERS OF OCCUSYSTEMS COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING OCCUSYSTEMS COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE MERGERS ARE APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING SHARES OF OCCUSYSTEMS COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. OCCUSYSTEMS STOCKHOLDERS SHOULD SEND CERTIFICATES REPRESENTING OCCUSYSTEMS COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

    OCCUSYSTEMS STOCK OPTIONS. As provided in the Reorganization Agreement, at the Effective Time, each OccuSystems Option will be assumed by Concentra and converted into an option to purchase Concentra Common Stock. Following the Effective Time, each such OccuSystems Option will be exercisable for the same number of shares, and at the same exercise price, as in effect for such OccuSystems Option. See "THE MERGERS -- Interests of Certain Persons in the Mergers -- OccuSystems -- Stock Option Programs."

    DIVIDENDS. No dividends or other distributions declared after the Effective Time on Concentra Common Stock shall be paid with respect to any shares of OccuSystems Common Stock represented by an OccuSystems stock certificate ("OccuSystems Certificate") until such OccuSystems Certificate is surrendered for exchange according to the procedures described above.

    FRACTIONAL SHARES. Because the OccuSystems Ratio equals one, no fractional shares of Concentra Common Stock will be issued to any stockholder of OccuSystems upon consummation of the Mergers.

CONVERSION OF CRA COMMON STOCK

    Pursuant to the Reorganization Agreement, upon consummation of the CRA Merger, (i) each share of CRA Common Stock issued and outstanding immediately prior to the Effective Time, except for CRA Treasury Stock or Dissenting Shares, will be converted into the right to receive 1.786 shares of Concentra Common Stock and upon such conversion such shares of CRA Common Stock will be canceled and cease to exist, and (ii) all CRA Treasury Stock, if any, will be canceled and retired without payment of any consideration therefor.

    HOLDERS OF CRA COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING CRA COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE MERGERS ARE APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING SHARES OF CRA COMMON STOCK

IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. CRA STOCKHOLDERS SHOULD SEND CERTIFICATES REPRESENTING CRA COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH, THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL.

    CRA OPTIONS. As provided in the Reorganization Agreement, at the Effective Time, each CRA Option will be assumed by Concentra and converted into an option to purchase Concentra Common Stock. Following the Effective Time, each such CRA Option will be exercisable on the same terms and conditions as are then applicable to such CRA Option, except that (i) each such CRA Option will be exercisable for a number of shares of Concentra Common Stock equal to the product of (x) the number of shares of CRA Common Stock for which such CRA Option was exercisable and (y) the CRA Ratio and (ii) the exercise price of such CRA Option will be equal to the exercise price of such CRA Option as of the date of the Reorganization Agreement, divided by the CRA Ratio. See "THE MERGERS -- Interests of Certain Persons in the Mergers -- CRA -- Stock Option Programs."

    DIVIDENDS. No dividends or other distributions declared after the Effective Time on Concentra Common Stock shall be paid with respect to any shares of CRA Common Stock represented by a CRA stock certificate ("CRA Certificate") until such CRA Certificate is surrendered for exchange according to the procedures described above.

    FRACTIONAL SHARES. No fractional shares of Concentra Common Stock shall be issued to any stockholder of CRA upon consummation of the Mergers. For each fractional share that would otherwise be issued, Concentra will pay by check an amount equal to a pro rata portion of the net proceeds of the sale by the Exchange Agent of shares of Concentra Common Stock, representing the aggregate of all such fractional shares, and the aggregate dividends or other distributions that are payable with respect to such shares of Concentra Common Stock. Such sales are to be executed by the Exchange Agent as soon as practicable after the Effective Time at then prevailing prices on the Nasdaq National Market.

CERTAIN REPRESENTATIONS AND WARRANTIES

    The Reorganization Agreement contains customary representations and warranties by both OccuSystems and CRA as to, among other things, (i) existence, good standing and corporate authority to enter into the Reorganization Agreement and related agreements, (ii) authorization, validity and effect of the Reorganization Agreement and related agreements, (iii) capitalization, (iv) ownership of subsidiaries, (v) the lack of certain investments or interests,
(vi) the compliance of the Mergers with charters, bylaws and the law, (vii) the absence of certain material defaults or violations, (viii) the filing of all required documents with the Commission and the accuracy of financial statements filed therewith, (ix) material litigation, (x) material adverse changes in each party's business, results of operations, financial condition or prospects, (xi) tax matters, (xii) employee benefit plans, (xiii) labor matters, (xiv) brokers,
(xv) fairness opinions and (xvi) pooling accounting treatment.

CERTAIN COVENANTS

    CONDUCT OF BUSINESS PENDING THE MERGERS. Pursuant to the Reorganization Agreement, OccuSystems and CRA have made various customary covenants. CRA has agreed that, prior to the Effective Time, CRA and its significant subsidiaries will conduct their operations according to their usual, regular and ordinary course of business. Specifically, CRA has agreed, among other things:

        (i) to preserve intact its business organization, relationships and goodwill and to keep available the services of its officers and employees;

        (ii) not to amend its certificate of incorporation or bylaws (other than bylaw amendments that are not material to CRA or to the consummation of the Mergers);

       (iii) to promptly notify OccuSystems of any breach of any representation or warranty or any CRA Material Adverse Effect (as defined in the Reorganization Agreement);

        (iv) not to (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the Reorganization Agreement and disclosed to OccuSystems, issue any of its capital stock, effect a stock split or otherwise change its capitalization from that existing on the date of the Reorganization Agreement, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Reorganization Agreement to acquire any shares of its capital stock (other than the grant of options to acquire up to 15,000 shares of CRA Common Stock pursuant to the terms of CRA's stock option plans at an exercise price of not less than the fair market value of the CRA Common Stock on the date of grant) or grant, confer or award any bonuses or other forms of cash incentives to any officer, director or employee except consistent with past practice, (C) increase any compensation of its present or future officers, directors or employees, except for normal increases consistent with past practice or as required under the written terms of an employment agreement in effect on or before December 31, 1996, enter into any employment agreement with any present or future employee, officer or director or amend any such agreement in any material respect, grant any severance or termination pay to any officer, director or employee other than pursuant to existing severance arrangements and policies, or adopt any new benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing benefit plan in any material respect;

        (v) not to (A) declare any dividends, or make any distributions with respect to its capital stock, (B) redeem or otherwise acquire any of its capital stock or stock of its subsidiaries, or (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution of its capital stock;

        (vi) not to dispose of any of its assets, except in the ordinary course of business, or acquire any business or assets except as previously disclosed to OccuSystems and acquisitions involving the payment of consideration by CRA not in excess of $10 million for any single transaction or $25 million in the aggregate;

       (vii) not to incur material indebtedness for borrowed money, or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business or other investments permitted pursuant to clause (vi) above) in, any other person other than a wholly-owned subsidiary, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business, in each case, in an amount exceeding $1,000,000;

      (viii) not, except as previously approved by the CRA Board and identified to OccuSystems prior to the date the Reorganization Agreement, or except in the ordinary course of business, to make or commit to make capital expenditures other than (A) capital expenditures budgeted for the fiscal year ending December 31, 1997, and (B) capital expenditures (not otherwise included in budgeted capital expenditures referred to in clause (A) above) that may be made by CRA in connection with the acquisitions by CRA or its subsidiaries permitted under clause (vi) above;

        (ix) not to mortgage or otherwise encumber or subject to any lien any properties or assets except as would not be reasonably likely to have a material adverse effect on CRA;

        (x) not to make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of CRA;

        (xi) not to permit any of its subsidiaries to enter into any agreement or arrangement with any of their respective affiliates, other than with wholly-owned subsidiaries of CRA, on terms less favorable to CRA or such subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis;

       (xii) to use commercially reasonable efforts to maintain with financially responsible companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses; and

      (xiii) not to (A) make or rescind any material express or deemed election relating to taxes, unless it is reasonably expected that such action will not result in a material adverse effect on CRA, (B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not result in a material adverse effect on CRA, or (C) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to result in a material adverse effect on CRA.

    OccuSystems has agreed that, prior to the Effective Time, OccuSystems and its significant subsidiaries will conduct their operations according to their usual, regular and ordinary course of business. OccuSystems has agreed, among other things:

        (i) to preserve intact its business organization, relationships and goodwill and to keep available the services of its officers and employees;

        (ii) not to amend its certificate of incorporation or bylaws (other than bylaw amendments that are not material to OccuSystems or to the consummation of the Mergers);

       (iii) to promptly notify CRA of any breach of any representation or warranty or any OccuSystems Material Adverse Effect (as defined in the Reorganization Agreement);

        (iv) not to (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date of the Reorganization Agreement and disclosed to CRA, issue any of its capital stock, effect a stock split or otherwise change its capitalization from that existing on the date of the Reorganization Agreement, (B) confer or award any option, warrant, conversion right or other right not existing on the date of the Reorganization Agreement to acquire any shares of its capital stock (other than the grant of options to acquire up to 15,000 shares of OccuSystems Common Stock pursuant to the terms of OccuSystems' stock option plans at an exercise price of not less than the fair market value of the OccuSystems Common Stock on the date of grant) or grant, confer or award any bonuses or other forms of cash incentives to any officer, director or employee except consistent with past practice, (C) increase any compensation of its present or future officers, directors or employees, except for normal increases consistent with past practice or as required under the written terms of an employment agreement in effect on or before December 31, 1996; enter into any employment agreement with any present or future employee, officer or director, or amend any such agreement in any material respect, grant any severance or termination pay to any officer, director or employee other than pursuant to existing severance arrangements and policies, or adopt any new benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing benefit plan in any material respect;

        (v) not to (A) declare any dividends, or make any distributions with respect to its capital stock, (B) redeem any of its capital stock or stock of its subsidiaries or (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution of its capital stock;

        (vi) not to dispose of any of its assets, except in the ordinary course of business, or acquire any business or assets except as previously disclosed to CRA and acquisitions involving the payment of consideration by OccuSystems not in excess of $10 million for any single transaction or $25 million in the aggregate;

       (vii) not to incur material indebtedness for borrowed money, or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business or other investments permitted pursuant to clause (vi) above) in, any other person other than a wholly-owned subsidiary, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business, in each case, in an amount exceeding $1,000,000;

      (viii) not, except as previously approved by the OccuSystems Board and identified to CRA prior to the date the Reorganization Agreement, or except in the ordinary course of business, to make or commit to make capital expenditures other than (A) capital expenditures budgeted for the fiscal year ending December 31, 1997, and (B) capital expenditures (not otherwise included in budgeted capital expenditures referred to in clause (A) above) that may be made by OccuSystems in connection with the acquisitions by OccuSystems or its subsidiaries permitted under clause (vi) above;

        (ix) not to mortgage or otherwise encumber or subject to any lien any properties or assets except as would not be reasonably likely to have a material adverse effect on OccuSystems;

        (x) not to make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of OccuSystems;

        (xi) not to permit any of its subsidiaries to enter into any agreement or arrangement with any of their respective affiliates, other than with wholly-owned subsidiaries of OccuSystems, on terms less favorable to OccuSystems or such subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis;

       (xii) to use commercially reasonable efforts to maintain with financially responsible companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses; and

       (xiii) not to (A) make or rescind any material express or deemed election relating to taxes, unless it is reasonably expected that such action will not result in a material adverse effect on OccuSystems, (B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not result in an material adverse effect on OccuSystems, or (C) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to result in a material adverse effect on OccuSystems.

    CRA ALTERNATIVE PROPOSALS. Pursuant to the Reorganization Agreement, CRA has agreed that it will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, affiliates and other representatives or those of any of its subsidiaries to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead, to any CRA Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate, any such proposal; provided, however, that, notwithstanding any other provision of the Reorganization Agreement, (i) the CRA Board may take and disclose to the stockholders of CRA a position contemplated by Rule 14e-2(a) promulgated under the

Exchange Act and (ii) following receipt from a third party, without any solicitation, initiation or encouragement, directly or indirectly, by CRA or any CRA representative, of a bona fide CRA Acquisition Proposal, (x) CRA may engage in discussions or negotiations with such third party and may furnish such third party information concerning it and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the CRA Board may withdraw, modify or not make its recommendation to adopt and approve the CRA Proposal or terminate the Reorganization Agreement, in each case referred to in the foregoing clauses (i) and (ii), only to the extent that the CRA Board shall conclude in good faith based on the advice of CRA's outside counsel that such action is necessary in order for the CRA Board to act in a manner that is consistent with its fiduciary obligations under applicable law. As used in the Reorganization Agreement, "CRA Acquisition Proposal" means any proposal or offer made by a person or group of persons other than a proposal or offer by OccuSystems or any of its affiliates (which person or group has, in the good faith determination of the CRA Board, the financial ability to consummate such proposal or offer), for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving such person or group and CRA or any CRA Significant Subsidiaries (as defined in the Reorganization Agreement) or any proposal from any such person or group to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, CRA or any CRA Significant Subsidiaries.

    OCCUSYSTEMS ALTERNATIVE PROPOSALS. Pursuant to the Reorganization Agreement, OccuSystems has agreed that it will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, affiliates and other representatives or those of any of its subsidiaries to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead, to any OccuSystems Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate, any such proposal; provided, however, that, notwithstanding any other provision of the Reorganization Agreement, (i) the OccuSystems Board may take and disclose to the stockholders of OccuSystems a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party, without any solicitation, initiation or encouragement, directly or indirectly, by OccuSystems or any OccuSystems representative, of a bona fide OccuSystems Acquisition Proposal, (x) OccuSystems may engage in discussions or negotiations with such third party and may furnish such third party information concerning it and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the OccuSystems Board may withdraw, modify or not make its recommendation to adopt and approve the OccuSystems Proposal or terminate the Reorganization Agreement, but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that the OccuSystems Board shall conclude in good faith based on the advice of OccuSystems' outside counsel that such action is necessary in order for the OccuSystems Board to act in a manner that is consistent with its fiduciary obligations under applicable law. As used in the Reorganization Agreement, "OccuSystems Acquisition Proposal" means any proposal or offer made by a person or group of persons other than a proposal or offer by CRA or any of its affiliates (which person or group has, in the good faith determination of the OccuSystems Board, the financial ability to consummate such proposal or offer), for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving such person or group and OccuSystems or any OccuSystems Significant Subsidiaries (as defined in the Reorganization Agreement) or any proposal from any such person or group to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, OccuSystems or any OccuSystems Significant Subsidiaries.

    EMPLOYEE BENEFITS. Concentra has agreed in the Reorganization Agreement that it will cause to be in effect immediately following the Effective Time employee benefit plans for the benefit of CRA's and OccuSystems' employees that are reasonably comparable in the aggregate to the employee benefit plans for such employees that were in effect immediately prior to the Effective Time.

    MEETINGS OF STOCKHOLDERS. Pursuant to the Reorganization Agreement, both OccuSystems and CRA have agreed to take all necessary action, in accordance with applicable law and their respective charters and bylaws, to promptly convene the Special Meetings. OccuSystems and CRA have also agreed, subject to the exercise of the fiduciary duties of their respective Boards of Directors, to recommend such approval and to take all lawful action to solicit such approvals.

    INDEMNIFICATION AND INSURANCE. The Reorganization Agreement provides that, from and after the Effective Time, Concentra will indemnify, defend and hold harmless to the fullest extent that OccuSystems or CRA would have been permitted under applicable law, each person who was, as of the date of the Reorganization Agreement, or has been at any time prior to the date of the Reorganization Agreement, an officer or director of OccuSystems or CRA (individually an "Indemnified Party" and collectively the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claims, suits, actions, proceedings or investigations arising out of or pertaining to acts or omissions, or alleged acts or omissions, made by them in their capacities as officers and directors. The Reorganization Agreements also provides that Concentra will maintain, and cause CRA to keep in effect, provisions of their charter and bylaws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under applicable law. The Reorganization Agreement also provides that, for a period of six years after the Effective Time, directors' and officers' liability insurance will be maintained covering the Indemnified Parties who are currently covered, in their capacities as directors and officers, by OccuSystems' and CRA's existing directors' and officers' liability insurance policies on terms no less advantageous to the Indemnified Parties than such existing insurance to the extent such coverage can be maintained or procured by the payment of an annual premium not exceeding one and one-half times the current annual premium paid by OccuSystems for its existing coverage (which current annual premium is approximately $110,000).

    OTHER ACTIONS. Pursuant to the Reorganization Agreement, both CRA and OccuSystems have agreed to use their reasonable efforts to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or appropriate to consummate the transactions contemplated by the Reorganization Agreement.

    CERTAIN OTHER COVENANTS. Both OccuSystems and CRA have also agreed (i) to promptly make their respective filings, and any other submissions, under the HSR Act and obtain all other consents, approvals or permits from the necessary Federal and state governments and regulatory agencies prior to the Effective Time, (ii) to allow all designated officers, attorneys, accountants and representatives of the other reasonable access to the offices, records and files and to instruct their respective employees, counsel and financial advisors to cooperate with each other's investigation, (iii) to consult with each other prior to issuing any press release or public statement, (iv) to cooperate in the filing of the Registration Statement and obtaining all necessary state securities laws permits or approvals, (v) to cause Concentra to submit an application to the Nasdaq National Market covering the Concentra Common Stock to be issued in the Mergers and to use reasonable efforts to obtain the approval of such application prior to the Effective Time, (vi) to use all reasonable efforts to deliver or cause to be delivered to Concentra an affiliate letter, in the form attached to the Reorganization Agreement, from each of the OccuSystems Affiliates and the CRA Affiliates prior to the Closing Date, (vii) to pay all costs and expenses incurred by it except (a) HSR filing fees, (b) Registration Statement filing fees, (c) expenses of Concentra, and (d) costs of printing and mailing this Joint Proxy Statement/Prospectus, which shall be shared equally by OccuSystems and CRA, (ix) to take such actions as are necessary to minimize or eliminate the effects of any antitakeover statute or regulation, (x) to cause Concentra and CRA Merger Sub to perform their obligations under the Reorganization Agreement and not to perform any other function, and (xi) to cooperate in the filing of all returns, questionnaires, applications or other documents relating to any taxes or fees that become payable in connection with the Mergers.

CONDITIONS TO THE MERGERS

    The obligations of OccuSystems and CRA to consummate the Mergers are conditioned on the fulfillment of the following conditions: (i) approval, in the manner required by law or the applicable requirements of the Nasdaq National Market, by the stockholders of OccuSystems and CRA, of the OccuSystems Proposal and the CRA Proposal, respectively; (ii) expiration or termination of the applicable waiting period under the HSR Act; (iii) neither CRA nor OccuSystems shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by the Reorganization Agreement; (iv) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated by the Commission; (v) the receipt of all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Reorganization Agreement (except for those documents required to be filed after the Effective Time and except where the failure to obtain such approval or order would not have a material adverse effect on Concentra); and (vi) the approval for quotation of the Concentra Common Stock on the Nasdaq National Market, subject only to official notice of issuance.

    The obligation of OccuSystems to consummate the Mergers is conditioned on the fulfillment of the following additional conditions: (i) the performance by CRA, in all material respects, of its obligations required to be performed on or prior to the Closing Date and contained in the Reorganization Agreement, and the representations and warranties made by CRA in the Reorganization Agreement being true and correct as of the Closing Date; (ii) the receipt by OccuSystems of an opinion from tax counsel stating that the OccuSystems Merger will be treated as a reorganization described in Section 368(a) of the Code; (iii) no material adverse change in the business, financial condition or operations of CRA shall have occurred; (iv) holders of not more than five percent of the outstanding shares of CRA Common Stock have perfected appraisal rights; (v) receipt of an opinion from OccuSystems' independent auditors that the Mergers would be properly accounted for as a pooling-of-interests; and (vi) DLJ's fairness opinion shall not have been withdrawn or materially modified by DLJ in a manner adverse to OccuSystems stockholders.

    The obligation of CRA to consummate the Mergers is conditioned on the fulfillment of the following additional conditions: (i) the performance by OccuSystems, in all material respects, of its obligations required to be performed on or prior to the Closing Date and contained in the Reorganization Agreement and the representations and warranties made by OccuSystems in the Reorganization Agreement being true and correct in all material respects as of the Closing Date: (ii) the receipt by CRA of a satisfactory opinion of its special counsel that the CRA Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and/or the transfer of property governed by Section 351 of the Code: (iii) the receipt by OccuSystems and Concentra of the tax opinion described in the preceding paragraph: (iv) no material adverse change in the business, financial condition or operations of OccuSystems shall have occurred: (v) receipt of an opinion dated as of the Closing Date from CRA's auditors that the Mergers would be properly accounted for as a pooling of interests; and (vi) Alex. Brown's fairness opinion shall not have been withdrawn or materially modified by Alex. Brown in a manner adverse to CRA's stockholders.


    The Reorganization Agreement may be amended at any time before or after stockholder approval. Either OccuSystems or CRA may extend the time for performance of any of the obligations of the other party or waive compliance with any of the agreements or conditions contained in the Reorganization Agreement. Neither OccuSystems nor CRA currently has any intention to allow for such extension or make any such waiver. In the event of any material change, including any material waiver of a condition to the consummation of the Mergers by any party, the Reorganization Agreement will be amended and stockholder approval will be obtained.

TERMINATION OF THE REORGANIZATION AGREEMENT

    The Reorganization Agreement is subject to termination by the mutual consent of OccuSystems and CRA. The Reorganization Agreement may also be terminated by either party if (i) the Mergers are not consummated on or before October 31, 1997, (ii) either CRA's or OccuSystems' stockholders fail to approve the CRA Proposal or the OccuSystems Proposal, respectively, or (iii) a United States Federal court or Federal governmental, regulatory or administrative agency, or a state court of competent jurisdiction or state governmental, regulatory or administrative agency or commission, issues an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers, and such order, decree or ruling has become final and non-appealable, provided that the party seeking to terminate the Reorganization Agreement shall have used all reasonable efforts to remove such injunction, order or decree.

    The Reorganization Agreement may be terminated by the OccuSystems Board at any time prior to the Effective Time if (i) in the good faith judgment of the OccuSystems Board, as advised by outside counsel, its fiduciary duties to its stockholders requires such termination by reason of an OccuSystems Alternative Proposal being made, (ii) there has been a breach by CRA of any representation or warranty in the Reorganization Agreement, subject to certain materiality exceptions, (iii) there has been a material breach of any of the covenants or agreements in the Reorganization Agreement on the part of CRA which is not curable or not cured within 30 days after written notice of the breach by OccuSystems or (iv) the CRA Board shall have withdrawn or modified, in a manner materially adverse to OccuSystems, its approval or recommendation of the CRA Proposal.

    The Reorganization Agreement may be terminated by the CRA Board at any time prior to the Effective Time if (i) in the good faith judgment of the CRA Board, as advised by outside counsel, its fiduciary duties to its stockholders requires such termination by reason of a CRA Alternative Proposal being made, (ii) there has been a breach by OccuSystems of any representation or warranty in the Reorganization Agreement, subject to certain materiality exceptions, (iii) there has been a material breach of any of the covenants or agreements in the Reorganization Agreement on the part of OccuSystems which is not curable or not cured within 30 days after written notice of the breach by CRA or (iv) the OccuSystems Board shall have withdrawn or modified, in a manner materially adverse to CRA, its approval or recommendation of the OccuSystems Proposal.

TERMINATION FEES

    If a CRA Alternative Proposal is made and thereafter the Reorganization Agreement is terminated (i) by action of the CRA Board in the exercise of its fiduciary duties by reason of such CRA Alternative Proposal or (ii) by action of OccuSystems if the CRA Board has withdrawn or modified, in a manner materially adverse to OccuSystems, its approval or recommendation of the CRA Proposal, then CRA must pay OccuSystems a termination fee of $10 million. If an OccuSystems Alternative Proposal is made and thereafter the Reorganization Agreement is terminated (i) by action of the OccuSystems Board in the exercise of its fiduciary duties by reason of such OccuSystems Alternative Proposal or (ii) by action of the CRA Board if the OccuSystems Board has withdrawn or modified in a manner materially adverse to CRA its approval or recommendation of the OccuSystems Proposal, then OccuSystems must pay CRA a termination fee of $10 million.

                          THE STOCK OPTION AGREEMENTS

    The following is a brief summary of the terms of the Stock Option Agreements, copies of which are attached hereto as Appendices B and C and which are incorporated herein by reference. Such summary is qualified in its entirety by reference to the Stock Option Agreements.

GENERAL

    Pursuant to mutual Stock Option Agreements, CRA has granted to OccuSystems the OccuSystems Option, and OccuSystems has granted to CRA the CRA Option. As holders of such Options (the "Option Holders"), OccuSystems and CRA have the right under certain circumstances to purchase, respectively, up to (i) with respect to the CRA Option, ten percent of the outstanding shares of OccuSystems Common Stock as of March 31, 1997, and (ii) with respect to the OccuSystems Option, ten percent of the outstanding shares of CRA Common Stock as of March 31, 1997 (shares purchasable pursuant to the CRA Option and the OccuSystems Option are collectively referred to as the "Option Shares") at a price of $37.875 per share for CRA Common Stock and at a price of $21.21 per share for OccuSystems Common Stock. The exercise price is payable in cash. The Stock Option Agreements could have the effect of making an acquisition of either CRA or OccuSystems by a third party more costly because of the need to acquire in any such transaction the shares of common stock of the Issuer issued under the Stock Option Agreements. In addition, the exercise of either of the Options may render more difficult or impossible the consummation by a third party of an acquisition of the Issuer of such exercised Option under the pooling-of-interests method of accounting.

    An Option may be exercised by the Option Holder, in whole or in part, at any time or from time to time after the Reorganization Agreement is terminated under circumstances that entitle such Option Holder to termination fees as described in "THE REORGANIZATION AGREEMENT--Termination Fees" (a "Trigger Event"). The Options will terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Reorganization Agreement pursuant to its terms (other than a termination which is also a Trigger Event), or (iii) the 180th day following a Trigger Event (or if, at the expiration of such period the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than the 548th day following such Triggering Event).

    Notwithstanding the foregoing, no Option may be exercised if the Option Holder is in material breach of any of its representations, warranties, covenants or agreements contained in the applicable Stock Option Agreement or in the Reorganization Agreement. In addition, the Total Profit of the Option Holder resulting from the payment of a termination fee under the Reorganization Agreement and the exercise of rights under its Stock Option Agreement may not exceed $15 million. See "-- Limitation on Total Profit."

CERTAIN REPURCHASES

    Under the terms of the Stock Option Agreements, at any time during which the Option is exercisable (the "Repurchase Period"), the Option Holder has the right to require the Issuer to repurchase from the Option Holder all or any portion of the Option or the Option Shares purchased pursuant to the exercise of the Option. The amount that the Issuer must pay to the Option Holder to repurchase the Option is the difference between the Market Price (as defined below) for shares of Issuer common stock as of the date the Option Holder gives notice of its intent to exercise its repurchase rights (the "Notice Date") and the exercise price for the Option, multiplied by the number of Option Shares, but only if the Market Price is greater than such exercise price. The amount that the Issuer must pay to the Option Holder to repurchase the Option Shares is the exercise price paid by the Option Holder for the Option Shares plus the difference between the Market Price and the exercise price paid by the Option Holder for the Option Shares, but only if the Market Price is greater than such exercise price, multiplied by the number of Option Shares. The Stock Option Agreements define "Market Price" as the average of the closing sale prices of shares of Issuer common stock on the Nasdaq National Market for the ten trading days immediately preceding the Notice Date.

VOTING

    Under the terms of the Stock Option Agreements, each party has agreed to vote, prior to the Expiration Date (as defined below under "-- Standstill Provisions"), any shares of the capital stock of the other party acquired pursuant to the Stock Option Agreements or otherwise beneficially owned by such party on each matter submitted to a vote of stockholders of such other party for and against such matter in the same proportion as the vote of all other stockholders of such other party are voted for and against such matter.

LIMITATION ON TOTAL PROFIT

    Each Stock Option Agreement limits an Option Holder's Total Profit to $15 million. As used in the Stock Option Agreements, "Total Profit" means the aggregate amount (before taxes) of the following: (i) the termination fee received by the Option Holder under the Reorganization Agreement; (ii) the amount received by the Option Holder pursuant to a repurchase of the Option Holder's Option or the Issuer's shares less the purchase price for such shares; and (iii) the net cash amount received by the Option Holder from the sale of any shares acquired pursuant to the Stock Option Agreement less the amount paid for such shares. In addition, the Stock Option Agreement limits an Option Holder's "Notional Total Profit" (as hereinafter defined) to $15 million. If the Notional Total Profit exceeds $15 million, the Option Holder may, in its sole discretion, increase the option exercise price to limit the Total Notional Profit to $15 million. For purposes of the Stock Option Agreement, "Notional Total Profit" means the Total Profit determined as of the date of a notice to exercise an Option assuming that the Option was exercised on such date for such number of shares, and that such shares, together with all other shares of the Issuer that the Option Holder had acquired pursuant to the Stock Option Agreement were sold for cash at the closing market price as of the close of business on the preceding trading day (less customary brokerage commission).

STANDSTILL PROVISIONS

    The Stock Option Agreements provide that, other than pursuant to the Reorganization Agreement or the Stock Option Agreements, following the date of the Stock Option Agreements and prior to the Expiration Date of the Stock Option Agreements, without the prior written consent of the other party, neither party shall, and neither party shall permit its affiliates to, directly or indirectly, alone or in concert or conjunction with any other Person or Group (as defined below), (i) in any manner acquire, agree to acquire or make any proposal to acquire, any securities of, equity interest in, or any material property of, such other party or any of its subsidiaries, (ii) except at the specific written request of such other party, propose to enter into any business combination involving such other party or any of its subsidiaries or to purchase a material portion of the assets of such other party or any of its subsidiaries, (iii) make or in any way participate in any "solicitation" of "proxies" (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of any voting securities of such other party or any its subsidiaries, (iv) form, join or in any way participate in a Group with respect to any voting securities of such other party or any of its subsidiaries, (v) seek to control or influence the management, Board of Directors or policies of such other party, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, (vii) advise, assist or encourage any other Person in connection with the foregoing or
(viii) request such other party (or its directors, officers, employees or agents) to amend or waive any provision of the Stock Option Agreements that relate to the restrictions described in this paragraph or take any action that may require such other party to make a public announcement regarding the possibility of a business combination or merger with such party.

    For purposes of the foregoing, (i) the term "Person" means any corporation, partnership, individual, trust, unincorporated association or other entity or Group (within the meaning of Section 13(d)(3) of the Exchange Act), (ii) the term "Expiration Date" with respect to any obligation or restriction imposed on a party shall mean the earlier to occur (A) the first anniversary of the date of the Stock Option Agreements and (B) such time as the other party shall have suffered a Change of Control, and (iii) a "Change of Control" shall be deemed to have occurred whenever (A) there shall be consummated (1) any consolidation or merger of such party in which such party is not the continuing or surviving corporation, or pursuant to which shares of such party's common stock would be converted in whole or in part into cash, other securities or other property, other than a merger of such party in which the holders of such party's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of such party, or (B) the stockholders of such party shall approve any plan or proposal for the liquidation or dissolution of such party, or (C) any party, other than such party or a subsidiary thereof or any employee benefit plan sponsored by such party or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of such party in substantially the same proportions as their ownership of stock of such party, shall become the beneficial owner of securities of such party representing 25% or more of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (D) at any time during the period commencing on the date of the Stock Option Agreements and ending on the Expiration Date, individuals who on the date of the execution of the Stock Option Agreements constituted the Board of Directors of such party shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by such party's stockholders of each new director during the period commencing on the date of the Stock Option Agreements and ending on the Expiration Date was approved by a vote of at least two-thirds of the directors then still in office who were directors at the date of the Stock Option Agreements, or (E) any other event shall occur with respect to such party that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

RESTRICTIONS ON TRANSFER

    The Stock Option Agreements provide that, prior to the Expiration Date, neither party may sell, assign, pledge or otherwise dispose of or transfer the shares it acquires pursuant to the Stock Option Agreements (collectively, the "Restricted Shares") except as specifically provided for in the Stock Option Agreements. The Stock Option Agreements further provide that, following the termination of the Reorganization Agreement, either party may sell any Restricted Shares pursuant to a tender or exchange offer approved or recommended, or otherwise determined to be fair and in the best interests of such other party's stockholders, by a majority of the Board of Directors of such other party. In addition to the repurchase rights described above under "Certain Repurchases," subsequent to the termination of the Reorganization Agreement, the parties have the right to have such shares of the other party registered under the Securities Act for sale in a public offering.

                            BUSINESS OF OCCUSYSTEMS


    OccuSystems is the nation's largest physician practice management company focusing on occupational healthcare. OccuSystems currently manages the practices of 215 physicians in OccuSystems' 120 occupational healthcare centers located in 32 markets in 16 states. OccuSystems provides the management, facilities, administrative and technical support, case management, physical therapy services and other ancillary services necessary to establish and maintain a fully integrated network of occupational healthcare providers. OccuSystems believes that this network of physicians and facilities combined with OccuSystems' management expertise and cost containment programs provide significant advantages to patients, employers, physicians and payors in reducing the overall costs associated with occupational healthcare. Since December 1, 1991, OccuSystems has acquired the assets of 113 physician practices and developed 28 physician practices. The Company's consolidated results of operations reflect the revenues generated by the Physician Groups and the costs associated with the delivery of their services.


    OccuSystems believes that the decisions made by primary care physicians are a critical determinant of the total costs (including non-medical costs) of a workers' compensation case. Because most occupational medicine at the primary care level is provided on a non-dedicated basis by physicians as part of their general medical practices, OccuSystems believes that an attractive opportunity exists in organizing primary care physicians within a national network that exclusively provides occupational healthcare services. By so doing, OccuSystems believes that it can substantially reduce the costs associated with occupational healthcare while maintaining the quality of care.

    The occupational healthcare market is extremely fragmented. Individual physicians, small group practices, local practice management companies and hospital-based programs have accounted for the majority of providers of occupational healthcare services. OccuSystems believes that, due to increasing business and regulatory complexity, greater capital requirements and the development of larger integrated networks such as OccuSystems, physicians are seeking to affiliate with larger, professionally managed organizations.

    OccuSystems' strategy is as follows:

    - To continue to consolidate primary care physician practices specializing in occupational medicine to meet the needs of physicians seeking to affiliate with professionally managed organizations.

    - To continue to develop clusters of occupational healthcare centers in new and existing geographic markets, through the acquisition and development of physician practices and the formation of strategic joint ventures, to serve employers, payors and employees more effectively and to leverage management resources.


    - To develop and affiliate with vertically integrated networks of providers, including specialists and hospitals. Such specialists and hospitals must understand the importance of treating OccuSystems' patients in a timely manner and work in concert with the goal of returning the injured employee to work as quickly as medically appropriate.


    - To employ its information systems and practice management expertise to optimize the performance of its centers and enhance its affiliated physicians' efficiency in practicing occupational medicine.

    - To implement its proprietary Active Injury/Illness Management ("AIM-SM-") program to manage the occupational injury and illness resolution process proactively from the moment of initial treatment to return to work.


    - To market its services on a case rate (fixed fee for all medical costs by diagnosis) and capitated (fixed fee per employee per month, regardless of the nature and frequency of actual injuries) basis to employers, insurers and managed care organizations. Workers' compensation services are currently reimbursed almost exclusively on a fee-for-service basis; only a negligible amount of OccuSystems' revenues are represented by case rate or capitation arrangements.


    OccuSystems' executive offices are located at 3010 LBJ Freeway, Suite 400, Dallas, Texas 75234, and its telephone number at that address is (972) 484-2700.

                                BUSINESS OF CRA

    CRA provides field case management and specialized cost containment services designed to reduce workers' compensation costs. CRA operates one of the largest field case management organizations in North America, consisting of 119 field case management offices with approximately 1,200 field case managers who provide medical management and return to work services in 49 states, the District of Columbia and Canada. CRA's field case managers provide contact with injured employees, medical providers and employers to promote communication, coordinate treatment needs and facilitate the injured workers' recovery and return to work. CRA also provides a broad range of higher margin specialized cost containment services from 78 service locations, which include a variety of prospective and retrospective techniques designed to control medical and indemnity costs. Such services include utilization management, specialized PPO network management, telephonic case management and retrospective medical bill review services, that are designed to reduce costs associated with work-related injuries and automobile accident-related injuries. Revenues from specialized cost containment services comprised approximately 33.8% of revenues for 1996, up from approximately 27.1% for 1995. CRA markets its services to workers' compensation insurers, TPAs, self-insured employers and payors of automobile accident medical claims through a direct sales and marketing organization consisting of over 150 dedicated personnel. CRA currently has over 1,250 customers nationwide.

    CRA's objective is to expand and capitalize on its presence as a national provider of comprehensive managed care services to workers' compensation payors and to take advantage of developing opportunities in related industries. CRA's strategy for achieving this objective is as follows:

    - To continue its primary focus on providing workers' compensation managed care services to workers' compensation insurers, third party administrators and self-insured employers.

    - To increase its penetration of large, national payors by leveraging its broad-based workers' compensation expertise and its existing experience with its base of national accounts.

    - To aggressively cross-sell its specialized cost containment services to its existing customer base.

    - To increase its marketing of early intervention services such as first report of injury, precertification, telephonic case management and access to PPO networks in order to promptly identify cases that have the potential to result in significant expenses and to control these expenses before they are incurred.

    - To capitalize on the recent introduction of managed care techniques to the automobile insurance market through the acquisition of QMC3, Inc. ("QMC3"), a leading provider of managed care services to this industry.

    - To continue to seek complementary strategic acquisitions, such as FOCUS HealthCare Management, Inc., QMC3 and Prompt Associates, Inc., to further expand its product offerings and enhance its opportunities for growth.

    CRA's executive offices are located at 312 Union Wharf, Boston, Massachusetts 02109, and its telephone number at that address is (617) 367-2163.

                             BUSINESS OF CONCENTRA

GENERAL

    Concentra, the capital stock of which is owned equally by OccuSystems and CRA, has not conducted any substantial business activities to date, other than those incident to its formation, its execution of the Reorganization Agreement and related agreements and its participation in the preparation of this Joint Proxy Statement/Prospectus. Immediately following the consummation of the Mergers, Concentra will become a holding company for CRA and its subsidiaries and OccuSystems' subsidiaries. Accordingly, the business of Concentra, through its wholly-owned subsidiary CRA and OccuSystems' and CRA's subsidiaries, will be the businesses currently conducted by OccuSystems and CRA and their respective subsidiaries. See "BUSINESS OF OCCUSYSTEMS" and BUSINESS OF CRA."

    Concentra's executive offices are located at 312 Union Wharf, Boston, Massachusetts 02109, and its telephone number at that address is (617) 367-2163.

NEW CREDIT FACILITY


    Concentra is negotiating with First Union National Bank ("First Union") for First Union, along with other financial institutions to be determined, to provide Concentra with a $100,000,000 revolving credit facility (the "New Credit Facility"). First Union has committed to provide $60,000,000 under the New Credit Facility. Concentra anticipates that the New Credit Facility will replace OccuSystems' and CRA's existing credit facilities, will have a term of five years, will bear interest at a variable rate depending on certain financial ratios, and will be secured by a pledge of all capital stock of Concentra's subsidiaries. Amounts drawn under the New Credit Facility will be available for general working capital purposes, including acquisitions.



    The loan documents governing the New Credit Facility are expected to contain customary covenants and restrictions relating to Concentra's operations. The closing of the New Credit Facility will be conditioned upon, among other things, the consummation of the Mergers, the satisfaction of certain financial requirements and negotiation and execution of appropriate documentation. Although Concentra expects that the New Credit Facility will be available by the Effective Time, there can be no assurance that Concentra and First Union will establish the New Credit Facility.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    The OccuSystems Common Stock and the CRA Common Stock are listed on the Nasdaq National Market. The table below sets forth, for the calendar quarters indicated, the reported high and low bid prices of OccuSystems Common Stock and CRA Common Stock as reported on the Nasdaq National Market, in each case based on published financial sources.


                                                                                  OCCUSYSTEMS COMMON     CRA COMMON STOCK
                                                                                        STOCK
                                                                                 --------------------  --------------------
                                                                                   HIGH        LOW       HIGH        LOW
                                                                                 ---------  ---------  ---------  ---------
1995
  Second Quarter...............................................................  $      20  $  15 1/2  $  25 1/4  $  16 1/2
  Third Quarter................................................................     21 3/4     16 1/2         25         19
  Fourth Quarter...............................................................     21 1/2     17 1/4     24 1/2     20 3/4
1996
  First Quarter................................................................     25 3/4     17 3/4     38 1/4     22 3/8
  Second Quarter...............................................................     40 3/4     22 1/4         48         33
  Third Quarter................................................................     37 1/2         25     56 3/4         31
  Fourth Quarter...............................................................         31     23 3/8    59 1/16         41
1997
  First Quarter................................................................         28         22     51 1/4         37
  Second Quarter...............................................................     29 1/2     17 1/4     52 5/8     31 7/8
  Third Quarter (through July 10, 1997)........................................     29 5/8     27 1/2     53 1/2     48 3/4



    On April 21, 1997, the last full trading day prior to the public announcement of the proposed Mergers, the closing price on the Nasdaq National Market was $19 1/8 per share of OccuSystems Common Stock and $37 7/8 per share of CRA Common Stock. On July 10, 1997, the most recent practicable date prior to the filing of this Joint Proxy Statement/Prospectus, the closing price on the Nasdaq National Market was $28 1/8 per share of OccuSystems Common Stock and
$50 5/8 per share of CRA Common Stock. Holders of OccuSystems Common Stock and CRA Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Mergers.


    Neither CRA nor OccuSystems has ever paid dividends. The payment of future dividends on Concentra Common Stock will be a business decision to be made by the Board of Directors of Concentra from time to time based upon results of operations and financial condition of Concentra and such other factors as the Concentra Board of Directors considers relevant.

                                 CAPITALIZATION

    The following table sets forth the capitalization of OccuSystems and CRA as of March 31, 1997, and the pro forma capitalization of Concentra after giving effect to the Mergers prior to the inclusion of any deal fees and transition costs. This table should be read in conjunction with the "Pro Forma Financial Statements" included elsewhere in this Joint Proxy Statement/Prospectus and the OccuSystems and CRA historical consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/ Prospectus.

                                                                                    AS OF MARCH 31, 1997
                                                                          ----------------------------------------
                                                                          OCCUSYSTEMS        CRA
                                                                           HISTORICAL   PRO FORMA(1)    PRO FORMA
                                                                          ------------  -------------  -----------

                                                                                       (IN THOUSANDS)
Revolving Credit Facility...............................................   $       --    $    46,012    $  46,012
Current portion of long-term debt.......................................          860            126          986
6% Convertible Subordinated Notes due 2001..............................       97,750             --       97,750
Other long-term debt....................................................          557             --          557
Stockholders' equity:
  Preferred Stock; $.01 par value; none, 1,000,000 and 20,000,000
    authorized; none issued and outstanding.............................           --             --           --
  Common Stock; $.01 par value; 50,000,000 and 40,000,000 100,000,000 authorized; 21,579,898, 8,961,185 and 37,584,574 shares issued and
    outstanding, respectively...........................................          216             90          376
  Paid-in capital.......................................................      143,803         92,347      236,080
  Retained deficit......................................................       (7,900)       (11,650)     (36,723)(2)
                                                                          ------------  -------------  -----------
    Total stockholders' equity..........................................      136,119         80,787      199,733
                                                                          ------------  -------------  -----------
        Total capitalization............................................   $  235,286    $   126,925    $ 345,038
                                                                          ------------  -------------  -----------
                                                                          ------------  -------------  -----------

------------------------

(1) Reflects the pro forma effect of CRA's acquisition of First Notice Systems, Inc. on June 4, 1997.

(2) Includes the effects of (i) the write-off of $1,973 in deferred start-up cost associated with OccuSystems, (ii) the recording of $20,000 in deal fees and transition costs and (iii) the recording of the estimated tax benefit of $4,800.

                          CONCENTRA MANAGED CARE, INC.
            CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

    The following unaudited consolidated pro forma financial statements give effect to the Mergers using the pooling of interest method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma combined financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto of OccuSystems, Inc. ("OccuSystems") and CRA Managed Care, Inc. ("CRA") which are incorporated by reference in this Joint Proxy Statement/Prospectus.

    OccuSystems acquired five separate businesses in pooling of interest mergers during 1996, all of which have been reflected in OccuSystems' historical Statement of Operations and one in 1997 which was not material to the OccuSystems financial statements and OccuSystems restated its opening retained earnings as of the acquisition date. OccuSystems acquired the Baltimore Industrial Medical Group on January 1, 1996, Occupational Medicine Services, Inc. on October 4, 1996, Prizm Environmental and Occupational Health, Inc. on November 1, 1996, and Ideal Occupational Medical Centers Group on November 2, 1996. OccuSystems also purchased three other businesses during 1996; Deer Park Family Clinic on May 1, 1996, Austin Regional Clinic on July 1, 1996, DRCA Medical Corporation on December 31, 1996 and Medicine of Columbus, P.C. on February 1, 1997. These purchase acquisitions, individually or in the aggregate, were not material to the OccuSystems financial statements and are not reflected in the pro forma amounts presented.

    CRA purchased FOCUS HealthCare Management, Inc. ("FOCUS") on April 2, Prompt Associates, Inc. ("Prompt") on October 29, 1996, and First Notice Systems, Inc. on June 4, 1997 and acquired QMC3, Inc. ("QMC3") on May 29, 1996 in a pooling of interests transaction. The QMC3 acquisition was not material to the Company's financial statements and the Company restated its opening retained earnings as of the acquisition date to reflect the net assets of QMC3.


    The unaudited Consolidated Pro Forma Balance Sheet gives effect to the Mergers as if they had occurred on March 31, 1997, combining the consolidated balance sheets of OccuSystems and CRA, after giving effect to CRA's recent acquisition of assets of First Notice Systems Company ("FNS") on June 4, 1997. The Consolidated Pro Forma Statement of Operations for the three months ended March 31, 1997 give effect to the Mergers as if they had occurred on January 1, 1997, combining the results of operation of OccuSystems and CRA, after giving effect to CRA's recent acquisition of FNS, effective January 1, 1997. The Consolidated Pro Forma Statement of Operations for the year ended December 31, 1996 give effect to the Mergers as if they had occurred on January 1, 1996, combining the results of operation of OccuSystems and CRA, after giving effect to CRA's acquisition of FOCUS, Prompt and FNS effective January 1, 1996. The Consolidated Pro Forma Statement of Operations for the years ended December 31, 1995 and 1994 give effect the Mergers as if they had occurred on January 1, 1994, combining the results of operation of OccuSystems and CRA.


    The Consolidated Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the Mergers or acquisitions been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies. Certain reclassifications have been made to the unaudited historical financial statements to conform to the presentation expected to be used by the merged companies.

    As a result of the Mergers, the merged companies will incur certain deal fees and transition costs, currently estimated at $15 to $20 million dollars (pre-tax), in connection with consummating of the transaction and integrating the operations of CRA and OccuSystems. The transition costs will consist principally of professional and registration fees, systems modification costs, cost associated with the elimination and consolidation of duplicate facilities and employee severance and relocation resulting from the Merger. While the exact timing, nature and amount of these transition costs is subject to change, Concentra Managed Care, Inc. anticipates that this one time pre-tax charge will be recorded in the quarter in which the Merger is consummated. The unaudited Consolidated Pro Forma Financial Statements reflect $20 million of costs described above (including an aggregate of $375,000 of lump-sum payments to Dr. Rehm and Ms. Silverman as a result of their terminating the employment agreements with OccuSystems and CRA, respectively) but none of the anticipated recurring expense savings. The American Institute of Certified Public Accountants has proposed a change to the accounting and reporting treatment of start-up costs. This proposal, which is not yet final, would require the start-up costs be expensed as incurred. At March 31, 1997, OccuSystems had approximately $1,973,000 of deferred start-up costs which would be required to be written off if the proposed pronouncement is adopted. This anticipated write-off has been reflected on the Consolidated Pro Forma Balance Sheet at March 31, 1997.

                          CONCENTRA MANAGED CARE, INC.

                      CONSOLIDATED PRO FORMA BALANCE SHEET

                       (UNAUDITED--AMOUNTS IN THOUSANDS)


                                                                  MARCH 31, 1997
                             ----------------------------------------------------------------------------------------
                                                     PRO FORMA        CRA                     PRO FORMA    PRO FORMA
                                CRA        FNS      ADJUSTMENTS    PRO FORMA   OCCUSYSTEMS   ADJUSTMENTS   COMBINED
                             ---------  ---------  -------------  -----------  ------------  -----------  -----------

ASSETS

Current assets:
  Cash and cash
    equivalents............  $   1,692  $  --        $  --         $   1,692    $   21,577    $  --        $  23,269
  Short-term investments...     --         --           --            --            31,097       --           31,097
  Accounts receivable,
    net....................     41,478      2,124       --            43,602        41,606       --           85,208
  Prepaid expenses and tax
    assets.................        939         17       --               956         6,631       --            7,587
                             ---------  ---------  -------------  -----------  ------------  -----------  -----------
      Total current
        assets.............     44,109      2,141       --            46,250       100,911       --          147,161
Long-term investments......     --         --           --            --             9,494       --            9,494
Property and equipment,
  net......................      9,566      2,795       --            12,361        37,650       --           50,011
Intangible Assets:
  Goodwill, net............     47,354     --           35,875(1)     83,229       106,537       --          189,766
  Assembled workforce and
    customer lists.........      1,022     --            1,125(1)      2,147         1,067       --            3,214
Other assets...............        327      1,555                      1,882         7,969       (1,973) 12)      7,878
                             ---------  ---------  -------------  -----------  ------------  -----------  -----------
                             $ 102,378  $   6,491    $  37,000     $ 145,869    $  263,628    ($  1,973)   $ 407,524
                             ---------  ---------  -------------  -----------  ------------  -----------  -----------
                             ---------  ---------  -------------  -----------  ------------  -----------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Revolving credit
    facilities.............  $   6,012  $  --        $  40,000(2)  $  46,012    $   --        $  --        $  46,012
  Current portion of long-
    term debt..............         40         86       --               126           860       --              986
  Due to affiliates........     --          6,931       (6,931)(3)     --           --           --           --
  Accounts payable and
    accrued expenses.......      7,025        262        2,483(4)      9,770        12,643       --           22,413
  Accrued payroll and
    related expenses.......      6,280        660       --             6,940         1,363       20,000 (13     28,303
  Accrued income taxes.....      1,393     --           --             1,393        --           (4,800) 13)     (3,407)
                             ---------  ---------  -------------  -----------  ------------  -----------  -----------
      Total current
        liabilities........     20,750      7,939       35,552        64,241        14,866       15,200       94,307
Long-term debt.............     --         --           --            --            98,307       --           98,307
Long-term deferred tax and
  other liabilities........        841     --           --               841        14,336       --           15,177
Stockholders' equity
  (deficit)................     80,787     (1,448)       1,448(5)     80,787       136,119      (17,173) 14)    199,733
                             ---------  ---------  -------------  -----------  ------------  -----------  -----------
                             $ 102,378  $   6,491    $  37,000     $ 145,869    $  263,628    ($  1,973)   $ 407,524
                             ---------  ---------  -------------  -----------  ------------  -----------  -----------
                             ---------  ---------  -------------  -----------  ------------  -----------  -----------


     See accompanying Notes to Consolidated Pro Forma Financial Statements.

                          CONCENTRA MANAGED CARE, INC.
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
            (UNAUDITED--AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                              --------------------------------------------------------------------------
                                                                     PRO FORMA       CRA                      PRO FORMA
                                                 CRA        FNS     ADJUSTMENTS   PRO FORMA    OCCUSYSTEMS    COMBINED
                                              ---------  ---------  -----------  -----------  -------------  -----------
Net revenues................................  $  54,489  $   2,610   $  --        $  57,099     $  46,383     $ 103,482
Cost of services............................     44,156      2,003      --           46,159        35,787        81,946
                                              ---------  ---------  -----------  -----------  -------------  -----------
Gross profit................................     10,333        607      --           10,940        10,596        21,536
General and administrative expenses.........      4,251        806      --            5,057         4,086         9,143
Amortization of intangibles.................        415     --             274(6)        689          775         1,464
                                              ---------  ---------  -----------  -----------  -------------  -----------
Operating income............................      5,667       (199)       (274)       5,194         5,735        10,929
Interest expense, net.......................        140        137         700(7)        977          773         1,750
Other expense, net..........................     --         --          --           --               327           327
                                              ---------  ---------  -----------  -----------  -------------  -----------
Income before taxes.........................      5,527       (336)       (974)       4,217         4,635         8,852
Provision for income taxes..................      2,432     --            (524)(8)      1,908       1,622         3,530
                                              ---------  ---------  -----------  -----------  -------------  -----------
Net income (loss)...........................  $   3,095  ($    336)  ($    450)   $   2,309     $   3,013     $   5,322
                                              ---------  ---------  -----------  -----------  -------------  -----------
                                              ---------  ---------  -----------  -----------  -------------  -----------
Primary net income per share................  $    0.34                           $    0.25     $    0.14     $    0.14
                                              ---------                          -----------  -------------  -----------
                                              ---------                          -----------  -------------  -----------
Primary weighted average shares
  outstanding...............................      9,102                               9,102        22,316        38,572(9)
                                              ---------                          -----------  -------------  -----------
                                              ---------                          -----------  -------------  -----------



                                                              YEAR ENDED DECEMBER 31, 1996
                             -----------------------------------------------------------------------------------------------
                                                                          PRO FORMA       CRA                     PRO FORMA
                                CRA       FOCUS     PROMPT       FNS     ADJUSTMENTS   PRO FORMA   OCCUSYSTEMS    COMBINED
                             ---------  ---------  ---------  ---------  -----------  -----------  ------------  -----------
Net revenues...............  $ 179,652  $   2,327  $  10,692  $   9,423   ($    269) 10)  $ 201,825  $  170,035   $ 371,860
Cost of services...........    147,085      1,739      5,995      6,545        (269) 10)    161,095     130,682     291,777
                             ---------  ---------  ---------  ---------  -----------  -----------  ------------  -----------
Gross profit...............     32,567        588      4,697      2,878      --           40,730        39,353       80,083
General and administrative
  expenses.................     14,439        605      2,505      2,057        (110) 11)     19,496      15,867      35,363
Amortization of
  intangibles..............        662        187     --         --           1,763(6)      2,612        2,780        5,392
Write down of goodwill and
  other nonrecurring
  charges..................     --         --         --         --          --           --               964          964
                             ---------  ---------  ---------  ---------  -----------  -----------  ------------  -----------
Operating income...........     17,466       (204)     2,192        821      (1,653)      18,622        19,742       38,364
Interest expense, net......        199          2        (62)       330       4,918(7)      5,387        1,773        7,160
Other expense, net.........     --         --         --         --          --           --               836          836
                             ---------  ---------  ---------  ---------  -----------  -----------  ------------  -----------
Income before taxes........     17,267       (206)     2,254        491      (6,571)      13,235        17,133       30,368
Provision for income
  taxes....................      7,166        395        857     --          (2,865)(8)      5,553       6,100       11,653
                             ---------  ---------  ---------  ---------  -----------  -----------  ------------  -----------
Net income (loss)..........  $  10,101  ($    601) $   1,397  $     491   ($  3,706)   $   7,682    $   11,033    $  18,715
                             ---------  ---------  ---------  ---------  -----------  -----------  ------------  -----------
                             ---------  ---------  ---------  ---------  -----------  -----------  ------------  -----------
Primary net income per
  share....................  $    1.19                                                 $    0.91    $     0.50    $    0.50
                             ---------                                                -----------  ------------  -----------
                             ---------                                                -----------  ------------  -----------
Primary weighted average
  shares outstanding.......      8,475                                                     8,475        22,029       37,165(9)
                             ---------                                                -----------  ------------  -----------
                             ---------                                                -----------  ------------  -----------


     See accompanying Notes to Consolidated Pro Forma Financial Statements.

                          CONCENTRA MANAGED CARE, INC.
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
            (UNAUDITED--AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  YEAR ENDED DECEMBER 31, 1995
                                                                              ------------------------------------
                                                                                                        PRO FORMA
                                                                                 CRA     OCCUSYSTEMS    COMBINED
                                                                              ---------  ------------  -----------
Revenues....................................................................  $ 146,055   $  136,986    $ 283,041
Cost of services............................................................    122,615      107,284      229,899
                                                                              ---------  ------------  -----------
Gross profit................................................................     23,440       29,702       53,142
General and administrative expenses.........................................     11,021       16,611       27,632
Amortization of intangibles.................................................     --            1,871        1,871
Writedown of goodwill and other nonrecurring charges........................     --              898          898
                                                                              ---------  ------------  -----------
Operating income............................................................     12,419       10,322       22,741
Interest expense, net.......................................................      2,484        2,202        4,686
Other expense, net..........................................................     --              561          561
                                                                              ---------  ------------  -----------
Income before taxes.........................................................      9,935        7,559       17,494
Provision for income taxes..................................................      3,974        3,659        7,633
                                                                              ---------  ------------  -----------
Net income..................................................................  $   5,961   $    3,900    $   9,861
                                                                              ---------  ------------  -----------
                                                                              ---------  ------------  -----------
Primary net income per share................................................  $    0.91   $     0.22    $    0.33
                                                                              ---------  ------------  -----------
                                                                              ---------  ------------  -----------
Primary weighted average shares outstanding.................................      6,540       19,115       30,795(9)
                                                                              ---------  ------------  -----------
                                                                              ---------  ------------  -----------

                                                                                  YEAR ENDED DECEMBER 31, 1994
                                                                              ------------------------------------
                                                                                                        PRO FORMA
                                                                                 CRA     OCCUSYSTEMS    COMBINED
                                                                              ---------  ------------  -----------
Revenues....................................................................  $ 121,295   $   85,502    $ 206,797
Cost of services............................................................    103,796       73,257      177,053
                                                                              ---------  ------------  -----------
Gross profit................................................................     17,499       12,245       29,744
General and administrative expenses.........................................      8,753        9,922       18,675
Amortization of intangibles.................................................     --              555          555
                                                                              ---------  ------------  -----------
Operating income............................................................      8,746        1,768       10,514
Interest expense, net.......................................................      4,025        1,663        5,688
Other expense, net..........................................................        132           28          160
                                                                              ---------  ------------  -----------
Income before taxes.........................................................      4,589           77        4,666
Provision for income taxes..................................................      1,836        1,226        3,062
                                                                              ---------  ------------  -----------
Net income (loss)...........................................................  $   2,753   ($   1,149)   $   1,604
                                                                              ---------  ------------  -----------
                                                                              ---------  ------------  -----------
Primary net income (loss) per share.........................................  $    0.57   ($    0.08)   $    0.07
                                                                              ---------  ------------  -----------
                                                                              ---------  ------------  -----------
Primary weighted average shares outstanding.................................      4,815       14,333       22,933(9)
                                                                              ---------  ------------  -----------
                                                                              ---------  ------------  -----------

     See accompanying Notes to Consolidated Pro Forma Financial Statements.

                             CRA MANAGED CARE, INC.

              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
            (UNAUDITED--AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

    (1) To record the excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation of FNS as follows:


Pro forma purchase price including fees and expenses:..............  $  42,483

Purchase price allocated to:
      Current assets...............................................      2,141
      Property and equipment.......................................      2,795
      Assembled workforce..........................................        700
      Customer list................................................        425
      Other long term assets.......................................      1,555
      Current liabilities..........................................     (1,008)
                                                                     ---------
            Net assets acquired....................................      6,608
                                                                     ---------
Excess of cost over fair value of net assets acquired..............  $  35,875
                                                                     ---------


    The foregoing purchase price allocation is based upon preliminary information. The final purchase price allocation is contingent upon the final determination of the fair value of the net assets acquired on June 4, 1997, the date of acquisition. Based upon presently available information, the Company does not believe that the final purchase price allocation will materially differ from the preliminary allocation.

    (2) To record the borrowing of $40,000 under the Company's recently expanded $60,000 Credit Facility to finance the FNS acquisition.

    (3) To eliminate the loans and advances from affiliates which will be forgiven immediately prior to the closing of the transaction.

    (4) To record fees and expenses associated with the purchase of FNS.

    (5) To eliminate the historical stockholders' deficit of FNS.


    (6) To record goodwill, assembled workforce and customer contract amortization as follows:



                                                                             THREE MONTHS ENDED       YEAR ENDED
                                                                               MARCH 31, 1997      DECEMBER 31, 1996
                                                                            ---------------------  -----------------
Elimination of historical Focus goodwill amortization.....................        $      --            $    (187)
Record additional Focus goodwill ($19,217) amortization, under a forty
  year life for the period, prior to its acquisition on April 2, 1996.....               --                  120
Record additional Focus assembled workforce ($229) amortization under a
  five year life, prior to its acquisition................................               --                   11
Record additional Focus customer list ($454) amortization under a seven
  year life, prior to its acquisition.....................................               --                   17
Record additional Prompt goodwill ($28,792) amortization, under a forty year life for the period prior to its acquisition, on October 29,
  1996....................................................................               --                  600
Record additional Prompt assembled workforce ($283) amortization under a
  five year life, prior to its acquisition................................               --                   47
Record Prompt customer list ($476) amortization under a seven year life,
  prior to its acquisition................................................               --                   57

                             CRA MANAGED CARE, INC.

              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS (UNAUDITED--AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (CONTINUED)


                                                                             THREE MONTHS ENDED       YEAR ENDED
                                                                               MARCH 31, 1997      DECEMBER 31, 1996
                                                                            ---------------------  -----------------
Record FNS goodwill amortization, under a forty year life, for the periods
  presented...............................................................              224                  897
Record FNS assembled workforce amortization, under a five year life, for
  the periods presented...................................................               35                  140
Record FNS customer list amortization, under a seven year life, for the
  periods presented.......................................................               15                   61
                                                                                      -----               ------
                                                                                  $     274            $   1,763
                                                                                      -----               ------



    (7) To record interest expense on the borrowings used to finance the acquisitions at an interest rate of 7% (the weighted average interest rate for borrowings under CRA's revolving credit facility during 1996 was 6.94%) as follows:



                                                                             THREE MONTHS ENDED       YEAR ENDED
                                                                               MARCH 31, 1997      DECEMBER 31, 1996
                                                                            ---------------------  -----------------
Interest on $21,000 of borrowings for Focus, prior to its acquisition on
  April 2, 1996...........................................................        $      --            $     368
Interest on $30,000 of borrowings for Prompt prior to its acquisition on
  October 29, 1996........................................................               --                1,750
Interest on $40,000 of borrowings for FNS for the periods presented.......              700                2,800
                                                                                      -----               ------
                                                                                  $     700            $   4,918
                                                                                      -----               ------



    (8) To record the tax benefits of $524 and $2,865 associated with the pro forma adjustments and to adjust the tax provisions for the acquired companies results of operations to a statutory tax rate of 40% (federal income tax rate of 35% and state income tax rate of approximately 5%, net of the federal income tax benefit). Prior to its acquisition, FNS had elected "S" corporation status under
Section 1362 of the Internal Revenue Code. Accordingly, FNS was not liable for federal and state income taxes as income was taxed directly to its stockholders.



    (9) The weighted average shares outstanding have been adjusted to reflect the issuance of shares in the exchange ratio stated in the Merger Agreement, whereby each share of CRA Managed Care, Inc. stock will be exchanged for 1.786 shares of Concentra common stock and each share of OccuSystems, Inc., stock will be exchanged for one share of Concentra Managed Care, Inc. common stock.


    (10) To eliminate sales between CRA and Focus of $269 for the year ended December 31, 1996.

    (11) To eliminate cost savings on general overhead expenses allocated to Focus by United HealthCare Corporation of $110 for the year ended December 31, 1996.

    (12) The American Institute of Certified Public Accountants has proposed a change to the accounting and reporting treatment of start-up costs. This proposal, which is not yet final, would require that start-up costs be expensed as incurred. At March 31, 1997, OccuSystems had approximately $1,973 of deferred start-up costs which would be required to be written off if the proposed pronouncement is adopted.

    (13) To record the estimated $20,000 in certain deal fees and transition costs associated with the Merger and the related estimated tax benefit of $4,800.

    (14) To record the effect of the above two pro forma adjustments on stockholders' equity.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

    At the Effective Time, the stockholders of OccuSystems and CRA will become stockholders of Concentra. As stockholders of Concentra, their rights will be governed by the DGCL and Concentra's Amended and Restated Certificate of Incorporation (the "Concentra Certificate") and Bylaws (the "Concentra Bylaws"). Following are summaries of certain differences between (i) the rights of OccuSystems stockholders and Concentra stockholders and (ii) the rights of CRA stockholders and Concentra stockholders.

COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO CONCENTRA AND OCCUSYSTEMS

    Concentra and OccuSystems are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of OccuSystems Common Stock and Concentra Common Stock arise solely from differences in their respective certificates of incorporation and bylaws. The Concentra Certificate and Concentra Bylaws are substantially similar to the OccuSystems Amended and Restated Certificate of Incorporation (the "OccuSystems Certificate") and the OccuSystems Bylaws, respectively, except for certain matters as described herein.

    AUTHORIZED CAPITAL. The total number of authorized shares of capital stock of OccuSystems is 70,000,000 shares, consisting of 50,000,000 shares of OccuSystems Common Stock, and 20,000,000 shares of preferred stock, no par value (the "OccuSystems Preferred Stock"). The authorized capital of Concentra is set forth under "DESCRIPTION OF CONCENTRA CAPITAL STOCK -- Authorized Capital Stock."


    SPECIAL MEETING OF STOCKHOLDERS. Special meetings of OccuSystems stockholders may be called by the President, the Board of Directors or by the stockholders if the holders of not less than ten percent of all shares entitled to vote at such meeting request such meeting in writing. The Concentra Certificate does not permit stockholders to call a special meeting.


COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO CONCENTRA AND CRA

    Concentra is organized under the laws of the State of Delaware and CRA is organized under the laws of the Commonwealth of Massachusetts. The following discussion summarizes certain differences between the Concentra Certificate and the Concentra Bylaws and the CRA Articles of Organization (the "CRA Certificate") and the CRA Bylaws and between certain provisions of the DGCL and MBCL affecting stockholders' rights.

    AUTHORIZED CAPITAL. The total number of authorized shares of capital stock of CRA is 41,000,000 shares, consisting of 40,000,000 shares of CRA Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "CRA Preferred Stock"). The authorized capital of Concentra is set forth under "DESCRIPTION OF CONCENTRA CAPITAL STOCK -- Authorized Capital Stock."

    DIRECTORS. The CRA Board is divided into three separate classes, consisting, as nearly as possible, of equal numbers of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. The Concentra Board will also be divided into three separate classes consisting, as near as possible, of equal numbers of directors to serve three year terms.

    INDEMNIFICATION AND LIMITATION OF LIABILITY. Delaware law generally permits indemnification of officers, directors, employees and agents of a Delaware corporation against expenses (including attorneys' fees) incurred in connection with a derivative action and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements incurred in connection with a third party action, provided there is a determination by a majority vote of disinterested directors, independent legal counsel or the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation (and, with respect to any third party criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful). Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation.

    Massachusetts law similarly permits indemnification of expenses in a derivative or third-party action, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such benefit plan.

    Delaware law requires indemnification when the individual being indemnified has successfully defended the action on the merits or otherwise. Massachusetts law merely permits indemnification to the extent authorized in the corporation's articles of organization or its by-laws or as set forth in a vote of stockholders.

    Expenses incurred by an officer or director in defending an action may be paid in advance under Delaware and Massachusetts law if such officer or director undertakes to repay such amounts should it be determined ultimately that he is not entitled to indemnification. Delaware law also permits the advancement of expenses to employees and agents of the corporation without such an undertaking to repay such amounts. In addition, both Delaware and Massachusetts law permit a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

    Both Delaware and Massachusetts corporations may include in their corporate charters a provision eliminating or limiting the liability of a director in certain circumstances to the corporation or its stockholders for monetary damages for a breach of certain fiduciary duties as a director notwithstanding any provision of law imposing such liability. Both the CRA Certificate and the Concentra Certificate include such provisions.

    The indemnification and limitation of liability provisions of Massachusetts law, and not Delaware law, will apply to actions of CRA's directors, officers, employees and agents taken prior to the CRA Merger.

    INSPECTION RIGHTS. Inspection rights under Delaware law are more extensive than under Massachusetts law. Under Delaware law, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder lists and other books and records. Under Massachusetts law, a corporation's stockholders have a right to inspect only the corporation's charter, by-laws, records of all meetings of incorporators and stockholders and transfer records.

    SPECIAL MEETINGS OF STOCKHOLDERS. Pursuant to the CRA Bylaws, a special meeting of stockholders of CRA may be called by the holders of shares entitled to cast not less than 40% of the votes at the meeting. The Concentra Certificate does not permit stockholders to call a special meeting.

    ACTION BY CONSENT OF STOCKHOLDERS. Under Massachusetts law, any action to be taken by stockholders may be taken without a meeting only if all stockholders entitled to vote on the matter consent to the action in writing, and a corporation may not provide otherwise in its charter documents or by-laws. Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all of the stockholders were present and voted consent to the action in writing. The Concentra Certificate requires that any action by stockholders be taken at an annual or special meeting of stockholders and not by written consent.

    PROXIES. Massachusetts law permits the authorization by a stockholder to vote by proxy to be valid for no more than six months. Delaware law permits a proxy to be valid for up to three years unless the proxy provides for a longer period.

    APPROVAL OF BUSINESS COMBINATIONS AND ASSET SALES. Generally, under Massachusetts law, the affirmative vote of two-thirds of the shares of each class of stock outstanding and entitled to vote or which would be adversely affected by a merger or asset sale is necessary to approve a merger or a sale of all or substantially all of the corporation's assets unless the articles of organization provide for a lesser proportion of each class entitled to vote, but not less than a majority. The CRA Certificate does not provide for such a lesser proportion, so that the approval of any such merger or sale, including the CRA Merger, requires a two-thirds vote of each class entitled to vote. Under Delaware law, the affirmative vote of only a majority of the shares of stock outstanding and entitled to vote are necessary to approve a merger or asset sale.

    ANTI-TAKEOVER LEGISLATION. Under Section 203 of the DGCL, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three year moratorium unless specified conditions are met. Section 203 applies to Concentra. See "DESCRIPTION OF CONCENTRA CAPITAL STOCK -- Certain Antitakeover Effects of Concentra Certificate, Concentra Bylaws and Delaware Law."

    Massachusetts law contains an analogous anti-takeover law which is set forth in Chapter 110F of the General Laws of Massachusetts. Chapter 110F does not apply to the CRA Merger because the transaction has been approved by the CRA Board. Chapter 110D of the Massachusetts General Laws is another anti-takeover statute which applies to acquisitions of so-called "control shares." The CRA Bylaws include a provision excluding CRA from the applicability of Chapter 110D. Chapter 110D would apply to CRA, however, if the CRA Bylaws were amended to remove such provision.

    DISSENTERS' RIGHTS. Under Massachusetts law, dissenting stockholders who follow prescribed statutory procedures are entitled to dissenters' rights in connection with any merger or sale of substantially all the assets of a corporation and in connection with certain mergers, reclassifications and other transactions which may adversely affect the rights or preferences of stockholders. See "THE MERGERS -- Dissenters' Rights." Delaware provides similar rights in the case of a merger or consolidation of a corporation except that such rights are not provided as to shares of a corporation listed on a national securities exchange or designated as a national market system security on an interdealer quotation systems by the NASD or held of record by more than 2,000 stockholders where such stockholders are required to accept in such a merger only (i) shares of the surviving or resulting corporation, (ii) shares of a corporation listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fraction shares, or (iv) any combination thereof. Delaware law does not provide dissenters' rights in connection with sales of substantially all of the assets of a corporation, reclassifications of stock or other amendments to the certificate of incorporation which adversely affect a class of stock; provided, however, that a corporation may provide in its certificate of incorporation that appraisal rights shall be available as a result of an amendment to its certificate of incorporation, a merger or a sale of all or substantially all of its assets. The Concentra Certificate, however, does not provide for the appraisal rights described in the preceding sentence.

    CLASSIFIED BOARD. Massachusetts law requires, unless a corporation chooses otherwise, and Delaware law permits, but does not require, a board of directors to be divided into classes with each class having a term of office longer than one year. Massachusetts law limits the term of directors on a classified board to five years. CRA has a classified board of directors with terms of three years. See "-- Directors." Concentra will have a classified board of directors. See "MANAGEMENT OF CONCENTRA -- Directors."

    REMOVAL OF DIRECTORS. Under Delaware law, a director serving on the board that is not classified may be removed with or without cause by the holders of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having a classified board, stockholders may effect such removal only for cause unless the certificate of incorporation otherwise provides. Concentra has a classified board of directors and, as a result, its directors may not be removed without cause. Under Massachusetts law, any director or the entire board of directors may be removed, except as otherwise provided in the articles of organization or by-laws, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except that directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares entitled to vote for the election of such directors. In addition, directors of a classified board, such as CRA's, may only be removed for cause.

    CHANGE IN NUMBER OF DIRECTORS. Under Massachusetts law, the number of directors is determined in the manner provided in the corporation's by-laws. The board of directors may be enlarged by the stockholders or, if authorized by the by-laws, by vote of a majority of directors. The CRA Bylaws fix the number of directors at not less than three, unless there are fewer than three stockholders, in which case there can be as few directors as stockholders. The number of directors of CRA is determined by the stockholders.

    Under Delaware law, the number of directors shall be fixed by or in the manner provided in the by-laws unless the number of directors is fixed in the corporation's certificate of incorporation. Neither the Concentra Certificate nor the Concentra Bylaws specify a particular number of directors.

    INTERESTED DIRECTOR TRANSACTIONS. Delaware law provides that no transaction between a corporation and a director or officer, or any entity in which any of them have an interest, is void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because of his or their votes are counted for such purpose if (i) after full disclosure the transaction is approved by the disinterested directors, which may be less than a quorum, or the stockholders or (ii) the transaction is fair to the corporation at the time it is approved. Massachusetts law only expressly provides that directors who vote for and officers who knowingly participate in loans to officers or directors are jointly and severally liable to the corporation for any part of the loan which is not repaid, unless (i) a majority of the directors who are not direct or indirect recipients of such loans, or
(ii) the holders of a majority of the shares entitled to vote for such directors, have approved or ratified the loan as one which in the judgment of such directors or stockholders, as the case may be, may reasonably be expected to benefit the corporation.

    FILLING VACANCIES ON THE BOARD OF DIRECTORS, Under Massachusetts law, unless the articles of organization provide otherwise, any vacancy in the board of directors, however occurring, including a vacancy resulting from enlargement of the board and any vacancy in any other office, may be filled in the manner prescribed in the by-laws, or, in the absence of any such provision in the by-laws, by the directors.

    Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office, unless otherwise provided in the corporation's certificate of incorporation or by-laws, provided that if at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

    PAYMENT OF DIVIDENDS. There are no restrictions on authorized dividend payments under Massachusetts law. Delaware law permits the payment of dividends out of paid-in and earned surplus or out of net profits for the current and preceding fiscal year.

                     DESCRIPTION OF CONCENTRA CAPITAL STOCK

    The summary of the terms of the capital stock of Concentra set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Concentra Certificate and the Concentra Bylaws.

AUTHORIZED CAPITAL STOCK

    Under the Concentra Certificate, the total number of shares of all classes of capital stock that Concentra has authority to issue is 120,000,000 shares, of which 100,000,000 are shares of Concentra Common Stock, par value $.01 per share, and 20,000,000 are shares of Concentra Preferred Stock, par value $.01 per share ("Concentra Preferred Stock").

    The additional shares of authorized capital stock available for issuance by Concentra might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of Concentra Common Stock. The ability of the Concentra Board to issue additional shares of capital stock could enhance the Concentra Board's ability to negotiate on behalf of the stockholders in a takeover situation and also could be used by the Concentra Board to make a change in control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management.

COMMON STOCK

    Holders of Concentra Common Stock will be entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of Concentra Preferred Stock, the holders of such shares will possess all voting power. The Concentra Certificate does not provide for cumulative voting for the election of directors. Thus, under the DGCL, the holders of more than one-half of the outstanding shares of Concentra Common Stock generally will be able to elect all the directors of Concentra then standing for election and holders of the remaining shares will not be able to elect any director.

    Subject to any preferential rights of any series of Concentra Preferred Stock, holders of shares of Concentra Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the Concentra Board and to share ratably in the assets of Concentra legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up.

    Holders of Concentra Common Stock will have no preferences or preemptive, conversion or exchange rights.

PREFERRED STOCK

    The Concentra Board is authorized to issue shares of Concentra Preferred Stock, in one or more series, and to fix for each such series the number of shares thereof and voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as are permitted by the DGCL. The Concentra Board could authorize the issuance of shares of Concentra Preferred Stock with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of shares of Concentra Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then market price of such shares. As of the date hereof, no shares of Concentra Preferred Stock are outstanding and the Concentra Board has no present intention to issue any shares of Concentra Preferred Stock after the Effective Time.

STOCKHOLDER RIGHTS PLAN


    Concentra anticipates that, immediately upon completion of the Mergers, the Board of Directors of Concentra will declare, pursuant to a rights agreement (the "Rights Agreement"), a dividend distribution of one common share purchase right ("Right") for each outstanding share of Concentra Common Stock. Each Right will entitle the registered holder to purchase from Concentra one thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Junior Preferred Shares"), of Concentra at a price per share to be determined by the Concentra Board with the advice of financial advisors about the long-term prospects for Concentra's value (the "Purchase Price"), subject to adjustment. Each thousandth of a Junior Preferred Share will be economically equivalent to one share of Concentra Common Stock. The Purchase Price is expected to be significantly higher than the trading price of the Concentra Common Stock. Therefore, the dividend will have no initial value and no impact on the financial statements of Concentra. The following summary of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is an exhibit to the Registration Statement.


    Initially, the Rights will be attached to all certificates representing shares of Concentra Common Stock then outstanding, and no separate certificates representing the Rights will be distributed. Subject to extension by a majority of the Continuing Directors (as defined in the Rights Agreement) acting on behalf of Concentra, the Rights will separate from the Concentra Common Stock upon the Distribution Date, which is defined as the earlier of (a) ten days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Concentra Common Stock or that a majority of the Continuing Directors has identified a person or group of affiliated or associated persons as holding a substantial interest in Concentra (which interest must be 10% or more of the outstanding shares of Common Stock) with an intent that is adverse to Concentra (any of the foregoing persons being an "Acquiring Person"), or (b) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Concentra Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Concentra Common Stock certificates and will be transferred with and only with the Concentra Common Stock certificates, (ii) all certificates representing shares of Concentra Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificate for Concentra Common Stock outstanding will also constitute the transfer of the Rights associated with the Concentra Common Stock represented by that certificate. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Concentra Common Stock.

    The Rights are not exercisable until the Distribution Date and will expire ten years after consummation of the Mergers, unless earlier redeemed by Concentra.

    In the event that, at any time following the Distribution Date, (a) Concentra is the surviving corporation in a merger or combination with an Acquiring Person and the shares of Concentra Common Stock shall remain outstanding and not be changed or exchanged, (b) a person becomes the beneficial owner of 15% or more of the then outstanding shares of Concentra Common Stock,
(c) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement or (d) a person is determined to hold a substantial interest in Concentra (which interest must be 10% or more of the outstanding shares of Concentra Common Stock) with an intent that is adverse to Concentra, each holder of a Right will thereafter have the right to receive, upon exercise, Junior Preferred Shares (or, in certain circumstances, Concentra Common Stock, cash, property or other securities of Concentra) having a value equal to two times the exercise price of the Right. For example, at an exercise price of $100.00 per Right, each Right not owned by an Acquiring Person following an event described above would entitle its holder to purchase from Concentra $200.00 worth of Junior Preferred Shares (or in certain circumstances, Concentra Common Stock, cash, property or other securities of Concentra) for $100.00. Assuming that the Concentra Common Stock had a current market price per share of $20.00 at that time, the holder of each valid Right would be entitled to purchase ten one-thousandths of Junior Preferred Shares for $100.00. Notwithstanding the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by Concentra as set forth below.

    In the event that, at any time following the date that a person has become an Acquiring Person (the "Shares Acquisition Date"), (a) Concentra is acquired in a merger or other combination transaction in which Concentra is not the surviving entity, (b) Concentra consolidates with or merges with or into any other person pursuant to which Concentra is the surviving entity but all or a part of the shares of Concentra Common Stock are changed into or exchanged for stock of another person or cash or other property or (c) 50% or more of Concentra's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock or other securities of the acquiring company having a value equal to two times the exercise price of the Right.

    The Purchase Price payable and the number of Junior Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Concentra Common Stock, (b) upon the grant to holders of Concentra Common Stock of certain rights or warrants to subscribe for Concentra Common Stock or convertible securities at less than the current per-share market price of the Concentra Common Stock or (c) upon the distribution to holders of Concentra Common Stock of evidences of indebtedness or assets of Concentra (excluding regular periodic cash dividends at a rate approved by the majority of Continuing Directors of Concentra or dividends payable in Concentra Common Stock) or of subscription rights or warrants (other than those referred to above).

    With certain exceptions, no adjustment to the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% to the Purchase Price. Upon the exercise of a Right, Concentra will not be required to issue fractional Junior Preferred Shares or fractional shares of Concentra Common Stock (other than fractions in multiples of one one-thousandth of a Junior Preferred Share) and, in lieu thereof, an adjustment in cash may be made based on the market price of the Junior Preferred Shares or Concentra Common Stock on the last trading date prior to the date of exercise.

    At any time until 15 business days following the Shares Acquisition Date, Concentra may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash. Immediately upon the action of the Concentra Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Concentra, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Concentra, stockholders may, depending upon the circumstances, recognize taxable income in the event that any of the Rights are exercised for Concentra Common Stock (or other consideration) or for common stock or other securities of the acquiring company as set forth above.

    Any of the provisions of the Rights Agreement, other than those provisions relating to the principal economic terms of the Rights, may be amended by the Concentra Board of Directors before the Distribution Date, and no stockholder approval will be sought for noneconomic amendments to the Rights Agreement except as required by law or by the rules of any national securities exchange on which the Concentra Common Stock is then listed. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Concentra Board of Directors to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption may be made when the Rights are not redeemable.

    The Rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire Concentra without conditioning the offer on the acquisition of a substantial number of Rights. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of Concentra because the Board of Directors may, at its option, at any time before the close of business on the earlier of the 15th day following the Shares Acquisition Date or ten years after the Effective Date, redeem all, but not less than all, of the then outstanding Rights at $.01 per Right.

CONVERTIBLE SUBORDINATED NOTES

    The OccuSystems Notes were issued pursuant to an indenture (the "Indenture") dated as of December 24, 1996, by and between OccuSystems and United States Trust Company of New York, as trustee (the "Trustee"). The following summary of the terms of the OccuSystems Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the Indenture, which is filed as an exhibit to this Registration Statement. Capitalized terms used herein without definition have the meanings ascribed to them in the Indenture.


    Upon consummation of the Mergers, Concentra will assume an aggregate of $97,750,000 in principal amount of OccuSystems Notes. The Concentra Notes will be convertible into 3,291,243 shares of Concentra Common Stock at the initial conversion price (the "Conversion Price") of $29.70 per share (equivalent to a conversion rate of 33.67 shares per $1,000 principal amount of Notes), subject to adjustment in certain events. The Concentra Notes are currently convertible into OccuSystems Common Stock and, subsequent to the consummation of the Mergers, will be convertible at the option of the holders into shares of Concentra Common Stock until the close of business on the stated maturity of the Concentra Notes, unless previously redeemed or repurchased.



    Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 1997. The Concentra Notes will be redeemable, in whole or in part, at the option of Concentra, at any time on or after December 15, 1999, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. Concentra will be required to offer to purchase the Concentra Notes upon a Change of Control (as defined in the Indenture) at 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.



    The Concentra Notes will be unsecured, general obligations of Concentra, subordinated in right of payment to all existing and future Senior Indebtedness (as defined in the Indenture) of Concentra. The Indenture does not contain any financial covenants or any restrictions on the payment of dividends, the repurchase of securities of Concentra or the incurrence of Senior Indebtedness.



    Consummation of the Mergers will not constitute a change in control under the Indenture. Pursuant to the terms of the Indenture, OccuSystems, Concentra and the Trustee will execute a supplemental indenture at the Effective Time to evidence the succession of Concentra to the rights and obligations of OccuSystems under the Indenture.


    Concentra intends to apply for the quotation of the Notes on the Nasdaq SmallCap Market under the symbol "CCMCG."

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Concentra Common Stock will be ChaseMellon Shareholder Services, L.L.C.

CERTAIN ANTITAKEOVER EFFECTS OF CONCENTRA CERTIFICATE, CONCENTRA BYLAWS AND
  DELAWARE LAW

    GENERAL. Certain provisions of the Concentra Certificate, the Concentra Bylaws and the DGCL may have the effect of impeding the acquisition of control of Concentra by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by the Concentra Board.

    The provisions of the Concentra Certificate, the Concentra Bylaws and the DGCL described below are designed to reduce, or have the effect of reducing, the vulnerability of Concentra to an unsolicited proposal for the restructuring or sale of all or substantially all of the assets of Concentra or an unsolicited takeover attempt that is unfair to Concentra stockholders. The summary of such provisions set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Concentra Certificate, the Concentra Bylaws and the DGCL.

    CLASSIFIED BOARD. The Concentra Certificate provides that the Concentra Board be divided into three classes, and, after an initial term, each director will be elected for a three-year term. See "MANAGEMENT OF CONCENTRA -- Directors."

    BUSINESS COMBINATIONS. Section 203 of the DGCL restricts a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Business combinations are broadly defined to include
(i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to,
(iv) certain transactions which would result in increasing the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (i) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time such person became an interested stockholder, (ii) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding shares owned by persons who are officers and also directors and shares owned by certain employee stock plans) or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 do not apply to a corporation whose certificate of incorporation contains a provision expressly electing not to be governed by the statute. The Concentra Certificate does not contain a provision electing to "opt-out" of Section 203.

    SPECIAL MEETINGS; PROHIBITION OF ACTIONS BY WRITTEN CONSENT. Pursuant to the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Concentra Certificate provides that special meetings of stockholders may only be called by the Concentra Board, the Chairman of the Concentra Board or the President of Concentra. In addition, the Concentra Certificate provides that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting, and may not be taken by a written consent of the stockholders.

                            MANAGEMENT OF CONCENTRA

DIRECTORS

    The following table sets forth information as to the persons who are expected to serve as directors of Concentra immediately following the Effective Time. Prior to the Effective Time, John K. Carlyle and Donald J. Larson will serve as the sole directors of Concentra.

NAME                                                    AGE                           POSITION
---------------------------------------------------  ---------  -----------------------------------------------------
John K. Carlyle....................................         42  Chairman of the Board
Donald J. Larson...................................         46  Director, President and Chief Executive Officer
George H. Conrades.................................         58  Director
Robert W. O'Leary..................................         53  Director
Robert A. Ortenzio.................................         40  Director
Paul B. Queally....................................         33  Director
Mitchell T. Rabkin, M.D............................         66  Director
Lois E. Silverman..................................         56  Director

    JOHN K. CARLYLE has served as OccuSystems' Chairman and Chief Executive Officer since January 1997. He joined OccuSystems in 1990 as its President and served in that capacity until December 1996. Mr. Carlyle has served as the Chief Executive Officer and a director of OccuSystems since 1991. From 1985 to 1990, Mr. Carlyle served as Senior Vice President and Chief Financial Officer of Medical Care International, Inc. ("Medical Care"), an operator of outpatient surgical centers. Mr. Carlyle has served as a director of National Surgery Centers, Inc., an owner and operator of free standing, multi-specialty ambulatory surgery centers, since 1991. He also serves as a director of several private companies. Mr. Carlyle is a certified public accountant.

    DONALD J. LARSON co-founded CRA in 1978 and has served as President and Chief Executive Officer of CRA since January 1, 1996 and as President and Chief Operating Officer of CRA since 1988. Prior to founding CRA, Mr. Larson held the position of New England Regional Manager at IntraCorp. Inc., a division of Cigna Corporation.

    GEORGE H. CONRADES has served as a director of CRA since July 1994. Mr. Conrades has been President and Chief Executive Officer of BBN Corporation, a provider of internetworking services, products and application solutions, since 1994 and has been Chairman of the Board of BBN Corporation since November 1995. From 1992 to 1994, Mr. Conrades was a partner in Conrades/Reilly Associates, a business consulting company. From 1961 to 1992, Mr. Conrades held a number of management positions with International Business Machines Corp., most recently as Senior Vice President for Corporate Marketing and Services. Mr. Conrades is also a director of BBN Corporation, Westinghouse Electric Corp. and Cubist Pharmaceuticals, Inc.

    ROBERT W. O'LEARY has served as a director of OccuSystems since July 1995. Since March 1995, Mr. O'Leary has served as Chairman and Chief Executive Officer of Premier, Inc., a voluntary healthcare alliance. From 1991 until 1995, Mr. O'Leary served as Chairman and Chief Executive Officer of American Medical International, Inc., a healthcare facilities management company. From 1989 to 1991, Mr. O'Leary served as President and Chief Executive Officer of Voluntary Hospitals of America, a national hospital alliance. Previously, Mr. O'Leary served as the Chairman of i-STAT Corporation, a medical device manufacturer.

    ROBERT A. ORTENZIO has served as a director of OccuSystems since May 1992. Mr. Ortenzio currently serves as the President of Select Medical Corporation, a private healthcare company based in Mechanicsburg, Pennsylvania, and has served in such capacity since August 1996. From 1986 to 1996, Mr. Ortenzio was employed by Continental Medical Systems, Inc., a nationwide provider of rehabilitation services, from

1986 until 1988 as its Senior Vice President, from 1988 until June 1995 as its President and Chief Operating Officer and from July 1995 to August 1996 as its President and Chief Executive Officer. Mr. Ortenzio also served as the Executive Vice President and a director of Horizon/CMS Healthcare Corporation from July 1995 to August 1996.

    PAUL B. QUEALLY has served as a director of OccuSystems since 1993. Mr. Queally is a general partner of Welsh, Carson, Anderson & Stowe, an investment firm specializing in healthcare and in formation services industries. From 1993 to 1996, Mr. Queally was a general partner of The Sprout Group, a division of Donaldson, Lufkin & Jenrette Capital Corporation, and prior thereto an associate since 1986. Mr. Queally also serves as a director of several private companies, including First Physician Care, a physician practice management company, and Ortholink, Inc., an orthopedic physician practice management company.

    MITCHELL T. RABKIN, M.D. has served as a Director of CRA since February 1995. From 1966 to September 1996, Dr. Rabkin served as Chief Executive Officer of Boston's Beth Israel Hospital, where he currently holds the rank of Professor of Medicine. Since October 1, 1996, Dr. Rabkin has been Chief Executive Officer of CareGroup, Inc., parent corporation of Beth Israel Deaconess Medical Center. Dr. Rabkin is a graduate of Harvard College and received his M.D. from Harvard Medical School.

    LOIS E. SILVERMAN co-founded CRA in 1978 and has served as Chairman of the Board of CRA since March 1994 and as Chief Executive Officer of CRA from 1988 to December 31, 1995. Prior to founding CRA, Ms. Silverman held the position of Northeast Regional Manager at IntraCorp., a Division of Cigna Corporation. Ms. Silverman is a director of Sun Healthcare Group, Inc., and CareGroup, Inc., parent corporation of Beth Israel Deaconess Medical Center, and serves as a Trustee of Simmons College and Overseer of Tufts Medical Schools.


    Concentra's Certificate of Incorporation provides, among other things, for a Board of Directors divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each, except that initially the Class I directors will serve until Concentra's 1998 annual meeting of stockholders, the Class II directors until the 1999 meeting and the Class III directors until the 2000 meeting. The Class I directors will be Messrs. Queally and Rabkin, the Class II directors will be Messrs. Ortenzio and Conrades and Ms. Silverman, and the Class III directors will be Messrs. Carlyle, O'Leary and Larson.



    COMPENSATION OF THE BOARD OF DIRECTORS. Concentra anticipates paying each non-employee director for his services as a director an annual fee of $15,000 in restricted stock (subject to pro-rata forfeiture in the event a director fails to attend at least 75% of board meetings in such year) and granting the director options each year to acquire 5,000 shares of Concentra Common Stock. Each annual grant of restricted stock and options will vest after one year. In addition, each of Concentra's directors will receive reimbursement of all ordinary and necessary expenses incurred in attending any meeting of the Concentra Board or any committee of the Concentra Board.



    COMMITTEES OF THE BOARD OF DIRECTORS. The Concentra Board has established two standing committees: the Audit Committee and the Compensation Committee. The functions of the Audit Committee will be to recommend to the Concentra Board the appointment of independent auditors, to review the plan and scope of any audit of Concentra's financial statements and to review Concentra's significant accounting policies and other matters. Mr. Queally and Ms. Silverman will serve on the Audit Committee. The functions of the Compensation Committee will be to make recommendations to the Concentra Board regarding the compensation of executive officers and to administer Concentra's incentive plans. Messrs. Carlyle, Ortenzio and Conrades will serve on the Compensation Committee. Pursuant to an agreement entered into between Ms. Silverman and Mr. Larson, Mr. Larson has agreed to vote his shares in favor of Ms. Silverman or her designee as a member of the Concentra Board for as long as

Ms. Silverman, her family, and trusts established by her, hold at least 519,113 shares of Concentra Common Stock.

OFFICERS


    Set forth below are the names and titles of Concentra's Chairman of the Board and executive officers.


            NAME AND YEAR FIRST BECAME AN
       EXECUTIVE OFFICER OF OCCUSYSTEMS OR CRA             AGE                             OFFICE
-----------------------------------------------------      ---      -----------------------------------------------------
John K. Carlyle (1990)...............................          42   Chairman of the Board
Donald J. Larson (1978)..............................          46   President and Chief Executive Officer
John A. McCarthy, Jr. (1994).........................          38   Executive Vice President of Managed Care Services
Richard A. Parr II (1996)............................          38   Executive Vice President, General Counsel and
                                                                    Secretary
Joseph F. Pesce (1994)...............................          48   Executive Vice President, Chief Financial Officer and
                                                                    Treasurer
Daniel J. Thomas (1993)..............................          38   Executive Vice President-Practice Management Services
W. Thomas Fogarty, M.D. (1985).......................          49   Senior Vice President and Chief Medical Officer
Peter R. Gates (1996)................................          45   Senior Vice President-Marketing and Sales
James M. Greenwood (1993)............................          36   Senior Vice President of Corporate Development

    JOHN K. CARLYLE.  See "--Directors."

    DONALD J. LARSON.  See "--Directors."

    JOHN A. MCCARTHY has served as Senior Vice President -- Cost Containment Services and Corporate Development of CRA since August 1996. He previously served as CRA's Vice President -- Cost Containment Services and Corporate Development since August 1994. From June 1992 to July 1994, Mr. McCarthy was Senior Vice President and Chief Financial Officer of MedChem Products, Inc., a manufacturer of specialty medical products. From March 1989 to June 1992, Mr. McCarthy was a Partner at Kaufman & Company, an investment banking firm. From August 1987 to February 1989, Mr. McCarthy was an associate at Morgan Stanley & Co. Incorporated, an investment banking firm.

    RICHARD A. PARR II has served as OccuSystems' Executive Vice President, General Counsel and Secretary since August 1996. Prior to joining OccuSystems, Mr. Parr served as Vice President and Assistant General Counsel of OrNda HealthCorp, a national hospital management company, from April 1993 through August 1996 and as Associate General Counsel of OrNda HealthCorp from September 1991 through March 1993.

    JOSEPH F. PESCE has served as Senior Vice President -- Finance and Administration of CRA since August 1996 and as Chief Financial Officer and Treasurer of CRA since October 1994. Mr. Pesce served as Vice President --Finance and Administration of CRA from October 1994 to August 1996. From October 1981 to September 1994, Mr. Pesce held various financial positions with Computervision Corporation and its predecessor, Prime Computer, Inc., including Director of Corporate Planning and Analysis, Director of Leasing, Corporate Controller, Treasurer and, most recently, Vice President -- Finance and Chief Financial Officer. Mr. Pesce is a certified public accountant.

    DANIEL J. THOMAS has served as a director of OccuSystems and its President and Chief Operating Officer since January 1997. From April 1993 through December 1996, Mr. Thomas served as OccuSystems' Executive Vice President and Chief Operating Officer. Prior to joining OccuSystems in 1993, Mr. Thomas served as controller of Medical Care International, Inc. from 1987 to 1990 and as its Senior Vice President and Divisional Director from 1990 to 1993. Mr. Thomas is a certified public accountant.

    W. THOMAS FOGARTY, M.D. has served as OccuSystems' Senior Vice President and Chief Medical Officer since September 1995. From 1993 to September 1995, Dr. Fogarty served as Vice President and Medical Director of OccuSystems. From 1992 to 1993, he served as a Regional Medical Director of OccuSystems and, from 1985 until 1992, as a medical director of one of OccuSystems' centers.

    PETER R. GATES has served as Senior Vice President -- Marketing and Sales of CRA since August 1996. From May 1995 to July 1996, Mr. Gates was Vice President of Mercer Management Consulting. From January 1990 to January 1995, Mr. Gates was Manger of Business Development, and later General Manager, of the x-ray business of GE Medical Systems.

    JAMES M. GREENWOOD has served as OccuSystems' Chief Financial Officer since he joined OccuSystems as a Vice President in 1993. Mr. Greenwood has served as a Senior Vice President of OccuSystems since May 1994. From 1988 until he joined OccuSystems in 1993, Mr. Greenwood served in numerous positions with Bank One, Texas, N.A., and its predecessors, most recently as Senior Vice President and Manager of Mergers and Acquisitions. Mr. Greenwood is a certified public accountant.

COMPENSATION OF EXECUTIVE OFFICERS

    For information concerning the compensation paid to the Chief Executive Officers and the other four most highly compensated executive officers of each of OccuSystems and CRA for the 1996 fiscal year, see the 1996 Proxy Statement for OccuSystems and the 1996 Proxy Statement for CRA, the relevant portions of which are incorporated by reference into the OccuSystems Form 10-K and the CRA Form 10-K, respectively. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


    EMPLOYMENT AGREEMENTS. Concentra has entered into employment agreements with each of its executive officers. The employment agreements provide for base salaries as follows: Mr. Carlyle, $340,000; Mr. Larson, $350,000; Mr. McCarthy, $260,000; Mr. Parr, $230,000; Mr. Pesce, $260,000; Mr. Thomas, $260,000; Dr.
Fogarty, $240,000; Mr. Gates, $230,000; and Mr. Greenwood, $230,000 (each being an "Officer"). Each of the employment agreements also provide that bonuses, if any, will be paid at the discretion of the Concentra Board and allows participation in any employee benefit plan adopted by Concentra for its employees. The term of each of the agreements is two years. Each of the agreements entitles each such individual to receive severance payments if Concentra (i) terminates the employment agreement without Cause (as defined in the employment agreement), (ii) the Officer terminates the agreement for Good Reason (as defined in the employment agreement, which, for Mr. Carlyle, includes ceasing to be Chairman of the Board of Concentra for any reason) or (iii) Concentra does not renew the employment agreement other than because of death or disability of the Officer. Such severance payments shall equal two years' base salary for Messrs. Carlyle and Larson and one year's base salary for each of the other executive officers. In addition, all restricted stock and stock options to purchase an aggregate of 330,000 shares granted by Occusystems to Messrs. Carlyle, Thomas, Parr, Fogarty and Greenwood will accelerate upon termination of such Officers by Concentra without Cause or by such Officers for Good Reason.



    LIMITATIONS ON DIRECTORS' LIABILITY. The Concentra Certificate provides that no director of Concentra shall be personally liable to Concentra or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Concentra or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of Concentra and its stockholders (through stockholders' derivative suits on behalf of Concentra) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

    INDEMNIFICATION AGREEMENTS. Concentra intends to enter into indemnification agreements with each of its directors and officers at the Effective Time. Pursuant to these agreements, Concentra will, to the extent permitted under applicable law, indemnify these persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they are or were directors or officers of Concentra or that they assumed certain responsibilities at the direction of Concentra.

             DESCRIPTION OF CONCENTRA 1997 LONG-TERM INCENTIVE PLAN

    The description set forth below represents a summary of the principal terms and conditions of the Concentra Managed Care, Inc. Long-Term Incentive Plan (the "Concentra Incentive Plan") and does not purport to be complete. The description is qualified in its entirety by reference to the Concentra Incentive Plan, a copy of which is attached as Appendix G to this Joint Proxy Statement/Prospectus.

GENERAL

    Concentra may grant awards with respect to shares of Concentra Common Stock under the Concentra Incentive Plan to officers, directors, employees and certain consultants and advisors. At the Effective Time, Concentra is expected to have eight directors and approximately 5,500 employees. The awards under the Concentra Incentive Plan include (i) incentive stock options qualified as such under U.S. Federal income tax laws, (ii) stock options that do not qualify as incentive stock options, (iii) stock appreciation rights ("SARs"), (iv) restricted stock awards, and (v) performance units.

    The number of shares of Concentra Common Stock that may be subject to outstanding awards under the Concentra Incentive Plan at any one time is equal to ten percent of the total number of outstanding shares of Concentra Common Stock (treating as outstanding all shares of Concentra Common Stock issuable within 60 days upon exercise of stock options or conversion or exchange of outstanding, publicly-traded convertible or exchangeable securities of Concentra) minus the total number of shares of Concentra Common Stock subject to outstanding awards under the Concentra Incentive Plan and any future stock-based plan for employees or directors of Concentra. After the Effective Time, no additional awards will be made under the existing CRA and OccuSystems stock-based plans and only that number of shares of Concentra Common Stock issuable upon exercise of awards granted under the existing CRA and OccuSystems stock-based plans as of the Effective Time will be reserved for issuance in respect of such plans by Concentra. At the Effective Time, the number of shares authorized under the Concentra Incentive Plan will be approximately 4.2 million (assuming no additional issuances of shares by OccuSystems or CRA). The number of shares authorized under the Concentra Incentive Plan and the number of shares subject to an award under the Concentra Incentive Plan will be adjusted for stock splits, stock dividends, recapitalizations, mergers and other changes affecting the capital stock of Concentra.

    The Board of Directors or any committee designated by it may administer the Concentra Incentive Plan (the "Committee"). Concentra intends to have its Compensation Committee administer the Concentra Incentive Plan. The Committee has broad discretion to administer the Concentra Incentive Plan, interpret its provisions, and adopt policies for implementing the Concentra Incentive Plan. This discretion includes the ability to select the recipient of an award, determine the type and amount of each award, establish the terms of each award, accelerate vesting or exercisability of an award, extend the exercise period for an award, determine whether performance conditions have been satisfied, waive conditions and provisions of an award, permit the transfer of an award to family trusts and other persons, and otherwise modify or amend any award under the Concentra Incentive Plan. Nevertheless, no awards for more than 250,000 shares or more than $1,000,000 million in cash may be granted to any one employee in a calendar year.

AWARDS

    The Committee determines the exercise price of each option granted under the Concentra Incentive Plan. The exercise price for an incentive stock option must not be less than the fair market value of the Concentra Common Stock on the date of grant and the exercise price of non-qualified stock options must not be less than 85% of the fair market value of the Concentra Common Stock on the date of grant. Stock options may be exercised as the Committee determines, but not later than ten years from the date of grant in the case of incentive stock options. At the discretion of the Committee, holders may use shares of stock to pay the exercise price, including shares issuable upon exercise of the option. Under the Concentra Incentive Plan, each non-employee director who is a director of Concentra as of both the day immediately preceding the annual meeting of Concentra's stockholders and the day immediately following that annual meeting shall automatically be granted a Nonstatutory Option for the purchase of shares of Concentra Common Stock effective on the date of the first meeting of the Concentra Board following that annual meeting, whether or not that director is in attendance at that Board meeting.

    An SAR may be awarded in connection with or separate from a stock option. An SAR is the right to receive an amount in cash or stock equal to the excess of the fair market value of a share of the Concentra Common Stock on the date of exercise over the exercise price specified in the agreement governing the SAR (for SARs not granted in connection with a stock option) or the exercise price of the related stock option (for SARs granted in connection with a stock option). An SAR granted in connection with a stock option will require the holder, upon exercise, to surrender the related stock option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered stock option or portion will then cease to be exercisable. Such an SAR is exercisable or transferable only to the extent that the related stock option is exercisable or transferable. An SAR granted independently of a stock option will be exercisable as the Committee determines. The Committee may limit the amount payable upon exercise of any SAR. SARs may be paid in cash or stock, as the Committee provides in the agreement governing the SAR.

    A restricted stock award is a grant of shares of Concentra Common Stock that are nontransferable or subject to risk of forfeiture until specific conditions are met. The restrictions will lapse in accordance with a schedule or other conditions as the Committee determines. During the restriction period, the holder of a restricted stock award may, in the Committee's discretion, have certain rights as a stockholder, including the right to vote the stock subject to the award or receive dividends on that stock. Restricted stock may also be issued upon exercise or settlement of options, SARS or performance units.

    Performance units are performance-based awards payable in cash, stock or a combination of both. The Committee may select any performance measure or combination of measures as conditions for cash payments or stock issuances under the Concentra Incentive Plan, except that performance measures for executive officers must be objective measures chosen from among the following choices: (a) total stockholder return (Concentra Common Stock appreciation plus dividends);
(b) net income; (c) earnings per share; (d) cash flow per share; (e) return on equity; (f) return on assets, (g) revenues; (h) costs; (i) costs as a percentage of revenues; (j) increase in the market price of Concentra Common Stock or other securities; (k) the performance of Concentra in any of the items mentioned in clause (a) through (j) in comparison to the average performance of the companies included in the Nasdaq Health Services Stocks Index; or (1) the performance of Concentra in any of the items mentioned in clause (a) through (j) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the performance period. The Committee may choose different performance measures if the stockholders so approve, if tax laws or regulations change so as not to require stockholder approval of different measures in order to deduct the compensation related to the award for federal income tax purposes, or if the Committee determines that it is in Concentra's best interest to grant awards not satisfying the requirements of
Section 162(m) of the Code or any successor law.

OTHER PROVISIONS

    At the Committee's discretion and subject to conditions that the Committee may impose, a participant's tax withholding with respect to an award may be satisfied by the withholding of shares of Concentra Common Stock issuable pursuant to the award or the delivery of previously owned shares of Concentra Common Stock, in either case based on the fair market value of the shares.

    The Committee has discretion to determine whether an award under the Concentra Incentive Plan will have change-of-control features. The Committee also has discretion to vary the change of control features as its deems appropriate. The following describes the change of control features that Concentra generally expects may apply to additional awards, if any such feature applies. An award agreement under the Concentra Incentive Plan may provide that, upon a change of control of Concentra, (1) the holder of a stock option will be granted a corresponding cash SAR, (2) all outstanding SARs and options will become immediately and fully vested and exercisable in full, (3) the restriction period on any restricted stock award will be accelerated and the restrictions will expire, and (4) the target payout opportunity attainable under the performance units will be deemed to have been fully earned for all performance periods as of the effective date of the change in control and the holder will be paid a pro rata portion of all associated targeted payout opportunities (based on the number of complete and partial calendar months elapsed as of the change of control) in cash within thirty days following the change of control or in stock effective as of the change of control, for cash and stock-based performance units, respectively. The award may also provide that it will remain exercisable for its original term whether or not employment is terminated at or following a change in control. In general, a change in control of Concentra occurs in any of four situations: (1) a person other than Concentra or certain affiliated companies or benefit plans becomes the beneficial owner of 20% or more of the voting power of Concentra's outstanding voting securities (except acquisitions from Concentra or in a transaction meeting the requirements of the parenthetical exception in clause (3) below); (2) a majority of the Board of Directors is not comprised of the members of the Board of Directors immediately following the Mergers and persons whose elections as directors were approved by those directors or their approved successors; (3) Concentra merges or consolidates with another corporation or entity (whether Concentra or the other entity is the survivor), or Concentra and the holders of the voting securities of such other corporation or entity (or the stockholders of Concentra and such other corporation or entity) participate in a securities exchange (other than a merger, consolidation or securities exchange in which Concentra's voting securities are converted into or continue to represent securities having the majority of voting power in the surviving company, in which no person other than that surviving company owns 20% or more of the outstanding shares of common stock or voting shares of the surviving corporation, and in which at least a majority of the board of directors of the surviving corporation were members of the incumbent board of Concentra); or (4) Concentra liquidates or sells all or substantially all of its assets, except sales to an entity having substantially the same ownership as Concentra.

    If a restructure of Concentra occurs that does not constitute a change in control of Concentra, the Committee may (but need not) cause Concentra to take any one or more of the following actions: (1) accelerate in whole or in part the time of vesting and exercisability of any outstanding stock options and stock appreciation rights in order to permit those stock options and SARs to be exercisable before, upon or after the completion of the restructure; (2) grant each optionholder corresponding cash or stock SARS; (3) accelerate in whole or in part the expiration of some or all of the restrictions on any restricted stock award;.(4) treat the outstanding performance units as having fully or partially met their targets and pay, in full or in part, the targeted payout;
(5) if the restructure involves a transaction in which Concentra is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding awards under the Concentra Incentive Plan upon such terms and provisions as the Committee deems desirable; or (6) redeem in whole or in part any one or more of the outstanding awards (whether or not then exercisable) in consideration of a cash payment, adjusted for withholding obligations. A restructure generally is any merger of Concentra or the direct or indirect transfer of all or substantially all of Concentra's assets (whether by sale, merger, consolidation, liquidation, or otherwise) in one transaction or a series of transactions.

    Without stockholder approval, the Concentra Board may not amend the Concentra Incentive Plan to increase materially the aggregate number of shares of Concentra Common Stock that may be issued under the Concentra Incentive Plan (except for adjustments pursuant to the terms of the Concentra Incentive Plan). Otherwise, the Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Concentra Incentive Plan in whole or in part and in any way, subject to requirements that may exist in stock exchange rules or in securities, tax and other laws from time to time. No award may be issued under the Concentra Incentive Plan after the tenth anniversary of its initial stockholder approval.

TAX IMPLICATIONS OF AWARDS

    Set forth below is a summary of the federal income tax consequences to employees, directors and other participants in the Concentra Incentive Plan ("Concentra Employees") and Concentra as a result of the grant and exercise of awards under the Concentra Incentive Plan. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions and IRS rulings in effect on the date hereof.

    NONQUALIFIED STOCK OPTIONS; STOCK APPRECIATION RIGHTS; INCENTIVE STOCK
     OPTIONS.

    Concentra Employees will not realize taxable income upon the grant of a non-qualified stock option ("NQSO") or a SAR. Upon the exercise of a SAR or NQSO, the Concentra Employee will recognize ordinary compensation income (subject to withholding by Concentra) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Concentra Common Stock received over (ii) the exercise price (if any) paid therefor. The Concentra Employee will generally have a tax basis in any shares of Concentra Common Stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a NQSO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "-- Tax Code Limitations on Deductibility," Concentra (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the Concentra Employee under the foregoing rules.

    Concentra Employees eligible to receive an incentive stock option ("ISO") will not have taxable income on the grant of an ISO. Upon the exercise of an ISO, the Concentra Employee will not have taxable income, although the excess of the fair market value of the shares of Concentra Common Stock received upon exercise of the ISO ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Concentra Employee, which may cause such Concentra Employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Concentra Employee's regular tax liability in a later year to the extent the Concentra Employee's regular tax liability is in excess of the alternative minimum tax for that year.

    Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the Concentra Employee will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Concentra Employee for the ISO Stock. However, if a Concentra Employee disposes of ISO Stock that has not been held for the requisite holding period (a "disqualifying disposition"), the Concentra Employee will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the Concentra Employee for such ISO Stock. The Concentra Employee would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

    Concentra and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless the Concentra Employee makes a disqualifying disposition of the ISO Stock. If a Concentra Employee makes such a disqualifying disposition, Concentra (or a subsidiary) will then, subject to the discussion below under "-- Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the Concentra Employee under the rules described in the preceding paragraph.

    Under current rulings, if a Concentra Employee transfers previously held shares of Concentra Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an NQSO or ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NQSO or ISO exercise price (although the Concentra Employee would still recognize ordinary compensation income upon exercise of an NQSO in the manner described above). Moreover, that number of shares of Concentra Common Stock received upon exercise which equals the number of shares of previously held Concentra Common Stock surrendered therefor in satisfaction of the NQSO or ISO exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of Concentra Common Stock surrendered in satisfaction of the NQSO or ISO exercise price. Any additional shares of Concentra Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Concentra Employee, plus the amount of compensation income recognized by the Concentra Employee under the rules described above. If a reload option is issued in connection with a Concentra Employee's transfer of previously held Concentra Common Stock in full or partial satisfaction of the exercise price of an ISO or NQSO, the tax consequences of the reload option will be as provided above for an ISO or NQSO, depending on whether the reload option itself is an ISO or NQSO.

    PERFORMANCE UNITS; RESTRICTED STOCK AWARDS.

    A Concentra Employee will recognize ordinary compensation income upon receipt of cash pursuant to a performance unit or, if earlier, at the time the cash is otherwise made available for the Concentra Employee to draw upon it. A Concentra Employee will not have taxable income at the time of grant of a stock award in the form of performance units denominated in Concentra Common Stock ("Stock Unit Award"), but rather, will generally recognize ordinary compensation income at the time he receives Concentra Common Stock in satisfaction of the Stock Unit Award in an amount equal to the fair market value of the Concentra Common Stock received. In general, a Concentra Employee will recognize ordinary compensation income as a result of the receipt of Concentra Common Stock pursuant to a restricted stock award or performance unit in an amount equal to the fair market value of the Concentra Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the Concentra Employee will recognize ordinary compensation income in an amount equal to the fair market value of the Concentra Common Stock (a) when the Concentra Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where the Concentra Employee does not make an valid election under
Section 83(b) of the Code or (b) when the Concentra Common Stock is received in cases where the Concentra Employee makes a valid Section 83(b) election.

    A Concentra Employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Concentra Common Stock or cash received. Dividends that are received by a Concentra Employee prior to the time that the Concentra Common Stock is taxed to the Concentra Employee under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a Concentra Employee in the Concentra Common Stock received will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Concentra Employee's holding period in those shares will commence on the date of receipt of the shares.

    Subject to the discussion immediately below, Concentra (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the Concentra Employee under the foregoing rules.

    TAX CODE LIMITATIONS ON DEDUCTIBILITY. In order for the amounts described above to be deductible by Concentra (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of Concentra (or a subsidiary) to obtain a deduction for future payments under the Concentra Incentive Plan could also be limited by the golden parachute payment rules of
Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation. Finally, the ability of Concentra (or a subsidiary) to obtain a deduction for amounts paid under the Concentra Incentive Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of Concentra to $1 million with respect to any such officer during any taxable year of Concentra. However, an exception applies to this limitation in the case of certain performance-based compensation. The Concentra Incentive Plan is intended to satisfy the requirements for the performance-based exception. Concentra intends to comply with the requirements of the Code with respect to awards under the Concentra Incentive Plan so as to be eligible for the performance-based exception, but Concentra may, in its sole discretion, determine that in one or more cases it is in its best interests to not satisfy the requirements for the performance-based exception.

    THE CRA BOARD RECOMMENDS THAT STOCKHOLDERS OF CRA VOTE IN FAVOR OF THE APPROVAL OF THE CONCENTRA INCENTIVE PLAN.

    THE OCCUSYSTEMS BOARD RECOMMENDS THAT STOCKHOLDERS OF OCCUSYSTEMS VOTE IN FAVOR OF THE APPROVAL OF THE CONCENTRA INCENTIVE PLAN.

           DESCRIPTION OF THE CONCENTRA EMPLOYEE STOCK PURCHASE PLAN

    The description set forth below represents a summary of the principal terms and conditions of the Concentra Managed Care, Inc. Employee Stock Purchase Plan (the "Concentra Employee Stock Purchase Plan") and does not purport to be complete. Such description is qualified in its entirety by reference to the Concentra Employee Stock Purchase Plan, a copy of which is attached at Appendix H to this Joint Proxy Statement/Prospectus.

GENERAL

    A total of 500,000 shares of Concentra Common Stock are reserved for issuance under the Concentra Employee Stock Purchase Plan. The purpose of the Concentra Employee Stock Purchase Plan is to provide employees of Concentra who participate in the Concentra Employee Stock Purchase Plan with an opportunity to purchase Concentra Common Stock through payroll deductions. The Concentra Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. See "-- Federal Income Tax Consequences" below.

    The Concentra Board of Directors or any committee designated by it may administer the Concentra Employee Stock Purchase Plan (the "Committee"). Concentra intends to have its Compensation Committee administer the plan. The Committee has broad discretion to administer the Concentra Employee Stock Purchase Plan, interpret its provisions and adopt policies for implementing the plan.

    Any persons (including officers of Concentra) who have been employed by Concentra (or any of its parent or subsidiary corporations (within the meaning of Sections 424(e) and (f) of the Code)) for at least five months and are employed for at least 20 hours per week and more than five months in a calendar year will be eligible to participate in the Concentra Employee Stock Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees may become participants in the Concentra Employee Stock Purchase Plan by delivering to Concentra an agreement authorizing payroll deductions prior to the applicable offering date.

OFFERING DATES

    The Concentra Employee Stock Purchase Plan will be implemented by two six-month offerings during each calendar year. The offering periods will commence on January 1 and July 1 of each year. The first offering period will commence January 1, 1998.

PURCHASE PRICE

    The purchase price per share at which shares of Concentra Common Stock will be sold under the Concentra Employee Stock Purchase Plan will be the lower of 85% of the fair market value of the Concentra Common Stock on the first day of each six-month offering period and 85% of the fair market value of the Concentra Common Stock on the last day of each offering period. The fair market value of the Concentra Common Stock on a given date will be the last reported sales price of the Concentra Common Stock on the Nasdaq National Market on such date.

    The purchase price of the shares of Concentra Common Stock to be purchased under the Concentra Employee Stock Purchase Plan will be accumulated by payroll deductions during each offering period. The deductions may not exceed 15% of a participant's eligible compensation, which is defined in the Concentra Employee Stock Purchase Plan to include all wages, salary, commissions and bonuses received (including employee contributions to a 401(k) plan) during the offering period. A participant may discontinue participation in the Concentra Employee Stock Purchase Plan, but may not otherwise increase or decrease the rate of payroll deductions at any time during the offering period. Payroll deductions will commence on the first payday on or following the first day of the offering period and continue at the same rate until terminated as provided in the Concentra Employee Stock Purchase Plan. Such payroll deductions will be credited to a book entry account for each participant.

PURCHASE OF STOCK; EXERCISE OF OPTION

    The maximum number of shares placed under option to a participant in an offering period under the Concentra Employee Stock Purchase Plan will be the lesser of 1,000 or that number determined by dividing the amount of the participant's total payroll deductions during the offering period (and any carryover amounts from the preceding offering period) by the purchase price per share under the Concentra Employee Stock Purchase Plan. Unless a participant withdraws from the Concentra Employee Stock Purchase Plan, such participant's option for the purchase of shares will be exercised automatically at the end of each offering period for the maximum number of whole shares at the applicable price. As soon as practicable following the end of each offering period, Concentra will cause a certificate to be issued in each participant's name representing the total number of whole shares of Concentra Common Stock acquired by the participant through the exercise of the option. Any balance remaining in a participant's account following the exercise of the participant's option in an offering period will be carried over to the next offering period.

    Notwithstanding the foregoing, no employee of Concentra will be permitted to subscribe for shares of Concentra Common Stock under the Concentra Employee Stock Purchase Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of Concentra or of any of its subsidiaries (including stock which may be purchased under the Concentra Employee Stock Purchase Plan or pursuant to any other options), nor will any employee be granted an option which would permit the employee to buy pursuant to the Concentra Employee Stock Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any six month offering period.

OTHER PROVISIONS

    A participant's interest in a given offering under the Concentra Employee Stock Purchase Plan may be terminated in whole, but not in part, by signing and delivering to Concentra a notice of withdrawal from the Concentra Employee Stock Purchase Plan. A participant may elect to withdraw from the Concentra Employee Stock Purchase Plan at any time prior to 30 days before the last day of the offering period. Upon a withdrawal, Concentra shall refund to the participant the accumulated payroll deductions credited to the participant's account, and the participant's payroll deductions and interest in the offering shall terminate.

    In the event any change is made in Concentra's capitalization, such as a stock split, stock dividend, exchange of shares, or merger, which results in an increase or decrease in the number of outstanding shares of Concentra Common Stock without receipt of consideration by Concentra, appropriate adjustments will be made by the Committee in the shares subject to purchase under the Concentra Employee Stock Purchase Plan and in the purchase price per share.

    An option granted to a participant under the Concentra Employee Stock Purchase Plan may not be pledged, assigned or transferred for any reason and any participant's attempt to do so may be treated by Concentra as an election to withdraw from the Concentra Employee Stock Purchase Plan.

    The Concentra Board of Directors may at any time amend or terminate the Concentra Employee Stock Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant without the written consent of such participant. In addition, no amendment may be made to the Concentra Employee Stock Purchase Plan without prior approval of the stockholders of Concentra if such amendment would materially increase the benefits accruing to participants under the Concentra Employee Stock Purchase Plan, increase the number of shares of Concentra Common Stock that may be issued under the Concentra Employee Stock Purchase Plan, change the class of individuals eligible for participation in the Concentra Employee Stock Purchase Plan, extend the term of the Concentra Employee Stock Purchase Plan, or cause options issued under the Concentra Employee Stock Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

    The Concentra Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of the option grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares at the date of the option grant over the purchase price will be treated as ordinary income, and any further gain or loss will be treated as long-term capital gain or loss. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Concentra is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from the date of grant.

    The foregoing brief summary of the effect of federal income taxation upon the participants and Concentra with respect to the purchase of shares under the Concentra Employee Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

    THE CRA BOARD RECOMMENDS THAT THE STOCKHOLDERS OF CRA VOTE IN FAVOR OF THE APPROVAL OF THE CONCENTRA EMPLOYEE STOCK PURCHASE PLAN.

    THE OCCUSYSTEMS BOARD RECOMMENDS THAT THE STOCKHOLDERS OF OCCUSYSTEMS VOTE IN FAVOR OF THE APPROVAL OF THE CONCENTRA EMPLOYEE STOCK PURCHASE PLAN.

              SECURITY OWNERSHIP OF OCCUSYSTEMS, CRA AND CONCENTRA

OCCUSYSTEMS


    The following table sets forth the beneficial ownership of OccuSystems Common Stock, as of May 31, 1997, of each person who is (i) an OccuSystems director, (ii) the Chief Executive Officer of OccuSystems, (iii) the four most highly compensated executive officers of OccuSystems other than the Chief Executive Officer, calculated based upon the compensation of the executive officers of OccuSystems for 1996, (iv) all OccuSystems directors and executive officers, as a group, and (v) a beneficial owner of five percent or more of the outstanding OccuSystems Common Stock.


                                                                                               BENEFICIAL OWNERSHIP
                                                                                              -----------------------
                                                                                              NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                          SHARES (1)    PERCENT
--------------------------------------------------------------------------------------------  ----------  -----------
Richard D. Rehm, M.D........................................................................     305,438         1.4%
Daniel J. Thomas............................................................................     200,367           *
John K. Carlyle.............................................................................     152,250           *
W. Thomas Fogarty, M.D......................................................................     128,864           *
James M. Greenwood..........................................................................      41,250           *
Robert A. Ortenzio(2).......................................................................      26,719           *
Paul B. Queally.............................................................................      10,799           *
Robert W. O'Leary...........................................................................       5,000           *
Richard A. Parr II..........................................................................          --           *
Stephen A. George, M.D......................................................................          --           *
Putnam Investments, Inc.(3).................................................................   2,373,981        11.0
  One Post Office Square
  Boston, Massachusetts 02109
Pilgrim, Baxter & Associates, Ltd.(3).......................................................   1,446,321         6.7
  1255 Drummers Lane, Suite 300
  Wayne, Pennsylvania 19087
All directors and executive officers as a group (10 persons)................................     870,687         4.0%

------------------------

*   Less than one percent


(1) Includes shares of OccuSystems Common Stock which an individual has a right to acquire upon exercise of options or warrants or conversion of debt securities within 60 days of June 30, 1997. Such shares are deemed to be outstanding for purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown on the table.


(2) Includes 5,000 shares held of record by Remainderman Life Estate, which Mr. Ortenzio indirectly owns.

(3) Ownership is based upon a Schedule 13G filed on or before March 10, 1997.

CRA


    The following table sets forth the beneficial ownership of CRA Common Stock, as of May 31, 1997, of each person who is (i) a CRA director, (ii) the Chief Executive Officer of CRA, (iii) the four most highly compensated executive officers of CRA other than the Chief Executive Officer, calculated based upon the compensation of the executive officers of CRA for 1996, (iv) all CRA directors and executive officers, as a group, and (v) a beneficial owner of five percent or more of the outstanding CRA Common Stock.


                                                                                               BENEFICIAL OWNERSHIP
                                                                                              -----------------------
                                                                                              NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                          SHARES (1)    PERCENT
--------------------------------------------------------------------------------------------  ----------  -----------
Donald J. Larson(2).........................................................................     948,148        10.6%
Lois E. Silverman(3)........................................................................     433,647         4.8
George H. Conrades..........................................................................      23,500           *
Mitchell T. Rabkin, M.D.....................................................................      15,866           *
Jeffrey R. Jay, M.D.........................................................................          --           *
Anne E. Kirby...............................................................................      13,882           *
Peter R. Gates..............................................................................      10,000           *
Joseph F. Pesce.............................................................................       2,304           *
John A. McCarthy, Jr........................................................................          --          --
Putnam Investment Management, Inc.(4).......................................................   1,204,300        13.4
  The Putnam Advisory Company, Inc.
  One Post Office Square
  Boston, Massachusetts 02109
Arlene Osoff, Trustee(5)....................................................................     485,323         5.4
  c/o Jansson
  411 Waverly Oak Drive
  Waltham, Massachusetts 02154
All directors and executive officers as a group (9 persons).................................   1,447,347        16.1%

------------------------

*   Less than one percent


(1) Includes shares of CRA Common Stock which an individual has a right to acquire upon exercise of options or warrants or conversion of debt securities within 60 days of May 31, 1997. Such shares are deemed to be outstanding for purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown on the table.


(2) Includes 18,750 shares of CRA Common Stock held of record by trusts created for the benefit of Mr. Larson's children.

(3) Includes 23,500 shares of CRA Common Stock held of record by the Michael E. Silverman 1996 Irrevocable Trust dated March 13, 1995 (the "Michael Silverman Trust"), 23,500 shares of CRA Common Stock held of record by the Susan E. Bender 1995 Irrevocable Trust dated March 13, 1995 (the "Susan Bender Trust"), and 28,500 shares of CRA Common Stock held in the Silverman Family Foundation, Inc. Ms. Silverman disclaims beneficial ownership of the shares held by such trusts and such foundation.

(4) Ownership is based upon a Schedule 13G filed on or before March 10, 1997.

(5) Consists of 438,323 shares of CRA Common Stock held of record by the Silverman 1996 Grantor Retained Annuity Trust, 23,500 shares of CRA Common Stock held of record by the Michael Silverman Trust and 23,500 shares of CRA Common Stock held of record by the Susan Bender Trust.

CONCENTRA


    The following table sets forth the anticipated beneficial ownership of Concentra Common Stock, after giving effect to the Mergers, of each person expected to be (i) a Concentra director, (ii) the Chief Executive Officer of Concentra, (iii) the four most highly compensated executive officers of Concentra other than the Chief Executive Officer, calculated based upon the compensation of the executive officers of OccuSystems and CRA for 1996, (iv) all persons expected to be Concentra directors and executive officers, as a group and (v) a beneficial owner of five percent or more of the outstanding Concentra Common Stock. The table is based on ownership of OccuSystems Common Stock and CRA Common Stock as of May 31, 1997.


                                                                                               BENEFICIAL OWNERSHIP
                                                                                              -----------------------
                                                                                              NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                          SHARES (1)    PERCENT
--------------------------------------------------------------------------------------------  ----------  -----------
Donald J. Larson(2).........................................................................   1,694,392         4.5%
Lois E. Silverman(3)........................................................................     774,493         2.1
John K. Carlyle.............................................................................     277,250           *
Daniel J. Thomas............................................................................     275,367           *
W. Thomas Fogarty, M.D......................................................................     159,689           *
George H. Conrades..........................................................................      41,971           *
Mitchell T. Rabkin, M.D.....................................................................      28,336           *
Robert A. Ortenzio(4).......................................................................      26,719           *
Paul B. Queally.............................................................................      10,799           *
Robert W. O'Leary...........................................................................       5,000           *
Joseph F. Pesce.............................................................................       4,114           *
John A. McCarthy, Jr........................................................................       1,000          --
Putnam Investment Management, Inc.(5).......................................................   4,524,860        12.0
  The Putnam Advisory Company, Inc.
  One Post Office Square
  Boston, Massachusetts 02109
All directors and executive officers as a group (15 persons)................................   3,464,490         9.2%

------------------------

*   Less than one percent

(1) Includes shares of Concentra Common Stock which an individual has a right to acquire upon exercise of options or warrants or conversion of debt securities within 60 days of April 30, 1997, including giving effect to the acceleration of stock options resulting from the Mergers. Such shares are deemed to be outstanding for purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown on the table.

(2) Includes 33,488 shares of Common Stock held of record by trusts created for the benefit of Mr. Larson's children.

(3) Includes 41,971 shares of Common Stock held of record by the Michael E. Silverman 1996 Irrevocable Trust dated March 13, 1995 (the "Michael Silverman Trust"), 41,971 shares of CRA Common Stock held of record by the Susan E. Bender 1995 Irrevocable Trust dated March 13, 1995 (the "Susan Bender Trust"), and 50,901 shares of Common Stock held in the Silverman Family Foundation, Inc. Ms. Silverman disclaims beneficial ownership of the shares held by such trusts and such foundation.

(4) Includes 5,000 shares held of record by Remainderman Life Estate, which Mr. Ortenzio indirectly owns.


(5) Ownership is based upon Schedule 13Gs filed on or before March 10, 1997.

                                 LEGAL MATTERS

    The validity of the Concentra Common Stock to be issued in connection with the Mergers will be passed upon by Vinson & Elkins L.L.P. The federal income tax consequences in connection with the OccuSystems Merger will be passed upon for OccuSystems and Concentra by Vinson & Elkins L.L.P. The federal income tax consequences in connection with the CRA Merger will be passed upon for CRA by Hutchins, Wheeler & Dittmar, A Professional Corporation.

                                    EXPERTS

    The consolidated financial statements of OccuSystems as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated in this Joint Proxy Statement/ Prospectus by reference to the OccuSystems Form 10-K, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of CRA at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Joint Proxy Statement/Prospectus by reference to the CRA Form 10-K, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given upon the authority of such firm as experts in accounting and auditing.

    It is expected that representatives of Arthur Andersen LLP, OccuSystems' and CRA's independent public accountants, will be present at the OccuSystems Meeting and at the CRA Meeting where they will have an opportunity to respond to appropriate questions of stockholders and to make a statement if they so desire.

                          FUTURE STOCKHOLDER PROPOSALS

    If the Mergers are consummated, the first annual meeting of the public
stockholders of Concentra after such consummation is expected to be held May   ,
1998.

    Subject to the foregoing, if any Concentra stockholder intends to present a proposal at the 1998 Concentra annual meeting and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Secretary of Concentra in writing so as to be received at the executive offices of Concentra by December 1, 1997. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals.

    If the Mergers are not consummated and if any OccuSystems stockholder intends to present a proposal at the 1998 OccuSystems annual meeting and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Secretary of OccuSystems in writing so as to be received at the executive offices of OccuSystems by December 1, 1997. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals.

    If the Mergers are not consummated and any CRA stockholder intends to present a proposal at the 1998 CRA annual meeting and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Clerk of CRA in writing so as to be received at the executive offices of CRA by January 4, 1998. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals.

                                                                      APPENDIX A

                            ------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION
                                     AMONG
                             CRA MANAGED CARE, INC.
                               OCCUSYSTEMS, INC.
                                      AND
                          CONCENTRA MANAGED CARE, INC.
                                 APRIL 21, 1997
                               ------------------

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                               ---------
ARTICLE I
            FORMATION OF HOLDING COMPANY AND SUBSIDIARIES....................................................          1
            1.1. Holding Company.............................................................................          1
            1.2. Directors and Officers of Holding Company...................................................          2
            1.3. Organization of CRA Merger Subsidiary.......................................................          2
            1.4. Actions of Directors and Officers...........................................................          2
            1.5. Actions of CRA and OSI......................................................................          2

ARTICLE 2
            THE MERGERS; CLOSING.............................................................................          2
            2.1. The Mergers.................................................................................          2
            2.2. The Closing.................................................................................          3

ARTICLE 3
            DIRECTORS AND OFFICERS OF CRA MERGER SUB AND SURVIVING CORPORATIONS..............................          3
            3.1. Directors...................................................................................          3
            3.2. Officers....................................................................................          3

ARTICLE 4
            EFFECT OF THE MERGERS ON SECURITIES OF CRA, OSI, HOLDING COMPANY AND THE CRA MERGER SUB..........          3
            4.1. CRA Merger Sub Stock........................................................................          3
            4.2. Holding Company Capital Stock...............................................................          3
            4.3. Conversion of CRA Stock.....................................................................          3
            4.4. Conversion of OSI Common Stock..............................................................          5
            4.5. Fractional Shares, Etc......................................................................          5
            4.6. Exchange Fund Exchange Procedures, Etc......................................................          6

ARTICLE 5
            REPRESENTATIONS AND WARRANTIES OF OSI............................................................          8
            5.1.  Existence; Good Standing; Corporate Authority..............................................          8
            5.2.  Authorization, Validity and Effect of Agreements...........................................          8
            5.3.  Capitalization.............................................................................          8
            5.4.  Subsidiaries...............................................................................          9
            5.5.  Other Interests............................................................................          9
            5.6.  No Conflict; Required Filings and Consents.................................................          9
            5.7.  Compliance.................................................................................         10
            5.8.  SEC Documents..............................................................................         10
            5.9.  Litigation.................................................................................         11
            5.10. Absence of Certain Changes.................................................................         11
            5.11. Taxes......................................................................................         11
            5.12. Employee Benefit Plans.....................................................................         12
            5.13. Labor Matters..............................................................................         13
            5.14. No Brokers.................................................................................         13
            5.15. Opinion of Financial Advisor...............................................................         13
            5.16. Preliminary Pooling Letter.................................................................         13

                                                                                                                 PAGE
                                                                                                               ---------
ARTICLE 6
            REPRESENTATIONS AND WARRANTIES OF CRA............................................................         13
            6.1.  Existence; Good Standing; Corporate Authority..............................................         13
            6.2.  Authorization, Validity and Effect of Agreements...........................................         14
            6.3.  Capitalization.............................................................................         14
            6.4.  Subsidiaries...............................................................................         14
            6.5.  Other Interests............................................................................         15
            6.6.  No Conflict; Required Filings and Consents.................................................         15
            6.7.  Compliance.................................................................................         16
            6.8.  SEC Documents..............................................................................         16
            6.9.  Litigation.................................................................................         16
            6.10. Absence of Certain Changes.................................................................         16
            6.11. Taxes......................................................................................         17
            6.12. Employee Benefit Plans.....................................................................         17
            6.13. Labor Matters..............................................................................         18
            6.14. No Brokers.................................................................................         18
            6.15. Opinion of Financial Advisor...............................................................         19
            6.16. Preliminary Pooling Letter.................................................................         19

ARTICLE 7
            COVENANTS........................................................................................         19
            7.1.  Alternative Proposals......................................................................         19
            7.2.  Interim Operations.........................................................................         21
            7.3.  Meetings of Stockholders...................................................................         24
            7.4.  Filings, Other Action......................................................................         24
            7.5.  Inspection of Records......................................................................         25
            7.6.  Publicity..................................................................................         25
            7.7.  Registration Statement.....................................................................         25
            7.8.  Listing Application........................................................................         26
            7.9.  Further Action.............................................................................         26
            7.10. Affiliate Letters..........................................................................         26
            7.11. Expenses...................................................................................         27
            7.12. Insurance; Indemnity.......................................................................         27
            7.13. Takeover Statute...........................................................................         28
            7.14. Conduct of Business by Holding Company and CRA Merger Sub Pending the
            Mergers..........................................................................................         28
            7.15. Employee Benefits..........................................................................         28
            7.16. Conveyance Taxes...........................................................................         28
            7.17. Incentive Plan.............................................................................         28

ARTICLE 8
            CONDITIONS.......................................................................................         29
            8.1. Conditions to Each Party's Obligation to Effect the Mergers.................................         29
            8.2. Conditions to Obligation of OSI to Effect the Mergers.......................................         29
            8.3. Conditions to Obligation of CRA to Effect the Mergers.......................................         30

                                                                                                                 PAGE
                                                                                                               ---------
ARTICLE 9
            TERMINATION......................................................................................         31
            9.1. Termination by Mutual Consent...............................................................         31
            9.2. Termination by Either CRA or OSI............................................................         31
            9.3. Termination by OSI..........................................................................         31
            9.4. Termination by CRA..........................................................................         31
            9.5. Effect of Termination and Abandonment.......................................................         32
            9.6. Extension, Waiver...........................................................................         32

ARTICLE 10
            GENERAL PROVISIONS...............................................................................         33
            10.1.  Nonsurvival of Representations, Warranties and Agreements.................................         33
            10.2.  Notices...................................................................................         33
            10.3.  Assignment; Binding Effect................................................................         34
            10.4.  Entire Agreement..........................................................................         34
            10.5.  Amendment.................................................................................         34
            10.6.  Governing Law.............................................................................         34
            10.7.  Counterparts..............................................................................         34
            10.8.  Headings..................................................................................         35
            10.9.  Interpretation............................................................................         35
            10.10. Waivers...................................................................................         35
            10.11. Incorporation of Exhibits.................................................................         35
            10.12. Severability..............................................................................         35
            10.13. Enforcement of Agreement..................................................................         35
            10.14. Subsidiaries..............................................................................         35

                      AGREEMENT AND PLAN OF REORGANIZATION

    AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of April 21, 1997, among CRA Managed Care, Inc., a Massachusetts corporation ("CRA"), OccuSystems, Inc., a Delaware corporation ("OSI"), and Concentra Managed Care, Inc., a Delaware corporation ("Holding Company").

                                    RECITALS

    A. The Boards of Directors of CRA, OSI and Holding Company have approved, and deem it advisable and in the best interests of their respective companies and stockholders, to consummate the reorganization (the "Reorganization") provided for herein, pursuant to which (i) Holding Company will acquire all of the common stock of CRA through the merger of a Subsidiary (as defined in Section 10.14) of Holding Company with and into CRA and (ii) OSI will be merged with and into Holding Company.

    B. For federal income tax purposes, it is intended that the CRA Merger (as hereinafter defined) will qualify as an exchange under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code"), a tax free reorganization under Section 368(a) of the Code or both, and that the OSI Merger (as hereafter defined) will qualify as a tax free reorganization under Section 368(a) of the Code.

    C. CRA and OSI desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

    D. Simultaneously with the execution and delivery of this Agreement CRA has entered into a certain CRA Managed Care, Inc. Stock Option Agreement (the "CRA Stock Option Agreement) pursuant to which OSI has the right to acquire certain shares of CRA Common Stock subject to and in accordance with the terms and conditions of said Agreement and simultaneously with the execution and delivery of this Agreement OSI has entered into a certain OccuSystems, Inc. Stock Option Agreement (the "OSI Stock Option Agreement") pursuant to which CRA has the right to acquire certain shares of OSI Common Stock subject to and in accordance with the terms and conditions of said Agreement.

    NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                 FORMATION OF HOLDING COMPANY AND SUBSIDIARIES

    1.1. HOLDING COMPANY. Holding Company is a corporation newly formed for the purpose of entering into this Agreement and effecting the transactions contemplated hereby. Holding Company has undertaken no actions and has incurred no liabilities other than in connection with this Agreement and the transactions contemplated hereby. The Certificate of Incorporation and By-laws of Holding Company are set forth on Exhibit A attached hereto. The Certificate of Incorporation of Holding Company will be amended prior to the Effective Time to provide that (a) the authorized capital stock of Holding Company shall consist of 100,000,000 shares of common stock, $.01 par value (the "Holding Company Common Stock") and 20,000,000 shares of blank check preferred stock, $.01 par value, (b) Holding Company shall have a staggered board of directors, (c) no action required to be taken or that may be taken at any meeting of common stockholders of Holding Company may be taken without a meeting, and the power of common stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied, and (d) special meetings of the stockholders of Holding Company, and any proposals to be considered at such meetings, may be called and proposed exclusively by Holding Company's Board of Directors, and the stockholders of Holding Company shall not have the right to call special meetings of the stockholders or to propose business at a special meeting thereof (in each of cases (b), (c) and (d), on terms substantially similar to the forms of such provisions previously reviewed by the parties hereto). Immediately prior to the Effective Time there shall be no more than 100 shares of Holding Company Common Stock outstanding.

    1.2. DIRECTORS AND OFFICERS OF HOLDING COMPANY. Immediately following the execution and delivery of this Agreement the directors and officers of Holding Company shall be as set forth on Schedule 1.2 attached hereto. Each such officer and director shall remain in office until his or her successors are elected.

    1.3. ORGANIZATION OF CRA MERGER SUBSIDIARY. As promptly as practicable following the execution of this Agreement, Holding Company shall cause CRA Merger Corp., a corporation organized under the laws of the Commonwealth of Massachusetts ("CRA Merger Sub") to be organized for the sole purpose of effectuating the CRA Merger contemplated herein. The Articles of Organization and By-laws of CRA Merger Sub are and at Closing shall be substantially in the forms attached hereto as Exhibit B. The authorized capital stock of CRA Merger Sub are and shall at Closing consist of 100 shares of common stock, par value $.01 per share, all of which are and at Closing shall be owned by Holding Company.

    1.4. ACTIONS OF DIRECTORS AND OFFICERS. As promptly as practicable following the execution of this Agreement, Holding Company shall cause (a) the directors of CRA Merger Sub to ratify and approve the Merger Agreement (as defined in Section 2.1) to be executed on behalf of the CRA Merger Sub, and (b) the directors and officers of the CRA Merger Sub to take such steps as may be necessary or appropriate to complete the organization of the CRA Merger Sub and to approve the Merger Agreement (as defined in Section 2.1).

    1.5. ACTIONS OF CRA AND OSI. CRA and OSI, as the holders of all of the outstanding shares of capital stock of Holding Company, have ratified and approved this Agreement, and Holding Company, as the sole shareholder of CRA Merger Sub, has ratified and approved the Merger Agreement. CRA, OSI and Holding Company agree that they shall not rescind, revoke, condition or impair any such ratification or approval. CRA and OSI shall cause Holding Company and CRA Merger Sub to perform their respective obligations under this Agreement and the Merger Agreements.

                                   ARTICLE 2

                              THE MERGERS; CLOSING

    2.1. THE MERGERS. Pursuant to Plans of Merger substantially in the forms attached as Exhibits C and D (sometimes hereinafter referred to individually as the "CRA Merger Agreement" and the "OSI Merger Agreement", respectively, and collectively as the "Merger Agreements"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger Agreements:

        (a) CRA Merger Sub shall be merged with and into CRA (the "CRA Merger") in accordance with the applicable provisions of the laws of the Commonwealth of Massachusetts. CRA shall be the surviving corporation in the CRA Merger and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. As a result of the CRA Merger, CRA shall become a wholly owned Subsidiary of Holding Company. The effects and consequences of the CRA Merger shall be as set forth in the CRA Merger Agreement and as provided by the laws of the Commonwealth of Massachusetts.

        (b) OSI will be merged with and into Holding Company (the "OSI Merger"), in accordance with the applicable provisions of the laws of the State of Delaware. Holding Company shall be the surviving corporation in the OSI Merger and shall continue its corporate existence under the laws of the State of Delaware. The effects and consequences of the OSI Merger shall be as set forth in the OSI Merger Agreement and as provided by the laws of the State of Delaware. The term "Mergers" shall mean the CRA Merger and the OSI Merger.

        (c) The term "Effective Time" shall mean the time and date which is (A) the later of (i) the date and time of the filing of the articles of merger relating to the CRA Merger with the Secretary of State of the Commonwealth of Massachusetts (or such other date and time as may be specified in such certificate as may be permitted by law) and (ii) the date and time of the filing of a certificate of merger with the Secretary of State of the State of Delaware with respect to the OSI Merger (or such other date and time as may be specified in such certificate as may be permitted by law) or (B) such other time and date as CRA and OSI may agree.

    2.2. THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement and the Merger Agreements (the "Closing") shall take place (a) at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts at 10:00 a.m., local time, on the third business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as CRA and OSI may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE 3

                    DIRECTORS AND OFFICERS OF CRA MERGER SUB
                           AND SURVIVING CORPORATIONS

    3.1. DIRECTORS. The persons listed on Schedule 3.1(a) shall be the directors of the surviving corporation of the CRA Merger as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The directors of the surviving corporation of the OSI Merger as of the Effective Time shall include four (4) individuals appointed by CRA and four (4) individuals appointed by OSI. The persons listed on Schedule 3.1(b) shall be the directors of OccuCenters, Inc. ("OCI"), a wholly owned subsidiary of Holding Company, as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The Board of Directors of the surviving corporation of the OSI Merger as of the Effective Time shall establish the following committees: (i) a Compensation Committee consisting of three (3) members including one independent director; (ii) an Audit Committee consisting of two (2) members; and (iii) a Nominating Committee consisting of two (2) members.

    3.2. OFFICERS. The persons listed on Schedules 3.2(a) and 3.2(b) shall be the officers of the surviving corporations of the CRA Merger and the OSI Merger, respectively, as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law. The persons listed on
Schedule 3.2(c) shall be the officers of OCI as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 4

                     EFFECT OF THE MERGERS ON SECURITIES OF
                       CRA, OSI, HOLDING COMPANY AND THE
                                 CRA MERGER SUB

    4.1. CRA MERGER SUB STOCK. At the Effective Time, each share of the common stock of CRA Merger Sub outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the CRA Merger.

    4.2. HOLDING COMPANY CAPITAL STOCK. At the Effective Time, each share of the capital stock of Holding Company issued and outstanding immediately prior to the Effective Time shall be canceled and retired without payment of any consideration therefor.

    4.3. CONVERSION OF CRA STOCK. (a) Subject to Section 4.3(b), at the Effective Time, each share of common stock, par value $0.01 per share, of CRA ("CRA Common Stock") issued and outstanding at the Effective Time shall be converted into the right to receive 1.786 (the "CRA Ratio") shares of Holding Company Common Stock, payable upon the surrender of the certificates formerly representing CRA Common Stock pursuant to Section 4.6.

    (b) As a result of the CRA Merger and without any action on the part of the holder thereof, at the Effective Time all shares of CRA Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of CRA Common Stock shall thereafter cease to have any rights with respect to such shares of CRA Common Stock, except the right to receive the number of shares of Holding Company Common Stock determined in accordance with Section 4.3(a), cash without interest, for fractional shares of Holding Company Common Stock in accordance with Section 4.5 and dividends or other distributions, if any, in accordance with Section 4.5 upon the surrender of a certificate representing such shares of CRA Common Stock (a "CRA Certificate").

    (c) At the Effective Time, each share of CRA Common Stock which is held in the treasury of CRA immediately prior to the Effective Time shall, by virtue of the Mergers, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

    (d) Notwithstanding anything in this Section 4.3 to the contrary, shares of CRA Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the CRA Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the Massachusetts General Business Corporation Law, Chapter 156B (the "MBCL") (the "CRA Dissenting Shares"), shall not be converted into the right to receive the Holding Company Common Stock, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into, at the Effective Time, the right to receive the Holding Company Common Stock plus cash in accordance with Section 4.5 and
Section 4.6. CRA shall give OSI prompt notice of any CRA Dissenting Shares (and shall also give OSI prompt notice of any withdrawals of such demands for appraisal rights) and Holding Company shall have the right to direct all negotiations and proceedings with respect to any such demands. Neither CRA nor the surviving corporation of the CRA Merger shall, except with the prior written consent of Holding Company, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal rights.

    (e) At the Effective Time, each outstanding option or right to purchase shares of CRA Common Stock (a "CRA Option") shall be assumed by Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Common Stock, as provided below. Following the Effective Time, each such CRA Option shall be exercisable upon the same terms and conditions as then are applicable to such CRA Option, except that (i) each such CRA Option shall be exercisable for that number of shares of Holding Company Common Stock equal to the product of (x) the number of shares of CRA Common Stock for which such CRA Option was exercisable and (y) the CRA Ratio and (ii) the exercise price of such option shall be equal to the exercise price of such option as of the date hereof divided by the CRA Ratio. It is the intention of the parties that, to the extent that any such CRA Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of CRA Stock Options provided by this Section 4.3(e) satisfy the conditions of Section 424(a) of the Code. From and after the date of this Agreement, no additional options to purchase shares of CRA Common Stock shall be granted under the CRA 1994 Time Accelerated Restricted Stock Option Plan, the CRA 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, the CRA 1997 Stock Option Plan or any other CRA option, stock or other benefit plan or agreement (collectively, the "CRA Stock Option Plans") (other than (i) the grant of options to individuals other than executive officers of CRA to acquire up to 15,000 shares of CRA Common Stock pursuant to the terms of the CRA Stock Option Plans at an exercise price of not less than the fair market value of the CRA Common Stock on the date of grant and (ii) the option granted to OSI on the date hereof).

    4.4. CONVERSION OF OSI COMMON STOCK. (a) Subject to Sections 4.4(c) and 4.4(d), at the Effective Time each issued and outstanding share of Common Stock, $.01 par value of OSI (the "OSI Common Stock"), shall be converted into the right to receive one (the "OSI Ratio") share of Holding Company Common Stock, payable upon the surrender of the certificates formerly representing OSI Common Stock pursuant to Section 4.6.

    (b) As a result of the OSI Merger and without any action on the part of the holders thereof, at the Effective Time all shares of OSI Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of OSI Common Stock shall thereafter cease to have any rights with respect to such shares of OSI Common Stock, except the right to receive the number of shares of Holding Company Common Stock determined in accordance with Section 4.4(a), cash, without interest, for fractional shares of Holding Company Common Stock in accordance with Section 4.5 and dividends or other distributions, if any, in accordance with Section 4.5 upon the surrender of a certificate representing such shares of OSI Common Stock (an "OSI Certificate").

    (c) Notwithstanding anything contained in this Section 4.4 to the contrary, each share of OSI Common Stock issued and held in OSI's treasury immediately prior to the Effective Time shall, by virtue of the OSI Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

    (d) At the Effective Time, each outstanding option or right to purchase shares of OSI Common Stock (a "OSI Option") shall be assumed by Holding Company in such manner that it is converted into an option to purchase shares of Holding Company Common Stock, as provided below. Following the Effective Time, each such OSI Option shall be exercisable upon the same terms and conditions as then are applicable to such OSI Option, except that (i) each such OSI Option shall be exercisable for that number of shares of Holding Company Common Stock equal to the product of (x) the number of shares of OSI Common Stock for which such OSI Option was exercisable and (y) the OSI Ratio and (ii) the exercise price of such option shall be equal to the exercise price of such option as of the date hereof divided by the OSI Ratio. It is the intention of the parties that, to the extent that any such OSI Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such option continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of OSI Options provided by this Section 4.4(d) satisfy the conditions of Section 424(a) of the Code. From and after the date of this Agreement, no additional options to purchase shares of OSI Common Stock shall be granted under the OSI 1995 Long-Term Incentive Plan, the First Amended and Restated OSI and its Subsidiaries and Affiliates Stock Option and Restricted Stock Purchase Plan, the currently existing stock option agreements of OSI not governed by such plans or any other OSI option, stock or other benefit plan or agreement (collectively, the "OSI Stock Option Plans") (other than (i) the grant of options to individuals other than executive officers of OSI to acquire up to 15,000 shares of OSI Common Stock pursuant to the terms of the OSI Stock Option Plans at an exercise price of not less than fair market value of the OSI Common Stock on the date of grant and (ii) the option granted to CRA on the date hereof).

    4.5. FRACTIONAL SHARES, ETC. No certificate or scrip representing fractional shares of Holding Company Common Stock shall be issued upon the surrender for exchange of Certificates (as hereinafter defined) except pursuant to this
Section 4.5, no dividend or other distribution, stock split or interest shall relate to any such fractional shares, and such fractional shares shall not entitle the holder thereof to vote or to any rights of a security holder of Holding Company. In lieu of any fractional shares, each holder of shares of Converted Stock (as hereinafter defined) who would otherwise have been entitled to a fraction of a share of Holding Company Common Stock upon surrender of Certificates for exchange pursuant to this Article 4 will be paid an amount of cash (without interest) equal to such holder's proportionate interest in the sum of (i) the gross proceeds from the sale or sales by the Exchange Agent (as hereinafter defined) in accordance with the provisions of this Section 4.5, on behalf of all such holders of shares of Converted Stock, of the aggregate fractional shares of Holding Company Common Stock issued pursuant to this

Article 4 and (ii) the aggregate dividends or other distributions that are payable to holders of shares of Converted Stock with respect to such shares of Holding Company Common Stock pursuant to Section 4.6(c) (such dividends and distributions being herein called the "Fractional Dividends"). As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Holding Company Common Stock delivered to the Exchange Agent by Holding Company pursuant to Section 4.6(a) over (y) the aggregate number of full shares of Holding Company Common Stock to be distributed to the holders of Converted Stock pursuant to Section 4.3 (with respect to CRA Common Stock) and Section 4.4 (with respect to OSI Common Stock) (such excess being herein called the "Excess Securities") and the Exchange Agent, as agent for the former holders of Converted Stock, shall sell the Excess Securities at the prevailing prices on the Nasdaq National Market. The sale of the Excess Securities by the Exchange Agent shall be executed on the Nasdaq National Market through one or more member firms of the National Association of Securities Dealers, Inc. Holding Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities. Until the gross proceeds of such sale of Excess Securities and the Fractional Dividends, if any, have been distributed to the former holders of shares of Converted Stock, the Exchange Agent will hold such proceeds and dividends in trust for such former holders.

    4.6 EXCHANGE FUND EXCHANGE PROCEDURES, ETC. (a) At or prior to the Effective Time, Holding Company shall deposit, or cause to be deposited, with a bank or trust company designated by Holding Company (the "Exchange Agent"), for the benefit of the holders of CRA Common Stock and OSI Common Stock which were outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 4.6, through the Exchange Agent, (i) certificates evidencing a number of shares of Holding Company Common Stock equal to the aggregate number issuable to holders of CRA Common Stock pursuant to Section 4.3, together with any dividend or distribution with respect thereto and (ii) certificates evidencing a number of shares of Holding Company Common Stock equal to the aggregate number issuable to holders of OSI Common Stock pursuant to Section 4.4, together with any dividend or distribution with respect thereto. The certificates and cash deposited with the Exchange Agent in accordance with this subsection 4.6(a) are hereinafter referred to as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver Holding Company Common Stock and cash, as described above, in exchange for surrendered certificates representing CRA Common Stock and OSI Common Stock pursuant to the terms of this Agreement out of the Exchange Fund.

    (b) As soon as practicable after the Effective Time, Holding Company shall cause the Exchange Agent to send to each record holder of a certificate or certificates which, at the Effective Time, represent outstanding shares of CRA Common Stock or OSI Common Stock (the "Certificates"), which holder's shares of CRA Common Stock or OSI Common Stock were converted into the right to receive shares of Holding Company Common Stock (the "Converted Stock") pursuant to
Section 4.3 and 4.4, respectively, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing the Converted Stock shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and contain such other provisions as Holding Company shall reasonably determine), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Holding Company Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Holding Company Common Stock and cash in lieu of fractional shares as contemplated by Section 4.5, if any, which such holder has the right to receive pursuant to the provisions of this Article 4, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Converted Stock which is not registered in the transfer records of the Company, a certificate evidencing the proper number of shares of Holding Company Common Stock may be issued to the transferee if the certificate evidencing the Converted Stock, as the case may be, shall be surrendered to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrender for exchange in accordance with the provisions of Section 4.6 of this Agreement, each Certificate theretofore representing shares of Converted Stock (other than any CRA Dissenting Shares) shall from and after the Effective Time represent for all purposes only the right to receive the number of shares of Holding Company Common Stock and cash in lieu of fractional shares, if any, as set forth in this Agreement. If any holder of Converted Stock shall be unable to surrender such holder's Certificates because such Certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in the form and substance and with surety reasonably satisfactory to Holding Company.

    (c) No dividends or other distributions with respect to Holding Company Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of Holding Company Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.5, until the holder of such Certificate shall surrender such Certificate in accordance herewith. Subject to the effect of applicable laws, following the surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Holding Company Common Stock to which such holder is entitled pursuant to
Section 4.5 and the amount of dividends or distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Holding Company Common Stock, if any; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Holding Company Common Stock, if any.

    (d) All shares of Holding Company Common Stock issued upon surrender for exchange of shares of Converted Stock in accordance with the terms hereof (including any cash paid pursuant to Section 4.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Converted Stock.

    (e) Any portion of the Exchange Fund that remains unclaimed by the former holders of Converted Stock on the first anniversary of the Closing Date shall be delivered to Holding Company upon demand, and any former holders of Converted Stock who have not theretofore complied with this Article 4 shall thereafter look only to Holding Company for the number of shares of Holding Company Common Stock and cash in lieu of fractional shares, if any, as set forth in this Agreement. Holding Company shall not be liable to any former holder of Converted Stock for any Holding Company Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) Holding Company (or any affiliate thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Stock such amounts as Holding Company (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law and Holding Company agrees to remit to the proper taxing authority such amounts so withheld. To the extent that amounts are so withheld by Holding Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Converted Stock in respect of which such deduction and withholding was made by Holding Company. Holding Company shall, within a reasonable period of time prior to withholding any such amount, inform CRA and OSI of its intent to deduct and withhold any amounts pursuant to this Section 4.6(d) and will cooperate with CRA and OSI in taking commercially reasonable actions necessary to avoid and/or minimize the amounts required to be deducted and withheld from the consideration payable pursuant to this Agreement. Holding Company agrees to promptly pay to the former holders of Converted Stock any refunded amounts received by Holding Company that are attributable to such withholding.

    (g) Certificates surrendered for exchange by any person constituting an "affiliate" of CRA or OSI for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Holding Company has received a written agreement from such person as provided in Section 7.10.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF OSI

    Except as set forth in the disclosure letter delivered at or prior to the execution hereof to CRA (the "OSI Disclosure Letter") or in OSI Reports (as defined below), OSI represents and warrants to CRA as of the date of this Agreement as follows:

    5.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. OSI is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. OSI is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations, financial condition or prospects of OSI and its Subsidiaries taken as a whole (an "OSI Material Adverse Effect"). OSI has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of OSI's Significant Subsidiaries (as defined in Section 10.14 hereof) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or other similar power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have an OSI Material Adverse Effect. The copies of OSI's Certificate of Incorporation and Bylaws previously made available to CRA are true and correct.

    5.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. OSI has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of OSI Common Stock, the consummation by OSI of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of OSI, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    5.3. CAPITALIZATION. The authorized capital stock of OSI consists of 50,000,000 shares of OSI Common Stock and 20,000,000 shares of preferred stock, no par value (the "OSI Preferred Stock"). As of March 31, 1997, (a) 21,579,898 shares of OSI Common Stock were issued and outstanding, (b) no shares of preferred stock were issued and outstanding, (c) 2,518,094 shares of OSI Common Stock were reserved for issuance pursuant to the OSI Stock Option Plans, (d) there were no shares of OSI Common Stock held in OSI's treasury, (e) 200,000 shares of OSI Common Stock were reserved for issuance pursuant to certain warrants issued by OSI, (f) 3,291,246 shares of OSI Common Stock were reserved for issuance upon conversion of the 6% Convertible Subordinated Notes due 2001 of OSI in the aggregate principal amount of $97,750,000 (the "OSI Convertible Notes") and (g) 26,482 shares of OSI Common Stock were reserved for issuance upon conversion of that certain 6% Convertible Promissory Note dated October 1, 1993 issued by OSI to John Anderson, D.O. in connection with the Stock Purchase Agreement dated October 1, 1993 between an OSI Subsidiary and John Anderson, D.O. (the "Anderson Note"). Since March 31, 1997, (i) no additional shares of capital stock of OSI have been issued, except pursuant to the terms existing on the date hereof of the OSI Stock Option Plans and (ii) no options or other rights to acquire shares of OSI's capital stock have been granted (other than (i) options that have been or may be granted after March 31, 1997 to individuals other than executive officers of OSI to acquire up to 15,000 shares of OSI Common

Stock pursuant to the terms of the OSI Stock Option Plans at an exercise price of not less than the fair market value of the OSI Common Stock on the date of grant and (ii) the option granted to CRA on the date hereof). Other than the OSI Convertible Notes and the Anderson Note, OSI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of OSI on any matter. All issued and outstanding shares of OSI Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate OSI or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of OSI or any of its Subsidiaries (other than under the OSI Stock Option Plans, the OSI Convertible Notes and the Anderson Note).

    5.4. SUBSIDIARIES. OSI owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such OSI Significant Subsidiary) of each of OSI's Significant Subsidiaries. Each of the outstanding shares of capital stock of each of OSI's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by OSI. Each of the outstanding shares of capital stock of each Significant Subsidiary of OSI is owned, directly or indirectly, by OSI free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens in favor of Creditanstalt-Bankverein, as agent, under OSI's existing Loan and Security Agreement therewith and liens imposed by local law which are not material. The following information for each Significant Subsidiary of OSI has been previously provided to CRA, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital. All of the Subsidiaries of OSI other than the Significant Subsidiaries, when taken together, do not in the aggregate constitute a Significant Subsidiary of OSI.

    5.5. OTHER INTERESTS. Except for interests in OSI Subsidiaries, neither OSI nor any OSI Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments of less than $1,000,000 in the aggregate).

    5.6. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by OSI do not, and the consummation by OSI of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of (x) OSI or (y) any OSI Significant Subsidiary, (ii) subject to making the filings and obtaining the approvals identified in Section 5.6(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to OSI or any OSI Subsidiary or by which any property or asset of OSI or any OSI Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 5.6(b) hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of OSI or any OSI Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which OSI or any OSI Subsidiary is a party or by which OSI or any OSI Subsidiary or any property or asset of OSI or any OSI Subsidiary is bound or affected, except, in the case of clauses (i)(y), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent OSI from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an OSI Material Adverse Effect. The execution and delivery of this Agreement by OSI do not, and the consummation by OSI of the transactions contemplated hereby will not, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of OSI or any OSI Subsidiary pursuant to, any Material Contract to which OSI or any OSI Subsidiary is a party or by which OSI or any OSI Subsidiary or any property or asset of OSI or any OSI Subsidiary is bound or affected. For the purposes hereof, "Material Contract", as such term relates to OSI, shall mean any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that is required to be listed as an Exhibit to OSI's Form 10-K filed with the SEC (as hereinafter defined) with respect to its year ended December 31, 1996.

    (b) The execution and delivery of this Agreement by OSI do not, and the performance of this Agreement and the consummation by OSI of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for
(A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) filing and recordation of appropriate merger and similar documents as required by Delaware law and Massachusetts law and (D) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent OSI from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an OSI Material Adverse Effect.

    5.7. COMPLIANCE. Neither OSI nor any OSI Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to OSI or any OSI Subsidiary or by which any property or asset of OSI or any OSI Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which OSI or any OSI Subsidiary is a party or by which OSI or any OSI Subsidiary or any property or asset of OSI or any OSI Subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have an OSI Material Adverse Effect. OSI and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, an OSI Material Adverse Effect.

    5.8. SEC DOCUMENTS. (a) OSI has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since May 8, 1995 (collectively, the "OSI Reports"). As of their respective dates, the OSI Reports and any such reports, forms and other documents filed by OSI with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and
(ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any OSI Report filed prior to the date of this Agreement which was superseded by a subsequent OSI Report filed prior to the date of this Agreement. No OSI Subsidiary is required to file any report, form or other document with the SEC.

    (b) Each of the consolidated balance sheets of OSI included in or incorporated by reference into OSI Reports (including the related notes and schedules) fairly presents the consolidated financial position of OSI and OSI Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of OSI included in or incorporated by reference into OSI Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of OSI and the OSI Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither OSI nor any of the OSI Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of OSI or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of OSI as of December 31, 1996; (ii) liabilities or obligations arising in the ordinary course of business since December 31, 1996 and (iii) liabilities or obligations which would not, individually or in the aggregate, have an OSI Material Adverse Effect.

    5.9. LITIGATION. There are no actions, suits or proceedings pending against OSI or the OSI Subsidiaries or, to the actual knowledge of the executive officers of OSI, threatened against OSI or the OSI Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have an OSI Material Adverse Effect.

    5.10. ABSENCE OF CERTAIN CHANGES. Except as specifically contemplated by this Agreement, since December 31, 1996, there has not been (i) any OSI Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

    5.11. TAXES. (a) OSI and each of the OSI Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have an OSI Material Adverse Effect. OSI and each of the OSI Subsidiaries have paid (or OSI has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the OSI Reports reflect an adequate reserve for all taxes payable by OSI and the OSI Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against OSI or any OSI Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have an OSI Material Adverse Effect. No requests for waivers of the time to assess any taxes against OSI or any OSI Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the OSI Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have an OSI Material Adverse Effect.

    (b) Neither OSI nor any OSI Subsidiary has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the OSI Merger from qualifying as a reorganization governed by Section 368(a) of the Code.

    (c) As used herein, "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, fees, assessments or charges of any kind or nature whatsoever imposed by any governmental authority, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

    5.12  EMPLOYEE BENEFIT PLANS.

        (a) The OSI Disclosure Letter lists each of the following which is sponsored, maintained, or contributed to by OSI or any OSI Subsidiary for the benefit of any current or former employees, officers, or directors of OSI or any OSI Subsidiary or for which OSI or any OSI Subsidiary has any liability or contingent liability;

        (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each an "OSI ERISA Plan");

        (ii) each employment, severance, termination, retention, stay-with-bonus, or change-of-control agreement or understanding (each an "OSI Employment Agreement"), except that the OSI Disclosure Letter only lists OSI Employment Agreements with OSI's executive officers; and

       (iii) each personnel policy, stock option or purchase plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding (each, an "OSI Benefit Program"), except that the OSI Disclosure Letter only lists OSI Benefit Programs that are for the exclusive benefit of one or more of OSI's executive officers. The OSI ERISA Plans, the OSI Employment Agreements and the OSI Benefit Programs are sometimes collectively hereinafter referred to as the "OSI Plans".

        (b) True, correct and complete copies of each of the OSI ERISA Plans, and related trusts, if applicable, including all amendments thereto, have been furnished to CRA. There has also been furnished to CRA, with respect to each OSI ERISA Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all OSI Benefit Programs and Employment Agreements that are for the exclusive benefit of, or are with, OSI's executive officers have also been furnished to CRA. Each of the OSI ERISA Plans intended to be qualified under Section 401(a) of the Code satisfies the requirements of such section, and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status (a copy of which has been provided to CRA) and has not, since receipt of the most favorable determination letter, been amended or, to the knowledge of OSI, operated in a way which would adversely affect such qualified status.

        (c) Each of the OSI Plans is in compliance in all material respects with all applicable requirements of law, including ERISA and the Code, and all reports and disclosures relating to the OSI Plans required to be filed with or furnished to governmental agencies, OSI Plan participants or OSI Plan beneficiaries have been filed or furnished in accordance with applicable law (except where the failure to file or furnish would not have an OSI Material Adverse Effect), and there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of OSI, threatened against, or with respect to, any of the OSI Plans or their assets.

        (d) All contributions required to be made to the OSI Plans pursuant to their terms or provisions have been timely made (except where the failure to make such contributions would not have an OSI Material Adverse Effect).

        (e) None of the OSI Plans is a "defined benefit pension plan" within the meaning of section 3(35) of ERISA or is a "multiemployer plan" (within the meaning of section 3(37) of ERISA) without regard to whether any such plans are subject to Title IV of ERISA.

        (f) None of OSI or any OSI Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments, that would not be deductible by reason of section 280G of the Code or that would be subject to an excise tax under section 4999 of the Code or, except as previously disclosed in writing to CRA, that would not be deductible by reason of section 162 of the Code.

        (g) Except as disclosed in the OSI Disclosure Letter, the execution of, and performance of the transactions contemplated in this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any OSI Plan or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any current or former employee, officer, or director.

        (h) Other than coverage mandated by applicable statute, none of OSI or any OSI Subsidiary is under any obligation or liability to provide medical benefits or death benefits (including through insurance) to retirees or to former employees, officers, or directors of OSI or any OSI Subsidiary.

    5.13. LABOR MATTERS. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of the executive officers of OSI, threatened against or affecting OSI or any OSI Subsidiary, except as would not, individually or in the aggregate, have an OSI Material Adverse Effect. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of OSI, threatened against OSI or its Subsidiaries relating to their business, except for any such proceeding which would not have an OSI Material Adverse Effect.

    5.14. NO BROKERS. OSI has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of OSI, Holding Company or CRA to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that OSI has retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as its financial advisor, the arrangements with which have been disclosed in writing to CRA prior to the date hereof. Other than the foregoing arrangements, OSI is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    5.15. OPINION OF FINANCIAL ADVISOR. OSI has received the opinion of DLJ to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of OSI Common Stock from a financial point of view. As used herein, the "Exchange Ratio" means the quotient of the OSI Ratio divided by the CRA Ratio.

    5.16 PRELIMINARY POOLING LETTER. OSI has received an opinion, dated as of the date of this Agreement, from its independent accountants, Arthur Andersen, L.L.P., to the effect that if the business combination to be effected by the Mergers were to occur on the date hereof they would be properly accounted for as a pooling-of-interests. OSI is aware of no reasons why the transactions contemplated hereby would not be properly accounted for as a pooling-of-interests.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF CRA

    Except as set forth in the disclosure letter delivered at or prior to the execution hereof to OSI (the "CRA Disclosure Letter") or in CRA Reports (as defined below), CRA represents and warrants to OSI as of the date of this Agreement as follows:

    6.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. CRA is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. CRA is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations, financial condition or prospects of CRA and its Subsidiaries taken as a whole (a "CRA Material Adverse Effect"). CRA has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of CRA's Significant Subsidiaries (as defined in Section 10.14 hereof) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a CRA Material Adverse Effect. The copies of CRA's Articles of Organization and Bylaws previously made available to OSI are true and correct.

    6.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. CRA has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds of the outstanding shares of CRA Common Stock, the consummation by CRA of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of CRA, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    6.3. CAPITALIZATION. The authorized capital stock of CRA consists of 40,000,000 shares of CRA Common Stock and 1,000,000 shares of preferred stock, $.01 par value (the "CRA Preferred Stock"). As of March 31, 1997, (a) 8,961,985 shares of CRA Common Stock were issued and outstanding, (b) no shares of preferred stock were issued and outstanding, (c) 1,070,000 shares of CRA Common Stock were reserved for issuance pursuant to CRA Stock Option Plans and (d) there were no shares of CRA Common Stock held in CRA's treasury. Since such date, (i) no additional shares of capital stock of CRA have been issued, except pursuant to the terms existing on the date hereof of the CRA Stock Option Plans and (ii) no options or other rights to acquire shares of CRA's capital stock have been granted (other than (i) options that have been or may be granted after March 31, 1997 to individuals other than to executive officers of CRA to acquire up to 15,000 shares of CRA Common Stock pursuant to the terms of the CRA Stock Option Plans at an exercise price of not less than the fair market value of the CRA Common Stock on the date of grant and (ii) the option granted to OSI on the date hereof). CRA has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of CRA on any matter. All issued and outstanding shares of CRA Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate CRA or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of CRA or any of its Subsidiaries (other than under the CRA Stock Option Plans).

    6.4. SUBSIDIARIES. CRA owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such CRA Significant Subsidiary) of each of CRA's Significant Subsidiaries. Each of the Outstanding shares of capital stock of each of CRA's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by CRA. Each of the outstanding shares of capital stock of each Significant Subsidiary of CRA is owned, directly or indirectly, by CRA free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Significant Subsidiary of CRA has been previously provided to OSI, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital. All of the Subsidiaries of CRA other than the Significant Subsidiaries, when taken together, do not in the aggregate constitute a Significant Subsidiary of CRA.

    6.5. OTHER INTERESTS. Except for interests in CRA Subsidiaries, neither CRA nor any CRA Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments of less than $1,000,000 in the aggregate).

    6.6. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by CRA do not, and the consummation by CRA of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of (x) CRA or (y) any CRA Significant Subsidiary, (ii) subject to making the filings and obtaining the approvals identified in Section 6.6(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to CRA or any CRA Subsidiary or by which any property or asset of CRA or any CRA Subsidiary is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 6.6(b) hereof, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of CRA or any CRA Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CRA or any CRA Subsidiary is a party or by which CRA or any CRA Subsidiary or any property or asset of CRA or any CRA Subsidiary is bound or affected, except, in the case of clauses (i)(y), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent CRA from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a CRA Material Adverse Effect. The execution and delivery of this Agreement by CRA do not, and the consummation by CRA of the transactions contemplated hereby will not, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of CRA or any CRA Subsidiary pursuant to, any Material Contract to which CRA or any CRA Subsidiary is a party or by which CRA or any CRA Subsidiary or any property or asset of CRA or any CRA Subsidiary is bound or affected. For the purposes hereof, "Material Contract", as such term relates to CRA, shall mean any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation that is required to be listed as an Exhibit to CRA's Form 10-K filed with the SEC with respect to its year ended December 31, 1996.

    (b) The execution and delivery of this Agreement by CRA do not, and the performance of this Agreement and the consummation by CRA of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for
(A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) filing and recordation of appropriate merger and similar documents as required by Delaware law and Massachusetts law and (D) applicable requirements, if any, of the Code and state, local and foreign tax laws, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent CRA from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a CRA Material Adverse Effect.

    6.7. COMPLIANCE. Neither CRA nor any CRA Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to CRA or any CRA Subsidiary or by which any property or asset of CRA or any CRA Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CRA or any CRA Subsidiary is a party or by which CRA or any CRA Subsidiary or any property or asset of CRA or any CRA Subsidiary is bound or affected, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a CRA Material Adverse Effect. CRA and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, a CRA Material Adverse Effect.

    6.8. SEC DOCUMENTS. (a) CRA has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since May 3, 1995 (collectively, the "CRA Reports"). As of their respective dates, the CRA Reports and any such reports, forms and other documents filed by CRA with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and
(ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any CRA Report filed prior to the date of this Agreement which was superseded by a subsequent CRA Report filed prior to the date of this Agreement. No CRA Subsidiary is required to file any report, form or other document with the SEC.

    (b) Each of the consolidated balance sheets of CRA included in or incorporated by reference into the CRA Reports (including the related notes and schedules) fairly presents the consolidated financial position of CRA and the CRA Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of CRA included in or incorporated by reference into the CRA Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of CRA and the CRA Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Neither CRA nor any of the CRA Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of CRA or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of CRA as of December 31, 1996; (ii) liabilities or obligations arising in the ordinary course of business since December 31, 1996 and (iii) liabilities or obligations which would not, individually or in the aggregate, have a CRA Material Adverse Effect.

    6.9. LITIGATION. There are no actions, suits or proceedings pending against CRA or the CRA Subsidiaries or, to the actual knowledge of the executive officers of CRA, threatened against CRA or the CRA Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a CRA Material Adverse Effect.

    6.10. ABSENCE OF CERTAIN CHANGES. Except as specifically contemplated by this Agreement, since December 31, 1996, there has not been (i) any CRA Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

    6.11. TAXES. (a) CRA and each of the CRA Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a CRA Material Adverse Effect. CRA and each of the CRA Subsidiaries have paid (or CRA has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the CRA Reports reflect an adequate reserve for all taxes payable by CRA and the CRA Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against CRA or any CRA Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a CRA Material Adverse Effect. No requests for waivers of the time to assess any taxes against CRA or any CRA Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the CRA Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a CRA Material Adverse Effect.

    (b) Neither CRA nor any CRA Subsidiary has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the CRA Merger from qualifying as a reorganization or an exchange governed by
Section 368(a) or Section 351(a) of the Code.

    (c) As used herein, "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, fees, assessments or charges of any kind or nature whatsoever imposed by any governmental authority, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

    6.12  EMPLOYEE BENEFIT PLANS.

        (a) The CRA Disclosure Letter lists each of the following which is sponsored, maintained, or contributed to by CRA or any CRA Subsidiary for the benefit of any current or former employees, officers, or directors of CRA or any CRA Subsidiary or for which CRA or any CRA Subsidiary has any liability or contingent liability:

        (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each a "CRA ERISA Plan");

        (ii) each employment, severance, termination, retention, stay-with-bonus, or change-of-control agreement or understanding (each a "CRA Employment Agreement"), except that the CRA Disclosure Letter only lists CRA Employment Agreements with CRA's executive officers; and

       (iii) each personnel policy, stock option or purchase plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding (each, a "CRA Benefit Program"), except that the CRA Disclosure Letter only lists CRA Benefit Programs that are for the exclusive benefit of one or more of CRA's executive officers. The CRA ERISA Plans, the CRA Employment Agreements and the CRA Benefit Programs are sometimes collectively hereinafter referred to as the "CRA Plans".

        (b) True, correct and complete copies of each of the CRA ERISA Plans, and related trusts, if applicable, including all amendments thereto, have been furnished to OSI. There has also been furnished to OSI, with respect to each CRA ERISA Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all CRA Benefit Programs and Employment Agreements that are for the exclusive benefit of, or are with, CRA's executive officers have also been furnished to OSI. Each of the

    CRA ERISA Plans intended to be qualified under Section 401(a) of the Code satisfies the requirements of such section, and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status (a copy of which has been provided to OSI) and has not, since receipt of the most favorable determination letter, been amended or, to the knowledge of CRA, operated in a way which would adversely affect such qualified status.

        (c) Each of the CRA Plans is in compliance in all material respects with all applicable requirements of law, including ERISA and the Code, and all reports and disclosures relating to the CRA Plans required to be filed with or furnished to governmental agencies, CRA Plan participants or CRA Plan beneficiaries have been filed or furnished in accordance with applicable law (except where the failure to file or furnish would not have a CRA Material Adverse Effect), and there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of CRA, threatened against, or with respect to, any of the CRA Plans or their assets.

        (d) All contributions required to be made to the CRA Plans pursuant to their terms or provisions have been timely made (except where the failure to make such contributions would not have a CRA Material Adverse Effect).

        (e) None of the CRA Plans is a "defined benefit pension plan" within the meaning of section 3(35) of ERISA or is a "multiemployer plan" (within the meaning of section 3(37) of ERISA) without regard to whether any such plans are subject to Title IV of ERISA.

        (f) None of CRA or any CRA Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments, that would not be deductible by reason of section 280G of the Code or that would be subject to an excise tax under section 4999 of the Code or, except as previously disclosed in writing to OSI, that would not be deductible by reason of section 162 of the Code.

        (g) Except as disclosed in the CRA Disclosure Letter, the execution of, and performance of the transactions contemplated in this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any CRA Plan or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any current or former employee, officer, or director.

        (h) Other than coverage mandated by applicable statute, none of CRA or any CRA Subsidiary is under any obligation or liability to provide medical benefits or death benefits (including through insurance) to retirees or to former employees, officers, or directors of CRA or any CRA Subsidiary.

    6.13. LABOR MATTERS. There is no labor strike, labor dispute, work slowdown, stoppage or lockout actually pending, or to the knowledge of the executive officers of CRA, threatened against or affecting CRA or any CRA Subsidiary, except as would not, individually or in the aggregate, have a CRA Material Adverse Effect. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of CRA, threatened against CRA or its Subsidiaries relating to their business, except for any such proceeding which would not have a CRA Material Adverse Effect.

    6.14. NO BROKERS. CRA has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of CRA, Holding Company or OSI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that CRA has retained Alex. Brown & Sons Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to OSI prior to the date hereof. Other than the foregoing arrangements, CRA is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    6.15. OPINION OF FINANCIAL ADVISOR. CRA has received the opinion of Alex. Brown & Sons Incorporated to the effect that, as of the date hereof, the CRA Ratio to be applied to the exchange of CRA Common Stock in the CRA Merger and the OSI Ratio to be applied to the exchange of OSI Common Stock in the OSI Merger are fair to the holders of CRA Common Stock from a financial point of view.

    6.16 PRELIMINARY POOLING LETTER. CRA has received an opinion, dated as of the date of this Agreement, from its independent accountants, Arthur Andersen, L.L.P., to the effect that if the business combination to be effected by the Mergers were to occur on the date hereof they would be properly accounted for as a pooling-of-interests. CRA is aware of no reasons why the transactions contemplated hereby would not be properly accounted for as a pooling-of-interests.

                                   ARTICLE 7

                                   COVENANTS

    7.1.  ALTERNATIVE PROPOSALS.

        (a) OSI Alternative Proposals.

        (i) From and after the date hereof, OSI will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries (collectively, "OSI Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead, to any OSI Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement (i) OSI's Board of Directors may take and disclose to the stockholders of OSI a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party, without any solicitation, initiation or encouragement, directly or indirectly, by OSI or any OSI Representative, of a bona fide OSI Acquisition Proposal, (x) OSI may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of OSI may withdraw, modify or not make its recommendation referred to in Section 7.3 or terminate this Agreement in accordance with Article 9, but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that OSI's Board of Directors shall conclude in good faith based on the advice of OSI's outside counsel that such action is necessary in order for OSI's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

        (ii) OSI shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by OSI or any OSI Representatives with respect to any OSI Acquisition Proposal existing on the date hereof.

        (iii) Not less than one business day prior to taking any action referred to in Section 7.1(a)(i), if OSI intends to participate in any such discussions or negotiations or provide any such information to any such third party, OSI shall give written notice to CRA of such intended action. OSI will promptly notify CRA of such requests of such information or the receipt of any OSI Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such OSI Acquisition Proposal, and the material terms and conditions of any OSI Acquisition Proposal.

        (iv) As used in this Agreement, "OSI Acquisition Proposal" means any proposal or offer made by a person or group of persons other than a proposal or offer by CRA or any of its Affiliates (which person or group has, in the good faith determination of the Board of Directors of OSI, the financial ability to consummate such proposal or offer), for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving such person or group and OSI or any OSI Significant Subsidiaries or any proposal from any such person or group to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, OSI or any OSI Significant Subsidiaries. (b) CRA Alternative Proposal.

        (i) From and after the date hereof, CRA will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries (collectively, "CRA Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead, to any CRA Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement (i) CRA's Board of Directors may take and disclose to the stockholders of CRA a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party, without any solicitation, initiation or encouragement, directly or indirectly, by CRA or any CRA Representative, of a bona fide CRA Acquisition Proposal, (x) CRA may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of CRA may withdraw, modify or not make its recommendation referred to in Section 7.3 or terminate this Agreement in accordance with Article 9, but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that CRA's Board of Directors shall conclude in good faith based on the advice of CRA's outside counsel that such action is necessary in order for CRA's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

        (ii) CRA shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by CRA or any CRA Representatives with respect to any CRA Acquisition Proposal existing on the date hereof.

        (iii) Not less than one business day prior to taking any action referred to in Section 7.1(b)(i), if CRA intends to participate in any such discussions or negotiations or provide any such information to any such third party, CRA shall give written notice to OSI of such intended action. CRA will promptly notify OSI of such requests of such information or the receipt of any CRA Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such CRA Acquisition Proposal, and the material terms and conditions of any CRA Acquisition Proposal.

        (iv) As used in this Agreement, "CRA Acquisition Proposal" means any proposal or offer made by a person or group of persons other than a proposal or offer by OSI or any of its Affiliates (which person or group has, in the good faith determination of the Board of Directors of CRA, the financial ability to consummate such proposal or offer), for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving such person or group and CRA or any CRA Significant Subsidiaries or any proposal from any such person or group to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, CRA or any CRA Significant Subsidiaries.

    7.2. INTERIM OPERATIONS. (a) Prior to the Effective Time, except as set forth in the OSI Disclosure Letter or as contemplated by any other provision of this Agreement, unless CRA has consented in writing thereto, OSI:

        (i) Shall, and shall cause each of its Significant Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

        (ii) Shall use its commercially reasonable efforts, and shall cause each of its Significant Subsidiaries to use its commercially reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

       (iii) Shall not amend its Certificate of Incorporation or Bylaws or comparable governing instruments (other than Bylaw amendments which are not material to OSI or to the consummation of the transactions contemplated by this Agreement);

        (iv) Shall promptly notify CRA of any breach of any representation or warranty of OSI of which OSI becomes aware contained herein or any OSI Material Adverse Effect;

        (v) Shall promptly deliver to CRA true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

        (vi) Shall not (w) except pursuant to the conversion of the OSI Convertible Notes, the conversion of the Anderson Note, and the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or in the OSI Reports, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (x) grant, confer or award any option, warrant, conversion right or other right not existing, on the date hereof to acquire any shares of its capital stock (other than the grant of options to acquire an aggregate of up to 15,000 shares of OSI Common Stock pursuant to the terms of the OSI Stock Option Plans at an exercise price of not less than the fair market value of the OSI Common Stock on the date of grant) or grant, confer or award any bonuses or other forms of cash incentives to any officer, director, or employee except consistent with past practice, (y) increase any compensation of its present or future officers, directors, or employees (except for normal increases consistent with past practice or as required under the written terms of an OSI Employment Agreement in effect on or before December 31, 1996); enter into any employment agreement with any present or future employee, officer, or director, or amend any such agreement in any material respect; grant any severance or termination pay to any officer, director or employee other than pursuant to existing severance arrangements and policies of OSI or (z) adopt any new OSI Plan or amend any existing OSI Plan in any material respect;

       (vii) Shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests, (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

      (viii) Shall not, and shall not permit any of its Subsidiaries to (A) sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) except in the ordinary course of business, or (B) acquire any business or any substantial portion of the assets of any person except as identified in the OSI Disclosure Letter and acquisitions involving the payment of consideration by OSI not in excess of $10,000,000 for any single acquisition or $25,000,000 in the aggregate (it being understood that OSI will give CRA not less than fifteen (15) days prior notice of the proposed acquisition of any business or any substantial portion of the assets of any person; if such acquisition requires the written consent of CRA under this clause (viii), consent shall not be unreasonably withheld; and CRA shall be deemed to have given such consent if it does not respond within ten (10) days of receipt of the notice contemplated hereby);

        (ix) Shall not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business or other investments permitted pursuant to clause (viii) above) in, any other person other than a wholly owned Subsidiary, or issue or sell any debt securities, other than borrowings under existing lines of credit in the ordinary course of business, in each case in an amount exceeding $1,000,000;

        (x) Shall not, except as previously approved by the Board of Directors of OSI and identified to CRA prior to the date hereof, or except in the ordinary course of business, make or commit to make capital expenditures other than (A) capital expenditures budgeted for the fiscal year ending December 31, 1997, and (B) capital expenditures (not otherwise included in budgeted capital expenditures referred to in clause (A) above) that may be made by OSI in connection with the acquisitions by OSI or its Subsidiaries permitted under subsection (viii) above; provided such acquisitions would have been permitted under such subsection (viii) if such capital expenditures were deemed to be payment of consideration by OSI in connection therewith;

        (xi) Shall not mortgage or otherwise encumber or subject to any lien any properties or assets except as would not be reasonably likely to have an OSI Material Adverse Effect;

       (xii) Shall not make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of OSI or any of its Subsidiaries;

      (xiii) Shall not and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates, other than with wholly-owned Subsidiaries of OSI, on terms less favorable to OSI or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis;

       (xiv) Shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses; and

       (xv) Shall not (i) make or rescind any material express or deemed election relating to taxes, unless it is reasonably expected that such action will not result in an OSI Material Adverse Effect, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not result in an OSI Material Adverse Effect, or (iii) change in any material respect any of its methods or reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to result in an OSI Material Adverse Effect.

    (b) Prior to the Effective Time, except as set forth in the CRA Disclosure Letter or as contemplated by this Agreement, unless OSI has consented in writing thereto, CRA:

        (i) Shall, and shall cause each of its Significant Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

        (ii) Shall use its commercially reasonable efforts, and shall cause each of its Significant Subsidiaries to use its commercially reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

       (iii) Shall not amend its Certificate of Incorporation or Bylaws or comparable governing instruments (other than Bylaw amendments which are not material to CRA or to the consummation of the transactions contemplated by this Agreement);

        (iv) Shall promptly notify OSI of any breach of any representation or warranty of CRA of which CRA becomes aware contained herein or any CRA Material Adverse Effect;

        (v) Shall promptly deliver to OSI true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

        (vi) Shall not (w) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or in the OSI Reports, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (x) grant, confer or award any option, warrant, conversion right or other right not existing, on the date hereof to acquire any shares of its capital stock (other than the grant of options to acquire an aggregate of up to 15,000 shares of CRA Common Stock pursuant to the terms of the CRA Stock Option Plans at an exercise price of not less than the fair market value of the CRA Common Stock on the date of grant) existing on the date hereof of CRA's stock option plan) or grant, confer or award any bonuses or other forms of cash incentives to any officer, director, or employee except consistent with past practice, (y) increase any compensation of its present or future officers, directors, or employees, (except for normal increases consistent with past practice or as required under the written terms of a CRA Employment Agreement in effect on or before December 31, 1996); enter into any employment agreement with any present or future employee, officer, or director or amend any such agreement in any material respect; grant any severance or termination pay to any officer, director or employee other than pursuant to existing severance arrangements and policies of CRA or (z) adopt any new CRA Plan or amend any existing CRA Plan in any material respect;

       (vii) Shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests, (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

      (viii) Shall not, and shall not permit any of its Subsidiaries to (A) sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) except in the ordinary course of business, or (B) acquire any business or any substantial portion of the assets of any person except as identified in the CRA Disclosure Letter and acquisitions involving the payment of consideration by CRA not in excess of $10,000,000 for any single acquisition or $25,000,000 in the aggregate (it being understood that CRA will give OSI not less than fifteen (15) days prior notice of the proposed acquisition of any business or any substantial portion of the assets of any person; if such acquisition requires the consent of OSI under this clause (viii), consent shall not be unreasonably withheld; and OSI shall be deemed to have given such consent if it does not respond within ten
    (10) days of receipt of the notice contemplated hereby);

        (ix) Shall not incur any material amount of indebtedness for borrowed money or make any loans, advances or capital contributions to, or investments (other than non-controlling investments in the ordinary course of business or other investments permitted pursuant to clause (viii) above), in each case in an amount exceeding $1,000,000;

        (x) Shall not, except as previously approved by the Board of Directors of CRA and identified to OSI prior to the date hereof, or except in the ordinary course of business, make or commit to make capital expenditures other than (A) capital expenditures budgeted for the fiscal year ending December 31, 1997 and (B) capital expenditures (not otherwise included in budgeted capital expenditures referred to in clause
    (A) above) that may be made by CRA in connection with the acquisitions by CRA or its Subsidiaries permitted under subsection (viii) above; provided such acquisitions would have been permitted under such subsection (viii) if such capital expenditures were deemed to be payment of consideration by CRA in connection therewith.

        (xi) Shall not mortgage or otherwise encumber or subject to any lien any properties or assets except as would not be reasonably likely to have a CRA Material Adverse Effect;

       (xii) Shall not make any change to its accounting (including tax accounting) methods, principles or practices, except as may be required by generally accepted accounting principles and except, in the case of tax accounting methods, principles or practices, in the ordinary course of business of CRA or any of its Subsidiaries;

      (xiii) Shall not and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates, other than with wholly-owned Subsidiaries of CRA, on terms less favorable to CRA or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis;

       (xiv) Shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses; and

       (xv) Shall not (i) make or rescind any material express or deemed election relating to taxes, unless it is reasonably expected that such action will not result in a CRA Material Adverse Effect, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not result in a CRA Material Adverse Effect, or (iii) change in any material respect any of its methods or reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years, except as may be required by applicable law, or except for changes that are reasonably expected not to result in a CRA Material Adverse Effect.

    7.3. MEETINGS OF STOCKHOLDERS. Each of CRA and OSI will take all action necessary in accordance with applicable law and its Articles of Organization or Certificate of Incorporation, as the case may be, and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon
(i) in the case of CRA, the approval of this Agreement, the CRA Merger Agreement and the CRA Merger and (ii) in the case of OSI, the approval of this Agreement and the OSI Merger. Subject to the exercise of the fiduciary duties of the Boards of Directors of CRA and OSI, the Board of Directors of each of CRA and OSI shall recommend such approval (and shall not revoke or withdraw such recommendation) and CRA and OSI shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 7.7).

    7.4. FILINGS, OTHER ACTION. (a) Each party hereto shall file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") any notification required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies. Each of the parties hereto agrees to furnish the others with copies of all correspondence, filings and communications (and memorandum setting forth the substance thereof) between it and its Affiliates and their respective representatives, on the one hand, and the FTC, the Antitrust Division or any other court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby, other than personal financial information filed therewith. Each party hereto agrees to furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including without limitation any filings necessary under the provisions of the HSR Act.

    (b) Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary application, notices, petitions, filings and other documents, and use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by OSI or CRA or any of their respective Significant Subsidiaries in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement; and

    (c) Subject to the terms and conditions herein provided, including the exercise of the fiduciary duties of the Boards of Directors of CRA and OSI, the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

    7.5. INSPECTION OF RECORDS. From the date hereof to the Effective Time, each of OSI and CRA shall (i) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of OSI and CRA and their respective Subsidiaries, as the case may be,
(ii) furnish to the other, the other's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of OSI or CRA, as the case may be, to cooperate with the other in the other's investigation of the business of it and its Subsidiaries.

    7.6. PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter OSI and CRA shall, subject to their respective legal obligations (including requirements of stock exchanges, quotation or trading systems and other similar regulatory bodies), consult with each other, and use commercially reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange or quotation or trading system with respect thereto.

    7.7. REGISTRATION STATEMENT. CRA and OSI shall cooperate and promptly prepare and Holding Company shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Holding Company Common Stock issuable in the Mergers, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of OSI and of CRA in connection with the Mergers (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Holding Company shall use all commercially reasonable efforts, and CRA and OSI will cooperate with Holding Company, to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. Holding Company shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to CRA and OSI and advise CRA and OSI of any verbal comments with respect to the Form S-4 received from the SEC. Holding

Company shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Holding Company agrees that (i) the S-4 will not, at the time it is filed with the Commission and the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of OSI and CRA will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Holding Company in reliance upon and in conformity with written information concerning CRA or OSI furnished to Holding Company by CRA or OSI specifically for use in the Proxy Statement/Prospectus. CRA and OSI each agrees that the written information provided by it for inclusion in the S-4 and each amendment or supplement thereto, at the time it is filed with the Commission and the time it becomes effective under the Securities Act, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. CRA and OSI each agrees that the written information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, and at the time of the respective meetings of stockholders of OSI and CRA will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Holding Company without the approval of CRA and OSI. Holding Company will advise CRA and OSI, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Holding Company Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

    7.8. LISTING APPLICATION. Holding Company shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of Holding Company Common Stock issuable in the Mergers, and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval for the quotation, of such Holding Company Common Stock, subject to official notice of issuance, on the Nasdaq National Market.

    7.9. FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Mergers, including in the case of CRA and OSI causing their designees on the Holding Company Board of Directors to cause Holding Company to perform such acts and execute such documents.

    7.10. AFFILIATE LETTERS. At least 30 days prior to the Closing Date, CRA and OSI shall deliver to Holding Company a list of names and addresses of those persons who were, in CRA's and OSI's reasonable judgment, at the record date for its stockholders' meeting to approve the Mergers, "affiliates" (each such person, an "Affiliate") of CRA or OSI within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. OSI shall use all commercially reasonable efforts to deliver or cause to be delivered to Holding Company, prior to the Closing Date, from each of the Affiliates of OSI identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit E. CRA shall use all commercially reasonable efforts to deliver or cause to be delivered to Holding Company, prior to the Closing Date, from each of the Affiliates of CRA identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit E. Holding Company shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Holding Company Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Holding Company Common Stock, consistent with the terms of such Affiliate Letters.

    7.11. EXPENSES. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/ Prospectus with the SEC, (c) the reasonable expenses of Holding Company and (d) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, shall be shared equally by OSI and CRA. OSI and CRA each agree to pay one-half of any such expenses promptly upon written request therefor by Holding Company or by any other person, including OSI or CRA, paying on behalf of, or providing credit with respect thereto to, Holding Company.

    7.12. INSURANCE; INDEMNITY. (a) From and after the Effective Time, Holding Company shall indemnify, defend and hold harmless to the fullest extent that CRA or OSI would have been permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of CRA or OSI (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding, or investigation (an "Action"), (i) any Indemnified Party wishing to claim indemnification shall promptly notify Holding Company thereof, (ii) Holding Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Holding Company, in advance of the final disposition of any such Action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (iii) Holding Company will cooperate in the defense of any such matter; provided, however, that Holding Company shall not be liable for any settlement effected without its written consent and provided, further, that Holding Company shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

    (b) Holding Company shall keep in effect, and shall cause the surviving corporation of the CRA Merger to keep in effect, provisions in its Articles or Certificate of Incorporation or Organization and Bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under applicable law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' rights of exculpation and indemnification.

    (c) For a period of six years after the Effective Time, Holding Company shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by CRA's or OSI's existing officers' and directors' liability insurance policies on terms materially no less advantageous to the Indemnified Parties than such existing insurance; provided, however, that Holding Company shall not be required in order to maintain or procure such coverage to pay an annual premium for either CRA or OSI in excess of one and one-half times the current annual premium paid by OSI for its existing coverage (the "Cap") (which current annual premium is approximately $110,000); and provided, further, that if equivalent coverage cannot be obtained for CRA or OSI, or can be obtained only by paying an annual premium in excess of the Cap, Holding Company shall only be required to obtain as much coverage for CRA or OSI as can be obtained by paying an annual premium equal to such Cap.

    (d) In the event that Holding Company or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provisions shall be made so that the successors and assigns of Holding Company shall assume the obligations set forth in this Section 7.12.

    (e) The provisions of this Section shall survive the consummation of the Mergers and expressly are intended to benefit each of the Indemnified Parties. The foregoing provisions of this Section 7.12 shall not limit or impair the rights of the Indemnified Parties arising under any indemnification or other agreements to which they are a party, the charter, bylaws or other organizational documents of CRA and OSI and their respective Subsidiaries or applicable laws.

    7.13. TAKEOVER STATUTE. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, CRA and OSI and the members of the Boards of Directors of CRA and OSI shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

    7.14. CONDUCT OF BUSINESS BY HOLDING COMPANY AND CRA MERGER SUB PENDING THE MERGERS. Prior to the Effective Time and subject to any applicable regulatory approvals, CRA and OSI shall cause Holding Company and CRA Merger Sub to (a) perform their respective obligations hereunder and under this Agreement and the Merger Agreements in accordance with the terms hereof and thereof and take all other actions necessary or appropriate for the consummation of the transactions contemplated hereby and thereby, (b) not incur directly or indirectly any liabilities or obligations except those incurred in connection with the consummation of this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby, (c) not engaged directly or indirectly in any business or activities of any type or kind whatsoever and not enter into any agreements or arrangements with any person or entity, or be subject to or be bound by any obligation or undertaking which is not contemplated by this Agreement or the Merger Agreements and (d) not create, grant or suffer to exist any lien upon their respective properties or assets which would attach to any properties or assets of CRA or OSI after the Effective Time.

    7.15. EMPLOYEE BENEFITS. Immediately following the Effective Time, Holding Company will cause employee benefit plans to be in effect for the benefit of CRA's and OSI's employees that are reasonably comparable in the aggregate to the employee benefit plans that were in effect immediately prior to the Effective Time.

    7.16. CONVEYANCE TAXES. OSI and CRA shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

    7.17 INCENTIVE PLAN. Holding Company shall promptly adopt an executive long term incentive plan reasonably acceptable to both CRA and OSI.

                                   ARTICLE 8

                                   CONDITIONS

    8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligation of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by the applicable regulations of the Nasdaq National Market, any stock exchange or other regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of OSI and CRA, respectively.

    (b) The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except for such consents, approvals, permits or authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely to have, a Material Adverse Effect on Holding Company (assuming the Mergers have taken place) or to materially adversely affect the consummation of the Mergers, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on Holding Company (assuming the Mergers have taken place).

    (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over any party hereto, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of the Mergers. In the event any such Injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such Injunction lifted.

    (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing or, to the knowledge of CRA or OSI, threatened.

    (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Mergers and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of CRA and OSI (and their respective Subsidiaries), taken as a whole, following the Effective Time.

    (f) The Holding Company Common Stock to be issued to CRA and OSI stockholders in connection with the Mergers shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

    8.2. CONDITIONS TO OBLIGATION OF OSI TO EFFECT THE MERGERS. The obligation of OSI to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) CRA shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of CRA contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing Date (other than those representations and warranties which contain qualifications as to materiality, which shall be true and correct in all respects as of the Closing Date), except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date (other than those representations and warranties which contain qualifications as to materiality, which shall be true and correct in all respects as of such date), and OSI shall have received a certificate of the President or a Vice President of CRA, dated the Closing Date, certifying to such effect.

    (b) OSI and Holding Company shall have received the opinion of Vinson & Elkins L.L.P., special counsel to OSI and Holding Company, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the OSI Merger will be treated as a reorganization governed by Section 368(a) of the Code; and that OSI will not recognize gain or income in the OSI Merger.

    (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of CRA and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a CRA Material Adverse Effect.

    (d) Holders of not more than 5% of the CRA Common Stock outstanding immediately preceding the Effective Time shall have perfected appraisal rights under applicable law.

    (e) At the Closing, OSI shall have received an opinion, dated the Closing Date, from CRA's independent auditors, Arthur Andersen, L.L.P., to the effect that the business combination to be effected by the Mergers would be properly accounted for as a pooling-of-interests.

    (f) The opinion of DLJ referred to in Section 5.15 herein shall have been reissued at the time of mailing the Proxy Statement/Prospectus and shall not have been withdrawn or materially modified by DLJ in a manner adverse to OSI's stockholders.

    8.3. CONDITIONS TO OBLIGATION OF CRA TO EFFECT THE MERGERS. The obligation of CRA to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) OSI shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date, the representations and warranties of OSI contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties which contain qualifications as to materiality, which shall be true and correct in all respects as of the Closing Date), except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date (other than those representations and warranties which contain qualifications as to materiality, which shall be true and correct in all respects as of such date), and CRA shall have received a certificate of the President or Vice President of OSI, dated the Closing Date, certifying to such effect.

    (b) CRA shall have received the opinion of Hutchins, Wheeler & Dittmar, special counsel to CRA, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the CRA Merger will be treated as a transfer of property to Holding Company by holders of CRA Common Stock governed by Section 351(a) of the Code or a reorganization governed by Section 368(a) of the Code or both; and OSI and Holding Company shall have received the opinion of Vinson & Elkins LLP described in Section 8.2(b) of this Agreement.

    (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of OSI and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an OSI Material Adverse Effect.

    (d) Holders of not more than 5% of the OSI Common Stock outstanding immediately preceding the Effective Time shall have perfected appraisal rights under applicable law.

    (e) At the Closing, CRA shall have received an opinion, dated the Closing Date, from OSI's independent auditors, Arthur Andersen, L.L.P., to the effect that the business combination to be effected by the Mergers would be properly accounted for as a pooling-of-interests.

    (f) The opinion of Alex. Brown & Sons Incorporated referred to in Section
6.15 herein shall have been reissued at the time of mailing the Proxy Statement/Prospectus and shall not have been withdrawn or materially modified by Alex. Brown & Sons Incorporated in a manner adverse to CRA's stockholders.

                                   ARTICLE 9

                                  TERMINATION

    9.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of CRA or OSI, by the mutual written consent of CRA and OSI.

    9.2. TERMINATION BY EITHER CRA OR OSI. This Agreement may be terminated and the Mergers may be abandoned by action of the Board of Directors of either CRA or OSI if (a) the Mergers shall not have been consummated by October 31, 1997, or (b) the approval of OSI's stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) the approval of CRA's stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all commercially reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers by October 31, 1997.

    9.3. TERMINATION BY OSI. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of OSI referred to in Section 8.1(a), by action of the Board of Directors of OSI, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of OSI determines that such termination is required by reason of an OSI Alternative Proposal being made; provided that OSI shall notify CRA promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any OSI Alternative Proposal, but in no event shall notice be given less than one full business day prior to the public announcement of OSI's termination of this Agreement; or (b) there has been a breach by CRA of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a CRA Material Adverse Effect; or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of CRA, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by OSI to CRA; or (d) the Board of Directors of CRA shall have withdrawn or modified in a manner materially adverse to OSI its approval or recommendation of this Agreement or the Mergers. Notwithstanding the foregoing, OSI's ability to terminate this Agreement pursuant to this Section 9.3 is conditioned upon the prior payment by OSI of any amount owed by it pursuant to Section 9.5(a).

    9.4 TERMINATION BY CRA. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of CRA referred to in Section 8.1(a), by action of the Board of Directors of CRA, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of CRA determines that such termination is required by reason of a CRA Alternative Proposal being made; provided that CRA shall notify OSI promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any CRA Alternative Proposal, but in no event shall notice be given less than one full business day prior to the public announcement of CRA's termination of this Agreement; or (b) there has been a breach by OSI of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an OSI Material Adverse Effect; or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of OSI, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by CRA to OSI; or (d) the Board of Directors of OSI shall have withdrawn or modified in a manner materially adverse to CRA its approval or recommendation of this Agreement or the Mergers. Notwithstanding the foregoing, CRA's ability to terminate this Agreement pursuant to this Section 9.4 is conditioned upon the prior payment by CRA of any amount owed by it pursuant to Section 9.5(b).

    9.5. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event that any person shall have made an OSI Alternative Proposal for OSI and thereafter this Agreement is terminated pursuant to Section 9.3(a) or Section 9.4(d), then OSI shall pay to CRA a fee of $10 million, which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of 9.3 if applicable or, otherwise, within two business days after such amount becomes due. OSI acknowledges that the agreements contained in this Section 9.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, CRA would not enter into this Agreement; accordingly, if OSI fails to properly pay the amount due pursuant to this
Section 9.5(a) and, in order to obtain such payment, CRA commences a suit which results in a judgment against OSI for the fee set forth in this Section 9.5(a), OSI shall pay to CRA its costs and expenses (including attorneys' fees) in connection with such suit, together with interest in the amount of the fee at the rate of 12% per annum.

    (b) In the event that any person shall have made a CRA Alternative Proposal for CRA and thereafter this Agreement is terminated pursuant to Section 9.4(a) or 9.3(d), then CRA shall pay to OSI a fee of $10 million, which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last sentence of 9.4 if applicable or, otherwise, within two business days after such amount becomes due. CRA acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, OSI would not enter into this Agreement; accordingly, if CRA fails to properly pay the amount due pursuant to this Section 9.5(b) and, in order to obtain such payment, OSI commences a suit which results in a judgment against CRA for the fee set forth in this Section 9.5(b), CRA shall pay to OSI its costs and expenses (including attorneys' fees) in connection with such suit, together with interest in the amount of the fee at the rate of 12% per annum.

    (c) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5 and Section 7.11 and except for the provisions of Article 10. Moreover, in the event of termination of this Agreement pursuant to Section 9.3 or 9.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

    9.6. EXTENSION, WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

    10.1. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Mergers and shall not survive the Mergers, provided, however, that the agreements contained in Article 4,
Section 7.11, Section 7.12, Section 7.15 and this Article 10 shall survive the Mergers and Sections 7.11 and 9.5 shall survive termination.

    10.2. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by next day delivery by a nationally recognized overnight delivery service or by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice hereunder) or (iii) one business day after sending by overnight delivery, and five business days after the date of mailing by certified or registered mail, to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

If to CRA:
CRA Managed Care, Inc.
312 Union Wharf
Boston, Massachusetts 02109
Attention: Chairman
Telecopier No.: (617) 720-1259

With copies to:
Hutchins, Wheeler & Dittmar
A Professional Corporation
101 Federal Street
Boston, MA 02110
Attention: James Westra, Esq.
Telecopier No.: (617) 951-1295

If to OSI:
OccuSystems, Inc.
3010 LBJ Freeway
Suite 400
Dallas, TX 75234
Attention: General Counsel
Telecopier No.: (972) 243-7540

With copies to:
Vinson & Elkins L.L.P.
2001 Ross Avenue
Suite 3700
Dallas, TX 75201
Attention: Jeffrey A. Chapman
Telecopier No.: (214) 220-7716

If to Holding Company:
Concentra Managed Care, Inc.
c/o CRA in accordance with the provisions of this Section 10.2 and to Concentra Managed Care, Inc.,
c/o OSI in accordance with the provisions of this Section 10.2 or to such other address as any party shall specify by written notice so given.

    10.3. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 7.12 and Section 7.15 nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    10.4. ENTIRE AGREEMENT. This Agreement, the Exhibits, OSI Disclosure Letter, CRA Disclosure Letter, the Confidentiality Agreement dated March 19, 1997, between OSI and CRA (except that the "standstill" provisions set forth in such Confidentiality Agreement are hereby deemed to be superseded by Section 9 of each of the CRA Stock Option Agreement and the OSI Stock Option Agreement), and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    10.5. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with Mergers by the stockholders of OSI and CRA, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    10.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to its rules of conflict of laws, except that the provisions of Article 2 and Article 4 with respect to the CRA Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

    10.7. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

    10.8. HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    10.9. INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

    10.10. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    10.11. INCORPORATION OF EXHIBITS. The OSI Disclosure Letter, CRA Disclosure Letter and all Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

    10.12. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    10.13. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

    10.14. SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. When a reference is made in this Agreement to Significant Subsidiaries, the words "Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

               [Remainder of this Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                CRA MANAGED CARE, INC.

                                By:             /s/ DONALD J. LARSON
                                     -----------------------------------------
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                OCCUSYSTEMS, INC.

                                By:             /s/ JOHN K. CARLYLE
                                     -----------------------------------------
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                CONCENTRA MANAGED CARE, INC.

                                By:             /s/ JOHN K. CARLYLE
                                     -----------------------------------------
                                                      CHAIRMAN

                                  SCHEDULE 1.2
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

                 DIRECTORS AND OFFICERS OF THE HOLDING COMPANY

                                   DIRECTORS

                                Donald J. Larson

                                John K. Carlyle

                                    OFFICERS

John K. Carlyle                Chairman
Donald J. Larson               President and Chief Executive Officer
John A. McCarthy               Executive Vice President--Managed Care Services
Richard A. Parr II             Executive Vice President, General Counsel, and Secretary
Joseph F. Pesce                Executive Vice President, Chief Financial Officer, and
                                 Treasurer
Daniel J. Thomas               Executive Vice President--Practice Management Services
W. Tom Fogarty, M.D.           Senior Vice President and Chief Medical Officer
Peter R. Gates                 Senior Vice President--Marketing and Sales
James M. Greenwood             Senior Vice President--Corporate Development

                                SCHEDULE 3.1(A)
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

              DIRECTORS OF THE SURVIVING CORPORATION OF CRA MERGER

                                Donald J. Larson

                                John A. McCarthy

                                Joseph F. Pesce

                                SCHEDULE 3.1(B)
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

                         DIRECTORS OF OCCUCENTERS, INC.

                                Donald J. Larson
                                Joseph F. Pesce
                                Daniel J. Thomas

                                SCHEDULE 3.2(A)
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

            OFFICERS OF THE SURVIVING CORPORATION OF THE CRA MERGER

John K. Carlyle                Chairman
Donald J. Larson               President and Chief Executive Officer
John A. McCarthy               Executive Vice President--Managed Care Services
Richard A. Parr II             Executive Vice President, General Counsel, and Secretary
Joseph F. Pesce                Executive Vice President, Chief Financial Officer, and
                                 Treasurer
Peter R. Gates                 Senior Vice President--Marketing and Sales
James M. Greenwood             Senior Vice President--Corporate Development

                                SCHEDULE 3.2(B)
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

            OFFICERS OF THE SURVIVING CORPORATION OF THE OSI MERGER

John K. Carlyle                Chairman
Donald J. Larson               President and Chief Executive Officer
John A. McCarthy               Executive Vice President--Managed Care Services
Richard A. Parr II             Executive Vice President, General Counsel, and Secretary
Joseph F. Pesce                Executive Vice President, Chief Financial Officer, and
                                 Treasurer
Daniel J. Thomas               Executive Vice President--Practice Management Services
W. Tom Fogarty, M.D.           Senior Vice President and Chief Medical Officer
Peter R. Gates                 Senior Vice President--Marketing and Sales
James M. Greenwood             Senior Vice President--Corporate Development

                                SCHEDULE 3.2(C)
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

                         OFFICERS OF OCCUCENTERS, INC.

John K. Carlyle                Chairman
Donald J. Larson               President and Chief Executive Officer
Daniel J. Thomas               Executive Vice President--Practice Management Services
Richard A. Parr II             Executive Vice President, General Counsel, and Secretary
Joseph F. Pesce                Executive Vice President, Chief Financial Officer, and
                                 Treasurer
W. Tom Fogarty, M.D.           Senior Vice President and Chief Medical Officer
Peter R. Gates                 Senior Vice President--Marketing and Sales
James M. Greenwood             Senior Vice President--Corporate Development

                                                                      APPENDIX B

                    OCCUSYSTEMS, INC. STOCK OPTION AGREEMENT

    OCCUSYSTEMS, INC. STOCK OPTION AGREEMENT (this "Agreement"), dated as of April 21, 1997, by and between CRA Managed Care, Inc., a Massachusetts corporation ("CRA"), and OccuSystems, Inc., a Delaware corporation ("OSI").

    WHEREAS, concurrently with the execution and delivery of this Agreement, CRA, OSI and Concentra Managed Care, Inc., a Delaware corporation ("Holding Company"), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, OSI will be merged with and into Holding Company (the "Merger"), with Holding Company continuing as the surviving corporation;

    WHEREAS, as a condition to CRA's willingness to enter into the Merger Agreement, CRA has requested that OSI agree, and OSI has so agreed, to grant to CRA an option with respect to certain shares of OSI's common stock on the terms and subject to the conditions set forth herein; and

    WHEREAS, concurrently with the execution and delivery of this Agreement, OSI and CRA are entering into a CRA Stock Option Agreement (the "CRA Stock Option Agreement") pursuant to which CRA has agreed to grant to OSI an option with respect to certain shares of CRA's Common Stock on the terms and subject to the conditions set forth therein.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1. GRANT OF OPTION.

        (a) OSI hereby grants CRA an irrevocable option (the "OSI Option") to purchase up to the Option Number (as hereinafter defined) of shares (the "OSI Shares") of common stock, par value $.01 per share, of OSI (the "OSI Common Stock"), in the manner set forth below at a price (the "Exercise Price") of $21.21 per OSI Share, payable in cash in accordance with Section 4 hereof. As used herein, the "Option Number" shall initially be the number of shares equal to 10% of the total number of shares of OSI Common Stock issued and outstanding as of March 31, 1997, and shall be adjusted hereafter to reflect changes in OSI's capitalization occurring after the date hereof in accordance with Section 12. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

        (b) Notwithstanding any other provision of this Agreement, in no event shall CRA's Total Profit (as hereinafter defined) exceed $15 million and, if it otherwise would exceed such amount, CRA, at its sole election, shall either (a) deliver to OSI for cancellation OSI Shares previously purchased by CRA, (b) pay cash to OSI or (c) undertake any combination thereof, so that CRA's Total Profit shall not exceed $15 million after taking into account the foregoing actions.

        (c) Notwithstanding any other provision of this Agreement, the OSI Option may not be exercised for a number of OSI Shares as would, as of the date of the Exercise Notice (as hereinafter defined), result in a Notional Total Profit (as hereinafter defined) of more than $15 million and, if exercise of the OSI Option otherwise would exceed such amount, CRA, at its discretion, may increase the Purchase Price for that number of OSI Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed $15 million.

        (d) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by CRA pursuant to Section 9.5(a) of the Merger Agreement, (ii) (x) the amount received by CRA pursuant to OSI's repurchase of OSI Shares or the

    OSI Option pursuant to Section 7 hereof, less (y) CRA's purchase price for such OSI Shares, and (iii) (x) the net cash amounts received by CRA pursuant to the sale of OSI Shares (or any other securities into which such OSI Shares are converted or exchanged), less (y) CRA's purchase price for such OSI Shares.

        (e) As used herein, the term "Notional Total Profit" with respect to any number of OSI Shares as to which CRA may propose to exercise the OSI Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the OSI Option was exercised on such date for such number of OSI Shares and assuming that such OSI Shares, together with all other OSI Shares held by CRA and its affiliates as of such date, were sold for cash at the closing market price for the OSI Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

    2. EXERCISE OF OPTION. The OSI Option may be exercised by CRA, in whole or in part, at any time or from time to time after the occurrence of a "Trigger Event". For purposes hereof, a "Trigger Event" shall mean an event that causes OSI to pay the fee to CRA provided in Section 9.5(a) of the Merger Agreement. In the event CRA wishes to exercise the OSI Option, CRA shall deliver to OSI a written notice (an "Exercise Notice") specifying the total number of OSI Shares it wishes to purchase. Each closing of a purchase of OSI Shares (a "Closing") shall occur at a place, on a date and at a time designated by CRA in an Exercise Notice delivered at least two business days prior to the date of the Closing. The OSI Option shall terminate (the "Termination Date") upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement other than under circumstances which also constitute a Trigger Event; or (iii) the 180th day following a Trigger Event (or if, at the expiration of such period the OSI Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal but in no event under this clause (iii) later than the 548th day following such Triggering Event). Notwithstanding the foregoing, the OSI Option may not be exercised if CRA is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or in the Merger Agreement.

    3. CONDITIONS TO CLOSING. The obligation of OSI to issue the OSI Shares to CRA hereunder is subject to the conditions, which (other than the conditions described in clauses (i) and (iii) below) may be waived by OSI in its sole discretion, that (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"), applicable to the issuance of the OSI Shares hereunder shall have expired or have been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of the OSI Shares hereunder shall have been obtained or made, as the case may be; (ii) the OSI Shares shall have been approved for quotation on the Nasdaq Stock Market upon official notice of issuance; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

    4. CLOSING. At any Closing, (a) OSI will deliver to CRA a single certificate in definitive form representing the number of OSI Shares designated by CRA in its Exercise Notice, such certificate to be registered in the name of CRA and to bear the legend set forth in Section 13, and (b) CRA will deliver to OSI the aggregate price for the OSI Shares so designated and being purchased by wire transfer of immediately available funds to a bank designated by OSI at the Closing.

    5. REPRESENTATIONS AND WARRANTIES OF OSI. OSI represents and warrants to CRA that (a) OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by OSI and the consummation by OSI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of OSI and no other corporate proceedings on the part of OSI are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by OSI and constitutes a valid and binding obligation of OSI, and, assuming this Agreement constitutes a valid and binding obligation of CRA, is enforceable against OSI in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity, (d) OSI has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the OSI Option, and at all times from the date hereof through the expiration of the OSI Option will have reserved, a number of authorized and unissued OSI Shares not less than the Option Number, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of OSI Shares to CRA upon the exercise of the OSI Option, CRA will acquire OSI Shares, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) the execution and delivery of this Agreement by OSI does not, and the performance of this Agreement by OSI will not (i) violate the Certificate of Incorporation or By-Laws of OSI, (ii) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to OSI or by which it or any of its property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of OSI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which OSI is a party or by which OSI or any of its property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, breaches, defaults, rights, liens or encumbrances which would not, individually or in the aggregate, have an OSI Material Adverse Effect, and (g) the execution and delivery of this Agreement by OSI does not, and the performance of this Agreement by OSI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except the pre-merger notification requirements of the HSR Act.

    6. REPRESENTATIONS AND WARRANTIES OF CRA. CRA represents and warrants to OSI that (a) CRA is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by CRA and the consummation by CRA of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CRA and no other corporate proceedings on the part of CRA are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by CRA and constitutes a valid and binding obligation of CRA, and, assuming this Agreement constitutes a valid and binding obligation of OSI, is enforceable against CRA in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity, (d) the execution and delivery of this Agreement by CRA does not, and the performance of this Agreement by CRA will not (i) violate the Articles of Organization or By-Laws of CRA, (ii) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to CRA or by which it or any of its property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of CRA pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which CRA is a party or by which CRA or any of its property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, breaches, defaults, rights, liens or encumbrances which would not, individually or in the aggregate, have a CRA Material Adverse Effect, (e) the execution and delivery of this Agreement by CRA does not, and the performance of this Agreement by CRA will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except the pre-merger notification requirements of the HSR Act and
(f) any OSI Shares acquired upon
exercise of the OSI Option will not be, and the OSI Option is not being, acquired by CRA with a view to the public distribution thereof.

    7. CERTAIN REPURCHASES.

        (a) CRA Put. At the request of CRA at any time during which the OSI Option would be exercisable pursuant to Section 2 (the "Repurchase Period"), OSI (or any successor entity thereof) shall, subject to the limitations set forth in Section 1, repurchase from CRA (1) the OSI Option, including any portion thereof, at the price set forth in subparagraph (i) below, or (2) OSI Shares purchased by CRA pursuant thereto, at a price set forth in subparagraph (ii) below:

            (i) the difference between the average of the closing sale prices of shares of OSI Common Stock on the Nasdaq Stock Market for the ten trading days immediately preceding the date CRA gives notice of its intent to exercise its rights under this Section 7 (the "Market Price") and the Exercise Price, multiplied by the number of the OSI Shares purchasable pursuant to the OSI Option (or portion thereof with respect to which CRA is exercising its rights under this Section 7), but only if the Market Price is greater than the Exercise Price; or

            (ii) the Exercise Price paid by CRA for the OSI Shares acquired pursuant to the OSI Option plus the difference between the Market Price and the Exercise Price, but only if the Market Price is greater than the Exercise Price, multiplied by the number of OSI Shares so purchased.

        (b) Payment and Redelivery of the OSI Option or Shares. In the event CRA exercises its rights under this Section 7, OSI shall, within 10 business days thereafter, pay the required amount to CRA by wire transfer of immediately available funds and CRA shall surrender to OSI the OSI Option or the certificates evidencing OSI Shares purchased by CRA pursuant thereto, and CRA shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

    8. VOTING OF SHARES. Following the date hereof and prior to the Expiration Date (as defined in Section 9(b)), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such party (the shares so owned by a party collectively the "Restricted Shares") on each matter submitted to a vote of stockholders of such other party for and against such matter in the same proportion as the vote of all other stockholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    9. RESTRICTION ON CERTAIN ACTIONS.

        (a) Restrictions. Other than pursuant to the Merger Agreement, following the date hereof and prior to the Expiration Date, without the prior written consent of the other party, neither party shall, nor shall permit its affiliates to, directly or indirectly, alone or in concert or conjunction with any other Person or Group (as defined in Section 9(b)), (i) in any manner acquire, agree to acquire or make any proposal to acquire, any securities of, equity interest in, or any material property of, such other party or any of its subsidiaries (other than pursuant to this Agreement, the CRA Stock Option Agreement or the Merger Agreement), (ii) except at the specific written request of such other party, propose to enter into any merger or business combination involving such other party or any of its subsidiaries or to purchase a material portion of the assets of such other party or any of its subsidiaries, (iii) make or in any way participate in any "solicitation" of "proxies" (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of such other party or any of its subsidiaries, (iv) form, join or in any way participate in a Group with respect to any voting securities of such other party or any of its subsidiaries, (v) seek to control or influence the management, Board of Directors or policies of such other party, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing,

    (vii) advise, assist or encourage any other Person in connection with the foregoing or (viii) request such other party (or its directors, officers, employees or agents), to amend or waive any provision of this Section 9, or take any action which may require such other party to make a public announcement regarding the possibility of a business combination or merger with such party.

        (b) Expiration Date. For purposes of this Agreement, (i) the term "Person" shall mean any corporation, partnership, individual, trust, unincorporated association or other entity or Group (within the meaning of Section 13(d)(3) of the Exchange Act), (ii) the term "Expiration Date" with respect to any obligation or restriction imposed on one party shall mean the earlier to occur of (A) the first anniversary of the date hereof and (B) such time as the other party shall have suffered a Change of Control and
    (iii) a "Change of Control" with respect to one party shall be deemed to have occurred whenever (A) there shall be consummated (1) any consolidation or merger of such party in which such party is not the continuing or surviving corporation, or pursuant to which shares of such party's common stock would be converted in whole or in part into cash, other securities or other property, other than a merger of such person in which the holders of such party's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of such party, or (B) the stockholders of such party shall approve any plan or proposal for the liquidation or dissolution of such party, or (C) any party, other than such party or a subsidiary thereof or any employee benefit plan sponsored by such party or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of such party in substantially the same proportions as their ownership of stock of such party, shall become the beneficial owner of securities of such party representing 25% or more of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (D) at any time during the period commencing on the date of this Agreement and ending on the Expiration Date, individuals who at the date hereof constituted the Board of Directors of such party shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by such party's stockholders of each new director during the period commencing on the date of this Agreement and ending on the Expiration Date was approved by a vote of at least two-thirds of the directors then still in office who were directors at the date hereof, or (E) any other event shall occur with respect to such party that would be required to be reported in response to
    Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

    10. RESTRICTIONS ON TRANSFER.

        (a) Restrictions on Transfer. Prior to the Expiration Date, CRA shall not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge or otherwise dispose of or transfer any Restricted Shares beneficially owned by it, other than (i) pursuant to Section 7, or (ii) in accordance with Section 10(b) or 11. Subsequent to the Expiration Date, CRA shall not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge or otherwise dispose of or transfer any Restricted Shares beneficially owned by it to any purchaser, assignee, pledgee or other transferee who would, immediately after such sale, assignment, pledge, disposition or transfer, beneficially own more than 4.9% of the then outstanding voting power of the issuer of the Restricted Shares, except in accordance with Section 10(b) or Section 11.

        (b) Permitted Sales. Following the termination of the Merger Agreement, CRA shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair and in the best interests of the stockholders of OSI, by a majority of the members of the Board of Directors of OSI (which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer).

    11. REGISTRATION RIGHTS. Following the termination of the Merger Agreement, CRA (a "Designated Holder") may by written notice (the "Registration Notice") to OSI (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "Registrable Securities") pursuant to a bonafide firm commitment underwritten public offering in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any Person (including any Group) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing and reasonably satisfactory to the Registrant (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the Fair Market Value of such shares. For purposes hereof, the "Fair Market Value" of such shares shall mean the average of the closing sales prices of such shares on the Nasdaq Stock Market (or such other stock exchange or market system as shall then be the primary trading market for such security) for the ten trading days immediately preceding the Registration Notice. The Registrant (and/or any Person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased and (ii) the Fair Market Value of such shares. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

    If the Registrant does not elect to exercise its option pursuant to this
Section 11 with respect to all Registrable Securities, it shall use its reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to such Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) such Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) such Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 90 days after the filing with the Securities and Exchange Commission of the initial registration statement, the provisions of this Section 11 shall again be applicable to any proposed registration; provided, however, that neither party shall be entitled to request more than two registrations pursuant to this Section 11. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue-Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, consent to general service of process in, or subject itself to taxation in any jurisdiction by reason of this provision.

    The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

    A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

    12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in OSI Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the OSI Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately.

    13. RESTRICTIVE LEGENDS. Each certificate representing shares of OSI Common Stock issued to CRA hereunder, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF APRIL 21, 1997, A COPY OF WHICH MAY BE OBTAINED FROM OCCUSYSTEMS, INC.

    14. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 10 or 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in Section 13.

    15. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

    16. ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement dated March 19, 1997 between OSI and CRA (other than "standstill" provisions thereof, which are superseded pursuant ot Section 10.4 of the Management Agreement), the Merger Agreement (including the exhibits and schedules thereto) and the CRA Stock Option Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

    17. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    18. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    19. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by next day delivery by a nationally recognized overnight delivery service or by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice hereunder) or (iii) one business day after sending by overnight delivery, and five business days after the date of mailing by certified or registered mail, to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

If to CRA:

CRA Managed Care, Inc.
312 Union Wharf
Boston, Massachusetts 02109
Attention: Chairman
Telecopier No.: (617) 720-1259

With copies to:

Hutchins, Wheeler & Dittmar
A Professional Corporation
101 Federal Street
Boston, MA 02110
Attention: James Westra, Esq.
Telecopier No.: (617) 951-1295

If to OSI:

OccuSystems, Inc.
3010 LBJ Freeway
Suite 400
Dallas, Texas 75234
Attention: General Counsel
Telecopier No.: (972) 243-7540

With copies to:

Vinson & Elkins LLP
2001 Ross Avenue
Suite 3700
Dallas TX 75201
Attention: Jeffrey A. Chapman
Telecopier No.: (214) 220-7716

    20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

    21. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    22. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

    23. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    24. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        CRA MANAGED CARE, INC.

                                        By: /S/ DONALD J. LARSON
                                          --------------------------------------

                                            Title: PRESIDENT & CHIEF EXECUTIVE
                                                          OFFICER

                                        OCCUSYSTEMS, INC.

                                        By: /s/ JOHN K. CARLYLE
                                          --------------------------------------

                                            Title: CHAIRMAN & CHIEF EXECUTIVE
                                                          OFFICER

                                                                      APPENDIX C

                 CRA MANAGED CARE, INC. STOCK OPTION AGREEMENT

    CRA MANAGED CARE, INC. STOCK OPTION AGREEMENT (this "Agreement"), dated as of April 21, 1997 by and between OccuSystems, Inc., a Delaware corporation ("OSI"), and CRA Managed Care, Inc., a Massachusetts corporation ("CRA").

    WHEREAS, concurrently with the execution and delivery of this Agreement, OSI, CRA and Concentra Managed Care, Inc. a Delaware corporation ("Holding Company"), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, CRA will be merged with a wholly owned subsidiary of Holding Company (the "Merger"), with CRA continuing as the surviving corporation;

    WHEREAS, as a condition to OSI's willingness to enter into the Merger Agreement, OSI has requested that CRA agree, and CRA has so agreed, to grant to OSI an option with respect to certain shares of CRA's common stock on the terms and subject to the conditions set forth herein; and

    WHEREAS, concurrently with the execution and delivery of this Agreement, CRA and OSI are entering into an OSI Stock Option Agreement (the "OSI Stock Option Agreement") pursuant to which OSI has agreed to grant to CRA an option with respect to certain shares of OSI's Common Stock on the terms and subject to the conditions set forth therein.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1. GRANT OF OPTION.

    (a) CRA hereby grants OSI an irrevocable option (the "CRA Option") to purchase up to the Option Number (as hereinafter defined) of shares (the "CRA Shares") of common stock, par value $.01 per share, of CRA (the "CRA Common Stock"), in the manner set forth below at a price (the "Exercise Price") of $37 7/8 per CRA Share, payable in cash in accordance with Section 4 hereof. As used herein, the "Option Number" shall initially be the number of shares equal to 10% of the total number of shares of CRA Common Stock issued and outstanding as of March 31, 1997, and shall be adjusted hereafter to reflect changes in CRA's capitalization occurring after the date hereof in accordance with Section 12. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    (b) Notwithstanding any other provision of this Agreement, in no event shall OSI's Total Profit (as hereinafter defined) exceed $15 million and, if it otherwise would exceed such amount, OSI, at its sole election, shall either (a) deliver to CRA for cancellation CRA Shares previously purchased by OSI, (b) pay cash to CRA or (c) undertake any combination thereof, so that OSI's Total Profit shall not exceed $15 million after taking into account the foregoing actions.

    (c) Notwithstanding any other provision of this Agreement, the CRA Option may not be exercised for a number of CRA Shares as would, as of the date of the Exercise Notice (as hereinafter defined), result in a Notional Total Profit (as hereinafter defined) of more than $15 million and, if exercise of the CRA Option otherwise would exceed such amount, OSI, at its discretion, may increase the Purchase Price for that number of CRA Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed $15 million.

    (d) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by OSI pursuant to Section 9.5(b) of the Merger Agreement, (ii)

(x) the amount received by OSI pursuant to CRA's repurchase of CRA Shares or the CRA Option pursuant to Section 7 hereof, less (y) OSI's purchase price for such CRA Shares, and (iii) (x) the net cash amounts received by OSI pursuant to the sale of CRA Shares (or any other securities into which such CRA Shares are converted or exchanged), less (y) OSI's purchase price for such CRA Shares.

    (e) As used herein, the term "Notional Total Profit" with respect to any number of CRA Shares as to which OSI may propose to exercise the CRA Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the CRA Option was exercised on such date for such number of CRA Shares and assuming that such CRA Shares, together with all other CRA Shares held by OSI and its affiliates as of such date, were sold for cash at the closing market price for the CRA Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

    2. EXERCISE OF OPTION. The CRA Option may be exercised by OSI, in whole or in part, at any time or from time to time after the occurrence of a "Trigger Event". For purposes hereof, a "Trigger Event" shall mean an event that causes CRA to pay the fee to OSI provided in Section 9.5(b) of the Merger Agreement. In the event OSI wishes to exercise the CRA Option, OSI shall deliver to CRA a written notice (an "Exercise Notice") specifying the total number of CRA Shares it wishes to purchase. Each closing of a purchase of CRA Shares (a "Closing") shall occur at a place, on a date and at a time designated by OSI in an Exercise Notice delivered at least two business days prior to the date of the Closing. The CRA Option shall terminate (the "Termination Date") upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement other than under circumstances which also constitute a Trigger Event; or (iii) the 180th day following a Trigger Event (or if, at the expiration of such period the CRA Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal but in no event under this clause (iii) later than the 548th day following such Triggering Event). Notwithstanding the foregoing, the CRA Option may not be exercised if OSI is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or in the Merger Agreement.

    3. CONDITIONS TO CLOSING. The obligation of CRA to issue the CRA Shares to OSI hereunder is subject to the conditions, which (other than the conditions described in clauses (i) and (iii) below) may be waived by CRA in its sole discretion, that (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"), applicable to the issuance of the CRA Shares hereunder shall have expired or have been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of the CRA Shares hereunder shall have been obtained or made, as the case may be; (ii) the CRA Shares shall have been approved for quotation on the Nasdaq Stock Market upon official notice of issuance; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

    4. CLOSING. At any Closing, (a) CRA will deliver to OSI a single certificate in definitive form representing the number of CRA Shares designated by OSI in its Exercise Notice, such certificate to be registered in the name of OSI and to bear the legend set forth in Section 13, and (b) OSI will deliver to CRA the aggregate price for the CRA Shares so designated and being purchased by wire transfer of immediately available funds to a bank designated by CRA at the Closing.

    5. REPRESENTATIONS AND WARRANTIES OF CRA. CRA represents and warrants to OSI that (a) CRA is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by CRA and the consummation by CRA of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CRA and no other corporate proceedings on the part of CRA are necessary to authorize this Agreement or any of the transactions contemplated hereby, (d) this Agreement has been duly executed and delivered by CRA and constitutes a valid and binding obligation of CRA, and, assuming this Agreement constitutes a valid and binding obligation of OSI, is enforceable against CRA in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity, (d) CRA has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the CRA Option, and at all times from the date hereof through the expiration of the CRA Option will have reserved, a number of authorized and unissued CRA Shares not less than the Option Number, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of CRA Shares to OSI upon the exercise of the CRA Option, OSI will acquire CRA Shares, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) the execution and delivery of this Agreement by CRA does not, and the performance of this Agreement by CRA will not (i) violate the Articles of Organization or By-Laws of CRA, (ii) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to CRA or by which it or any of its property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of CRA pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which CRA is a party or by which CRA or any of its property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, breaches, defaults, rights, liens or encumbrances which would not, individually or in the aggregate, have a CRA Material Adverse Effect, and (g) the execution and delivery of this Agreement by CRA does not, and the performance of this Agreement by CRA will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except the pre-merger notification requirements of the HSR Act.

    6. REPRESENTATIONS AND WARRANTIES OF OSI. OSI represents and warrants to CRA that (a) OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by OSI and the consummation by OSI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of OSI and no other corporate proceedings on the part of OSI are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by OSI and constitutes a valid and binding obligation of OSI, and, assuming this Agreement constitutes a valid and binding obligation of CRA, is enforceable against OSI in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity, (d) the execution and delivery of this Agreement by OSI does not, and the performance of this Agreement by OSI will not (i) violate the Certificate of Incorporation or By-Laws of OSI, (ii) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to OSI or by which it or any of its property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of OSI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which OSI is a party or by which OSI or any of its property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, breaches, defaults, rights, liens or encumbrances which would not, individually or in the aggregate, have an OSI Material Adverse Effect, (e) the execution and delivery of this Agreement by OSI does not, and the performance of this Agreement by OSI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except the pre-merger notification requirements of the HSR Act and
(f) any CRA Shares acquired upon
exercise of the CRA Option will not be, and the CRA Option is not being, acquired by OSI with a view to the public distribution thereof.

    7. CERTAIN REPURCHASES.

    (a) OSI PUT. At the request of OSI at any time during which the CRA Option would be exercisable pursuant to Section 2 (the "Repurchase Period"), CRA (or any successor entity thereof) shall, subject to the limitations set forth in
Section 1, repurchase from OSI (1) the CRA Option, including any portion thereof, at the price set forth in subparagraph (i) below, or (2) CRA Shares purchased by OSI pursuant thereto, at a price set forth in subparagraph (ii) below:

        (i) the difference between the average of the closing sale prices of shares of CRA Common Stock on the Nasdaq Stock Market for the ten trading days immediately preceding the date OSI gives notice of its intent to exercise its rights under this Section 7 (the "Market Price") and the Exercise Price, multiplied by the number of the CRA Shares purchasable pursuant to the CRA Option (or portion thereof with respect to which OSI is exercising its rights under this Section 7), but only if the Market Price is greater than the Exercise Price; or

        (ii) the Exercise Price paid by OSI for the CRA Shares acquired pursuant to the CRA Option plus the difference between the Market Price and the Exercise Price, but only if the Market Price is greater than the Exercise Price, multiplied by the number of CRA Shares so purchased.

    (b) PAYMENT AND REDELIVERY OF THE CRA OPTION OR SHARES. In the event OSI exercises its rights under this Section 7, CRA shall, within 10 business days thereafter, pay the required amount to OSI by wire transfer of immediately available funds and OSI shall surrender to CRA the CRA Option or the certificates evidencing CRA Shares purchased by OSI pursuant thereto, and OSI shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

    8. VOTING OF SHARES. Following the date hereof and prior to the Expiration Date (as defined in Section 9(b)), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such party (the shares so owned by a party collectively the "Restricted Shares") on each matter submitted to a vote of stockholders of such other party for and against such matter in the same proportion as the vote of all other stockholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    9. RESTRICTION ON CERTAIN ACTIONS.

    (a) RESTRICTIONS. Other than pursuant to the Merger Agreement, following the date hereof and prior to the Expiration Date, without the prior written consent of the other party, neither party shall, nor shall permit its affiliates to, directly or indirectly, alone or in concert or conjunction with any other Person or Group (as defined in Section 9(b)), (i) in any manner acquire, agree to acquire or make any proposal to acquire, any securities of, equity interest in, or any material property of, such other party or any of its subsidiaries (other than pursuant to this Agreement, the OSI Stock Option Agreement or the Merger Agreement), (ii) except at the specific written request of such other party, propose to enter into any merger or business combination involving such other party or any of its subsidiaries or to purchase a material portion of the assets of such other party or any of its subsidiaries, (iii) make or in any way participate in any "solicitation" of "proxies" (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of such other party or any of its subsidiaries, (iv) form, join or in any way participate in a Group with respect to any voting securities of such other party or any of its subsidiaries, (v) seek to control or influence the management, Board of Directors or policies of such other party, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, (vii) advise, assist or encourage any other Person in connection with the foregoing or (viii) request such other party (or its directors, officers, employees or agents), to amend or waive any provision of this Section 9, or take any action which may require such other party to make a public announcement regarding the possibility of a business combination or merger with such party.

    (b) EXPIRATION DATE. For purposes of this Agreement, (i) the term "Person" shall mean any corporation, partnership, individual, trust, unincorporated association or other entity or Group (within the meaning of Section 13(d)(3) of the Exchange Act), (ii) the term "Expiration Date" with respect to any obligation or restriction imposed on one party shall mean the earlier to occur of (A) the first anniversary of the date hereof and (B) such time as the other party shall have suffered a Change of Control and (iii) a "Change of Control" with respect to one party shall be deemed to have occurred whenever (A) there shall be consummated (1) any consolidation or merger of such party in which such party is not the continuing or surviving corporation, or pursuant to which shares of such party's common stock would be converted in whole or in part into cash, other securities or other property, other than a merger of such person in which the holders of such party's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of such party, or (B) the stockholders of such party shall approve any plan or proposal for the liquidation or dissolution of such party, or (C) any party, other than such party or a subsidiary thereof or any employee benefit plan sponsored by such party or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of such party in substantially the same proportions as their ownership of stock of such party, shall become the beneficial owner of securities of such party representing 25% or more of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (D) at any time during the period commencing on the date of this Agreement and ending on the Expiration Date, individuals who at the date hereof constituted the Board of Directors of such party shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by such party's stockholders of each new director during the period commencing on the date of this Agreement and ending on the Expiration Date was approved by a vote of at least two-thirds of the directors then still in office who were directors at the date hereof, or (E) any other event shall occur with respect to such party that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

    10. RESTRICTIONS ON TRANSFER.

    (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, OSI shall not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge or otherwise dispose of or transfer any Restricted Shares beneficially owned by it, other than (i) pursuant to Section 7, or (ii) in accordance with Section 10(b) or 11. Subsequent to the Expiration Date, OSI shall not, directly or indirectly, by operation of law or otherwise, sell, assign, pledge or otherwise dispose of or transfer any Restricted Shares beneficially owned by it to any purchaser, assignee, pledgee or other transferee who would, immediately after such sale, assignment, pledge, disposition or transfer, beneficially own more than 4.9% of the then outstanding voting power of the issuer of the Restricted Shares, except in accordance with Section 10(b) or Section 11.

    (b) PERMITTED SALES. Following the termination of the Merger Agreement, OSI shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair and in the best interests of the stockholders of CRA, by a majority of the members of the Board of Directors of CRA (which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer).

    11. REGISTRATION RIGHTS. Following the termination of the Merger Agreement, OSI (a "Designated Holder") may by written notice (the "Registration Notice") to CRA (the "Registrant") request the

Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "Registrable Securities") pursuant to a bonafide firm commitment underwritten public offering in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any Person (including any Group) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing and reasonably satisfactory to the Registrant (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the Fair Market Value of such shares. For purposes hereof, the "Fair Market Value" of such shares shall mean the average of the closing sales prices of such shares on the Nasdaq Stock Market (or such other stock exchange or market system as shall then be the primary trading market for such security) for the ten trading days immediately preceding the Registration Notice. The Registrant (and/or any Person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be purchased and (ii) the Fair Market Value of such shares. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

    If the Registrant does not elect to exercise its option pursuant to this
Section 11 with respect to all Registrable Securities, it shall use its reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to such Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) such Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) such Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 90 days after the filing with the Securities and Exchange Commission of the initial registration statement, the provisions of this Section 11 shall again be applicable to any proposed registration; provided, however, that neither party shall be entitled to request more than two registrations pursuant to this Section 11. The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue-Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, consent to general service of process in, or subject itself to taxation in any jurisdiction by reason of this provision.

    The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable

Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

    A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

    12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in CRA Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the CRA Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately.

    13. RESTRICTIVE LEGENDS. Each certificate representing shares of CRA Common Stock issued to OSI hereunder, shall include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF APRIL 21, 1997, A COPY OF WHICH MAY BE OBTAINED FROM CRA MANAGED CARE, INC.

    14. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 10 or 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in Section 13.

    15. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

    16. ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement dated March 19, 1997 between CRA and OSI (other than the "standstill" provisions thereof, which are superseded pursuant to Section 10.4 of the Merger Agreement), the Merger Agreement (including the exhibits and schedules thereto) and the OSI Stock Option Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

    17. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    18. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    19. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by next day delivery by a nationally recognized overnight delivery service or by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answer back or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice hereunder) or (iii) one business day after sending by overnight delivery, and five business days after the date of mailing by certified or registered mail, to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

If to CRA:

CRA Managed Care, Inc.
312 Union Wharf
Boston, Massachusetts 02109
Attention: Chairman
Telecopier No.: (617) 720-1259

With copies to:

Hutchins, Wheeler & Dittmar
A Professional Corporation
101 Federal Street
Boston, MA 02110
Attention: James Westra, Esq.
Telecopier No.: (617) 951-1295

If to OSI:

OccuSystems, Inc.
3010 LBJ Freeway
Suite 400
Dallas, Texas 75234
Attention: General Counsel
Telecopier No.: (972) 243-7540

With copies to:

Vinson & Elkins LLP
2001 Ross Avenue
Suite 3700
Dallas, TX 75201
Attention: Jeffrey A. Chapman
Telecopier No.: (214) 220-7716

    20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within such State.

    21. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    22. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

    23. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    24. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          OCCUSYSTEMS, INC.

                                          By: /s/ JOHN K. CARLYLE
--------------------------------------------------------------------------------
                                            Title: CHAIRMAN & CHIEF EXECUTIVE
                                          OFFICER

                                          CRA MANAGED CARE, INC.
                                          By: /s/ DONALD J. LARSON
--------------------------------------------------------------------------------
                                            Title: PRESIDENT & CHIEF EXECUTIVE
                                          OFFICER

                                                                      APPENDIX D

        [DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION LETTERHEAD]
                                 April 21, 1997

Board of Directors
OccuSystems, Inc.
3010 LBJ Freeway
Suite 400
Dallas, Texas 75234
Dear Sirs:

    You have requested our opinion as to the fairness from a financial point of view to the stockholders of OccuSystems, Inc. (the "Company") of the Exchange Ratio, as hereinafter defined, pursuant to the terms of the Agreement and Plan of Reorganization, dated as of April 21, 1997 (the "Agreement"), among CRA Managed Care, Inc. ("CRA"), the Company and Concentra Managed Care, Inc. ("Concentra"), a newly formed holding company, pursuant to which a wholly owned subsidiary of Concentra will be merged with and into CRA and the Company will be merged with and into Concentra (the "Merger").

    Pursuant to the Agreement, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive one share (the "OccuSystems Exchange Ratio") of common stock, $0.01 par value per share, of Concentra ("Concentra Common Stock"), and each share of common stock, par value $0.01 per share, of CRA ("CRA Common Stock") will be converted, subject to certain exceptions, into the right to receive 1.7857 shares (the "CRA Exchange Ratio") of Concentra Common Stock (the quotient of the OccuSystems Exchange Ration and the CRA Exchange Ratio, the "Exchange Ratio").

    In arriving at our opinion, we have reviewed the draft dated April 17, 1997, of the Agreement, and the drafts dated April 17, 1997, of the OccuSystems Stock Option Agreement and the CRA Stock Option Agreement, in each case, by and between CRA and the Company. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and CRA including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements was certain financial projections of the Company for the period beginning January 1, 1997, and ending December 31, 2001, prepared by the management of the Company and certain financial projections of CRA for the period beginning January 1, 1997, and ending December 31, 2001, prepared by the management of CRA. In addition, we have compared certain financial and securities data of the Company and CRA with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of CRA Common Stock and Company Common Stock and such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and CRA or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of CRA. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and CRA as to the future operating and financial performance of the Company and CRA, respectively. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion other than as expressly provided in that certain letter agreement dated March 27, 1997, between the Company and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). We are expressing no opinion herein as to the price at which Concentra Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

    DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services. Included in such services were (i) lead managing the Company's initial public offering in May of 1995, (ii) lead managing a secondary equity offering in March of 1996, and (iii) lead managing a convertible subordinated notes offering in December of 1996, in each case, for which DLJ received normal and customary compensation. In addition, an affiliate of DLJ has invested an aggregate of $12.5 million in debt and equity securities of Concentra Development Corp. an affiliate of the Company.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the holders of the Company Common Stock from a financial point of view.

                                          Very truly yours,
                                          DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION
                                          By: /s/ Michael R. Nicolais
                                             -----------------------------------
                                             Michael R. Nicolais
                                             Managing Director

                                                                      APPENDIX E

                  [ALEX. BROWN & SONS INCORPORATED LETTERHEAD]
                                 April 21, 1997

Board of Directors
CRA Managed Care, Inc.
312 Union Wharf
Boston, MA 02109

Dear Sirs and Madam:

    CRA Managed Care, Inc. ("CRA"), OccuSystems, Inc. ("OccuSystems") and Concentra Managed Care, Inc. ("Concentra") have entered into an Agreement and Plan of Reorganization dated April 21, 1997 (the "Agreement") pursuant to which
(i) Concentra will acquire all of the common stock of CRA through the merger of a wholly owned subsidiary of Concentra to be organized for the sole purpose of effectuating the Agreement ("CRA Merger Sub"), with and into CRA and (ii) OccuSystems will be merged with and into Concentra (the "Merger"). The terms of the Agreement provide, among other things, that each outstanding share of the common stock, par value $0.01 per share, of CRA ("CRA Common Stock") shall be converted into the right to receive 1.786 shares of Concentra (the "CRA Ratio") and that each outstanding share of the common stock, par value $0.01 per share, of OccuSystems ("OccuSystems Common Stock") shall be converted into the right to receive one share of Concentra (the "OccuSystems Ratio", and together with the CRA Ratio, the "Exchange Ratios"), subject to the surrender of certificates representing CRA and OccuSystems common stock, respectively. You have requested our opinion as to whether the Exchange Ratios are fair, from a financial point of view, to the stockholders of CRA.

    Alex. Brown & Sons Incorporated ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of CRA in connection with the transaction described above and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. In the past, we have provided financial advisory services and acted as lead-managing underwriter with respect to CRA's common stock financings. We have also acted as co-managing underwriter with respect to OccuSystems' common stock and convertible debt financings. Alex. Brown maintains a market in the common stock of CRA and OccuSystems and regularly publishes research reports regarding the healthcare industry and the businesses and securities of CRA and OccuSystems and other publicly owned companies in that industry. In the ordinary course of business, Alex. Brown may actively trade the securities of both CRA and OccuSystems for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of CRA and OccuSystems.

    In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning CRA and OccuSystems and certain internal analyses and other information furnished to us by CRA and OccuSystems. We have also held discussions with the members of the senior managements of CRA and OccuSystems regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, we have (i) reviewed the reported prices and trading activity for the common stock of both CRA and OccuSystems, (ii) compared certain financial and stock market information for CRA and OccuSystems with similar information of certain

Board of Directors
CRA Managed Care, Inc.
April 21, 1997
Page 2

other companies whose securities are publicly traded, (iii) reviewed the financial terms of recent business combinations which we deemed comparable in whole or in part, and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

    We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of CRA and OccuSystems, we have assumed that such information reflects the best currently available judgements and estimates of the managements of CRA and OccuSystems as to the likely future financial performances of their respective companies and of the combined company. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets of CRA and OccuSystems. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

    Our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of CRA and do not constitute a recommendation to CRA's stockholders as to how they should vote at the stockholder's meeting in connection with the Merger. We hereby consent, however, to the inclusion of this opinion in its entirety as an exhibit to any proxy or registration statement required to be distributed to stockholders in connection with the transaction contemplated in the Agreement.

    Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratios are fair, from a financial point view, to the stockholders of CRA.

                                          Very truly yours,
                                          Alex. Brown & Sons Incorporated

                                                                      APPENDIX F

                              CRA MERGER AGREEMENT

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of       ,
1997, by and between CRA Merger Corp., a Massachusetts corporation ("CRA Merger Corp.") and a wholly-owned subsidiary of Concentra Managed Care, Inc., a Delaware corporation ("Holding Company"), and CRA Managed Care, Inc., a Massachusetts corporation ("CRA"). CRA and CRA Merger Corp. are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

    A. This Agreement is being entered into pursuant to an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement"), by and among CRA, OccuSystems, Inc., a Delaware corporation ("OccuSystems"), and Holding Company. The Reorganization Agreement provides for, among other things,
(i) the merger of OccuSystems with and into Holding Company and (ii) the merger of CRA Merger Corp. with and into CRA. All defined terms that are not otherwise defined herein shall have the meaning ascribed to such terms in the Reorganization Agreement.

    B. The number of outstanding shares of common stock, par value $.01 per share, of CRA Merger Corp. is 100, all of which shares are of one class and all of which shares are entitled to vote. The number of outstanding shares of the common stock, par value $.01 per share, of CRA (the "CRA Common Stock") is
      , all of which shares are of one class and all of which shares are entitled to vote.

    C. The respective Boards of Directors of CRA Merger Corp. and CRA have approved this Agreement and have directed that this Agreement be submitted to a vote of Holding Company, the sole stockholder of CRA Merger Corp, and the stockholders of CRA.

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, CRA Merger Corp. and CRA hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I

                                   THE MERGER

    SECTION 1.1 MERGER. In accordance with the provisions of this Agreement and the Massachusetts Business Corporation Law (the "MBCL"), at the Effective Time of the CRA Merger (as hereinafter defined) CRA Merger Corp. shall be merged with and into CRA (the "CRA Merger"), the separate corporate existence of CRA Merger Corp. shall cease and CRA will become a wholly-owned subsidiary of Holding Company. CRA shall be the surviving corporation in the CRA Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the Commonwealth of Massachusetts.

    SECTION 1.2 FILING AND EFFECTIVENESS. The CRA Merger shall become effective when the following actions have been completed: (a) the Reorganization Agreement and the CRA Merger shall have been adopted and approved by the stockholders of CRA and Holding Company, the sole stockholder of CRA Merger Corp., in accordance with the requirements of the MBCL; and (b) an executed Articles of Merger shall have been filed with the Secretary of State of the Commonwealth of Massachusetts. The date and time when the CRA Merger shall become effective, as hereinabove provided, is herein called the "Effective Time of the CRA Merger."

    SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time of the CRA Merger,
(a) the separate existence of CRA Merger Corp. shall cease and CRA, as the Surviving Corporation, shall possess all the rights, privileges, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities and duties of the Constituent Corporation and (b) the Surviving Corporation shall be vested with all assets and property, real, personal and mixed, and every interest therein, wherever located, belonging to each of the Constituent Corporations and shall be liable for all the obligations and liabilities of each of the Constituent Corporations, all as more fully provided under the applicable provisions of the MBCL.

                                   ARTICLE II

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    SECTION 2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of CRA Merger Corp. as in effect immediately prior to the Effective Time of the CRA Merger shall be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time of the CRA Merger.

    SECTION 2.2 BYLAWS. The Bylaws of CRA Merger Corp. as in effect immediately prior to the Effective Time of the CRA Merger shall be the Bylaws of the Surviving Corporation immediately after the Effective Time of the CRA Merger.

    SECTION 2.3 DIRECTORS AND OFFICERS. The directors and officers of CRA Merger Corp. immediately prior to the Effective Time of the CRA Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified in accordance with applicable law.

                                  ARTICLE III

                              CONVERSION OF STOCK

    SECTION 3.1 CRA COMMON STOCK. At the Effective Time of the CRA Merger, each share of CRA Common Stock issued and outstanding immediately prior thereto shall, by virtue of the CRA Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into the right to receive 1.786 (the "CRA Ratio") shares of Holding Company Common Stock, payable upon the surrender of the certificates formerly representing CRA Common Stock pursuant to Section 3.5. Each certificate which immediately prior to the Effective Time of the CRA Merger represented outstanding shares of CRA Common Stock shall, on and after the Effective Time of the CRA Merger, be deemed for all purposes to represent the right to receive the number of shares of Holding Company Common Stock into which the shares of CRA Common Stock represented by such certificate shall have been converted pursuant to this
Section 3.1.

    SECTION 3.2 HOLDING COMPANY COMMON STOCK. At the Effective Time of the CRA Merger, each share of Holding Company Common Stock issued and outstanding immediately prior thereto shall, by virtue of the CRA Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be canceled without payment of any consideration therefor and cease to exist and be outstanding.

    SECTION 3.3 DISSENTING SHARES. Notwithstanding anything in this Article III to the contrary, shares of CRA Common Stock which are issued and outstanding immediately prior to the Effective Time of the CRA Merger and which are held by stockholders who have not voted such shares in favor of the CRA Merger and who shall have properly exercised their rights of appraisal for such shares in the manner provided by the MBCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive shares of Holding Company Common Stock pursuant to Section 3.1, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment, as the case may be. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time of the CRA Merger, the right to receive the shares of Holding Company Common Stock pursuant to Section 3.1, without any interest thereon.

    SECTION 3.4 FRACTIONAL SHARES, ETC. No certificate of scrip representing fractional shares of Holding Company Common Stock shall be issued upon the surrender for exchange of Certificates. In lieu of any fractional shares, each holder of shares of Converted Stock who would otherwise have been entitled to a fraction of a share of Holding Company Common Stock upon surrender of Certificates for exchange will be paid an amount of cash (without interest) in accordance with the terms and conditions of Section 4.5 of the Reorganization Agreement.

    SECTION 3.5 EXCHANGE FUND EXCHANGE PROCEDURES, ETC. The surrender and exchange of Certificates for shares of Holding Company Common Stock shall be made in accordance with the terms and conditions of Section 4.6 of the Reorganization Agreement.

                                   ARTICLE IV

                                    GENERAL

    SECTION 4.1 FURTHER ASSURANCE. From time to time, as and when required by the Surviving Corporation, or by its successors or assigns, there shall be executed and delivered on behalf of CRA such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CRA and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of CRA or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    SECTION 4.2 TERMINATION. At any time before the Effective Time of the CRA Merger, this Agreement may be terminated and the CRA Merger may be abandoned for any reason whatsoever by the Board of Directors of either CRA or CRA Merger Corp., or of both, notwithstanding the approval of this Agreement by the stockholders of CRA or the sole stockholder of CRA Merger Corp. In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either of the parties hereto except as otherwise provided in the Reorganization Agreement.

    SECTION 4.3 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

    SECTION 4.4 AMENDMENT. This Agreement shall not be amended other than pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Agreement required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.

    SECTION 4.5 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

    IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of the Constituent Corporations.

                                        CRA MANAGED CARE, INC.
                                        a Massachusetts corporation
                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        CRA MERGER CORP.
                                        a Massachusetts corporation
                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                                                      APPENDIX G

                          CONCENTRA MANAGED CARE, INC.
                         1997 LONG-TERM INCENTIVE PLAN

                           SCOPE AND PURPOSE OF PLAN

    Concentra Managed Care, Inc., a Delaware corporation (the "CORPORATION"), has adopted this 1997 Long-Term Incentive Plan (the "PLAN") to provide for the granting of:

        (a) Incentive Options to certain Employees;

        (b) Nonstatutory Options to certain Employees and other persons;

        (c) Performance Units to certain Employees and other persons;

        (d) Restricted Stock Awards to certain Employees, Non-employee Directors, and other persons; and

        (e) Stock Appreciation Rights to certain Employees and other persons.

    The purpose of the Plan is to provide an incentive for Employees, directors, and certain consultants and advisors of the Corporation or its Subsidiaries to remain in the service of the Corporation or its Subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Subsidiaries.

SECTION 1. DEFINITIONS

    1.1 "Annual Retainer" has the meaning given it in Subparagraph 5.2(a).

    1.2 "Annual Restricted Stock Award" has the meaning given it in Paragraph
5.2.

    1.3 "Award" means the grant of any form of Option, Performance Unit, Reload Option, Restricted Stock Award, or Stock Appreciation Right under the Plan, whether granted singly, in combination, or in tandem, to a Holder pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

    1.4 "Award Agreement" means the written document or agreement delivered to Holder evidencing the terms, conditions, and limitations of an Award that the Corporation granted to that Holder.

    1.5 "Board of Directors" means the board of directors of the Corporation.

    1.6 "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

    1.7 "Change in Control" means the occurrence of any of the following events:

        (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of Common Stock of the Corporation (the "OUTSTANDING CORPORATION COMMON STOCK") or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "OUTSTANDING CORPORATION VOTING SECURITIES"); PROVIDED, HOWEVER, that for purposes of this Subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

        (ii) Individuals who, as of the date of this Plan, constitute the Board of Directors cease for any reason to constitute at least a majority of the Incumbent Board; or

       (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or an acquisition of assets of another corporation (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination,
    (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership results solely from ownership of the Corporation that existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (iv) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

    1.8 "Code" means the Internal Revenue Code of 1986, as amended.

    1.9 "Committee" means the committee or subcommittee appointed pursuant to
Section 3 by the Board of Directors to administer this Plan.

    1.10 "Common Stock" means the authorized common stock, par value $.01 per share, as described in the Corporation's Certificate of Incorporation.

    1.11 "Common Stock Equivalent" means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities convertible or exchangeable into Common Stock, whether at the time the number of shares of Common Stock Equivalents are determined or within sixty days of that date and that are traded or are of the same class as securities that are traded on a national securities exchange or quoted on the NASDAQ National Market System, NASDAQ, or National Quotation Bureau Incorporated. The number of shares of Common Stock Equivalents outstanding shall equal the number of shares of Common Stock plus the number of shares of Common Stock issuable upon exercise, conversion or exchange of all other Common Stock Equivalents.

    1.12 "Corporation" means Concentra Managed Care, Inc., a Delaware corporation.

    1.13 "Date of Grant" has the meaning given it in Paragraph 4.3.

    1.14 "Disability" has the meaning given it in Paragraph 11.5.

    1.15 "Effective Date" means       , 1997.

    1.16 "Eligible Individuals" means (a) Employees, (b) Non-employee Directors, and (c) any other Person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Corporation or any of its Subsidiaries (other than services in connection with the offer or sale of securities in a capital-raising transaction).

    1.17 "Employee" means any employee of the Corporation or of any of its Subsidiaries, including officers and directors of the Corporation who are also employees of the Corporation or of any of its Subsidiaries.

    1.18 "Exchange Act" means the Securities Exchange Act of 1934.

    1.19 "Exercise Notice" has the meaning given it in Paragraph 6.5.

    1.20 "Exercise Price" has the meaning given it in Paragraph 6.4.

    1.21 "Fair Market Value" means, for a particular day:

        (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

        (b) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 1.21(a) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the NASDAQ National Market System (or a similar system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or

        (c) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 1.21(a) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in Subparagraph 1.21(b), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or

        (d) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 1.21(a) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1.21(b) or Subparagraph 1.21(c) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

        (e) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in Subparagraph 1.21(a) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1.21(b) or Subparagraph 1.21(c) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of Subparagraphs 1.21(a), (b) or (c).

    For purposes of valuing Incentive Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one that, by its terms, will never lapse and shall be determined on the date in question instead of the last Business Day before the date in question.. For purposes of the redemption provided for in Subparagraph 10.3(d)(v), Fair Market Value shall have the meaning and shall be determined as provided above; PROVIDED, HOWEVER, that the Committee, with respect to any such redemption, shall have the right to determine that the Fair Market Value for purposes of the redemption should be an amount measured by the value of the shares of stock, other securities, cash or property otherwise being received by holders of shares of Stock in connection with the Restructure, and upon that determination the Committee shall have the power and authority to determine Fair Market Value for purposes of the redemption based upon the value of such shares of stock, other securities, cash or property. Any such determination by the Committee shall be conclusive for all purposes.

    1.22 "Holder" means an Eligible Individual to whom an Award has been granted.

    1.23 "Incentive Option" means an incentive stock option as defined under
Section 422 of the Code and regulations thereunder.

    1.24 "Incumbent Board" means the individuals who, as of the Effective Date, constitute the Board of Directors and any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

    1.25 "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations, Inc.

    1.26 "Non-employee Director" means a director of the Corporation who while a director is not an Employee.

    1.27 "Nonstatutory Option" means a stock option that does not satisfy the requirements of Section 422 of the Code or that is designated at the Date of Grant or in the applicable Option Agreement to be an option other than an Incentive Option.

    1.28 "Non-Surviving Event" means an event of Restructure as described in either subparagraph (b) or (c) of Paragraph 1.38.

    1.29 "Normal Retirement" means the separation of the Holder from employment with the Corporation and its Subsidiaries on account of retirement at any time on or after the date on which the Holder reaches age sixty.

    1.30 "Option Agreement" means an Award Agreement for an Incentive Option or a Nonstatutory Option.

    1.31 "Option" means either an Incentive Option or a Nonstatutory Option, or both.

    1.32 "Performance Period" means a period of one or more fiscal years of the Corporation, beginning with the fiscal year for which Performance Units are granted and over which performance is measured, for the purpose of determining the payment value of Performance Units. A Performance Period shall not exceed ten years.

    1.33 "Performance Unit" means a unit representing a contingent right to receive a specified amount of cash or shares of Stock at the end of a Performance Period.

    1.34 "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a limited liability company, a partnership, a trust or other entity. A Person, together with that Person's affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with that Person, shall be deemed a single "Person."

    1.35 "Plan" means the Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan, as it may be amended from time to time.

    1.36 "Reload Option" has the meaning given it in Paragraph 6.10.

    1.37 "Restricted Stock Award" means the grant or purchase, on the terms and conditions that the Committee determines or on the terms and conditions of
Section 5, of Stock that is nontransferable or subject to substantial risk of forfeiture until specific conditions are met.

    1.38 "Restructure" means the occurrence of any one or more of the following:

        (a) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash, or other property;

        (b) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with (i) the Corporation not being the continuing or surviving entity of that merger or consolidation or (ii) the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Corporation, cash, or other property; or

        (c) The transfer, directly or indirectly, of all or substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

    1.39 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time.

    1.40 "SAR Exercise Price" has the meaning given it in Paragraph 1.45.

    1.41 "Section 162(m)" means Section 162(m) of the Code and the rules and regulations adopted from time to time thereunder, or any successor law or rule as it may be amended from time to time.

    1.42 "Securities Act" means the Securities Act of 1933.

    1.43 "Stock" means Common Stock, or any other securities that are substituted for the Stock as provided in Section 10.

    1.44 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over, as appropriate, the Exercise Price of a related Option or over a price specified in the related Award Agreement (the "SAR EXERCISE PRICE") that is not less than eighty-five percent of the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

    1.45 "Stockholder Approved Standard" means initially (a) total stockholder return (Stock price appreciation plus dividends), (b) net income, (c) earnings per share, (d) cash flow per share, (e) return on equity, (f) return on assets,
(g) revenues, (h) costs, (i) costs as a percentage of revenues, (j) increase in the market price of Stock or other securities, (k) the performance of the Corporation in any of the items mentioned in clauses (a) through (j) in comparison to the average performance of the companies included in the Standard & Poors' Corporation 500 Composite Stock Price Index or successor index, or (l) the performance of the Corporation in any of the items mentioned in clauses (a) through (j) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the Performance Period; and any other performance objective approved by the stockholders of the Corporation in accordance with Section 162(m).

    1.46 "Subsidiary" means, with respect to any Person, any corporation, limited partnership, limited liability company, or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

    1.47 "Total Shares" has the meaning given it in Paragraph 10.2.

    1.48 "Voting Securities" means any securities that are entitled to vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

SECTION 2. SHARES OF STOCK SUBJECT TO THE PLAN

    2.1 MAXIMUM NUMBER OF SHARES. Subject to the provisions of Paragraph 2.6 and Section 10 of the Plan, the aggregate number of shares of Stock that the Corporation may have subject to outstanding Awards at one time under the Plan shall be an amount equal to (a) ten percent of the total number of shares of Common Stock Equivalents outstanding from time to time MINUS (b) the total number of shares of Stock subject to outstanding Awards on the date of calculation under any other stock-based plan for employees or directors of the Corporation and its Subsidiaries.

    2.2 DETERMINATION OF AVAILABLE SHARES. In computing the total number of shares of Stock subject to outstanding Awards at one time under the Plan, the Committee shall count the number of shares of Stock subject to issuance upon exercise of outstanding Options, the number of shares of Stock equal to the number of outstanding Stock Appreciation Rights, the number of shares of Stock subject to outstanding Restricted Stock Awards to the extent such shares are subject to a risk of forfeiture under the restrictions governing such Awards, and the number of shares of Stock that equal the value of outstanding Performance Units determined in each case as of the Date of Grant of each Award (other than Awards designated to be paid only in cash), but shall not (except to the extent subject to the risk of forfeiture under the restrictions governing such Awards) count the number of shares of Stock that have been issued upon prior exercise of Options, the number of shares of Stock that were subject to previously settled Stock Appreciation Rights, the number of shares of Stock issued under Restricted Stock Awards for which the risk of forfeiture has lapsed, and the number of shares of Stock issued upon exercise or settlement of Performance Units. The number of shares of Stock subject to awards under any employee stock purchase plan of the Corporation during any offering period of that plan shall equal the number of shares of Stock that would be issued using
(a) the fair market value of the Stock on the first day of the offering period and (b) an aggregate purchase price equal to the total projected payroll deductions during the authorized period based solely on the number of participants and authorized payroll deduction amounts for those participants on the first day of the offering period.

    2.3 RESTORATION OF UNUSED AND SURRENDERED SHARES. If Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Stock, or is exchanged for other Awards, the shares of Stock that were subject to that Award shall no longer be charged against the number of available shares and shall again be available for issue, transfer, or exercise pursuant to Awards under the Plan to the extent of such forfeiture, termination, expiration, settlement or exchange.

    2.4 DESCRIPTION OF SHARES. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Corporation, or (c) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time at its sole option.

    2.5 REGISTRATION AND LISTING OF SHARES. From time to time, the Board of Directors and appropriate officers of the Corporation shall be and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance pursuant to Awards.

    2.6 REDUCTION IN OUTSTANDING SHARES OF STOCK. Nothing in this Section 2 shall impair the right of the Corporation to reduce the number of outstanding shares of Stock pursuant to repurchases, redemptions, or otherwise; PROVIDED, HOWEVER, that no reduction in the number of outstanding shares of Stock shall
(a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested or (b) impair the status of any shares of Stock previously issued pursuant to an Award or thereafter issued pursuant to a then-outstanding Award as duly authorized, validly issued, fully paid, and nonassessable shares.

    2.7 INDIVIDUAL LIMITATIONS ON AWARDS. No Person may be granted, during any one-year period, (a) Awards (other than Awards designated to be paid only in cash) with respect to more than [250,000 shares] of Stock and (b) Awards designated to be paid only in cash having a value determined on the Date of Grant in excess of [$2,500,000].

SECTION 3. ADMINISTRATION OF THE PLAN

    3.1 COMMITTEE. The Board of Directors shall administer the Plan with respect to all Eligible Individuals or may delegate all or part of its duties under this Plan to the Committee or to any officer or committee of officers of the Corporation, subject in each case to such conditions and limitations as the Board of Directors may establish and subject to the following sentence. Unless a majority of the members of the Board of Directors determines otherwise: (a) the Committee shall be constituted in a manner that satisfies the requirements of Rule 16b-3, which Committee shall administer the Plan with respect to all Eligible Individuals who are subject to Section 16 of the Exchange Act in a manner that satisfies the requirements of Rule 16b-3; and (b) the Committee shall be constituted in a manner that satisfies the requirements of Section 162(m), which Committee shall administer the Plan with respect to "performance-based compensation" for all Eligible Individuals who are reasonably expected to be "covered employees" as those terms are defined in Section 162(m). The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors. Except for references in Paragraphs 3.1, 3.2, and 3.3 and unless the context otherwise requires, references herein to the Committee shall also refer to the Board of Directors as administrator of the Plan for Eligible Individuals or to the appropriate delegate of the Committee or the Board of Directors.

    3.2 DURATION, REMOVAL, ETC. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by at least three days written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.

    3.3 MEETINGS AND ACTIONS OF COMMITTEE. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until he ceases to be a member of the Committee or until the Board of Directors elects a new chairman. The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations as it may deem advisable for the conduct of its business that are not inconsistent with the provisions of the Plan, the Certificate of Incorporation, the by-laws of the Corporation, Rule 16b-3 so long as it is applicable, and
Section 162(m) so long as it is applicable.

    3.4 COMMITTEE'S POWERS. Subject to the express provisions of the Plan and any applicable law with which the Corporation intends the Plan to comply, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan, including without limitation to adopt and observe such procedures concerning the counting of Awards against the Plan and individual maximums as it may deem appropriate from time to time; (b) to determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) to determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Awards, or Performance Units, or any combination thereof, that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of termination of employment on the Award, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (e) to accelerate, pursuant to Section 10, the time of exercisability of any Option or Stock Appreciation Right that has been granted or the time of vesting or settlement of any Restricted Stock Award or Performance Unit; (f) to construe the respective Award Agreements and the Plan; (g) to make determinations of the Fair Market Value of the Stock pursuant to the Plan; (h) to delegate its duties under the Plan to such agents as it may appoint from time to time, subject to the second sentence of Paragraph 3.1; and (i) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate subject in all respects to the last two sentences of Paragraph 6.12. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Paragraph 3.4 shall be final and conclusive. The Committee shall not have the power to appoint members of the Committee or to terminate, modify, or amend the Plan. Those powers are vested in the Board of Directors.

    3.5 TRANSFERABILITY OF AWARDS. Notwithstanding any limitation on a Holder's right to transfer an Award, the Committee may (in its sole discretion) permit a Holder to transfer an Award, or may cause the Corporation to grant an Award that otherwise would be granted to an Eligible Individual, in any of the following circumstances: (a) pursuant to a qualified domestic relations order,
(b) to a trust established for the benefit of the Eligible Individual or one or more of the children, grandchildren, or spouse of the Eligible Individual; (c) to a limited partnership in which all the interests are held by the Eligible Individual and that Person's children, grandchildren or spouse; or (d) to another Person in circumstances that the

Committee believes will result in the Award continuing to provide an incentive for the Eligible Individual to remain in the service of the Corporation or its Subsidiaries and apply his or her best efforts for the benefit of the Corporation or its Subsidiaries. If the Committee determines to allow such transfers or issuances of Awards, any Holder or Eligible Individual desiring such transfers or issuances shall make application therefor in the manner and time that the Committee specifies and shall comply with such other requirements as the Committee may require to assure compliance with all applicable laws, including securities laws, and to assure fulfillment of the purposes of this Plan. The Committee shall not authorize any such transfer or issuance if it may not be made in compliance with all applicable federal, state and foreign securities laws. The granting of permission for such an issuance or transfer shall not obligate the Corporation to register the shares of Stock to be issued under the applicable Award.

SECTION 4. ELIGIBILITY AND PARTICIPATION

    4.1 ELIGIBLE INDIVIDUALS. Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof or in connection with the severance or retirement of Eligible Individuals.

    4.2 GRANT OF AWARDS. Subject to the express provisions of the Plan, the Committee shall determine which Eligible Individuals shall be granted Awards from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Subsidiaries and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares or cash amounts subject to each of the Awards and shall authorize and cause the Corporation to grant Awards in accordance with those determinations.

    4.3 DATE OF GRANT. The date on which an Award is granted (the "DATE OF GRANT") shall be the date specified by the Committee as the effective date or date of grant of an Award or, if the Committee does not so specify, shall be the date effective as of which the Committee adopts the resolution approving the offer of an Award to an individual, including the specification of the number (or method of determining the number) of shares of Stock and the amount (or method of determining the amount) of cash to be subject to the Award, even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed or delivered until a later time. In no event shall a Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution or delivery of the Award Agreement by the Corporation or the Holder. The Committee may invalidate an Award at any time before the Award Agreement is signed by the Holder (if signature is required) or is delivered to the Holder (if signature is not required), and such Award shall be treated as never having been granted.

    4.4 AWARD AGREEMENTS. Each Award granted under the Plan shall be evidenced by an Award Agreement that incorporates those terms that the Committee shall deem necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently. If an Eligible Individual is granted both one or more Incentive Options and one or more Nonstatutory Options, those grants shall be evidenced by separate Award Agreements, one for each of the Incentive Option grants and one for each of the Nonstatutory Option grants.

    4.5 LIMITATION FOR INCENTIVE OPTIONS. Notwithstanding any provision contained herein to the contrary, (a) a person shall not be eligible to receive an Incentive Option unless he or she is an Employee of the Corporation or a corporate Subsidiary (but not a partnership or other non-corporate Subsidiary), and (b) a person shall not be eligible to receive an Incentive Option if, immediately before the time the Incentive Option is granted, that person owns (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or a Subsidiary. Nevertheless, this Subparagraph 4.5(b) shall not apply if, at the time the Incentive Option is granted, the Exercise Price of the Incentive Option is at least one hundred and ten percent of Fair Market Value and the Incentive Option is not, by its terms, exercisable after the expiration of five years from the Date of Grant.

    4.6 NO RIGHT TO AWARD. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award except pursuant to Section 5.

SECTION 5. AWARDS TO NON-EMPLOYEE DIRECTORS

    5.1 INELIGIBILITY FOR OTHER AWARDS. Non-employee Directors shall not be eligible to receive any Awards under the Plan other than the automatic Awards specified in this Section 5.

    5.2 AUTOMATIC GRANT OF AWARDS. Awards of Nonstatutory Options shall be made automatically to Non-employee Directors as follows: Beginning in 1995, each Non-employee Director who is a director of the Corporation as of both the day immediately preceding the annual meeting of the Corporation's stockholders and the day immediately following the annual meeting shall automatically be granted a Nonstatutory Option for the purchase of 5,000 shares of Stock effective on the date of the first meeting of the Board of Directors following the annual meeting, whether or not that director is in attendance at that meeting.

    5.3 AVAILABLE STOCK. The automatic Awards specified in Paragraph 5.2 shall be made in the amounts specified in that Paragraph only if the number of shares of Stock available to be issued, transferred or exercised pursuant to Awards under the Plan (as calculated in Section 2) is sufficient to make all automatic grants required to be made by Paragraph 5.2 on the Date of Grant of those automatic Awards. In the event that a lesser number of shares of Stock are available to be issued, transferred, or exercised pursuant to Awards under the Plan on the Date of Grant of the automatic Awards described Paragraph 5.2, but their number is insufficient to permit the grant of the entire number of shares specified in the automatic Awards, then the number of available shares shall be apportioned equally among the automatic Awards made on that date, and the number of shares apportioned to each automatic Award shall be the number of shares automatically subject to that automatic Award.

    5.4 TERMS AND CONDITIONS OF AUTOMATIC AWARD. Award Agreements for Nonstatutory Option Awards to Non-employee Directors shall be in the form attached as ANNEX A and, except as expressly provided in those Award Agreements, the automatic Awards to Non-employee Directors shall not be subject to the provisions of Section 10 or 11. In addition, the following terms and conditions shall apply to automatic Awards pursuant to Paragraph 5.2: (a) the exercise price for each share of Stock subject to the Option shall be the Fair Market Value of a share of Stock on the Date of Grant of such Option; (b) the Option shall become vested and exercisable with respect to 1,000 shares of Stock (or, if less, one-fifth of the number determined pursuant to Paragraph 5.3) on each of the first five anniversaries of that Date of Grant so long as the Non-employee Director remains a director of the Corporation after the Date of Grant through those dates; and (c) the Option shall terminate on the earliest of
(i) 11:59 p.m., Boston, Massachusetts, time, on the date ten years from the Date of Grant, (ii) immediately when the Holder ceases to be a director, if the Board demands or requests the Holder's resignation from the Board, (iii) 11:59 p.m., Boston, Massachusetts, time, on the date 90 days after the Holder ceases to be a director for any reason other than the reasons specified in the preceding clause
(ii) or the following clause (iv), or (iv) 11:59 p.m., Boston, Massachusetts, time, on the date one year after the Holder ceases to be a director because of death or permanent disability (as defined in ANNEX A attached hereto).

    5.5 TAX WITHHOLDING. The Corporation shall have the right, subject to applicable law, to require a Non-employee Director to pay to the Corporation the amount necessary to satisfy the Corporation's current or future obligation to withhold federal, state or local income or other taxes that the Non-employee Director incurs by the granting, vesting or exercising of an Option. Tax withholding obligations in respect of Options to Non-employee Directors may not be satisfied by the Corporation's withholding of Stock subject to the Option or by the Non-employee Director's transfer of Stock to the Corporation.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

    All Options granted under the Plan shall comply with, and the related Option Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 6 (to the extent each term and condition applies to the form of Option) and also to the terms and conditions set forth in Paragraph 10.1 and Section 11; PROVIDED, HOWEVER, that the Committee may authorize an Option Agreement that expressly contains terms and provisions that differ from the terms and provisions of Section 11. The Committee may also authorize an Option Agreement that contains any or all of the terms and provisions of Paragraphs 10.2 and 10.3 or that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Option Agreement unless the Option Agreement expressly states that such term or provision applies.

    6.1 NUMBER OF SHARES. Each Option Agreement shall state the total number of shares of Stock to which it relates.

    6.2 VESTING. Each Option Agreement shall state the time, periods or other conditions on which the right to exercise the Option or a portion thereof shall vest and the number (or method of determining the number) of shares of Stock for which the right to exercise the Option shall vest at each such time, period or satisfaction of condition.

    6.3 EXPIRATION OF OPTIONS. Nonstatutory Options and Incentive Options may be exercised during the term determined by the Committee and set forth in the Option Agreement; provided that no Incentive Option shall be exercised after the expiration of a period of ten years commencing on the Date of Grant of the Incentive Option.

    6.4 EXERCISE PRICE. Each Option Agreement shall state the exercise price per share of Stock (the "EXERCISE PRICE"). The exercise price per share of Stock subject to an Incentive Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Option. The exercise price per share of Stock subject to a Nonstatutory Option shall not be less than the greater of (a) the par value per share of the Stock or (b) eighty-five percent of the Fair Market Value per share of the Stock on the Date of Grant of the Option.

    6.5 METHOD OF EXERCISE. Each Option shall be exercisable only by written, recorded electronic or other notice of exercise in the manner specified by the Committee from time to time (the "EXERCISE NOTICE") delivered to the Corporation or to the Person designated by the Committee during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by the Holder of the Option or by the person authorized to exercise the Option in the event of the Holder's death or disability, (c) be accompanied by the Exercise Price for all shares of Stock for which the Option is exercised, unless provision for the payment of the Exercise Price has been made pursuant to Paragraph 6.7 or 6.8 or in another manner permitted by law and approved in advance by the Committee, and
(d) include such other information, instruments, and documents as may be required to satisfy any other condition to exercise contained in the Option Agreement. The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Paragraph 6.5 have been satisfied.

    6.6 INCENTIVE OPTION EXERCISES. During the Holder's lifetime, only the Holder may exercise an Incentive Option. The Holder of an Incentive Option shall immediately notify the Corporation in writing of any disposition of the Stock acquired pursuant to the Incentive Option that would disqualify the Incentive Option from the incentive option tax treatment afforded by Section 422 of the Code. The notice shall state the number of shares disposed of, the dates of acquisition and disposition of the shares, and the consideration received upon that disposition.

    6.7 MEDIUM AND TIME OF PAYMENT. The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means (such as that specified in Paragraph 6.8) acceptable to the Committee, (b) on the Committee's prior consent, with shares of Stock owned by the Holder (including shares received upon exercise of the Option or restricted shares already held by the Holder) and having a Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise, or (c) by any combination of clauses (a) and (b). If the Committee chooses to accept shares of Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date of the delivery of the Exercise Notice. If the Committee elects to accept shares of restricted Stock in payment of all or any portion of the Exercise Price, then an equal number of shares issued pursuant to the exercise shall be restricted on the same terms and for the restriction period remaining on the shares used for payment.

    6.8 PAYMENT WITH SALE PROCEEDS. In addition, at the request of the Holder and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Holder, shall pay to the Corporation the Exercise Price of the Option being exercised (either as a loan to the Holder or from the proceeds of the sale of Stock issued pursuant to that exercise of the Option), and the Corporation shall promptly cause the exercised shares to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Committee may establish from time to time.

    6.9 RELOAD PROVISIONS. Options may contain a provision pursuant to which a Holder who pays all or a portion of the Exercise Price of an Option or the tax required to be withheld pursuant to the exercise of an Option by surrendering shares of Stock shall automatically be granted an Option for the purchase of the number of shares of Stock equal to the number of shares surrendered (a "RELOAD OPTION"). The Date of Grant of the Reload Option shall be the date on which the Holder surrenders the shares of Stock in respect of which the Reload Option is granted. The Reload Option shall have an Exercise Price equal to the Fair Market Value of a share of Stock on the Date of Grant of the Reload Option and shall have a term that is no longer than the original term of the underlying Option.

    6.10 LIMITATION ON AGGREGATE VALUE OF SHARES THAT MAY BECOME FIRST EXERCISABLE DURING ANY CALENDAR YEAR UNDER AN INCENTIVE OPTION. Except as is otherwise provided in subparagraph 10.2(b), with respect to any Incentive Option granted under this Plan, the aggregate Fair Market Value of shares of Stock subject to an Incentive Option and the aggregate Fair Market Value of shares of Stock or stock of any Subsidiary (or a predecessor of the Corporation or a Subsidiary) subject to any other incentive stock option (within the meaning of
Section 422 of the Code) of the Corporation or its Subsidiaries (or a predecessor corporation of any such corporation) that first become purchasable by a Holder in any calendar year may not (with respect to that Holder) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Option is granted. For purposes of this Paragraph 6.10 "predecessor corporation" means (a) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had been effected) with the Corporation, (b) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a Subsidiary of the Corporation or a predecessor corporation of any such corporations, or (c) a predecessor corporation of any such corporations. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

    6.11 NO FRACTIONAL SHARES. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option. In lieu of the issuance of any fractional share of Stock, the Corporation shall pay to the Holder an amount in cash equal to the same fraction (as the fractional Stock) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

    6.12 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of and within the limitations of the Plan and any applicable law, and any consent required by the last two sentences of this Paragraph 6.12, the Committee may (a) modify, extend or renew outstanding Options granted under the Plan, (b) accept the surrender of Options outstanding hereunder (to the extent not previously exercised) and authorize the granting of new Options in substitution for outstanding Options (to the extent not previously exercised), and (c) amend the terms of an Incentive Option at any time to include provisions that have the effect of changing the Incentive Option to a Nonstatutory Option. Nevertheless, without the consent of the Holder, the Committee may not modify any outstanding Options so as to specify a higher Exercise Price or accept the surrender of outstanding Incentive Options and authorize the granting of new Options in substitution therefor specifying a higher Exercise Price. In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, materially alter or impair any rights of the Holder or materially increase the obligations of a Holder under any Option theretofore granted hereunder to that Holder under the Plan except, with respect to Incentive Options, as may be necessary to satisfy the requirements of Section 422 of the Code or as permitted in clause (c) of this Paragraph 6.12.

    6.13 OTHER AGREEMENT PROVISIONS. The Option Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee may deem advisable. Each Option Agreement shall identify the Option evidenced thereby as an Incentive Option or Nonstatutory Option, as the case may be, and no Option Agreement shall cover both an Incentive Option and a Nonstatutory Option. Each Agreement relating to an Incentive Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422 of the Code.

SECTION 7. STOCK APPRECIATION RIGHTS

    All Stock Appreciation Rights granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 7 (to the extent each term and condition applies to the form of Stock Appreciation Right) and also to the terms and conditions set forth in Paragraph 10.1 and Section 11; PROVIDED, HOWEVER, that the Committee may authorize an Award Agreement relating to a Stock Appreciation Right that expressly contains terms and provisions that differ from the terms and provisions of Section 11. The Committee may also authorize an Award Agreement relating to a Stock Appreciation Right that contains any or all of the terms and provisions of Paragraphs 10.2 and 10.3 or that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Award Agreement relating to a Stock Appreciation Right unless the Award Agreement expressly states that such term or provision applies.

    7.1 FORM OF RIGHT. A Stock Appreciation Right may be granted to an Eligible Individual (a) in connection with an Option, either at the time of grant or at any time during the term of the Option, or (b) without relation to an Option.

    7.2 RIGHTS RELATED TO OPTIONS. A Stock Appreciation Right granted pursuant to an Option shall entitle the Holder, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subparagraph 7.2(b). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award Agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

        (a) Exercise and Transfer. Subject to Paragraph 11.10, a Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable. To the extent that an Option has been exercised, the Stock Appreciation Rights granted in connection with that Option shall terminate.

        (b) Value of Right. Upon the exercise of a Stock Appreciation Right related to an Option, the Holder shall be entitled to receive payment from the Corporation of an amount determined by multiplying:

            (i) The difference obtained by subtracting the Exercise Price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

            (ii) The number of shares as to which that Stock Appreciation Right has been exercised.

    7.3 RIGHT WITHOUT OPTION. A Stock Appreciation Right granted without relationship to an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the Stock Appreciation Right, which Award Agreement shall comply with the following provisions:

        (a) NUMBER OF SHARES. Each Award Agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

        (b) VESTING. Each Award Agreement shall state the time, periods or other conditions on which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time, period or satisfaction of condition.

        (c) EXPIRATION OF RIGHTS. Each Award Agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

        (d) VALUE OF RIGHT. A Stock Appreciation Right granted without relationship to an Option shall entitle the Holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

            (i) The difference obtained by subtracting the SAR Exercise Price from the Fair Market Value of a share of Stock on the date of exercise of that Stock Appreciation Right, by

            (ii) The number of rights as to which the Stock Appreciation Right has been exercised.

    7.4 LIMITATIONS ON RIGHTS. Notwithstanding Subparagraph 7.2(b) and Subparagraph 7.3(d), the Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the Date of Grant and be noted on the instrument evidencing the Stock Appreciation Right.

    7.5 PAYMENT OF RIGHTS. Payment of the amount determined under Subparagraph 7.2(b) or Subparagraph 7.3(d) and Paragraph 7.4 may be made solely in whole shares of Stock valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or, in the sole discretion of the Committee, solely in cash or a combination of cash and Stock. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

    7.6 OTHER AGREEMENT PROVISIONS. The Award Agreements authorized relating to Stock Appreciation Rights shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Stock Appreciation Right and the retention or transfer of shares thereby acquired) as the Committee may deem advisable.

SECTION 8. RESTRICTED STOCK AWARDS

    All Restricted Stock Awards granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include, and be subject to the terms and conditions set forth in this Section 8 and also to the terms and conditions set forth in Paragraph 10.1 and Section 11; PROVIDED, HOWEVER, that the Committee may authorize an Award Agreement relating to a Restricted Stock Award that expressly contains terms and provisions that differ from the terms and provisions of Section 11. The Committee may also authorize an Award Agreement relating to a Restricted Stock Award that contains any or all of the terms and provisions of Paragraphs 10.2 and 10.3 or that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Award Agreement relating to a Restricted Stock Award unless the Award Agreement expressly states that such term or provision applies.

    8.1 RESTRICTIONS. All shares of Restricted Stock Awards granted or sold pursuant to the Plan shall be subject to the following conditions:

        (a) TRANSFERABILITY. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

        (b) CONDITIONS TO REMOVAL OF RESTRICTIONS. Conditions to removal or expiration of the restrictions may include, but are not required to be limited to, continuing employment or service as a director, officer, consultant, or advisor or achievement of performance objectives described in the Award Agreement.

        (c) LEGEND. Each certificate representing Restricted Stock Awards granted pursuant to the Plan shall bear a legend making appropriate reference to the restrictions imposed.

        (d) POSSESSION. At its sole discretion, the Committee may (i) authorize issuance of a certificate for shares in the Holder's name only upon lapse of the applicable restrictions, (ii) require the Corporation, transfer agent or other custodian to retain physical custody of the certificates representing Restricted Stock Awards during the restriction period and may require the Holder of the Award to execute stock powers, endorsed or in blank, for those certificates and deliver those stock powers to the Corporation, transfer agent or custodian, or (iii) may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock Awards granted or sold pursuant to the Plan shall remain in the physical custody of an escrow holder until all restrictions are removed or expire. The Corporation may issue shares subject to stop-transfer restrictions or may issue such shares subject only to the restrictive legend described in subparagraph 8.1(c).

        (e) OTHER CONDITIONS. The Committee may impose other conditions on any shares granted or sold as Restricted Stock Awards pursuant to the Plan as it may deem advisable, including, without limitation, (i) restrictions under the Securities Act or Exchange Act, (ii) the requirements of any securities exchange upon which the shares or shares of the same class are then listed, and (iii) any state securities law applicable to the shares.

    8.2 EXPIRATION OF RESTRICTIONS. The restrictions imposed in Paragraph 8.1 on Restricted Stock Awards shall lapse as determined by the Committee and set forth in the applicable Award Agreement, and the Corporation shall promptly cause to be delivered to the Holder of the Restricted Stock Award a certificate representing the number of shares for which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions. Each Restricted Stock Award may have a different restriction period, in the discretion of the Committee. The Committee may, in its discretion, prospectively reduce the restriction period applicable to a particular Restricted Stock Award. The foregoing notwithstanding, no restriction not required by law shall remain in effect for more than ten years after the date of the Award.

    8.3 CHANGES IN ACCOUNTING RULES. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Restricted

Stock Awards shall occur that, in the sole judgement of the Board of Directors, may have a material adverse effect on the reported earnings, assets, or liabilities of the Corporation, the Committee shall have the right and power to modify as necessary any then outstanding Restricted Stock Awards as to which the applicable restrictions have not been satisfied.

    8.4 RIGHTS AS STOCKHOLDER. Subject to the provisions of Paragraphs 8.1 and 11.11, the Committee may, in its discretion, determine what rights, if any, the Holder shall have with respect to the Restricted Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

    8.5 OTHER AGREEMENT PROVISIONS. The Award Agreements relating to Restricted Stock Awards shall contain such provisions in addition to those required by the Plan as the Committee may deem advisable.

SECTION 9. PERFORMANCE UNITS

    All Performance Units granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 9 (to the extent each term and condition applies to the form of Performance Unit) and also to the terms and conditions set forth in Paragraph 10.1 and Section 11; PROVIDED, HOWEVER, that the Committee may authorize an Award Agreement related to a Performance Unit that expressly contains terms and provisions that differ from the terms and provisions of Section 11. The Committee may also authorize an Award Agreement related to a Performance Unit that contains any or all of the terms and provisions of Paragraphs 10.2 and 10.3 or that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Award Agreement related to a Performance Unit unless the Award Agreement expressly states that such term or provision applies.

    9.1 MULTIPLE GRANTS. The Committee may make grants of Performance Units in such a manner that more than one Performance Period is in progress simultaneously. At or before the beginning of each Performance Period, the Committee will establish the contingent value of each Performance Unit, if any, for that Performance Period, which may vary depending on the degree to which performance objectives established by the Committee are met.

    9.2 PERFORMANCE STANDARDS. At or before the beginning of each Performance Period, the Committee will (a) establish the beginning and ending dates of the Performance Period, (b) establish for that Performance Period specific performance objectives as the Committee (in its sole discretion) believes are relevant to the Corporation's overall business objectives, (c) determine the minimum and maximum value of a Performance Unit and the value of a Performance Unit based on the degree to which performance objectives are achieved, exceeded or not achieved, (d) determine a minimum performance level below which Performance Units will be assigned a value of zero, and a maximum performance level above which the value of Performance Units will not increase, and (e) notify each Holder of a Performance Unit for that Performance Period in writing of the established performance objectives and minimum, target, and maximum Performance Unit value for that Performance Period.

    9.3 MODIFICATION OF STANDARDS. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable to the Corporation's objectives because of a change in the Corporation's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be material, the Committee may modify the performance measures and objectives as it considers appropriate and equitable.

    9.4 PAYMENT. The basis for payment of Performance Units for a given Performance Period will be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved or exceeded for a Performance Period, no payment will be made and all contingent rights will cease. If minimum performance is achieved or exceeded, the value of a Performance Unit will be based on the degree to which actual performance exceeded the pre-established minimum performance standards. The amount of payment will be determined by multiplying the number of Performance Units granted at the beginning of the Performance Period by the final Performance Unit value. Payments will be made in cash or Stock as soon as administratively possible following the close of the applicable Performance Period.

    9.5 OTHER AGREEMENT PROVISIONS. The Award Agreements, if any, authorized relating to Performance Units shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the transfer of shares thereby acquired) as the Committee may deem advisable.

SECTION 10. ADJUSTMENT PROVISIONS

    The Committee may authorize an Award that contains any or all of the terms and provisions of this Section 10 or, with respect to Paragraphs 10.2 and 10.3, that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Award Agreement unless the Award Agreement expressly states that such term or provision applies.

    10.1 ADJUSTMENT OF AWARDS AND AUTHORIZED STOCK. The terms of an Award, the number of shares of Stock authorized pursuant to Paragraph 2.1 for issuance under the Plan, and the number shares of Stock that constitute the individual limitations in Paragraph 2.7 shall be subject to adjustment, from time to time, in accordance with the following provisions:

        (a) If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan and for any individual as provided in Paragraph 2.1 and Paragraph 2.7, respectively, shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or unit of other securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

        (b) If at any time or from time to time the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan and for any individual as provided in Paragraph 2.1 and Paragraph 2.7, respectively shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or unit of other securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

        (c) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Paragraph 10.1, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Holder such a notice.

        (d) Adjustments under Paragraph 10(a) and (b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

    10.2 CHANGES IN CONTROL. Upon the occurrence of a Change in Control, (a) each Holder of an Option shall immediately be granted corresponding cash Stock Appreciation Rights; (b) all outstanding Stock Appreciation Rights and Options shall immediately become fully vested and exercisable in full, including that portion of any Stock Appreciation Award or Option that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock as to which a Stock Appreciation Right or Option is exercisable upon the occurrence of a Change in Control is referred to herein as the "TOTAL SHARES"); (c) the restriction period of any Restricted Stock Award shall immediately be accelerated and the restrictions shall expire; and (d) the target payout opportunity attainable under the Performance Units will be deemed to have been fully earned for all Performance Periods upon the occurrence of the Change in Control and the Holder will be paid a pro rata portion of all associated targeted payout opportunities (based on the number of complete and partial calendar months elapsed as of the occurrence of the Change in Control) in cash within thirty days following the Change in Control or in Stock effective as of the Change in Control, for cash and stock-based Performance Units, respectively. If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of an Award shall be entitled to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares of stock, other securities, cash or property to which that number of Total Shares would have been entitled in connection with such Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure). Nothing in this Paragraph 10.2 shall impose on a Holder the obligation to exercise any Award immediately before or upon the Change of Control, nor shall the Holder forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change in Control or because the Holder's employment is terminated for any reason following a Change in Control.

    10.3 RESTRUCTURE AND NO CHANGE IN CONTROL. In the event a Restructure should occur at any time while there is any outstanding Award hereunder and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then:

        (a) no Holder of an Option shall automatically be granted corresponding Stock Appreciation Rights;

        (b) neither any outstanding Stock Appreciation Rights nor any outstanding Options shall immediately become fully vested and exercisable in full merely because of the occurrence of the Restructure;

        (c) the restriction period of any Restricted Stock Award shall not immediately be accelerated and the restrictions expire merely because of the occurrence of the Restructure;

        (d) the target payout opportunity, attainable under the Performance Units will not be deemed to have been fully earned for all Performance Periods merely because of the occurrence of the Restructure; and

        (e) at the option of the Committee, the Corporation may (but shall not be required to) take any one or more of the following actions:

           (i) grant each Holder of an Option corresponding Stock or cash Stock Appreciation Rights;

           (ii) accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding Stock Appreciation Rights and Options so as to provide that those Stock Appreciation Rights and Options shall be exercisable before, upon, or after the consummation of the Restructure;

           (iii) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award so that the Stock subject to that Restricted Stock Award shall be owned by the Holder without restriction or risk of forfeiture;

           (iv) treat the outstanding Performance Units as having fully or partially met their targets and pay, in full or in part, the targeted payout;

           (v) if the Restructure is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Committee deems desirable; or

           (vi) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in the section governing the particular form of Award, in an amount equal to:

               (A) for Options and Stock Appreciation Rights granted in connection with Options, the excess of (1) the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (2) the Exercise Price for that number of shares of Stock;

               (B) for Stock Appreciation Rights not granted in connection with an Option, the excess of (1) the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (2) the Fair Market Value of the number of shares of Stock on the Date of Grant;

               (C) for Restricted Stock Awards, the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed; and

               (D) for Performance Units, the amount per Performance Unit as the Committee in its sole discretion may determine (which may be zero dollars).

    The Corporation shall promptly notify each Holder of any election or action taken by the Corporation under this Paragraph 10.3. In the event of any election or action taken by the Corporation pursuant to this Paragraph 10.3 that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Holder thereof, that Holder shall promptly deliver that Award Agreement to the Corporation in order for that amendment or cancellation to be implemented by the Corporation and the Committee. The failure of the Holder to deliver any such Award Agreement to the Corporation as provided in the preceding sentence shall not in any manner effect the validity or enforceability of any action taken by the Corporation and the Committee under this Paragraph 10.3, including, without limitation, any redemption of an Award as of the consummation of a Restructure. Any cash payment to be made by the Corporation pursuant to this Paragraph 10.3 in connection with the redemption of any outstanding Awards shall be paid to the Holder thereof currently with the delivery to the Corporation of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructure notwithstanding that the payment of the redemption price may occur subsequent to the consummation. If all or any portion of an outstanding Award is to be exercised or accelerated upon or after the consummation of a Restructure that is in the form of a Non-

Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of the Award shall thereafter be entitled to purchase or receive (in lieu of the number of shares of Stock that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled in connection with the Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure).

    10.4 NOTICE OF CHANGE IN CONTROL OR RESTRUCTURE. The Corporation shall attempt to keep all Holders informed with respect to any Change in Control or Restructure or of any potential Change in Control or Restructure to the same extent that the Corporation's stockholders are informed by the Corporation of any such event or potential event.

SECTION 11. ADDITIONAL PROVISIONS

    11.1 TERMINATION OF EMPLOYMENT. Subject to the last sentence of Paragraph 10.2, if a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated for any reason other than Normal Retirement or that Holder's death or Disability, then the following provisions shall apply to all Awards held by that Holder that were granted because that Holder was an Employee:

        (a) If the termination is by the Holder's employer, then the following provisions shall apply: (i) if the termination is in breach of the terms and provisions of any written employment agreement between that Holder and the Holder's employer, then all Awards held by that Holder shall become immediately exercisable, all restrictions on those Awards shall immediately lapse, and the Awards shall survive the termination of employment; or (ii) if the termination is not in breach of the terms and provisions of any written employment agreement between that Holder and the Holder's employer (or if there is no existing written employment agreement between that Holder and the Holder's employer), then that portion, if any, of any and all Awards held by that Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all Awards held by that Holder which are exercisable (or for which restrictions have lapsed) as of the date of such termination shall survive such termination.

        (b) If such termination is by the Holder, then the following provisions shall apply: (i) if the termination is in breach of the terms and provisions of any written employment agreement between that Holder and the Holder's employer or if there is no existing written employment agreement between that Holder and the Holder's employer, then any and all Awards held by that Holder, whether or not then exercisable and whether or not restrictions thereon have lapsed (except in full), shall become null and void as of the date of the termination; or (ii) if the termination is in accordance with a right of termination granted to a Holder pursuant to the terms and provisions of any written employment agreement between that Holder and his employer, then all Awards held by that Holder shall become immediately exercisable (and all restrictions thereon shall lapse) and shall survive the termination of employment.

    With respect to any Option or Stock Appreciation Right that survives the termination of employment pursuant to this Paragraph 11.1, the right to exercise that Option or Stock Appreciation Right shall terminate in all cases on the 180th day following the last date of employment with the Corporation or its Subsidiary.

    11.2 OTHER LOSS OF ELIGIBILITY. If a Holder is an Eligible Individual because the Holder is serving in a capacity other than as an Employee and if that capacity is terminated for any reason other than the

Holder's death, then that portion, if any, of any and all Awards held by the Holder that were granted because of that capacity which are not yet exercisable (or for which restrictions have not lapsed) as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all of the Awards held by the Holder that are exercisable (or for which restrictions have lapsed) as of the date of the termination shall survive the termination.

    11.3 DEATH. Upon the death of a Holder, then any and all Awards held by the Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of the Holder's death shall become null and void as of the date of death; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date of death shall be exercisable by that Holder's legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) 180 days following the date of the Holder's death. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void. Except as expressly provided in this Paragraph 11.3, all Awards held by a Holder shall not be exercisable after the death of that Holder.

    11.4 RETIREMENT. If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder's Normal Retirement, then the portion, if any, of any and all Awards held by the Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of that retirement shall become null and void as of the date of retirement; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date of that retirement shall survive the retirement for their original term.

    11.5 DISABILITY. If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder's Disability, then the portion, if any, of any and all Awards held by the Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of that termination for Disability shall become null and void as of the date of termination; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date of that termination shall survive the termination for its original term and shall be exercisable by the Holder, his guardian, or his legal representative. "Disability" shall have the meaning given it in the employment agreement of the Holder; provided, however, that if that Holder has no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Corporation, either the Holder is unable to continue performing the duties he performed before such impairment or the Holder's condition entitles him to disability benefits under any insurance or employee benefit plan of the Corporation or its Subsidiaries and that impairment or condition is cited by the Corporation as the reason for termination of the Holder's employment.

    11.6 LEAVE OF ABSENCE. With respect to an Award, the Committee may, in its sole discretion, determine that any Holder who is on leave of absence for any reason will be considered to still be in the employ of the Corporation, provided that rights to that Award during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

    11.7 TRANSFERABILITY OF AWARDS. In addition to such other terms and conditions as may be included in a particular Award Agreement, an Award requiring exercise shall be exercisable during a Holder's lifetime only by that Holder or by that Holder's guardian or legal representative. An Award requiring exercise shall not be transferrable other than by will or the laws of descent and distribution, except as permitted in accordance with Paragraph 3.5.

    11.8 FORFEITURE AND RESTRICTIONS ON TRANSFER. Each Award Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award or otherwise and may also provide for those restrictions on the transferability of shares of the Stock acquired pursuant to an Award or otherwise that the Committee in its sole and absolute discretion may deem proper or advisable. The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Subsidiaries for a specified period of time. The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and stockholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Award Agreement or a subsequent holder of the shares of Stock who is bound by that Award Agreement.

    11.9 DELIVERY OF CERTIFICATES OF STOCK. Subject to Paragraph 11.10, the Corporation shall promptly issue and deliver a certificate representing the number of shares of Stock as to which (a) an Option has been exercised after the Corporation receives an Exercise Notice and upon receipt by the Corporation of the Exercise Price and any tax withholding as may be requested; (b) a Stock Appreciation Right has been exercised and upon receipt by the Corporation of any tax withholding as may be requested; (c) restrictions have lapsed with respect to a Restricted Stock Award and upon receipt by the Corporation of any tax withholding as may be requested; and (d) performance objectives have been achieved during a Performance Period relating to a Performance Unit for Stock. The value of the shares of Stock, cash or notes transferable because of an Award under the Plan shall not bear any interest owing to the passage of time, except as may be otherwise provided in an Award Agreement. If a Holder is entitled to receive certificates representing Stock received for more than one form of Award under the Plan, separate Stock certificates shall be issued with respect to each such Award and for Incentive Options and Nonstatutory Stock Options separately.

    11.10 CONDITIONS TO DELIVERY OF STOCK. Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Corporation to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award or Performance Unit, the Corporation may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or vesting of any Restricted Stock Award or Performance Unit, require from the Holder of the Award (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that Holder (or in the event of the Holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

    11.11 CERTAIN DIRECTORS AND OFFICERS. With respect to Holders who are directors or officers of the Corporation or any Subsidiary and who are subject to Section 16(b) of the Exchange Act, Awards shall contain such other terms and conditions as may be required by Rule 16b-3 unless the majority of the Board of Directors or the Holder has determined not to have the Award comply with Rule 16b-3.

    11.12 SECURITIES ACT LEGEND. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions endorsed thereon and may not be immediately transferable:

    THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER,

    OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

    This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act.

    11.13 LEGEND FOR RESTRICTIONS ON TRANSFER. Each certificate representing shares issued to a Holder pursuant to an Award granted under the Plan shall, if such shares are subject to any transfer restriction, including a right of first refusal, provided for under this Plan or an Award Agreement, bear a legend that complies with applicable law with respect to the restrictions on transferability contained in this Paragraph 11.13, such as:

    THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN INSTRUMENT ENTITLED "CONCENTRA MANAGED CARE, INC. 1997 LONG-TERM INCENTIVE PLAN" AS
    ADOPTED BY CONCENTRA MANAGED CARE, INC. (THE "CORPORATION") ON       ,
    1997, AND AN AGREEMENT THEREUNDER BETWEEN THE CORPORATION AND [HOLDER]
    DATED       ,       , AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE
    DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE CORPORATION WILL FURNISH A COPY OF SUCH INSTRUMENT AND AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

    11.14 RIGHTS AS A STOCKHOLDER. A Holder shall have no right as a stockholder with respect to any shares covered by his Award until a certificate representing those shares is issued in his name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Section 10. Nevertheless, dividends and dividend equivalent rights may be extended to and made part of any Award denominated in Stock or units of Stock, subject to such terms, conditions, and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Stock or units of Stock.

    11.15 FURNISH INFORMATION. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

    11.16 OBLIGATION TO EXERCISE. The granting of an Award hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof.

    11.17 ADJUSTMENTS TO AWARDS. Subject to the general limitations set forth in Sections 6, 7 and 10, the Committee may make any adjustment in the exercise price of, the number of shares subject to or the terms of a Nonstatutory Option or Stock Appreciation Right by canceling an outstanding Nonstatutory Option or Stock Appreciation Right and regranting a Nonstatutory Option or Stock Appreciation Right. Such adjustment shall be made by amending, substituting or regranting an outstanding Nonstatutory Option or Stock Appreciation Right. Such amendment, substitution or regrant may result in terms and conditions that differ from the terms and conditions of the original Nonstatutory Option or Stock Appreciation Right. The Committee may not, however, impair the rights of any Holder to previously granted Nonstatutory Options or Stock Appreciation Rights without that Holder's consent. If such action is effected by amendment, the effective date of such amendment shall be the date of the original grant.

    11.18 REMEDIES. The Corporation shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Award

Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

    11.19 INFORMATION CONFIDENTIAL. As partial consideration for the granting of each Award hereunder, the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration that breach in determining whether to recommend the grant of any future Award to that Holder, as a factor militating against the advisability of granting any such future Award to that individual.

    11.20 CONSIDERATION. No Option or Stock Appreciation Right shall be exercisable, no restriction on any Restricted Stock Award shall lapse, and no Performance Unit shall be settled in Stock with respect to a Holder unless and until the Holder shall have paid cash or property to, or performed services for, the Corporation or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

    11.21 PAYMENT OF TAXES. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the exercise of an Award, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by exercising an Award. Upon the exercise of an Award requiring tax withholding, a Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date of exercise; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of exercise) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny any Holder's request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

SECTION 12. DURATION AND AMENDMENT OF PLAN

    12.1 DURATION. No Awards may be granted hereunder after the date that is ten (10) years from the date the last amendment to this Plan involving an increase in authorized shares is approved by the stockholders of the Corporation.

    12.2 AMENDMENT. The Board of Directors may, insofar as permitted by law, with respect to any shares which, at the time, are not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and may amend any provision of the Plan or any Award Agreement to make the Plan or the Award Agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the regulations promulgated under the Code or ERISA, or any other law, rule or regulation that may affect the Plan. The Board of Directors may also amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Corporation or the Plan or for any other purpose permitted by law. The Plan may not be amended without the consent of the holders of a majority of the shares of Stock then outstanding to increase materially the aggregate number of shares of Stock that may be issued under the Plan (except for adjustments pursuant to Section 10 of the Plan).

SECTION 13. GENERAL

    13.1 APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of shares pursuant to Awards shall be used for general corporate purposes. 13.2 Right of the Corporation and Subsidiaries to Terminate Employment. Nothing contained in the Plan, or in any Award Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate his or her employment at any time.

    13.3 NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect. This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

    13.4 OTHER BENEFITS. Participation in the Plan shall not preclude the Holder from eligibility in any other stock or stock option plan of the Corporation or any Subsidiary or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans that the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its Employees. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    13.5 EXCLUSION FROM PENSION AND PROFIT-SHARING COMPENSATION. By acceptance of an Award (whether in Stock or cash), as applicable, each Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Corporation or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Award will not affect the amount of any life insurance coverage, if any, provided by the Corporation or a Subsidiary on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any Subsidiary.

    13.6 EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of shares of Stock or other property to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

    13.7 UNFUNDED PLAN. Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock, other property or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Stock, other property or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock, other property or rights thereto to be granted under the Plan. Any liability of the Corporation to any Holder with respect to a grant of cash, Stock, other property or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

    13.8 NO GUARANTEE OF INTERESTS. The Board of Directors, the Committee and the Corporation do not guarantee the Stock of the Corporation from loss or depreciation.

    13.9 PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Subsidiaries; provided, however, the Corporation or a Subsidiary may recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Corporation to enforce its right to purchase Stock under this Plan.

    13.10 CORPORATION RECORDS. Records of the Corporation or its Subsidiaries regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

    13.11 INFORMATION. The Corporation and its Subsidiaries shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

    13.12 CORPORATION ACTION. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

    13.13 SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Individuals who are subject to Section 16(b) of the Exchange
Act) or Section 422 of the Code (with respect to Incentive Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Section 422 of the Code unless the Committee has determined that the Plan should not comply with such requirements. With respect to Incentive Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

    13.14 NOTICES. Whenever any notice is required or permitted hereunder other than any Exercise Notice or notice to exercise an Stock Appreciation Right, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Award Agreement pertaining to the shares to which such notice relates. Any Exercise Notice or notice to exercise and Stock Appreciation Right shall be valid only when it is in fact received by the Corporation or the Person it designates in accordance with procedures that the Committee may adopt from time to time.

    13.15 WAIVER OF NOTICE. Any person entitled to notice hereunder may waive such notice.

    13.16 SUCCESSORS. The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors, and assigns, and upon the Committee, and its successors.

    13.17 HEADINGS. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

    13.18 GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. Questions arising with respect to the provisions of an Award Agreement that are matters of contract law shall be governed by the laws of the state specified in the Award Agreement, except to the extent Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

    13.19 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

    IN WITNESS WHEREOF, Concentra Managed Care, Inc., acting by and through its officer hereunto duly authorized, has executed this Concentra Managed Care, Inc.
1997 Long-Term Incentive Plan this       day of       , 1997.

                                        CONCENTRA MANAGED CARE, INC.

                                        By:
--------------------------------------------------------------------------------

                                            Donald J. Larson

                                            President and Chief Executive
                                        Officer

                                                                      ANNEX A TO
                                                        CONCENTRA INCENTIVE PLAN

                          CONCENTRA MANAGED CARE, INC.
                                 INCENTIVE PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT
                        AWARD FOR NON-EMPLOYEE DIRECTORS

To:                                            Date of Grant:
Number of Shares:                              Exercise Price Per Share:

    CONCENTRA MANAGED CARE, INC., a Delaware corporation (the "CORPORATION"), is pleased to grant you a Nonstatutory Option (the "OPTION") to purchase shares of the Corporation's common stock, par value $.01 per share. The number of shares subject to this Option and the exercise price per share are stated above. This Option is granted under Paragraph 5.2 of the Concentra Managed Care, Inc. 1997
Long-Term Incentive Plan dated       , 1997 (the "PLAN") and is governed by the
terms of the Plan. All terms having their initial letters capitalized have the meanings given them in the Plan unless otherwise defined in this Agreement or unless the context requires otherwise.

    THIS OPTION IS NOT BINDING ON THE CORPORATION UNTIL YOU COMPLETE YOUR ADDRESS FOR NOTICE IN PARAGRAPH 7, SIGN THIS DOCUMENT, AND RETURN IT TO THE CORPORATION'S HUMAN RESOURCES DEPARTMENT.

    1. VESTING AND EXERCISABILITY. This Option will vest and will be exercisable at the times and with respect to the number of shares of Stock indicated as follows:

                                                       NUMBER OF SHARES OF STOCK AS TO
OPTION EXERCISABLE ON AND AFTER:                      WHICH THE OPTION MAY BE EXERCISED
----------------------------------------------  ----------------------------------------------
          ,                                     shares of Stock
          ,                                     additional shares of Stock
          ,                                     additional shares of Stock
          ,                                     additional shares of Stock
          ,                                     additional shares of Stock
          ,                                     additional shares of Stock

    In accordance with the preceding schedule, the Option may be exercised, from time to time, in whole or in part.

    2. METHOD OF EXERCISE. The Option shall be exercisable only by written or recorded electronic notice of exercise delivered to the Corporation's Human Resources Department or designee, in accordance with instructions generally applicable to all optionholders, during the term of the Option. The notice must
(a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by you (or by your legal representative, legatee, or distributes in the case of your death or by your guardian or legal representative in case of your disability), (c) be accompanied by the Exercise Price for all shares of Stock for which the Option is exercised (unless you have provided for the payment of such Exercise Price pursuant to Paragraph 6.7 of the Plan (regarding cashless exercises)), and (d) be accompanied by the amount that the Corporation is required to withhold for federal income or other tax purposes. The Option shall not be deemed to have been exercised unless all of these requirements are satisfied.

    3. DURATION. The Option will terminate on the earliest of (a) 11.59 p.m., Boston, Massachusetts, time, on the date ten years from the Date of Grant; (b) immediately when you cease to be a director of the Corporation, if the Board of Directors of the Corporation demands or requests your resignation from the Board of Directors; (c) 11:59 p.m. Boston, Massachusetts, time, on the date 90 days after you cease to be a director of the Corporation for any reason other than the reasons specified in the preceding clause (b) or the following clause (d); or (d) 11:59 p.m., Boston, Massachusetts, time, on the date one year after you

                                     G-A-1
cease to be a director because of your death or Disability. In this Option, "Disability" means a physical or mental impairment of sufficient severity such that, in the opinion of a physician selected by the Corporation (which may be your physician or any other physician), you are unable to continue to serve as a director of the Corporation and that in fact results in the cessation of your service.

    4. TRANSFERABILITY. This Option is not transferable other than by will or the laws of descent and distribution.

    5. RIGHTS AS A STOCKHOLDER. You will have no right as a stockholder with respect to any shares subject to this Option until a certificate representing those shares is issued in your name. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by the Plan.

    6. INCORPORATION OF PLAN. The terms and provisions of the Plan are hereby expressly incorporated herein and made a part of this Agreement and shall be applicable for all purposes under this Agreement with any necessary changes in points of detail.

    7. NOTICE. For purposes of notice hereunder, which shall be given in accordance with Paragraph 13.14 of the Plan, the Corporation, the Committee, and you agree that any notices shall be given to the Corporation or you at the following addresses:

Corporation or                                Concentra Managed Care, Inc.
  Committee:                                  3010 LBJ Freeway, Suite 400
                                              Dallas, Texas 75234
                                              Attn: Human Resources Department Option
                                              Notice
You:                                          -------------------------------------------
                                              -------------------------------------------
                                              -------------------------------------------

    The Corporation or you may change the address previously specified for receiving notices at any time and from time to time by written notice to the other in accordance with Paragraph 12.15 of the Plan.

                                        CONCENTRA MANAGED CARE, INC.

                                        By:

  ------------------------------------------------------------------------------

                                        Name:

  ------------------------------------------------------------------------------

                                        Title:

  ------------------------------------------------------------------------------

                                        DIRECTOR

  ------------------------------------------------------------------------------

                                        Name:

  ------------------------------------------------------------------------------

                                     G-A-2

                                                                      APPENDIX H

                          CONCENTRA MANAGED CARE, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

                                PURPOSE OF PLAN

    The purpose of the Concentra Managed Care, Inc. 1997 Employee Stock Purchase Plan (the "PLAN") is to provide eligible employees with an incentive to advance the interests of Concentra Managed Care, Inc. (the "CORPORATION") by affording an opportunity to purchase stock of the Corporation at a favorable price.

SECTION 1. ADMINISTRATION OF THE PLAN

    The Plan shall be administered by a committee (the "COMMITTEE") of, and appointed by, the Board of Directors of the Corporation (the "BOARD OF DIRECTORS"). Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a participant's option under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other sections of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan.

SECTION 2. PARTICIPATING COMPANIES

    Each present and future parent or subsidiary corporation of the Corporation (within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "CODE")) that is eligible by law to participate in the Plan shall be a "PARTICIPATING COMPANY" during the period that such corporation is such a parent or subsidiary corporation; PROVIDED, HOWEVER, that the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Company's Plan participation. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Transfer of employment among the Corporation and Participating Companies (and among any other parent or subsidiary corporation of the Corporation) shall not be considered a termination of employment hereunder.

SECTION 3. ELIGIBILITY

    All employees of the Corporation and the Participating Companies who have been employed by the Corporation or any Participating Company (including any predecessor company) for at least five (5) months (including any authorized leave of absence meeting the requirements of Treasury Regulation Section 1.421 -7(h)(2)) as of the applicable date of grant (defined below) and who are customarily employed at least 20 hours per week and at least 5 months per year shall be eligible to participate in the Plan; PROVIDED, HOWEVER, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code) ("ELIGIBLE EMPLOYEE").

SECTION 4. STOCK SUBJECT TO THE PLAN

    Subject to the provisions of Section 11 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed Five Hundred Thousand (500,000) shares of the authorized $.01 par value common stock of the Corporation ("STOCK"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

SECTION 5. GRANT OF OPTIONS

    5.1 GENERAL STATEMENT; "DATE OF GRANT"; "OPTION PERIOD"; "DATE OF EXERCISE". Upon the effective date of the Plan and continuing while the Plan remains in force, the Corporation shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, the Plan shall be implemented by one offering during each six
(6) month period of the Plan, commencing on January 1, 1998, and, continuing thereafter until terminated in accordance with Section 15. These options shall be granted on the first day of January and the first day of June of each subsequent year (each of which dates is herein referred to as a "DATE OF GRANT"). The term of each option granted shall be for a period of six (6) months ending on May 31 and December 31, respectively (each such six (6)-month period is herein referred to as an "OPTION PERIOD"), which term shall begin on a date of grant. The last day of each option period is herein referred to as a "DATE OF EXERCISE." The number of shares subject to each option shall be the quotient of the sum of the payroll deductions withheld on behalf of each participant in accordance with Paragraph 5.2, the payments made by such participant pursuant to Paragraph 5.6 during the option period and any amount carried forward from the preceding option period pursuant to Paragraph 6.1, divided by the "option price" (defined in Paragraph 6.2) of the Stock, excluding all fractions; PROVIDED, HOWEVER, that the maximum number of shares that may be subject to any option may
not exceed       (      ) (subject to adjustment as provided in Section 11).

    5.2 ELECTION TO PARTICIPATE; PARTICIPATE DEDUCTION AUTHORIZATION. Except as provided in Paragraph 5.6, an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in Paragraph 5.6, each Eligible Employee who elects to participate in the Plan shall deliver to the Corporation, within the time period prescribed by the Committee, a written payroll deduction authorization on a form prepared by the Committee whereby he gives notice of his election to participate in the Plan as of the next following date of grant, and whereby he designates an integral percentage or specific amount of his "eligible compensation" (as defined in Paragraph 5.4) to be deducted from his compensation for each pay period and credited to a book entry account established in his name. The designated percentage or specific amount may not result in a deduction during any payroll period of an amount less than $20.00. The designated percentage or specific amount may not exceed either of the following: (i) 15% of the amount of eligible compensation from which the deduction is made; or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in Paragraph 5.5.

    5.3 CHANGES IN PAYROLL AUTHORIZATION. Except as provided in Paragraph 7.1, the payroll deduction authorization referred to in Paragraph 5.2 may not be changed during the option period.

    5.4 "ELIGIBLE COMPENSATION" DEFINED. The term "ELIGIBLE COMPENSATION" means the gross (before taxes are withheld) total of all wages, salaries, commissions, and bonuses received during the option period, except that such term shall include elective contributions made on an employee's behalf by the Corporation or a Participating Company that are not includable in income under
Section 125 or Section 402(e)(3) of the Code. Notwithstanding the foregoing, "eligible compensation" shall not include (i) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Section 401(a) of the Code (other than amounts considered as employee contributions under Section 402(e)(3) of the Code) or nonqualified, (ii) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Section 422 of the Code, (iii) amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (iv) amounts realized as a result of an election described in Section 83(b) of the Code, and (v) any amount realized as a result of a disqualifying disposition within the meaning of Section 421(a) of the Code.

    5.5 $25,000 LIMITATION. No Eligible Employee shall be granted an option under the Plan to the extent such grant would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Corporation and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code).

    5.6 LEAVES OF ABSENCE. During a paid leave of absence approved by the Corporation and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant's elected payroll deductions shall continue. If a participant takes an unpaid leave of absence that is approved by the Corporation or a Participating Company and meets the requirements of Treasury Regulation
Section 1.421-7(h)(2), then such participant may continue participation in the Plan by cash payments to the Corporation on his normal pay days equal to the reduction in his payroll deductions caused by his leave. If a participant on such leave fails to make such payments, or if a participant takes a leave of absence that is not described in the preceding provisions of this Paragraph 5.6, then the Committee shall determine whether the participant shall be considered to have withdrawn from the Plan pursuant to the provisions of Section 7 hereof or whether the participant's payroll deductions shall remain subject to the Plan and used to exercise options on the next following date of exercise.

    5.7 CONTINUING ELECTION. A participant (i) who has elected to participate in the Plan pursuant to Paragraph 5.2 as of a date of grant and (ii) who takes no action to change or revoke such election as of the next following date of grant and/or as of any subsequent date of grant prior to any such respective date of grant, shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant as was in effect for the date of grant for which he made such election to participate. A participant who wants to discontinue participation in the Plan for a subsequent option period shall deliver to the Corporation a notice of withdrawal, on a form prepared by the Committee, at least thirty (30) days prior to the beginning of the option period.

SECTION 6. EXERCISE OF OPTIONS

    6.1 GENERAL STATEMENT. Each Eligible Employee who is a participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each date of exercise to the extent that the cash balance then in his account under the Plan is sufficient to purchase at the "option price" (as defined in Paragraph 6.2) whole shares of Stock. Any balance remaining in his account after payment of the purchase price of those whole shares shall be carried forward and used toward the purchase of whole shares in the next following option period.

    6.2 "OPTION PRICE" DEFINED. The option price per share of Stock to be paid by each optionee on each exercise of his option shall be an amount equal to the lesser of 85% of the fair market value of the Stock on the date of exercise or on the date of grant. For all purposes under the Plan, the "FAIR MARKET VALUE" of a share of Stock means, for a particular day:

        (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

        (b) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 6.2(a) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc ("NASDAQ") National Market System at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

        (c) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 6.2(a) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in Subparagraph 6.2(b), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

        (d) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 6.2(a) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 6.2(b) or Subparagraph 6.2(c) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

        (e) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in Subparagraph 6.2(a) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 6.3(b) or Subparagraph 6.2(c) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of Subparagraphs 6.2(a), 6.2(b) or 6.2(c).

    6.3 DELIVERY OF SHARE CERTIFICATES. As soon as practicable after each date of exercise, the Corporation shall arrange for the delivery to each participant, as appropriate, of a certificate representing the number of whole shares of Stock purchased upon exercise of the option. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate, the Corporation shall seek to obtain such authority. Inability of the Corporation to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate shall relieve the Corporation from liability to any participant in the Plan except to return to him the amount of the balance in his account. The Corporation may cause the Stock certificates issued in connection with the exercise of options under the Plan to bear such legend or legends, and the Corporation may take such other actions, as it deems appropriate in order to reflect the provisions of this Paragraph 6.3 and to assure compliance with applicable securities laws. Neither the Corporation nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this Paragraph 6.3.

SECTION 7. WITHDRAWAL FROM THE PLAN

    7.1 GENERAL STATEMENT. Any participant may withdraw in whole from the Plan at any time prior to 30 days before the exercise date relating to a particular option period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Corporation a notice of withdrawal on a form prepared by the Committee. The Corporation, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

    7.2 ELIGIBILITY FOLLOWING WITHDRAWAL. A participant who withdraws from the Plan shall not be eligible to participate in the Plan during the then current option period (if any), but shall be eligible to participate again in the Plan in a subsequent option period (provided that he is otherwise eligible to participate in the Plan at such time).

SECTION 8. TERMINATION OF EMPLOYMENT

    If the employment of a participant terminates for any reason whatsoever, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Corporation shall refund to him the amount of the cash balance in his account under the Plan, and thereupon his interest in unexercised options under the Plan shall terminate.

SECTION 9. RESTRICTION UPON ASSIGNMENT OF OPTION

    An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Corporation shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Corporation as an election to withdraw from the Plan.

SECTION 10. RIGHTS OF STOCKHOLDERS

    With respect to shares of Stock subject to an option, an participant shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. A participant shall have the rights and privileges of a stockholder upon, but not until, a certificate for shares has been issued on his behalf following exercise of his option.

SECTION 11. ADJUSTMENTS

    11.1 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number or kind of outstanding shares of Stock subject to options hereunder effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, stock split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, an appropriate and proportionate adjustment shall be made in the number or kind of shares as to which options are or may be granted hereunder. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, in the outstanding options shall be made without change in the total price applicable to the unexercised potion of the option but with a corresponding adjustment, if appropriate, in the price for each share of Stock covered by the option. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of shares subject to any option granted hereunder shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 11.1.

    11.2 TRANSFER OF CONTROL. Further, in the event of a sale of all or substantially all of the assets of the Corporation; a merger or consolidation (other than a merger effecting a reincorporation of the Corporation in another state or any other merger or a consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation; or any other transaction or series of transactions resulting in a person or entity becoming the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation, then the Committee shall, at its option, either (i) substitute for the shares subject to the unexercised portions of such outstanding options an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to the stockholders of the Corporation with respect to such shares (or, as appropriate, in the case of an acquisition of the Corporation by another corporation, substitute the shares of the acquiring corporation for the shares of the Corporation), or (ii) cancel all such options as of the effective date of any such transaction by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the exercise of all such outstanding options, without regard to any other provisions of the Plan, during the 30-day period immediately preceding such effective date, or (iii) allow the options granted under the Plan to remain outstanding without any modifications or amendments.

    11.3  CHANGE OF CONTROL.  The occurrence of any of the following events:

        (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of Common Stock of the Corporation (the "OUTSTANDING CORPORATION COMMON STOCK") or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "OUTSTANDING CORPORATION VOTING SECURITIES"); PROVIDED, HOWEVER, that for purposes of this subparagraph 11.3(a), the following acquisitions shall not constitute a Change of Control; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subparagraph 11.3(c) below; or

        (b) Individuals who, as of the date of this Plan, constitute the Board of Directors (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board of Directors; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

        (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or an acquisition of assets of another corporation (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination,
    (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

        (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

SECTION 12. USE OF FUNDS; NO INTEREST PAID

    All funds received or held by the Corporation under the Plan shall be included in the general funds of the Corporation free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant or credited to his account under the Plan.

SECTION 13. TERM OF PLAN

    The Plan shall be effective as of January 1, 1998, provided the Plan is approved by the stockholders of the Corporation within 12 months of the date of adoption by the Board of Directors. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Corporation do not approve the Plan within 12 months after its adoption by the Board of Directors, then the Plan shall automatically terminate. If not sooner terminated under the provisions of
Section 15, the Plan shall terminate upon and no further options shall be granted after December 31, 2007.

SECTION 14. AMENDMENT OR TERMINATION OF PLAN

    The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any option theretofore granted may be made which would impair the rights of the participant without the consent of such participant; and provided, further, that the Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, extend the term of the Plan, cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, or otherwise modify the requirements as to eligibility for participation in the Plan without the approval of the stockholders of the Corporation.

SECTION 15. SECURITIES LAWS

    The Corporation shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Corporation or the

Committee deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Corporation's policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

SECTION 16. NO RESTRICTION ON CORPORATE ACTION

    Nothing contained in the Plan shall be construed to prevent the Corporation or any subsidiary from taking any corporate action which is deemed by the Corporation or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or any subsidiary as a result of any such action.

SECTION 17. GOVERNING LAW

    The laws of the State of Delaware shall govern all matters relating to the Plan except to the extent superseded by the laws of the United States.

    EXECUTED this       day of           , 1997.

                                          CONCENTRA MANAGED CARE, INC.
                                          By:
                                          Donald J. Larson
                                              President and Chief Executive
                                              Officer

                                                                      APPENDIX I

          SECTIONS 86 TO 98 OF MASSACHUSETTS BUSINESS CORPORATION LAW

    86     RIGHT OF APPRAISAL.  If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation BEFORE THE TAKING OF THE VOTE OF THE SHAREHOLDERS ON SUCH CORPORATE ACTION, written objection to the proposed action STATING THAT HE INTENDS TO DEMAND PAYMENT FOR HIS SHARES IF THE ACTION IS TAKEN and (2) his shares are not voted in favor of the proposed action.

    87     NOTICE OF STOCKHOLDERS MEETING TO CONTAIN STATEMENT AS TO APPRAISAL
RIGHTS. The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

      "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation BEFORE THE TAKING OF THE VOTE ON THE APPROVAL OF SUCH ACTION, WRITTEN OBJECTION TO THE PROPOSED ACTION STATING THAT HE INTENDS TO DEMAND PAYMENT FOR HIS SHARES IF THE ACTION IS TAKEN AND (2) WHOSE SHARES ARE NOT VOTED IN FAVOR OF SUCH ACTION HAS OR MAY HAVE THE RIGHT TO DEMAND IN WRITING FROM THE CORPORATION (OR, IN THE CASE OF A CONSOLIDATION OR MERGER, THE NAME OF THE RESULTING OR SURVIVING CORPORATION SHALL BE INSERTED), WITHIN TWENTY DAYS AFTER THE DATE OF MAILING TO HIM OF NOTICE IN WRITING THAT THE CORPORATE ACTION HAS BECOME EFFECTIVE, PAYMENT FOR HIS SHARES AND AN APPRAISAL OF THE VALUE THEREOF. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

    88     NOTICE TO OBJECTING STOCKHOLDER THAT CORPORATE ACTION HAS BECOME
EFFECTIVE. The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed written objection MEETING THE REQUIREMENTS OF SECTION EIGHTY-SIX AND WHOSE SHARES WERE NOT VOTED IN FAVOR OF THE APPROVAL OF SUCH ACTION, THAT THE ACTION APPROVED AT THE MEETING OF THE CORPORATION OF WHICH HE IS A STOCKHOLDER HAS BECOME EFFECTIVE. THE GIVING OF SUCH NOTICE SHALL NOT BE DEEMED TO CREATE ANY RIGHTS IN ANY STOCKHOLDER RECEIVING THE SAME TO DEMAND PAYMENT FOR HIS STOCK. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

    89     DEMAND FOR PAYMENT BY OBJECTING STOCKHOLDER.   If within twenty days
after the date of mailing a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight ANY STOCKHOLDER TO WHOM THE CORPORATION WAS REQUIRED TO GIVE SUCH NOTICE SHALL demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

    90    DETERMINATION OF VALUE OF STOCK BY SUPERIOR COURT.  If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

    91    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF , ETC.; PARTIES TO BILL ETC.; SERVICE OF BILL ON CORPORATION; NOTICE TO STOCKHOLDER PARTIES, ETC. If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the record of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

    92    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE DETERMINED. After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock IF CERTIFICATED OR IF UNCERTIFICATED, UPON RECEIPT OF AN INSTRUCTION TRANSFERRING SUCH STOCK TO THE CORPORATION. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

    93    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; COURT MAY REFER BILL, ETC., TO SPECIAL MASTER TO HEAR PARTIES, ETC. The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

    94    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON OF PENDENCY OF BILL,
ETC.   On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for notation thereon of the pendency of the bill, and MAY ORDER THE CORPORATION TO NOTE SUCH PENDENCY IN ITS RECORDS WITH RESPECT TO ANY UNCERTIFICATED SHARES HELD BY SUCH STOCKHOLDER PARTIES, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

    95    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; TAXATION OF COSTS, ETC.; INTEREST ON
AWARD, ETC.   The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

    96    STOCKHOLDER DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF
STOCKHOLDERS' MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.;
EXCEPTIONS.   Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

        (1) A bill shall not be filed within the time provided in section ninety;

        (2) A bill, if filed, shall be dismissed as to such stockholder; or

        (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

    NOTWITHSTANDING THE PROVISIONS OF CLAUSES (1) TO (3), INCLUSIVE, SAID STOCKHOLDER SHALL HAVE ONLY THE RIGHTS OF A STOCKHOLDER WHO DID NOT SO DEMAND PAYMENT FOR HIS STOCK AS PROVIDED IN THIS CHAPTER.

    97    CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY
STOCK, ETC.   The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

    98    ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES
TO BE EXCLUSIVE REMEDY; EXCEPTION.   The enforcement by a stockholder of his
right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Eleventh of the Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify its directors and officers to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for its directors and officers and has recently obtained such insurance. Additionally, Article Eleventh of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the Registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the Registrant to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

    The preceding discussion of the Registrant's Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

    The Registrant intends to enter into indemnity agreements with the Registrant's directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant or assumed certain responsibilities at the direction of the Registrant.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     EXHIBIT
     NUMBER                                            DESCRIPTION OF EXHIBITS
-----------------  -----------------------------------------------------------------------------------------------
            2.1    Agreement and Plan of Reorganization dated April 21, 1997 among CRA Managed Care, Inc. ("CRA"),
                   OccuSystems, Inc. ("OccuSystems") and the Registrant (filed as Appendix A to the Joint Proxy
                   Statement/Prospectus forming a part of this Registration Statement).
           *3.1    Certificate of Incorporation dated April 21, 1997 of Registrant.
           *3.2    Form of Amended and Restated Certificate of Incorporation to be filed by the Registrant.
           *3.3    Bylaws of Registrant.
          **4.1    Specimen Certificate for the Common Stock.
           -4.2    Indenture dated as of December 24, 1996, between OccuSystems and United States Trust Company of
                   New York, as Trustee.
           *4.3    Form of First Supplemental Indenture to be entered into between OccuSystems, United States
                   Trust Company of New York, as Trustee, and the Registrant.

     EXHIBIT
     NUMBER                                            DESCRIPTION OF EXHIBITS
-----------------  -----------------------------------------------------------------------------------------------
           *5.1    Opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.
            8.1    Opinion of Vinson & Elkins L.L.P. dated July 11, 1997 as to federal income tax consequences.
            8.2    Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, dated July 11, 1997 as to federal income tax consequences.
           10.1    OccuSystems, Inc. Stock Option Agreement dated as of April 21, 1997 (filed as Appendix B to the
                   Joint Proxy Statement/Prospectus forming a part of this Registration Statement).
           10.2    CRA Managed Care, Inc. Stock Option Agreement dated as of April 21, 1997 (filed as Appendix C to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement).
           10.3    Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan (filed as Appendix G to the Joint
                   Proxy Statement/Prospectus forming a part of this Registration Statement).
           10.4    Concentra Managed Care, Inc. 1997 Employee Stock Purchase Plan (filed as Appendix H to the
                   Joint Proxy Statement/Prospectus forming a part of this Registration Statement).
           10.5    Form of Rights Agreement to be entered into between the Registrant and ChaseMellon Shareholder
                   Services, L.L.C.
        +++10.6    Asset Purchase Agreement dated June 4, 1997, among CRA, FNS Acquisition Corp., First Notice
                   Systems and the shareholders of First Notice Systems.
          *10.7    Employment Agreement dated April 21, 1997, between the Registrant and John K. Carlyle.
          *10.8    Employment Agreement dated April 21, 1997, between the Registrant and Donald J. Larson.
          *10.9    Employment Agreement dated April 21, 1997, between the Registrant and Joseph F. Pesce.
          *10.10   Employment Agreement dated April 21, 1997, between the Registrant and John A. McCarthy, Jr.
          *10.11   Employment Agreement dated April 21, 1997, between the Registrant and Richard A. Parr II.
          *10.12   Employment Agreement dated April 21, 1997, between the Registrant and Daniel J. Thomas.
          *10.13   Employment Agreement dated April 21, 1997, between the Registrant and W. Thomas Fogarty.
          *10.14   Employment Agreement dated April 21, 1997, between the Registrant and Peter R. Gates.
          *10.15   Employment Agreement dated April 21, 1997, between the Registrant and James M. Greenwood.
          *10.16   Form of Indemnification Agreement to be entered into between the Registrant and each of its executive officers and directors.
          *10.17   Termination Agreement dated as of May 15, 1997, between the Registrant and Lois E. Silverman.
          *10.18   Form of Termination Agreement dated as of            , 1997, between the Registrant and Richard
                   D. Rehm, M.D.
           10.19   Form of Agreement of Acceptance, dated as of , 1997 among the Registrant, Donald J. Larson and
                   Lois E. Silverman.
         ++10.20   CRA 1995 Employee Stock Purchase Plan.
         ++10.21   CRA 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.

     EXHIBIT
     NUMBER                                            DESCRIPTION OF EXHIBITS
-----------------  -----------------------------------------------------------------------------------------------
         ++10.22   Form of Non-Qualified Stock Option Agreement pursuant to the CRA 1994 Non-Qualified Option Plan for Non-Employee Directors.
         ++10.23   CRA 1994 Non-Qualified Time Accelerated Restricted Stock Option Plan.
         ++10.24   Form of Non-Qualified Stock Option Agreement pursuant to the CRA 1994 Non-Qualified Time
                   Accelerated Restricted Stock Option Plan.
         ++10.25   Software License Agreement between CompReview, Inc. and CRA, dated February 10, 1995
                   (confidential treatment granted).
          +10.26   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 168 U.S. Route 1, Falmouth, ME 04105.
          +10.27   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 46 Austin Street, Newtonville, MA 02160.
          +10.28   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 312 Union Wharf, Boston, MA 02109.
          +10.29   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 565 Turnpike Street, North Andover, MA 01845.
          +10.30   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 15A Riverway Place, Bedford, NH 03110.
          +10.31   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 509 Stillwells Corner Road, Freehold, NJ 07728.
          +10.32   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 732 Thimble Shoals Blvd., Newport News, VA 23606.
          +10.33   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 10132 Colvin Run Road, Suite A, Great Falls, VA 22066.
          -10.34   Occupational Medicine Center Management and Consulting Agreement dated December 31, 1993, between OccuCenters, Inc. ("OCI") and Occupational Health Centers of Southwest, P.A., a Texas
                   professional association.
          -10.35   Occupational Medicine Center Management and Consulting Agreement dated December 31, 1993, between OCI and Occupational Health Centers of the Southwest, P.A., an Arizona professional association.
        ---10.36   Occupational Medicine Center Management and Consulting Agreement dated November 1, 1996, between OCI and Occupational Health Centers of New Jersey, P.A.
        ---10.37   Amended and Restated Loan and Security Agreement dated January 3, 1995, among the Company, OCI and the lenders named therein, and Creditanstalt-Bankverein, as Agent for the Lenders, together with all amendments thereto.
         --10.38   Form of OccuSystems, Inc. 1995 Long-Term Incentive Plan.
         --10.39   First Amended and Restated OccuSystems, Inc. and its Subsidiaries and Affiliates Stock Option
                   and Restricted Stock Purchase Plan dated April 28, 1992.
         --10.40   Form of Indemnification Agreement entered into between OccuSystems, Inc. and its executive officers and directors.
        ---10.41   Warrant Agreement dated January 3, 1995, between OccuSystems and Creditanstalt-Bankverein.
          *21.1    Subsidiaries of the Registrant.
          *23.1    Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1).
           23.2    Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (set forth in Exhibit 8.2).
           23.3    Consent of Arthur Andersen LLP, Independent Auditors.
           23.4    Consent of Arthur Andersen LLP, Independent Auditors.

     EXHIBIT
     NUMBER                                            DESCRIPTION OF EXHIBITS
-----------------  -----------------------------------------------------------------------------------------------
          *24.1    The power of attorney of officers and directors of the Registrant is set forth on the signature page of this Registration Statement.
          *99.1    Consent of Robert W. O'Leary to be named as a director of the Registrant in this Registration
                   Statement.
          *99.2    Consent of Robert A. Ortenzio to be named as a director of the Registrant in this Registration
                   Statement.
          *99.3    Consent of Paul B. Queally to be named as a director of the Registrant in this Registration
                   Statement.
          *99.4    Consent of Lois E. Silverman to be named as a director of the Registrant in this Registration
                   Statement.
          *99.5    Consent of George H. Conrades to be named as a director of the Registrant in this Registration
                   Statement.
          *99.6    Consent of Mitchell T. Rabkin, M.D. to be named as a director of the Registrant in this
                   Registration Statement.
          *99.7    Consent of Donaldson, Lufkin & Jenrette Securities Corporation.
          *99.8    Consent of Alex. Brown & Sons Incorporated.
          *99.9    Form of Proxy for Special Meeting of Stockholders of OccuSystems.
          *99.10   Form of Proxy for Special Meeting of Stockholders of CRA.


------------------------

*   Previously filed

**  To be filed by amendment.

+ Incorporated by reference to CRA's Registration Statement on Form S-3 (File No. 33-90426), as filed on November 7, 1996

++ Incorporated by reference to CRA's Registration Statement on Form S-1 (File No. 33-90426), as filed on March 17, 1995.

+++ Incorporated by reference to CRA's Current Report on Form 8-K dated June 18,
    1997.

- Incorporated by reference to OccuSystems' Annual Report on Form 10-K (File No. 0-24440), as filed on March 29, 1996.

-- Incorporated by reference to OccuSystems' Registration Statement on Form S-1 (File No. 33-79734), dated May 8, 1995.

---  Incorporated by reference to OccuSystems' Registration Statement on Form
    S-1 (File No. 33-01660), dated March 28, 1996.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required in Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (7) The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts, on July 14, 1997.


                                CONCENTRA MANAGED CARE, INC.

                                By:                      *
                                     -----------------------------------------
                                                  Donald J. Larson
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                 Chairman of the Board
------------------------------                                  July 14, 1997
       John K. Carlyle
                                Director, President and
              *                   Chief Executive Officer
------------------------------    (Principal Executive          July 14, 1997
       Donald J. Larson           Officer)
                                Executive Vice President
              *                   and Chief Financial
------------------------------    Officer                       July 14, 1997
       Joseph F. Pesce            (Principal Financial and
                                  Accounting Officer)
            * /s/ RICHARD A.    Attorney-in-Fact
           PARR II
------------------------------                                  July 14, 1997
      Richard A. Parr II

                                 EXHIBIT INDEX


     EXHIBIT
     NUMBER                                            DESCRIPTION OF EXHIBITS
-----------------  -----------------------------------------------------------------------------------------------
            2.1    Agreement and Plan of Reorganization dated April 21, 1997 among CRA Managed Care, Inc. ("CRA"),
                   OccuSystems, Inc. ("OccuSystems") and the Registrant (filed as Appendix A to the Joint Proxy
                   Statement/Prospectus forming a part of this Registration Statement).
           *3.1    Certificate of Incorporation dated April 21, 1997 of Registrant.
           *3.2    Form of Amended and Restated Certificate of Incorporation to be filed by the Registrant.
           *3.3    Bylaws of Registrant.
          **4.1    Specimen Certificate for the Common Stock.
           -4.2    Indenture dated as of December 24, 1996, between OccuSystems and United States Trust Company of
                   New York, as Trustee.
           *4.3    Form of First Supplemental Indenture to be entered into between OccuSystems, United States
                   Trust Company of New York, as Trustee, and the Registrant.
           *5.1    Opinion of Vinson & Elkins L.L.P. as to the legality of the securities to be registered.
            8.1    Opinion of Vinson & Elkins L.L.P. dated July 11, 1997 as to federal income tax consequences.
            8.2    Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, dated July 11, 1997 as to federal income tax consequences.
           10.1    OccuSystems, Inc. Stock Option Agreement dated as of April 21, 1997 (filed as Appendix B to the
                   Joint Proxy Statement/Prospectus forming a part of this Registration Statement).
           10.2    CRA Managed Care, Inc. Stock Option Agreement dated as of April 21, 1997 (filed as Appendix C to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement).
           10.3    Concentra Managed Care, Inc. 1997 Long-Term Incentive Plan (filed as Appendix G to the Joint
                   Proxy Statement/Prospectus forming a part of this Registration Statement).
           10.4    Concentra Managed Care, Inc. 1997 Employee Stock Purchase Plan (filed as Appendix H to the
                   Joint Proxy Statement/Prospectus forming a part of this Registration Statement).
           10.5    Form of Rights Agreement to be entered into between the Registrant and ChaseMellon Shareholder
                   Services, L.L.C.
        +++10.6    Asset Purchase Agreement dated June 4, 1997, among CRA, FNS Acquisition Corp., First Notice
                   Systems and the shareholders of First Notice Systems.
          *10.7    Employment Agreement dated April 21, 1997, between the Registrant and John K. Carlyle.
          *10.8    Employment Agreement dated April 21, 1997, between the Registrant and Donald J. Larson.
          *10.9    Employment Agreement dated April 21, 1997, between the Registrant and Joseph F. Pesce.
          *10.10   Employment Agreement dated April 21, 1997, between the Registrant and John A. McCarthy, Jr.
          *10.11   Employment Agreement dated April 21, 1997, between the Registrant and Richard A. Parr II.
          *10.12   Employment Agreement dated April 21, 1997, between the Registrant and Daniel J. Thomas.
          *10.13   Employment Agreement dated April 21, 1997, between the Registrant and W. Thomas Fogarty.
          *10.14   Employment Agreement dated April 21, 1997, between the Registrant and Peter R. Gates.

     EXHIBIT
     NUMBER                                            DESCRIPTION OF EXHIBITS
-----------------  -----------------------------------------------------------------------------------------------
          *10.15   Employment Agreement dated April 21, 1997, between the Registrant and James M. Greenwood.
          *10.16   Form of Indemnification Agreement to be entered into between the Registrant and each of its executive officers and directors.
          *10.17   Termination Agreement dated as of May 15, 1997, between the Registrant and Lois E. Silverman.
          *10.18   Form of Termination Agreement dated as of            , 1997, between the Registrant and Richard
                   D. Rehm, M.D.
           10.19   Form of Agreement of Acceptance, dated as of , 1997 among the Registrant, Donald J. Larson and
                   Lois E. Silverman.
         ++10.20   CRA 1995 Employee Stock Purchase Plan.
         ++10.21   CRA 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.
         ++10.22   Form of Non-Qualified Stock Option Agreement pursuant to the CRA 1994 Non-Qualified Option Plan for Non-Employee Directors.
         ++10.23   CRA 1994 Non-Qualified Time Accelerated Restricted Stock Option Plan.
         ++10.24   Form of Non-Qualified Stock Option Agreement pursuant to the CRA 1994 Non-Qualified Time
                   Accelerated Restricted Stock Option Plan.
         ++10.25   Software License Agreement between CompReview, Inc. and CRA, dated February 10, 1995
                   (confidential treatment granted).
          +10.26   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 168 U.S. Route 1, Falmouth, ME 04105.
          +10.27   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 46 Austin Street, Newtonville, MA 02160.
          +10.28   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 312 Union Wharf, Boston, MA 02109.
          +10.29   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 565 Turnpike Street, North Andover, MA 01845.
          +10.30   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 15A Riverway Place, Bedford, NH 03110.
          +10.31   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 509 Stillwells Corner Road, Freehold, NJ 07728.
          +10.32   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 732 Thimble Shoals Blvd., Newport News, VA 23606.
          +10.33   Lease Agreement, dated January 1, 1994, by and between Colonial Realty Trust and CRA for office space located at 10132 Colvin Run Road, Suite A, Great Falls, VA 22066.
          -10.34   Occupational Medicine Center Management and Consulting Agreement dated December 31, 1993, between OccuCenters, Inc. ("OCI") and Occupational Health Centers of Southwest, P.A., a Texas
                   professional association.
          -10.35   Occupational Medicine Center Management and Consulting Agreement dated December 31, 1993, between OCI and Occupational Health Centers of the Southwest, P.A., an Arizona professional association.
        ---10.36   Occupational Medicine Center Management and Consulting Agreement dated November 1, 1996, between OCI and Occupational Health Centers of New Jersey, P.A.
        ---10.37   Amended and Restated Loan and Security Agreement dated January 3, 1995, among the Company, OCI and the lenders named therein, and Creditanstalt-Bankverein, as Agent for the Lenders, together with all amendments thereto.
         --10.38   Form of OccuSystems, Inc. 1995 Long-Term Incentive Plan.
         --10.39   First Amended and Restated OccuSystems, Inc. and its Subsidiaries and Affiliates Stock Option
                   and Restricted Stock Purchase Plan dated April 28, 1992.

     EXHIBIT
     NUMBER                                            DESCRIPTION OF EXHIBITS
-----------------  -----------------------------------------------------------------------------------------------
         --10.40   Form of Indemnification Agreement entered into between OccuSystems, Inc. and its executive officers and directors.
        ---10.41   Warrant Agreement dated January 3, 1995, between OccuSystems and Creditanstalt-Bankverein.
          *21.1    Subsidiaries of the Registrant.
          *23.1    Consent of Vinson & Elkins L.L.P. (set forth in Exhibit 5.1).
           23.2    Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (set forth in Exhibit 8.2).
           23.3    Consent of Arthur Andersen LLP, Independent Auditors.
           23.4    Consent of Arthur Andersen LLP, Independent Auditors.
          *24.1    The power of attorney of officers and directors of the Registrant is set forth on the signature page of this Registration Statement.
          *99.1    Consent of Robert W. O'Leary to be named as a director of the Registrant in this Registration
                   Statement.
          *99.2    Consent of Robert A. Ortenzio to be named as a director of the Registrant in this Registration
                   Statement.
          *99.3    Consent of Paul B. Queally to be named as a director of the Registrant in this Registration
                   Statement.
          *99.4    Consent of Lois E. Silverman to be named as a director of the Registrant in this Registration
                   Statement.
          *99.5    Consent of George H. Conrades to be named as a director of the Registrant in this Registration
                   Statement.
          *99.6    Consent of Mitchell T. Rabkin, M.D. to be named as a director of the Registrant in this
                   Registration Statement.
          *99.7    Consent of Donaldson, Lufkin & Jenrette Securities Corporation.
          *99.8    Consent of Alex. Brown & Sons Incorporated.
          *99.9    Form of Proxy for Special Meeting of Stockholders of OccuSystems.
          *99.10   Form of Proxy for Special Meeting of Stockholders of CRA.


------------------------

*   Previously filed

**  To be filed by amendment.

+ Incorporated by reference to CRA's Registration Statement on Form S-3 (File No. 33-90426), as filed on November 7, 1996

++ Incorporated by reference to CRA's Registration Statement on Form S-1 (File No. 33-90426), as filed on March 17, 1995.

+++ Incorporated by reference to CRA's Current Report on Form 8-K dated June 18,
    1997.

- Incorporated by reference to OccuSystems' Annual Report on Form 10-K (File No. 0-24440), as filed on March 29, 1996.

-- Incorporated by reference to OccuSystems' Registration Statement on Form S-1 (File No. 33-79734), dated May 8, 1995.

---  Incorporated by reference to OccuSystems' Registration Statement on Form
    S-1 (File No. 33-01660), dated on March 28, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS
                                       TO
                                   FORM S-4/A

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          CONCENTRA MANAGED CARE, INC.

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